CREDIT AGREEMENT




                         DATED AS OF NOVEMBER 14, 1997


                                     AMONG


                            DICTAPHONE CORPORATION,
                                  AS BORROWER,


                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,


                      MORGAN STANLEY SENIOR FUNDING, INC.,
                             AS SYNDICATION AGENT,


                                      AND


                             BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT

                             DICTAPHONE CORPORATION

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.     DEFINITIONS. . . . . . . . . . . . . . . . . .  2
     1.1  Certain Defined Terms . . . . . . . . . . . . . . .  2
     1.2  Accounting Terms; Utilization of GAAP for
          Purposes of Calculations Under Agreement. . . . . . 26
     1.3  Other Definitional Provisions . . . . . . . . . . . 27

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . 27
     2.1  Commitments; Making of Loans; the Register;
          Optional Notes. . . . . . . . . . . . . . . . . . . 27
     2.2  Interest on the Loans . . . . . . . . . . . . . . . 30
     2.3  Fees. . . . . . . . . . . . . . . . . . . . . . . . 34
     2.4  Repayments and Prepayments; General Provisions
          Regarding Payments. . . . . . . . . . . . . . . . . 34
     2.5  Use of Proceeds . . . . . . . . . . . . . . . . . . 38
     2.6  Special Provisions Governing Eurodollar Rate
          Loans . . . . . . . . . . . . . . . . . . . . . . . 39
     2.7  Increased Costs; Taxes; Capital Adequacy. . . . . . 41
     2.8  Obligation of Lenders to Mitigate . . . . . . . . . 46
     2.9  Removal of a Lender.. . . . . . . . . . . . . . . . 46

SECTION 3.     [INTENTIONALLY OMITTED]. . . . . . . . . . . . 47

SECTION 4.     CONDITIONS TO LOANS. . . . . . . . . . . . . . 47
     4.1  Certain Conditions to Loans . . . . . . . . . . . . 47
     4.2  Additional Conditions to Loans. . . . . . . . . . . 50

SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES . . . 51
     5.1  Organization, Powers, Qualification, Good
          Standing, Business, Subsidiaries and Shared
          Collateral Documents. . . . . . . . . . . . . . . . 51
     5.2  Authorization of Borrowing, etc.. . . . . . . . . . 52
     5.3  Financial Condition . . . . . . . . . . . . . . . . 53
     5.4  No Material Adverse Change; No Restricted Junior
          Payments. . . . . . . . . . . . . . . . . . . . . . 54
     5.5  Title to Properties; Liens. . . . . . . . . . . . . 54
     5.6  Litigation; Adverse Facts . . . . . . . . . . . . . 54
     5.7  Payment of Taxes. . . . . . . . . . . . . . . . . . 55
     5.8.      Real Property Collateral . . . . . . . . . . . 55
     5.9  Performance of Agreements; Materially Adverse
          Agreements. . . . . . . . . . . . . . . . . . . . . 55
     5.10      Governmental Regulation. . . . . . . . . . . . 55
     5.11      Securities Activities. . . . . . . . . . . . . 56
     5.12      Employee Benefit Plans . . . . . . . . . . . . 56
     5.13      Certain Fees . . . . . . . . . . . . . . . . . 56
     5.14      Environmental Protection . . . . . . . . . . . 57
     5.15      Employee Matters . . . . . . . . . . . . . . . 58
     5.16      Solvency . . . . . . . . . . . . . . . . . . . 58
     5.17      Disclosure . . . . . . . . . . . . . . . . . . 58

SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS. . . . . . . . 59
     6.1  Financial Statements and Other Reports. . . . . . . 59
     6.2  Corporate Existence, etc. . . . . . . . . . . . . . 65
     6.3  Payment of Taxes and Claims; Tax Consolidation. . . 65
     6.4  Maintenance of Properties; Insurance. . . . . . . . 65
     6.5  Inspection; Lender Meeting. . . . . . . . . . . . . 67
     6.6  Compliance with Laws, etc.. . . . . . . . . . . . . 67
     6.7  Environmental Disclosure and Inspection . . . . . . 67
     6.8  Interest Rate Protection. . . . . . . . . . . . . . 69
     6.9  Execution of Subsidiary Guaranty and Shared
          Collateral Documents by Certain Subsidiaries and
          Future Subsidiaries . . . . . . . . . . . . . . . . 69
     6.10      Additional Mortgages . . . . . . . . . . . . . 70
     6.11      Assignability and Recording of Lease
          Agreements. . . . . . . . . . . . . . . . . . . . . 72

SECTION 7.     COMPANY'S NEGATIVE COVENANTS . . . . . . . . . 72
     7.1  Indebtedness. . . . . . . . . . . . . . . . . . . . 72
     7.2  Liens and Related Matters . . . . . . . . . . . . . 74
     7.3  Investments; Joint Ventures . . . . . . . . . . . . 75
     7.4  Contingent Obligations. . . . . . . . . . . . . . . 76
     7.5  Restricted Junior Payments. . . . . . . . . . . . . 78
     7.6  Financial Covenants . . . . . . . . . . . . . . . . 78
     7.7  Restriction on Fundamental Changes; Asset Sales
          and Acquisitions. . . . . . . . . . . . . . . . . . 81
     7.8  Consolidated Capital Expenditures . . . . . . . . . 83
     7.9  Restriction on Leases . . . . . . . . . . . . . . . 83
     7.10      Sales and Lease-Backs. . . . . . . . . . . . . 84
     7.11      Sale or Discount of Receivables. . . . . . . . 84
     7.12      Transactions with Shareholders and
          Affiliates. . . . . . . . . . . . . . . . . . . . . 84
     7.13      Disposal of Subsidiary Stock . . . . . . . . . 85
     7.14      Conduct of Business. . . . . . . . . . . . . . 85
     7.15      Amendments or Waivers of Stockholders'
               Agreement; Amendments of Documents Relating
               to Subordinated Indebtedness and
               Receivables Program Agreements; Designation
               of "Designated Senior Indebtedness". . . . . . 85
     7.16      Fiscal Year. . . . . . . . . . . . . . . . . . 86
     7.17      Receivables Programs . . . . . . . . . . . . . 86

SECTION 8.     EVENTS OF DEFAULT. . . . . . . . . . . . . . . 87
     8.1  Failure to Make Payments When Due . . . . . . . . . 87
     8.2  Default in Other Agreements . . . . . . . . . . . . 87
     8.3  Breach of Certain Covenants . . . . . . . . . . . . 87
     8.4  Breach of Warranty. . . . . . . . . . . . . . . . . 87
     8.5  Other Defaults Under Loan Documents . . . . . . . . 88
     8.6  Involuntary Bankruptcy; Appointment of Receiver,
          etc.. . . . . . . . . . . . . . . . . . . . . . . . 88
     8.7  Voluntary Bankruptcy; Appointment of Receiver,
          etc.. . . . . . . . . . . . . . . . . . . . . . . . 88
     8.8  Judgments and Attachments . . . . . . . . . . . . . 89
     8.9  Dissolution . . . . . . . . . . . . . . . . . . . . 89
     8.10      Employee Benefit Plans . . . . . . . . . . . . 89
     8.11      Change in Control. . . . . . . . . . . . . . . 89
     8.12      Invalidity of Subsidiary Guaranty. . . . . . . 90
     8.13      Failure of Security. . . . . . . . . . . . . . 90

SECTION 9.     AGENTS . . . . . . . . . . . . . . . . . . . . 91
     9.1  Appointment . . . . . . . . . . . . . . . . . . . . 91
     9.2  Powers and Duties; General Immunity . . . . . . . . 91
     9.3  Representations and Warranties; No
          Responsibility For Appraisal of Creditworthiness. . 93
     9.4  Right to Indemnity. . . . . . . . . . . . . . . . . 93
     9.5  Successor Administrative Agent. . . . . . . . . . . 94
     9.6  Shared Collateral Documents and Guaranties. . . . . 94

SECTION 10.    MISCELLANEOUS. . . . . . . . . . . . . . . . . 95
     10.1      Assignments and Participations in Loans. . . . 95
     10.2      Expenses . . . . . . . . . . . . . . . . . . . 97
     10.3      Indemnity. . . . . . . . . . . . . . . . . . . 98
     10.4      Set-Off. . . . . . . . . . . . . . . . . . . . 99
     10.5      Ratable Sharing. . . . . . . . . . . . . . . . 99
     10.6      Amendments and Waivers . . . . . . . . . . . .100
     10.7      Independence of Covenants. . . . . . . . . . .101
     10.8      Notices. . . . . . . . . . . . . . . . . . . .101
     10.9      Survival of Representations, Warranties and
          Agreements. . . . . . . . . . . . . . . . . . . . .101
     10.10     Failure or Indulgence Not Waiver; Remedies
          Cumulative. . . . . . . . . . . . . . . . . . . . .101
     10.11     Marshalling; Payments Set Aside. . . . . . . .102
     10.12     Severability . . . . . . . . . . . . . . . . .102
     10.13     Obligations Several; Independent Nature of
          Lenders' Rights . . . . . . . . . . . . . . . . . .102
     10.14     Headings . . . . . . . . . . . . . . . . . . .102
     10.15     Applicable Law . . . . . . . . . . . . . . . .103
     10.16     Successors and Assigns . . . . . . . . . . . .103
     10.17     Consent to Jurisdiction and Service of
          Process . . . . . . . . . . . . . . . . . . . . . .103
     10.18     Waiver of Jury Trial . . . . . . . . . . . . .103
     10.19     Confidentiality. . . . . . . . . . . . . . . .104
     10.20     Counterparts; Effectiveness. . . . . . . . . .104

          Signature pages . . . . . . . . . . . . . . . . . .S-1

                                    EXHIBITS


I          FORM OF NOTICE OF BORROWING
II         FORM OF NOTICE OF CONVERSION/CONTINUATION
III        FORM OF NOTE
IV-A       FORM OF COMPLIANCE CERTIFICATE (MONTHLY)
IV-B       FORM OF COMPLIANCE CERTIFICATE
              (QUARTERLY/ANNUAL)
V-A        FORM OF OPINION OF SHEARMAN & STERLING
V-B        FORM OF OPINION OF DAN HART, ESQ.
VI         FORM OF OPINION OF O'MELVENY & MYERS
VII        FORM OF ASSIGNMENT AGREEMENT
VIII       FORM OF CERTIFICATE RE NON-BANK STATUS
IX         FORM OF COMPANY PLEDGE AGREEMENT
X          FORM OF COMPANY SECURITY AGREEMENT
XI         FORM OF SUBSIDIARY GUARANTY
XII        FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIII       FORM OF SUBSIDIARY SECURITY AGREEMENT
XIV        FORM OF SUBSIDIARY TRADEMARK SECURITY
              AGREEMENT
XV         FORM OF SUBSIDIARY PATENT SECURITY AGREEMENT
XVI        FORM OF MORTGAGE
XVII       FORM OF INTERCREDITOR AGREEMENT

                                    SCHEDULES


2.1    LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1    SUBSIDIARIES OF COMPANY
5.3    CERTAIN CONTINGENT LIABILITIES, ETC.
5.6    LITIGATION
5.8    REAL PROPERTY
5.12   CERTAIN EMPLOYEE BENEFIT PLAN MATTERS
5.14   ENVIRONMENTAL MATTERS
7.2    CERTAIN EXISTING LIENS
7.3    CERTAIN EXISTING INVESTMENTS
7.4    CERTAIN EXISTING CONTINGENT OBLIGATIONS

                             DICTAPHONE CORPORATION

                                CREDIT AGREEMENT



          This CREDIT AGREEMENT is dated as of November 14, 1997 and entered into by and among DICTAPHONE CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent (in such capacity, "SYNDICATION AGENT"), and BANKERS TRUST COMPANY ("BTCO"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT") and as collateral agent for Lenders (in such capacity, "COLLATERAL AGENT").


                                 R E C I T A L S

          WHEREAS, Company is party to that certain Credit Agreement dated as of August 7, 1995, as amended through the date hereof, by and among Company, the financial institutions party thereto as lenders ("EXISTING LENDERS"), Nationsbank, N.A. (Carolinas), as documentation agent for Existing Lenders, and BTCo, as administrative agent for Existing Lenders, pursuant to which Company currently has outstanding Indebtedness (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) and Contingent Obligations in respect of loans and letters of credit;

          WHEREAS, the obligations of Company and its Subsidiaries under the Existing Credit Agreement and the other loan documents executed in connection therewith are secured by first priority Liens on (i) 100% of the capital stock of all Domestic Subsidiaries, (ii) 66% of the capital stock of all direct Foreign Subsidiaries of Company and its Domestic Subsidiaries, and (ii) substantially all of the other personal property and certain of the real property of Company and its Domestic Subsidiaries;

          WHEREAS, Company also currently has outstanding Indebtedness to BTCo pursuant to that certain Convertible Promissory Note Due January 30, 1998 between Company and BTCo dated as of July 31, 1997 (the "LIQUIDITY LOAN");

          WHEREAS, Stonington Fund has agreed to provide Company with $35,000,000 in new cash equity contributions, the proceeds of which will be used by Company to prepay the Liquidity Loan in full and to prepay outstanding Existing Revolving Loans with no corresponding reduction in the Existing Revolving Commitments;

          WHEREAS, Company has requested Lenders to make additional credit facilities available to Company under which Company may borrow $62,750,000 in the form of term loans for the purpose of prepaying the Existing Tranche A Term Loans in full and certain scheduled principal installments in respect of the Existing Tranche B Term Loans;

          WHEREAS, Company has agreed to secure such additional credit facilities with Liens on the Shared Collateral, subject to the terms of the Intercreditor Agreement which provides for a pro rata sharing of the Shared Collateral by Lenders and Existing Lenders; and

          WHEREAS, Lenders have agreed to provide such additional credit facilities to Company on the terms and conditions hereinafter set forth:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree as follows:


SECTION 1.     DEFINITIONS

1.1  CERTAIN DEFINED TERMS.

          The following terms used in this Agreement shall have the following meanings:

          "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation, if any (rounded upward to the nearest 1/16 of one percent), by BTCo to first class banks in the interbank Eurodollar market for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

          "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

          "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENTS" means Administrative Agent and Syndication Agent.

          "AGREEMENT" means this Credit Agreement dated as of November 14, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Domestic Subsidiaries of (i) any of the stock of any Subsidiary of Company, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less.

          "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VII annexed hereto.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BASE RATE"  means,  at any time,  the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BTCO" has the meaning assigned to that term in the introduction to this Agreement.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "CANADIAN SUB" means Dictaphone Canada Acquisition Inc.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CASH" means money, currency or a credit balance in a Deposit Account.

          "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "CASH PROCEEDS OF ASSET SALE" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) actually received from such Asset Sale.

          "CASH PROCEEDS OF RECEIVABLES PROGRAM" means, with respect to any Receivables Program, the aggregate amount of cash proceeds received (whether as proceeds of sales or other financings of accounts receivable or proceeds of Indebtedness secured by accounts receivable or otherwise) by Company and its Subsidiaries in connection with such Receivables Program; provided that there shall be excluded from Cash Proceeds of Receivables Program any cash proceeds received by Company and its Subsidiaries as a result, directly or indirectly, of the payment or collection of any accounts receivable included in such Receivables Program (including without limitation (i) any cash proceeds received in connection with the sale or financing of additional accounts receivable under such Receivables Program in replacement of accounts receivable previously sold or financed under such Receivables Program and subsequently paid or collected and (ii) any cash proceeds received in respect of any note or similar instrument issued to Company or any of its Subsidiaries under such Receivables Program which is payable only in connection with the termination of such Receivables Program).

          "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

          "CLOSING DATE" means the date on or before November 30, 1997, on which the Loans are made.

          "CLOSING DATE MORTGAGED PROPERTY" means each "Closing Date Mortgaged Property" as defined in the Existing Credit Agreement and identified in Schedule 4.1K to the Existing Credit Agreement.

          "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted by the Shared Collateral Documents.

          "COLLATERAL AGENT" means BTCo, in its capacity as Collateral Agent under the Subsidiary Guaranty, the Shared Collateral Documents and the Intercreditor Agreement, and also means and includes any successor Collateral Agent appointed in accordance with the terms of the Intercreditor Agreement.

          "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "COMMITMENT" means the commitment of a Lender to make a Loan to Company pursuant to subsection 2.1A(i), and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

          "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

          "COMPANY PLEDGE AGREEMENT" means that certain Amended & Restated Company Pledge Agreement by and between Company and Collateral Agent dated as of the Closing Date and substantially in the form of Exhibit IX annexed hereto, as such Company Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "COMPANY SECURITY AGREEMENT" means that certain Amended and Restated Company Security Agreement by and between Company and Collateral Agent dated as of the Closing Date and substantially in the form of Exhibit X annexed hereto, as such Company Security Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "COMPLIANCE CERTIFICATE" means a certificate, substantially in the form of (i) Exhibit IV-A annexed hereto, in the case of any such certificate required to be delivered together with the financial statements described in subsection 6.1(i), and (ii) Exhibit IV-B annexed hereto, in the case of any such certificate required to be delivered together with the financial statements described in subsection 6.1(ii) or 6.1(iii), in each case delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

          "CONFIDENTIAL INFORMATION MEMORANDUM" means that certain Confidential Senior Debt Syndication Memorandum relating to Company dated July, 1995.

          "CONSOLIDATED  CAPITAL EXPENDITURES" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period (a) to develop computer software or systems to be sold, leased or otherwise marketed by Company and its Subsidiaries in the ordinary course of business (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company plus (iii) the aggregate amount of any Investments that are (a) made by Company and its Subsidiaries during that period in Persons engaged in businesses in which Company and its Subsidiaries are permitted to engage pursuant to subsection 7.14 and (b) designated by Company, at the time of making such Investments, as being included in Consolidated Capital Expenditures; provided that, except in calculating Consolidated Excess Cash Flow, there shall be excluded from Consolidated Capital Expenditures up to $5,000,000 in any Fiscal Year of expenditures by Company and its Subsidiaries to purchase tangible personal property that is held for rent or rented to Persons other than Company or any of its Subsidiaries.

          "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of any Indebtedness.

          "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount, if not less than $0, equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Existing Revolving Loans except to the extent the Existing Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "CONSOLIDATED NET WORTH" means, as at any date of determination, (i) the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) plus (ii) an amount equal to any write-downs taken to the item designated as "Intangibles" on the consolidated balance sheet of Company and its Subsidiaries during the period from the Closing Date to and including December 31, 1998 plus (iii) an amount equal to any asset write-downs associated with any Asset Sale constituting a Specified Asset Sale/Financing, in each case net of any capital gains realized in respect of the assets that are the subject of such Asset Sale minus (iv) any loans to shareholders or other items which would properly be excluded in the calculation of net worth, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which the Consolidated Working Capital of Company and its Subsidiaries as of the beginning of such period exceeds (or is less than) the Consolidated Working Capital of Company and its Subsidiaries as of the end of such period.

          "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DICTAPHONE BUSINESS" means the business, operations, properties and assets of U.S. Dictaphone, German Sub, Swiss Sub, U.K. Sub and Dictaphone Canada prior to the Acquisition.

          "DICTAPHONE CANADA" means Dictaphone Canada Ltd./Ltee., a corporation organized under the laws of Canada.

          "DIRECT FOREIGN SUBSIDIARY OBLIGATIONS" means, collectively, (i) the outstanding principal amount of any Indebtedness of Foreign Subsidiaries to Persons other than Company or any of its Subsidiaries and (ii) Contingent Obligations of Foreign Subsidiaries to Persons other than Company or any of its Subsidiaries in respect of Commercial Letters of Credit not constituting Letters of Credit; provided, that, until Swiss Sub is purchased by Company in accordance with the terms of the Purchase Agreement, Direct Foreign Subsidiary Obligations shall not include the outstanding principal amount of any Indebtedness of German Sub to Swiss Sub.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "DOMESTIC   SUBSIDIARY"   means  a  Subsidiary   of  Company  that  is
incorporated or organized under the laws of a state of the United States of America.

          "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

          "ENVIRONMENTAL CLAIM" means any written notice of violation, claim, demand or abatement order received by Company or any of its Subsidiaries from any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with any generation, use, storage, transportation or Release of Hazardous Materials and relating to Company, any of its Subsidiaries, or any of their respective Affiliates.

          "ENVIRONMENTAL LAWS" means all statutes, ordinances, rules, regulations, and all enforceable plans, policies or decrees of any applicable governmental or regulatory authority relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
(iii) industrial hygiene in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

          "ERISA  EVENT" means (i) a  "reportable  event"  within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition  described in
Section 4042 of ERISA (other than subsection (a)(4) thereof) which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EURODOLLAR   RATE  LOANS"  means  Loans  bearing  interest  at  rates
determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "EVENT OF DEFAULT" means each of the events set forth in Section 8.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXISTING ADMINISTRATIVE AGENT" means BTCo or its successor acting as administrative agent under the Existing Credit Agreement.

          "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 7, 1995 by and among Company, Existing Lenders, NationsBank, N.A. (Carolinas) as documentation agent, and BTCo, as administrative agent for Existing Lenders, as in effect on the Closing Date and as it may thereafter be amended, supplemented or otherwise modified from time to time.

          "EXISTING LENDERS" has the meaning assigned to that term in the recitals to this Agreement.

          "EXISTING LENDERS' SHARE" means, as at any date of determination, a fraction the numerator of which is the aggregate outstanding principal balance of the Existing Tranche B Term Loans and the denominator of which is the sum of the aggregate outstanding principal balance of the Existing Tranche B Term Loans plus the aggregate outstanding principal balance of the Loans.

          "EXISTING REVOLVING LOANS" has the meaning assigned to the term "Revolving Loans" in the Existing Credit Agreement as in effect on the Closing Date.

          "EXISTING REVOLVING LOAN COMMITMENT" and "EXISTING REVOLVING LOAN COMMITMENTS" have the meanings assigned to the terms "Revolving Loan Commitment" and "Revolving Loan Commitments" in the Existing Credit Agreement as in effect on the Closing Date.

          "EXISTING TRANCHE A TERM LOANS" has the meaning assigned to the term "Tranche A Term Loans" in the Existing Credit Agreement as in effect on the Closing Date.

          "EXISTING TRANCHE B TERM LOANS" has the meaning assigned to the term "Tranche B Term Loans" in the Existing Credit Agreement as in effect on the Closing Date.

          "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter during the term of this Agreement owned, leased or operated or heretofore owned by (i) Company or any of its Subsidiaries, (ii) any of Company's or any such Subsidiary's predecessors by merger or consolidation, or
(iii) any of Company's Affiliates that are directly or indirectly controlled by Company.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "FEE PROPERTY" means a Real Property Asset consisting of a fee interest in real property.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

          "FOREIGN SUBSIDIARY" means a Subsidiary of Company other than a Domestic Subsidiary.

          "FOREIGN SUBSIDIARY SUPPORT OBLIGATIONS" means Contingent Obligations of Company or any Domestic Subsidiary in respect of Direct Foreign Subsidiary Obligations (including without limitation any such Contingent Obligations in respect of Letters of Credit supporting any Direct Foreign Subsidiary Obligations).

          "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "GERMAN  SUB"  means  Dictaphone   Deutschland   GmbH,  a  corporation
organized under the laws of the Federal Republic of Germany.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other terms intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form that is or could reasonably be expected to become friable; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          "HEADQUARTERS ASSET SALE" means an Asset Sale with respect to the Headquarters Facility.

          "HEADQUARTERS FACILITY" means the Closing Date Mortgaged Property located in Stratford, Connecticut.

          "HEADQUARTERS FINANCING" means Indebtedness in an original principal amount equal to not less than 70% of the appraised value of the Headquarters Facility secured solely by a Lien on the Headquarters Facility; provided that, subject to customary exceptions for non-recourse real estate financings, the holders of such Indebtedness shall have recourse solely to such security and no personal recourse may be had against Company or any of its Subsidiaries for the payment of the principal of or interest or premium on such Indebtedness.

          "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

          "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

          "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated of even date with this Agreement and substantially in the form of Exhibit XVII annexed hereto, by and among Administrative Agent, Existing Administrative Agent, Collateral Agent, Loan Parties (by way of acknowledgment) and the other Persons that may from time to time become parties thereto in accordance with the terms thereof, as such Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was, or as a result of such purchase or acquisition becomes, a wholly-owned Domestic Subsidiary), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, relocation, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Domestic Subsidiary, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

          "LENDERS SHARE" means, as at any date of determination, a fraction the numerator of which is the aggregate outstanding principal balance of the Loans and the denominator of which is the sum of the aggregate outstanding principal balance of the Existing Tranche B Term Loans plus the aggregate outstanding principal balance of the Loans.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Existing Lenders for the account of Company pursuant to subsection 3.1. of the Existing Credit Agreement.

          "LIEN" means any lien, mortgage, pledge, assignment (to the extent such assignment is intended to secure an obligation of any Person), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "LIQUIDITY LOAN" means the Indebtedness evidenced by that certain Convertible Promissory Note Due January 30, 1998 between Company and BTCo dated as of July 31, 1997.

          "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Loans, that Lender's Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loan of that Lender.

          "LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, the Shared Collateral Documents and the Intercreditor Agreement.

          "LOAN PARTIES" means Company and Subsidiary Guarantors.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Dictaphone Business or of Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, any Obligations of a monetary nature.

          "MATERIAL LEASEHOLD" means a Real Property Asset consisting of a leasehold interest in an Operating Lease or a Capital Lease which is reasonably determined by Agents to be of material value as collateral for the Obligations; provided that in no event shall any such leasehold interest with respect to which the aggregate amount of all rents payable during any Fiscal Year is less than $100,000 be deemed to be a Material Leasehold; and provided, further that in no event shall any such leasehold interest of office space used solely for conducting the sales and service operations of Company and its Subsidiaries (in each case on a basis consistent with the past practices of Company and its Subsidiaries prior to the Closing Date with respect to the conduct of business at their respective branch and district sales and service offices (but not the Melbourne, Florida sales and service facilities of U.S. Dictaphone)) be deemed to be a Material Leasehold.

          "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or
(ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

          "MELBOURNE ASSET SALE" means an Asset Sale with respect to (i) the Closing Date Mortgaged Property located in Melbourne, Florida and the other assets and operations of Company associated therewith, or (ii) the stock of a newly-created Subsidiary of Company to which such Closing Date Mortgaged Property and other assets and operations have been transferred in contemplation of such Asset Sale.

          "MORTGAGE" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title), executed and delivered by Company or any Subsidiary Guarantor pursuant to subsection 6.10 and substantially in the form of Exhibit XVI annexed hereto, encumbering a fee or leasehold interest in Real Property Assets, as such instrument may be amended, supplemented or otherwise modified from time to time, and "MORTGAGES" means all such instruments, collectively.

          "MULTIEMPLOYER  PLAN"  means a  "multiemployer  plan",  as  defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "NET CASH PROCEEDS" means (i) with respect to any Asset Sale, the corresponding Cash Proceeds of Asset Sale net of bona fide direct costs incurred in connection with such Asset Sale, including without limitation (a) taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) reasonable brokerage commissions, legal fees and expenses, finder's fees and other similar fees, expenses and commissions, and (ii) with respect to any Receivables Program, the corresponding Cash Proceeds of Receivables Program net of bona fide direct costs of implementing such Receivables Program.

          "NEW  EQUITY"   means  not  less  than   $35,000,000   in  new  equity
contributions made to Company by the Stonington Fund on the Closing Date.

          "NON-RECOURSE INDEBTEDNESS" means, as applied to any Receivables Program, Indebtedness under the terms of which no personal recourse may be had against Company or any of its Subsidiaries for the payment of the principal of or interest or premium on such Indebtedness solely as a result of a default by one or more account debtors in the payment of any accounts receivable included in such Receivables Program.

          "NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Loans of any Lenders, substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "NOTICE  OF  BORROWING"  means a notice  substantially  in the form of
Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative
Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor; provided that the term Operating Lease shall not include any such lease with respect to which the aggregate amount of all rents paid or payable by Company and its Subsidiaries during the entire term thereof (including any optional renewal terms) does not exceed $3,000,000.

          "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation  (or  any
successor thereto).

          "PENSION  PLAN"  means  any  Employee   Benefit  Plan,  other  than  a
Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen and other Liens imposed by law, in each case incurred in the ordinary course of business for (a) amounts not yet overdue or (b) amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 45 days) are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or securing liability to insurance carriers under insurance or self-insurance arrangements, or obtaining utility service, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vi) easements, rights-of-way, restrictions, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (x) Liens securing reimbursement obligations under Letters of Credit that are Commercial Letters of Credit and encumbering the materials or goods being purchased with proceeds of such Commercial Letters of Credit.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PRIME RATE" means the rate that Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

          "PURCHASE AGREEMENT" means the Stock and Asset Purchase Agreement, dated as of April 25, 1995, by and between Pitney Bowes Inc. and Dictaphone Acquisition, Inc., in the form delivered to Agents and Lenders prior to their execution of this Agreement, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.

          "REAL PROPERTY ASSETS" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold interest, including without limitation any such fee or leasehold interests acquired by any Loan Party after the date hereof.

          "RECEIVABLES PROGRAM" has the meaning set forth in subsection 7.17.

          "RECEIVABLES   PROGRAM   AGREEMENT"  has  the  meaning  set  forth  in
subsection 7.17.

          "REGISTER" has the meaning assigned to that term in subsection 2.1D.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge or dumping of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials).

          "REQUISITE LENDERS" means Lenders having or holding 51% or more of the aggregate Loan Exposure of all Lenders.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SHARED COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Trademark Security Agreements, the Subsidiary Patent Security Agreements and any and all Mortgages.

          "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPECIFIED ASSET SALE/FINANCING" means each of the Headquarters Asset Sale, the Headquarters Financing, the Melbourne Asset Sale and/or the Swiss Asset Sale.

          "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of August 11, 1995, by and among Dictaphone Acquisition Inc., the stockholders and the holders of options listed on Schedule 1 thereto, the stockholder listed in
Schedule 2 thereto and the institutional investors listed in Schedule 3 thereto, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.

          "STONINGTON" means Stonington Partners, Inc., a Delaware corporation.

          "STONINGTON FUND" means Stonington Capital Appreciation 1994 Fund, L.P., a Delaware limited partnership.

          "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Subordinated Notes and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

          "SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.15B.

          "SUBORDINATED NOTES" means the $200,000,000 principal amount of 113/4%
Senior   Subordinated   Notes  due  2005  of  Company  issued  pursuant  to  the
Subordinated Note Indenture.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.9.

          "SUBSIDIARY GUARANTY" means the Amended and Restated Subsidiary Guaranty executed and delivered by Domestic Subsidiaries on the Closing Date and to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, substantially in the form of
Exhibit XI annexed hereto, as such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY PATENT SECURITY AGREEMENT" means each Amended and Restated Subsidiary Patent Collateral Assignment and Security Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XV annexed hereto, as such Subsidiary Patent Collateral Assignment and Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PATENT SECURITY AGREEMENTS" means all such Subsidiary Patent Collateral Assignment and Security Agreements, collectively.

          "SUBSIDIARY PLEDGE AGREEMENT" means each Amended and Restated Subsidiary Pledge Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XII annexed hereto, as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

          "SUBSIDIARY SECURITY AGREEMENT" means each Amended and Restated Subsidiary Security Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XIII annexed hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

          "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means each Amended and Restated Subsidiary Trademark Collateral Security Agreement and Conditional Assignment executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XIV annexed hereto, as such Subsidiary Trademark Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Trademark Collateral Security Agreements and Conditional Assignments, collectively.

          "SWISS ASSET SALE" means an Asset Sale with respect to any real property assets owned by Swiss Sub as of the Closing Date.

          "SWISS  SUB"  means  Dictaphone   International  A.G.,  a  corporation
organized under the laws of Switzerland.

          "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

          "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "U.K.   HOLDINGS"  means  Dictaphone  U.K.   Acquisition   Limited,  a
corporation organized under the laws of the United Kingdom.

          "U.K. SUB" means Dictaphone Company Ltd., a corporation organized Under the laws of the United Kingdom.

          "U.S. DICTAPHONE" means Dictaphone Corporation (U.S.), a Delaware corporation and a wholly-owned subsidiary of Company.


1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF
     CALCULATIONS UNDER AGREEMENT.

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  OTHER DEFINITIONAL PROVISIONS.

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.



SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

     A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Commitment is set forth opposite its name on Schedule
2.1 annexed hereto and the aggregate amount of the Commitments is $62,750,000. Each Lender's Commitment shall expire immediately and without further action on November 30, 1997 if the Loans are not made on or before that date. Company may make only one borrowing under the Commitments. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

     B. BORROWING MECHANICS. Whenever Company desires that Lenders make the Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed Closing Date. The Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day), (ii) the amount of Loans requested, and (iii) that such Loans shall initially be Base Rate Loans. Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the Closing Date.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon receipt by Company of the proceeds of any Loans funded by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

          Company shall notify Administrative Agent prior to the funding of the Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the Closing Date, and the acceptance by Company of the proceeds of the Loans shall constitute a re-certification by Company, as of the Closing Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS. The Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, in same day funds in Dollars, at the Funding and Payment Office. Administrative Agent shall make the proceeds of such Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

          Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   THE REGISTER.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitment and Loan of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Commitment and the Loan from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loan of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of the Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loan; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loan.

          (v) Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. OPTIONAL NOTES. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Loan, substantially in the form of Exhibit III annexed hereto with appropriate insertions.

2.2  INTEREST ON THE LOANS.

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. All Loans shall initially bear interest at a rate determined by reference to the Base Rate, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate plus 2.75% per annum; or

          (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 3.75% per annum.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Conversion/Continuation, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period or, if deposits in the interbank Eurodollar market are generally available for such period (as determined by each Lender making or converting such Loan), a 12-month period; provided that:

          (i) the initial  Interest  Period for any  Eurodollar  Rate Loan shall
     commence   on  the   date   specified   in   the   applicable   Notice   of
     Conversion/Continuation;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding
     Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond June 30, 2003.

          (vi) no Interest Period with respect to any portion of the Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Loans unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date;

          (vii) there shall be no more than twelve Interest Periods outstanding at any time; and

          (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of
     Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan) and the Administrative Agent shall promptly after receipt of such Notice of Conversion/Continuation notify the relevant Lenders thereof. A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be con- verted/continued, (iii) the nature of the proposed conver- sion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conver- sion/continuation date.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.

     A. FACILITY FEES. Company agrees to pay to Administrative Agent on the Closing Date, for distribution to each Lender in proportion to that Lender's Pro Rata Share, an aggregate facility fee equal to the aggregate amount of the Commitments multiplied by 1.00%.

     B. OTHER FEES. Company agrees to pay to each Agent such other fees in the amounts and at the times separately agreed upon between Company and such Agent.

2.4  REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

     A. SCHEDULED PAYMENTS OF LOANS. Company shall make principal payments on the Loans in installments on the dates and in the amounts set forth below:

                                        Scheduled Repayment
           Date                           of Loans

          December 31, 1998             $       627,500
          December 31, 1999             $       627,500
          December 31, 2000             $       627,500
          December 31, 2001             $       627,500
          September 30, 2002            $     9,412,500
          December 31, 2002             $     9,412,500
          March 31, 2003                $    20,707,500
          June 30, 2003                 $    20,707,500
               Total                    $    62,750,000

; provided that the scheduled installments of principal of the Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with subsection 2.4B(iii); and provided, further that the Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than June 30, 2003, and the final installment payable by Company in respect of the Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Loans.

     B.   PREPAYMENTS.

          (i) Voluntary Prepayments. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided that, any partial prepayment of a Eurodollar Rate Loan prior to the end of an Interest Period shall be in an amount such that after such prepayment the outstanding amount of such Eurodollar Rate Loan shall be equal to $5,000,000 or integral multiples of $1,000,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (ii)      Mandatory Prepayments.

               (a) Prepayments from Asset Sales. On the date of receipt by Company or any of its Subsidiaries of any Cash Proceeds of Asset Sale not constituting a Specified Asset Sale/Financing, Company shall prepay the Loans in an amount equal to Lenders' Share of the Net Cash Proceeds of such Asset Sale; provided that, anything contained herein to the contrary notwithstanding, to the extent any portion of Existing Lenders' Share of any Net Cash Proceeds of any such Asset Sale are not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (b) Prepayments Due to Issuance of Debt or Equity Securities. On the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt or equity Securities of Company or any of its Subsidiaries after the Closing Date (other than Cash proceeds of any Headquarters Financing or any other Indebtedness permitted under subsection 7.1), Company shall prepay the Loans in an amount equal to Lenders' Share of such Net Securities Proceeds; provided that to the extent any portion of Existing Lenders' Share of any such Net Securities Proceeds are not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (c) Prepayments from Receivables Programs. On the date of receipt by Company or any of its Subsidiaries of any Cash Proceeds of Receivables Program, Company shall prepay the Loans in an amount equal to Lenders' Share of the Net Cash Proceeds of such Receivables Program; provided that to the extent any portion of Existing Lenders' Share of any Net Cash Proceeds of any Receivables Program are not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (d) Prepayments to Reversion of Surplus Assets of Pension Plans. On the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans in an amount equal to Lenders' Share of an amount (the "NET REVERSION AMOUNT") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof; provided that to the extent any portion of Existing Lenders' Share of any Net Reversion Amount is not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (e) Prepayments from Consolidated Excess Cash Flow. No later than the date occurring ninety (90) days after the end of each Fiscal Year, commencing with Fiscal Year 1997, Company shall prepay the Loans in an amount (the "EXCESS CASH FLOW REPAYMENT AMOUNT") equal to Lenders' Share of 75% of Consolidated Excess Cash Flow; provided that to the extent any portion of Existing Lenders' Share of 75% of Consolidated Excess Cash Flow for any Fiscal Year is not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (f) Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(ii)(a)-(e), Company shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Cash Proceeds of Asset Sale, Net Securities Proceeds,
          Net Cash Proceeds of Receivables Program, Net Reversion Amount or Excess Cash Flow Repayment Amount, as the case may be, that gave rise to such prepayment and/or reduction and the calculation of Lenders' Share thereof. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to Lenders' Share of the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess and the calculation of Lenders' Share thereof.

     (iii)     Application of Prepayments.

               (a) Application of Voluntary Prepayments by Order of Maturity. Any voluntary prepayments of the Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Loans set forth in subsection 2.4A in inverse order of maturity.

               (b) Application of Mandatory Prepayments of Loans to the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Loans pursuant to subsection 2.4B(ii) shall be applied to reduce the scheduled installments of principal of the Loans set forth in subsection 2.4A in inverse order of maturity.

               (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

     C.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the facility fee of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

          (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of the Loan evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  USE OF PROCEEDS.

     A. LOANS. The proceeds of the Loans shall be applied by Company (i) to prepay in full all outstanding Existing Tranche A Term Loans and (ii) to prepay $3,000,000 in aggregate outstanding principal amount of the Existing Tranche B Term Loans, such prepayment to be applied to the next four remaining scheduled installments of principal of the Existing Tranche B Term Loans set forth in subsection 2.4A(ii) of the Existing Credit Agreement in forward order of maturity.

     B. MARGIN REGULATIONS. No portion of the proceeds of the Loans shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be converted to Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to convert Loans to Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, the Affected Lender shall maintain such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including without limitation any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Conversion/Continuation given by Company with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with regard to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error (including arithmetical error), be final and conclusive  and  binding  upon all  parties  hereto)  that any  law,  treaty  or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error (including arithmetical error).

          Notwithstanding the foregoing, any Lender subject to any additional Tax described in subsection 2.7A(i) shall furnish to Company and any applicable governmental authorities such forms, certifications or other documents or instruments as may reasonably be requested by Company in order to establish that such Lender is entitled to an exemption from, or a reduction in the amount of, such Tax, and no additional amounts shall be payable by Company to such Lender pursuant to subsection 2.7A(i) to the extent that the liability of such Lender for such Tax could be eliminated or reduced by the furnishing by such Lender of such forms, certifications or other documents or instruments.

     B.   WITHHOLDING OF TAXES.

          (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent, to the extent reasonably available, evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)     Evidence of Exemption from U.S. Withholding Tax.

               (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or
          Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan
          Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loan or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  OBLIGATION OF LENDERS TO MITIGATE.

          Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loan of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to maintain the affected Loan of such Lender through another lending office of such Lender or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the maintaining of such Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Loan or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9  REMOVAL OF A LENDER.

          In the event that any Lender shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7, and unless the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments are no longer in effect, Company may, if such Lender shall fail to withdraw such notice within 5 Business Days after Company's request for such withdrawal, upon thirty days' prior written notice by Company to Administrative Agent and such Lender, elect (i) to prepay the outstanding Loan of such Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Lender hereunder pursuant to subsection 2.7 or otherwise; provided that the written consent of Agents and Requisite Lenders, which consent shall not be unreasonably withheld, shall be required in order for Company to make the foregoing election; or (ii) to cause such Lender to assign its Loan in full to an Eligible Assignee in accordance with the provisions of subsection 10.1B; provided that Company shall pay any amounts payable to such Lender pursuant to subsection 2.7 or otherwise on the date of such assignment.


SECTION 3.     [INTENTIONALLY OMITTED]


SECTION 4.     CONDITIONS TO LOANS

          The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions.

4.1  CERTAIN CONDITIONS TO LOANS.

          The obligations of Lenders to make the Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and for Agents' counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

          (vi) Such other documents as Administrative Agent may reasonably request.

     B. SUBSIDIARY GUARANTOR DOCUMENTS. On or before the Closing Date, Company shall cause each Subsidiary Guarantor to deliver to Lenders (or to
Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and for Agents' counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Subsidiary Guarantor, together with a good standing certificate from the Secretary of State of the State of such Subsidiary Guarantor's State of incorporation and each other state in which such Subsidiary Guarantor is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Subsidiary Guarantor, certified as of the Closing Date by such Subsidiary Guarantor's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Subsidiary Guarantor as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Subsidiary Guarantor executing the Loan Documents;

          (v) Executed originals of the Loan Documents to which such Subsidiary Guarantor is a party; and

          (vi) Such other documents as Administrative Agent may reasonably request.

     C. NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, no Material Adverse Effect (in the sole opinion of Agents) shall have occurred.

     D. EQUITY CONTRIBUTION. Stonington Fund shall have provided Company with $35,000,000 in new cash equity contributions and Company shall have applied the proceeds thereof first to prepay the Liquidity Loan in full and thereafter, to the extent of any remaining such proceeds, to prepay outstanding Existing Revolving Loans.

     E. AMENDMENT OF EXISTING CREDIT AGREEMENT. Company and Existing Lenders shall have executed and delivered a Fourth Amendment to the Existing Credit Agreement in form and substance satisfactory to Lenders.

     F. INTERCREDITOR AGREEMENT.  Existing Administrative Agent,  Administrative
Agent,   Collateral   Agent  and  Loan  parties  shall  have  entered  into  the
Intercreditor Agreement.

     G. SECURITY INTERESTS IN COLLATERAL. Loan Parties and Collateral Agent shall have taken or caused to be taken (and Agents shall have received satisfactory evidence thereof) any additional actions necessary so that
Collateral Agent has a valid and perfected first priority security interest (subject to Liens permitted by subsection 7.2) as of the Closing Date in the entire Collateral, subject to the provisions of the Intercreditor Agreement.

      H. EVIDENCE OF INSURANCE. Company shall have delivered to Collateral Agent certificates of insurance naming Collateral Agent on behalf of Lenders as loss payee under the casualty insurance policies, and as additional insured under the liability and business interruption policies, all as required pursuant to subsection 6.4 hereof or pursuant to the Shared Collateral Documents. All such certificates of insurance shall contain such endorsements as are reasonably required by Collateral Agent.]

     I. OPINIONS OF COMPANY'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of Shearman & Sterling, and Dan Hart, Esq., counsel for Company, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit V-A and Exhibit V-B annexed hereto respectively and as to such other matters as Agents acting on behalf of Lenders may reasonably request, together with evidence satisfactory to Agents that Company has requested such counsel to deliver such opinions to Lenders.

     J. OPINIONS OF O'MELVENY & MYERS. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, dated as of the Closing Date, substantially in the form of Exhibit VI annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

     K.  FEES.   Company  shall  have  paid  to  Agents,  for  distribution  (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

     L. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agents an Officers' Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Lenders.

     M. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

4.2  ADDITIONAL CONDITIONS TO LOANS.

          The obligations of Lenders to make the Loans on the Closing Date are subject to the following further conditions precedent:

          A. Administrative Agent shall have received before the Closing Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

          B.   As of the Closing Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on the Closing Date;

          (v) The making of the Loans requested on the Closing Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agents or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.


SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, Company represents and warrants to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete (it being agreed that each such statement which expressly refers to a particular date shall be understood to continue to refer to such particular date each time that the representation and warranty of Company set forth in this paragraph is made):

5.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING,
     BUSINESS, SUBSIDIARIES AND SHARED COLLATERAL DOCUMENTS.

     A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

     B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where it owns or leases property and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and would not be reasonably likely to have a Material Adverse Effect.

     C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D.  SUBSIDIARIES.  All of the  Subsidiaries  of Company are  identified  in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where it owns or leases property and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and would not be reasonably likely to have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

     E. SHARED COLLATERAL DOCUMENTS. The security interests created in favor of Collateral Agent under the Shared Collateral Documents will at all times from and after the Closing Date constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in and Lien on all of the Collateral referred to therein in favor of Collateral Agent for the benefit of Lenders and Existing Lenders, perfected and prior to the rights of all third persons (subject to Liens consented to in writing by Collateral Agent with respect to such Collateral and other Liens permitted by subsection 7.2) in accordance with the requirements of all applicable Shared Collateral Documents. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Shared Collateral Documents, other than such as have been obtained and which remain in full force and effect and periodic Uniform Commercial Code continuation filings or as otherwise specified by the terms of any applicable Collateral Document.

5.2  AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly author- ized by all necessary corporate action on the part of each Loan Party.

     B. NO CONFLICT. Except as set forth on Part I of Schedule 5.2 annexed hereto, the execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings and recordings required in connection with the perfection of the security interests granted pursuant to the Loan Documents.

     D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by the Loan Parties, party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.3  FINANCIAL CONDITION.

          Company has heretofore delivered to Lenders, at Lenders' request, (i) audited consolidated financial statements of Company and its Subsidiaries for the Fiscal Year ending December 31, 1996, consisting of a consolidated balance sheet as at such date and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year than ended, and (ii) unaudited consolidated financial statements of Company and its Subsidiaries for the eight-month period ending August 31, 1997, consisting of a consolidated balance sheet as at such date and the related consolidated statements of income, stockholders' equity and cash flows for such eight-month period. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the business or entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto or on Schedule 5.3 annexed hereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

5.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

          Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5  TITLE TO PROPERTIES; LIENS.

          Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6  LITIGATION; ADVERSE FACTS.

          Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7  PAYMENT OF TAXES.

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8.      REAL PROPERTY COLLATERAL

     As of the Closing Date, Schedule 5.8 annexed hereto contains a true, accurate and complete list of (a) all leases and subleases affecting each parcel of real property leased by any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease or sublease and (b) all real property owned in fee by any of the Loan Parties. Except as specified in such Schedule 5.8, each agreement listed in clause (a) is in full force and effect.

5.9  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

          A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not be reasonably likely to have a Material Adverse Effect.

          B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Effect.

5.10      GOVERNMENTAL REGULATION.

          Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.11      SECURITIES ACTIVITIES.

          Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.12      EMPLOYEE BENEFIT PLANS.

          A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

          B. No ERISA Event has occurred prior to the date hereof, and no ERISA Event is reasonably expected to occur after the date hereof which would reasonably be likely to result in a liability to Company or any of its ERISA Affiliates that would result in a Material Adverse Effect.

          C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.12 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates. No Employee Benefit Plans listed in Schedule 5.12 annexed hereto have been amended since July 1, 1995 in a manner that increases the liabilities of Company or any of its ERISA Affiliates under such Employee Benefit Plans by an amount which would have a Material Adverse Effect.

          D. As of the most recent valuation date for any Pension Plan, the amount of unfunded current liabilities (as defined in Section 302(d)(8) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed an amount which, if such Pension Plans were terminated, would result in liability to Company or any of its ERISA Affiliates in an amount that would reasonably be likely to result in a Material Adverse Effect.

5.13      CERTAIN FEES.

          No broker's or finder's fee or commission (other than any such fees or commissions that may be payable to Persons engaged by Agents or any Lender in connection with such engagement by Agents or such Lender) will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.14      ENVIRONMENTAL PROTECTION.

          Except as set forth in Schedule 5.14 annexed hereto:

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities that are currently owned, leased or occupied by Company or any of its Subsidiaries) comply in all material respects with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

          (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
     9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities that are currently owned, leased or occupied by Company or any of its Subsidiaries or operations are subject to any outstanding written order or agreement with any governmental authority or private party (a) relating to any Environmental Claims or (b) relating principally to any Environmental Laws;

          (vi) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice with any regulatory authority under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R.
     Parts 260-270 or any state equivalent;

          (vii) to the best knowledge of Company, no Hazardous Materials exist on, under or about any Facility in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (viii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has Released or disposed of any Hazardous Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (ix) no underground storage tanks or surface impoundments are on or at any Facility that is currently owned, leased or occupied by Company or any Subsidiary or at any other Facility where the existence of such tanks or surface impoundments could reasonably be expected to have a Material Adverse Effect; and

          (x) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility that is currently owned, leased or occupied by Company or any Subsidiary.

5.15      EMPLOYEE MATTERS.

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

5.16      SOLVENCY.

          Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

5.17      DISCLOSURE.

          No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by
it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, (a) the consolidated and consolidating balance sheets of Company and its
     Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), to the extent prepared on a monthly basis, all in substantially the form of the financial statements contained in the Confidential Information Memorandum and in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

          (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in substantially the form of the financial statements contained in the Confidential Information Memorandum and in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year and for the fourth Fiscal Quarter of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year or the fourth Fiscal Quarter thereof, as the case may be, and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in substantially the form of the financial statements contained in the Confidential Information Memorandum and in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) a report thereon of Deloitte & Touche, L.L.P. or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and
     (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision
     (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or
     (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a letter from the independent certified public accountants giving their report thereon stating that either nothing has come to their attention that caused them to believe that the Company failed to comply with the covenants of subsections 7.6, 7.8 and 7.9 of this Agreement insofar as they relate to accounting matters or, if something has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

          (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and original and final prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) if requested by any Lender, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year, including without limitation (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

          (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof by Company, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its
     Subsidiaries or by independent consultants, with respect to an Environmental Claim or any matter governed by or arising under applicable Environmental Laws which, in either case, could reasonably be expected to result in a Material Adverse Effect;

          (xvi) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

          (xvii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
     (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

          (xviii) UCC Search Report: As promptly as practicable after the Closing Date, Company shall furnish to Collateral Agent the results of completed requests for information listing the financing statements referred to in subsection 4.1L(ii) and all other effective financing statements that name any Loan Party as debtor, together with copies of all such other financing statements; and

          (xix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  CORPORATE EXISTENCE, ETC.

          Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

          A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Except to the extent otherwise required of Company by applicable law, Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  MAINTENANCE OF PROPERTIES; INSURANCE.

          Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage (including, without limitation, flood insurance, if necessary or advisable) of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses (but in any event including business interruption insurance), in such amounts (giving effect to self-insurance), with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained flood insurance with respect to each Additional Flood Hazard Property (as defined in subsection 6.10) to the extent such Additional Flood Hazard Property is located in a community that participates in the National Flood Insurance Program. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name Collateral Agent, for the benefit of Lenders and Existing Lenders, as the loss payee thereunder for any covered loss in excess of $1,000,000 and shall provide for at least 30 days prior written notice to Collateral Agent of any modification or cancellation of such policy. Upon receipt by Collateral Agent of any insurance proceeds as loss payee (i) in respect of any such business interruption insurance, (a) Collateral Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such insurance proceeds to Company, and
(b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Collateral Agent shall, and Company hereby authorizes Collateral Agent to, apply such insurance proceeds to prepay the Loans and the Existing Tranche B Term Loans in the same manner as if such insurance proceeds were Net Cash Proceeds of an Asset Sale to be applied as provided in subsection 2.4B(ii)(a) and subsection 2.4B(iii)(c) of the Existing Credit Agreement, and
(ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that Company or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of Company or any of its Subsidiaries in respect of which such insurance proceeds were received, Collateral Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such insurance proceeds to Company, and Company shall use such insurance proceeds to effect such repair, restoration or replacement, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing or to the extent that neither Company nor any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace assets of Company or any of its Subsidiaries as described above, Collateral Agent shall, and Company hereby authorizes Collateral Agent to, apply such insurance proceeds to prepay the Loans and the Existing Tranche B Term Loans in the same manner as if such insurance proceeds were proceeds of a sale of the applicable Collateral to be applied as provided in the Intercreditor Agreement.

6.5  INSPECTION; LENDER MEETING.

          Company shall, and shall cause each of its Subsidiaries to, (i) permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested and (ii) permit any authorized representatives designated by Administrative Agent to conduct at Company's expense, during each twelve month period following the Closing Date, one audit of all inventory and all accounts receivable of Company and its Subsidiaries in scope and substance substantially similar to the audit of inventory and accounts receivable of the Dictaphone Business that was conducted by authorized representatives of Existing Administrative Agent in July, 1995, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6  COMPLIANCE WITH LAWS, ETC.

          Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any one time, a Material Adverse Effect, in each case except to the extent that Company's or such Subsidiary's requirement to comply therewith is being contested in good faith by Company or such Subsidiary, as the case may be, and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

6.7  ENVIRONMENTAL DISCLOSURE AND INSPECTION.

          A. Company shall, and shall cause each of its Subsidiaries to, exercise reasonable due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities that are currently owned, leased or occupied by Company or any of its Subsidiaries and (ii) all other Persons on or occupying such Facilities, to comply with all Environmental Laws and Governmental Authorizations.

          B. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, or if an Event of Default shall have occurred and be continuing in its sole and absolute discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct without expense to Company its own investigation of any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or on to the
Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

          C. Company shall promptly after obtaining knowledge thereof advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials at any Facility required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that could reasonably be expected to give rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect, (iv) any Release of Hazardous Materials at any Facility which is subject to a Mortgage that could reasonably be expected to cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

          D. Company shall promptly notify Lenders of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries.

          E. Company shall, at its own expense, provide copies of such documents or written information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  INTEREST RATE PROTECTION.

          At all times after the date which is 90 days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, each such Interest Rate Agreement to be for a term and in form and substance reasonably satisfactory to Agents, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months), to a rate equal to not more than 9% per annum. For purposes of this subsection 6.8, the term "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

6.9 EXECUTION OF SUBSIDIARY GUARANTY AND SHARED COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

          A. EXECUTION OF SUBSIDIARY GUARANTY, SHARED COLLATERAL DOCUMENTS AND ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT. In the event that any Domestic Subsidiary existing as of the date hereof (other than U.S. Dictaphone) hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $150,000, or in the event that any Person becomes a Domestic Subsidiary after the date hereof, Company will promptly notify Administrative Agent and Collateral Agent of that fact and cause such Subsidiary to execute and deliver to to Collateral Agent (i) a counterpart of the Subsidiary Guaranty, (ii) a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Patent Security Agreement and (if applicable) Additional Mortgages, and (iii) an acknowledgment to the Intercreditor Agreement and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Collateral Agent, for the benefit of Lenders and Existing Lenders, a first-priority security interest (subject to Permitted Encumbrances) in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Shared Collateral Documents.

          B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Collateral Agent, together with the Subsidiary Guaranty and such Shared Collateral Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Collateral Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Collateral Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty and the Shared Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and such Shared Collateral Documents are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Collateral Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of the Subsidiary Guaranty and such Shared Collateral Documents, (c) the enforceability of the Subsidiary Guaranty and such Shared Collateral Documents against such
Subsidiary, and (d) such other matters as Collateral Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Collateral Agent and its counsel.

6.10      ADDITIONAL MORTGAGES.

          A. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any Fee Property or any Material Leasehold (each a "COVERED REAL PROPERTY ASSET") or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any Covered Real Property Asset, Company or such Subsidiary Guarantor shall, as soon as practicable after the acquisition of such Covered Real Property Asset or such Person's becoming a
Subsidiary Guarantor, as the case may be, deliver (a) fully executed counterparts of Mortgages (each an "ADDITIONAL MORTGAGE" and collectively, the "ADDITIONAL MORTGAGES") encumbering such Covered Real Property Asset, together with evidence that counterparts of such Additional Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Collateral Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Covered Real Property Asset in favor of Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (b) a title report obtained by Company in respect of any such Covered Real Property Asset;
(c) if required by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Covered Real Property Asset is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; (d) in the case of each such Covered Real Property Asset consisting of a Material Leasehold, such estoppel letters from the landlord on such Material Leasehold as may be reasonably requested by Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent; (e) if required by Collateral Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property, environmental audits prepared by professional consultants mutually acceptable to Company and Collateral Agent, in form, scope and substance satisfactory to Collateral Agent in its reasonable discretion; (f) if required by Collateral Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property, an ALTA mortgagee title insurance policy issued by a title insurer reasonably satisfactory to Collateral Agent (an "ADDITIONAL MORTGAGE POLICY"), in an amount reasonably satisfactory to Collateral Agent, assuring Collateral Agent that the applicable Additional Mortgage creates a valid and enforceable first priority mortgage lien (or such other priority lien as may be specified in the applicable Additional Mortgage) on such Covered Real Property Asset, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception, which Additional Mortgage Policy shall be in form and substance reasonably satisfactory to Collateral Agent and shall include an endorsement for mechanics' liens, for future advances under this Agreement, the Notes and the other Loan Documents, and for any other matters that Collateral Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Collateral Agent; (g) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) such Covered Real Property Asset (an "ADDITIONAL FLOOD HAZARD PROPERTY") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which such Covered Real Property Asset (if it is an Additional Flood Hazard Property) is located is participating in the National Flood Insurance Program; and (h) if such Covered Real Property Asset is an Additional Flood Hazard Property, Company's written acknowledgement of receipt of written notification from Collateral Agent (1) as to the existence of such Additional Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program. Collateral Agent and Lenders shall cooperate reasonably with Company, at Company's expense, in structuring any Additional Mortgages in a manner so as to minimize mortgage taxes associated therewith, to the extent possible consistent with the protection of Lenders' interests.

          B. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Collateral Agent, upon reasonable notice, to visit and inspect any Covered Real Property Asset for the purpose of obtaining an appraisal of value, conducted by consultants retained by Collateral Agent in compliance with all applicable banking regulations, with respect to such Covered Real Property Asset.

          C. In the event that Company or the applicable Subsidiary Guarantor fails to consummate a Specified Asset Sale/Financing with respect to any Closing Date Mortgaged Property on or before December 31, 1999, Company or such Subsidiary Guarantor shall, as soon as practicable after such date, deliver (a) an executed counterpart of an amendment (a "CLOSING DATE MORTGAGE AMENDMENT") to the applicable Closing Date Mortgage (such term being used herein as defined in the Existing Credit Agreement) together with evidence that a counterpart of such Closing Date Mortgage Amendment has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Collateral Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Closing Date Mortgage), subject to Permitted Encumbrances, on such Closing Date Mortgaged Property in favor of Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of all Secured Parties (as such term is defined in the Intercreditor Agreement); (b) an updated title report obtained by Company in respect of such Closing Date Mortgaged Property; (c) if required by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Closing Date Mortgaged Property is located with respect to the enforceability of the form of Closing Date Mortgage Amendment recorded in such state and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; and (d) if required by Collateral Agent, a bringdown of the title insurance policy issued with respect to such Closing Date Mortgaged Property, assuring Collateral Agent that the applicable Closing Date Mortgage, as amended pursuant to such Closing Date Mortgage Amendment, continues to create a valid and enforceable first priority mortgage lien (or such other priority lien as may be specified in such Closing Date Mortgage) on such Closing Date Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception. Collateral Agent and Lenders shall cooperate reasonably with Company, at Company's expense, in structuring any such amendment to a Closing Date Mortgage in a manner so as to minimize mortgage taxes associated therewith, to the extent possible consistent with the protection of Secured Parties' interests.


6.11      ASSIGNABILITY AND RECORDING OF LEASE AGREEMENTS.

          From and after the Closing Date, in the event that Company or any of its Domestic Subsidiaries enters into any lease that is a Material Leasehold, Company shall, or shall cause such Subsidiary to, (i) obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of such Material Leasehold pursuant to an Additional Mortgage and the assignment of such Material Leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Collateral Agent or any Lender to the extent Collateral Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage and (ii) cause such lease, or a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to Collateral Agent, to be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Collateral Agent, so as to enable an Additional Mortgage encumbering such Material Leasehold to effectively create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Material Leasehold in favor of Collateral Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders.


SECTION 7.     COMPANY'S NEGATIVE COVENANTS

          Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  INDEBTEDNESS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.9;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Domestic Subsidiary may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes,
     (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany
     Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

          (v) Foreign  Subsidiaries may become and remain liable with respect to
     (a) Indebtedness to other Foreign Subsidiaries, (b) Indebtedness to Company and any Domestic Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, and (c) Indebtedness to Persons other than Company or any of its Subsidiaries; provided that the aggregate amount of all Direct Foreign Subsidiary Obligations of any Foreign Subsidiary shall not exceed at any time the sum of (X) 80% of all accounts receivable of such Foreign Subsidiary plus (Y) 50% of all inventory of such Foreign Subsidiary;

          (vi) Company may become and remain liable with respect to the Subordinated Notes;

          (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness to the extent such Indebtedness is secured by Liens permitted under subsection 7.2A(iii);

          (viii) Company may become and remain liable in respect of Indebtedness under the Existing Credit Agreement in an aggregate principal amount not to exceed $111,250,000;

          (ix) Company may become and remain liable with respect to the Headquarters Financing; and

          (x) Company and Subsidiary Guarantors may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

7.2  LIENS AND RELATED MATTERS.

          A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii) Liens granted pursuant to the Shared Collateral Documents and the other "Collateral Documents" as defined in the Existing Credit Agreement;

          (iii) Liens arising from the giving, simultaneously with or within 90 days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by Company or any of its Subsidiaries, or from the acquiring hereafter of real property or tangible personal property not heretofore owned by Company or any of its Subsidiaries subject to any then existing Lien (whether or not assumed), or from the extension, renewal or replacement of any Indebtedness secured by any of the foregoing Liens so long as the aggregate principal amount thereof and the security therefor is not thereby increased; provided, however, that in each case (a) such Lien is limited to such acquired or constructed real or tangible personal property and fixed improvements, if any, then existing or thereafter erected thereon, and (b) the principal amount of the Indebtedness secured by such Lien, together (without duplication) with the principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the cost (which shall be deemed to include, without duplication, the amount of Indebtedness secured by Liens, including existing Liens, on such property) of such property to Company or any of its Subsidiaries; and provided, further that the aggregate amount of outstanding Indebtedness secured by all such Liens shall at no time exceed $5,000,000;

          (iv) Liens encumbering assets of Foreign Subsidiaries and securing Indebtedness permitted under clause (c) of subsection 7.1(v);

          (v)  Liens described in Schedule 7.2 annexed hereto;

          (vi) Liens encumbering the Headquarters Facility to secure the Headquarters Financing; and

          (vii) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Domestic Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Domestic Subsidiaries shall enter into any agreement (other than the Subordinated Note Indenture or any other agreement prohibiting the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Domestic Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3  INVESTMENTS; JOINT VENTURES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Foreign Subsidiaries may make and own Investments in an aggregate amount not to exceed at any time outstanding $5,000,000 consisting of overnight loans to Pitney Bowes Finance Plc;

          (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv) or 7.1(v);

          (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (v) Company and its Subsidiaries may continue to own the Investments (including Investments in any Foreign Subsidiaries) owned by them and described in Schedule 7.3 annexed hereto;

          (vi) Company and its Subsidiaries may make and own Investments in an aggregate amount not to exceed at any time outstanding $500,000 consisting of any deferred portion of the sales price received by Company or any of its Subsidiaries in connection with any Asset Sale permitted under subsection 7.7(vii);

          (vii) Company or any of its Subsidiaries may make and maintain Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business;

          (viii) Company may make loans to members of senior management of Company, in an aggregate principal amount not to exceed $1,700,000 at any time outstanding, the proceeds of which are used solely to purchase Company Common Stock;

          (ix) Foreign Subsidiaries may make and own Investments in Persons engaged in businesses in which Company and its Subsidiaries are permitted to engage pursuant to subsection 7.14; and

          (x) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time (x) from July 1, 1997 to and including June 30, 1998, $10,000,000, and (y) thereafter, $15,000,000.

7.4  CONTINGENT OBLIGATIONS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Company may become and remain liable with respect to Contingent Obligations in respect of other Commercial Letters of Credit in an aggregate amount not to exceed at any time $5,000,000; provided that the aggregate amount of all Foreign Subsidiary Support Obligations shall not exceed at any time $2,000,000;

          (ii) Foreign Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Commercial Letters of Credit not constituting Letters of Credit; provided that the aggregate amount of all Direct Foreign Subsidiary Obligations of any Foreign Subsidiary shall not exceed at any time the sum of (a) 80% of all accounts receivable of such Foreign Subsidiary plus (b) 50% of all inventory of such Foreign Subsidiary;


          (iii)  Subsidiary   Guarantors  may  become  liable  with  respect  to
     Contingent Obligations arising under (a) the Subsidiary Guaranty and (b) their subordinated guaranties of the Subordinated Notes as set forth in the Subordinated Note Indenture;

          (iv) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements (including Interest Rate
     Agreements required under subsection 6.9) in an aggregate notional principal amount not to exceed the aggregate principal amount of the Loans outstanding from time to time;

          (v) Company or any of its Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements designed to protect Company or such Subsidiary against fluctuations in currency values;

          (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1; provided that the aggregate amount of all Foreign Subsidiary Support Obligations shall not exceed at any time $2,000,000;

          (vii) Company or any of its Subsidiaries may remain liable with respect to Contingent Obligations of Company or such Subsidiary, as applicable, described in Schedule 7.4 annexed hereto;

          (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets so long as such indemnification and purchase price adjustment obligations are customary in light of the type of Asset Sales or other sales of assets in connection with which they were incurred;

          (ix) Company or any of its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of leasehold interests assigned by Company or such Subsidiary on or after the Closing Date to any Person other than Company or any of its Subsidiaries; and

          (x) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations permitted by this subdivision (x) shall at no time exceed $3,000,000.

7.5  RESTRICTED JUNIOR PAYMENTS.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15B; and (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to repurchase shares of Company Common Stock (or options or warrants to acquire Company Common Stock) from members of Company's senior management in accordance with the terms of the Stockholders Agreement.

7.6  FINANCIAL COVENANTS.

     A. MAXIMUM LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any four-Fiscal Quarter period ending during any of the periods set forth below to (ii) Consolidated EBITDA for such four- Fiscal Quarter period to exceed the correlative ratio indicated:


                  PERIOD                             MAXIMUM LEVERAGE RATIO

     October 1, 1997 - December 31, 1997                    9.40:1.00
     January 1, 1998 - March 31, 1998                       9.40:1.00
     April 1, 1998 - June 30, 1998                          8.60:1.00
     July 1, 1998 - September 30, 1998                      8.50:1.00
     October 1, 1998 - December 31, 1998                    7.90:1.00

     January 1, 1999 - March 31, 1999                       7.70:1.00
     April 1, 1999 - June 30, 1999                          7.50:1.00
     July 1, 1999 - September 30, 1999                      7.20:1.00
     October 1, 1999 - December 31, 1999                    6.90:1.00

     January 1, 2000 - March 31, 2000                       6.80:1.00
     April 1, 2000 - June 30, 2000                          6.70:1.00
     July 1, 2000 - September 30, 2000                      6.50:1.00
     October 1, 2000 - December 31, 2000                    6.30:1.00

     January 1, 2001 - March 31, 2001                       6.10:1.00
     April 1, 2001 - June 30, 2001                          5.90:1.00
     July 1, 2001 - September 30, 2001                      5.60:1.00
     October 1, 2001 - December 31, 2001                    5.30:1.00

     January 1, 2002 - March 31, 2002                       5.10:1.00
     April 1, 2002 - June 30, 2002                          4.90:1.00
     July 1, 2002 - September 30, 2002                      4.70:1.00
     October 1, 2002 - December 31, 2002                    4.40:1.00



     B. MINIMUM CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA for any four-Fiscal Quarter period ending on any of the dates set forth below to be less than the correlative amount indicated:


                                            MINIMUM CONSOLIDATED
                DATE                               EBITDA


     December 31, 1997                           39,000,000
     March 31, 1998                              40,000,000
     June 30, 1998                               44,000,000
     September 30, 1998                          46,000,000
     December 31, 1998                           48,000,000
     March 31, 1999                              49,000,000
     June 30, 1999                               50,000,000
     September 30, 1999                          52,000,000
     December 31, 1999                           55,000,000
     March 31, 2000                              56,000,000
     June 30, 2000                               57,000,000
     September 30, 2000                          58,000,000
     December 31, 2000                           60,000,000
     March 31, 2001                              62,000,000
     June 30, 2001                               64,000,000
     September 30, 2001                          67,000,000
     December 31, 2001                           70,000,000
     March 31, 2002                              72,000,000
     June 30, 2002                               74,000,000
     September 30, 2002                          77,000,000
     December 31, 2002                           80,000,000


     C. MINIMUM CONSOLIDATED NET WORTH. Company shall not permit the sum of (i) Consolidated Net Worth plus (ii) cumulative total amortization expense, as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP, for the period from the Closing Date to the applicable date of determination to be less than the correlative amount indicated at any time during any of the periods set forth below:

                                                  MINIMUM
                  PERIOD                   CONSOLIDATED NET WORTH

     October 1, 1997 - December 31, 1997        120,000,000
     January 1, 1998 - March 31, 1998           120,000,000
     April 1, 1998 - June 30, 1998              120,000,000
     July 1, 1998 - September 30, 1998          125,000,000
     October 1, 1998 - December 31, 1998        130,000,000
     January 1, 1999 - March 31, 1999           133,000,000
     April 1, 1999 - June 30, 1999              136,000,000
     July 1, 1999 - September 30, 1999          140,000,000
     October 1, 1999 - December 31, 1999        145,000,000
     January 1, 2000 - March 31, 2000           150,000,000
     April 1, 2000 - June 30, 2000              155,000,000
     July 1, 2000 - September 30, 2000          160,000,000
     October 1, 2000 - December 31, 2000        165,000,000
     January 1, 2001 - March 31, 2001           170,000,000
     April 1, 2001 - June 30, 2001              175,000,000
     July 1, 2001 - September 30, 2001          180,000,000
     October 1, 2001 - December 31, 2001        190,000,000
     January 1, 2002 - March 31, 2002           200,000,000
     April 1, 2002 - June 30, 2002              210,000,000
     July 1, 2002 - September 30, 2002          220,000,000
     October 1, 2002 - December 31, 2002        230,000,000


     D. MINIMUM INTEREST  COVERAGE RATIO.  Company shall not permit the ratio of
(i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                               MINIMUM INTEREST
                     PERIOD                    COVERAGE RATIO

  October 1, 1997 - December 31, 1998             0.70:1.00
  January 1, 1999 - March 31, 1999                0.75:1.00
  April 1, 1999 - June 30, 1999                   0.80:1.00
  July 1, 1999 - September 30, 1999               0.90:1.00
  October 1, 1999 - June 30, 2000                 1.00:1.00
  July 1, 2000 - September 30, 2000               1.03:1.00
  October 1, 2000 - December 31, 2000             1.05:1.00
  January 1, 2001 - March 31, 2001                1.40:1.00
  April 1, 2001 - June 30, 2001                   1.35:1.00
  July 1, 2001 - December 31, 2001                1.30:1.00
  January 1, 2002 - March 31, 2002                1.35:1.00
  April 1, 2001 - June 30, 2002                   1.45:1.00
  July 1, 2002 - September 30, 2002               1.55:1.00
  October 1, 2001 - December 31, 2002             1.70:1.00


7.7    RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

       Company shall not, and shall not permit any of its Subsidiaries to alter the corporate structure of Company or any of its Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

       (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly-owned
  Subsidiary or, in the case of a merger of Company with and into U.S. Dictaphone, U.S. Dictaphone) shall be the continuing or surviving corporation; provided further that, in the case of any such merger of a Domestic Subsidiary and a Foreign Subsidiary, the Domestic Subsidiary shall be the surviving corporation; provided further that U.S. Dictaphone may only merge with Company; and provided, further that, in the case of a merger of Company with U.S. Dictaphone, (a) in the event U.S. Dictaphone is the continuing or surviving corporation in such merger, U.S. Dictaphone shall expressly assume, pursuant to documentation satisfactory in form and substance to Administrative Agent and its counsel, all of the Obligations of Company under this Agreement and the other Loan Documents, and (b) in any event the continuing or surviving corporation in such merger shall enter into (and, if applicable, cause to be filed or recorded with all relevant governmental authorities) all such amendments to the Collateral Documents (including without limitation any Mortgages to which Dictaphone or U.S. Dictaphone is a party at the time of consummation of such merger but excluding the Company Pledge Agreement), and take all such other actions, as may reasonably be deemed necessary or advisable by Collateral Agent in order to insure that the Collateral under such Collateral Documents continues to secure payment of all applicable Secured Obligations (as such term is defined in the Intercreditor Agreement);

       (ii)  Company and  its  Subsidiaries   may  make   Consolidated   Capital
  Expenditures permitted under subsection 7.8;

       (iii) Company and its Subsidiaries may sell inventory in the ordinary course of business;

       (iv) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property disposed of in the ordinary course of business;

       (v) U.S. Dictaphone may either (i) enter into a lease with Pitney Bowes, Inc. with respect to the space currently occupied by the Facsimile Division of Pitney Bowes, Inc. in the form delivered to and approved by Administrative Agent on the Closing Date with such other terms as may be acceptable to the officers of U.S. Dictaphone in the good faith exercise of their business judgment in the context of the Acquisition or (ii) allow Pitney Bowes, Inc. to continue to occupy such space pursuant to and in accordance with the terms and provisions of Section 5.13 of the Purchase Agreement and Company and its Subsidiaries may, as lessor or sub-lessor, lease or sub-lease any other Real Property Assets in the ordinary course of business;

       (vi) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

       (vii) subject to subsection 7.13, Company and its Subsidiaries (a) may make Asset Sales constituting Specified Asset Sale/Financings and (b) may make other Asset Sales of assets having a fair market value not in excess of $2,000,000 during the term of this Agreement; provided that (x) the consideration received for the assets that are the subject of any such Asset Sale described in the foregoing clause (a) or (b) shall be in an amount at least equal to the fair market value thereof; (y) at least 80% of the consideration received shall be cash; and (z) the proceeds of such Asset Sales described in the foregoing clause (b) shall be applied as required by subsection 2.4B(ii)(a).

7.8    CONSOLIDATED CAPITAL EXPENDITURES.

       Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year commencing with Fiscal Year 1998 shall be increased by an amount equal to the excess, if any, (but in no event more than $2,000,000) of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

                                          MAXIMUM CONSOLIDATED
            FISCAL YEAR                   CAPITAL EXPENDITURES

               1997                            $ 15,000,000
               1998                              25,000,000
               1999                              25,000,000
               2000                              25,000,000
               2001                              25,000,000
               2002                              25,000,000

7.9  RESTRICTION ON LEASES.

          Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed the correlative amount set forth below opposite such Fiscal Year:

                                            Maximum Consolidated
       Fiscal Year                           Rental Payments
          1997                                 $ 7,500,000
          1998                                   8,000,000
          1999                                   8,600,000
          2000                                   9,200,000
          2001                                   9,800,000
          2002                                  10,500,000


; provided that, notwithstanding anything to the contrary contained in this subsection 7.9, Company may enter into a lease (whether an Operating Lease or a Capital Lease) with respect to the Headquarters Facility following an Asset Sale of the Headquarters Facility constituting a Specified Asset Sale/Financing; provided that the Consolidated Rental Payments in respect of such lease do not exceed $2,000,000 in any Fiscal Year during the term of this Agreement.

7.10      SALES AND LEASE-BACKS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

7.11      SALE OR DISCOUNT OF RECEIVABLES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or
(ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.13      DISPOSAL OF SUBSIDIARY STOCK.

          Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries other than U.S. Dictaphone in compliance with the provisions of subsection 7.7(vii), Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14      CONDUCT OF BUSINESS.

          From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the Dictaphone Business and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.15      AMENDMENTS  OR  WAIVERS  OF  STOCKHOLDERS'  AGREEMENT;  AMENDMENTS  OF
          DOCUMENTS  RELATING  TO  SUBORDINATED   INDEBTEDNESS  AND  RECEIVABLES
          PROGRAM AGREEMENTS; DESIGNATION OF "DESIGNATED SENIOR INDEBTEDNESS".

          A. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, the Stockholders Agreement without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

          B. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

          C. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Receivables Program or any Receivables Program Agreement related thereto, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of Company or any of its Subsidiaries thereunder or to confer additional rights on any other parties to the applicable Receivables Program Agreements which would be adverse to Company or any of its Subsidiaries or to Lenders.

          C. Company shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Subordinated Note Indenture) for purposes of the Subordinated Note Indenture without the prior written consent of Requisite Lenders.

7.16      FISCAL YEAR

          Company shall not change its Fiscal Year-end from December 31.

7.17      RECEIVABLES PROGRAMS.

          Notwithstanding anything to the contrary contained in this Agreement (including without limitation subsection 10.7), Company may, and may permit its Subsidiaries to, enter into one or more transactions (each such transaction being referred to herein as a "RECEIVABLES PROGRAM") involving (i) the sale or other financing by Company or any of its Subsidiaries, without recourse based solely upon a default by one or more account debtors in the payment of any accounts receivable included in the applicable Receivables Program, of accounts receivable arising in the ordinary course of business of Company or any of its Subsidiaries or (ii) the incurrence by Company or any of its Subsidiaries of Non-Recourse Indebtedness secured by Liens on accounts receivable arising in the ordinary course of business of Company or any of its Subsidiaries; provided that the terms and conditions of each Receivables Program and all agreements and instruments related thereto (all such agreements and instruments being collectively referred to herein as "RECEIVABLES PROGRAM AGREEMENTS") shall be satisfactory in form and substance to Agents and Requisite Lenders; provided further that, prior to the consummation of any Receivables Program, Agents shall have received originally executed copies of one or more favorable written opinions of Shearman & Sterling, counsel for Company, in each case satisfactory in form and substance to Agents and their counsel, to the effect that the consummation of such Receivables Program does not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the indentures pursuant to which any Subordinated Indebtedness has been issued and covering such other matters as Agents may reasonably request; and provided further that the proceeds of all Receivables Programs shall be applied as required by subsection 2.4B(ii)(c).


SECTION 8.     EVENTS OF DEFAULT

          If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1  FAILURE TO MAKE PAYMENTS WHEN DUE.

          Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2  DEFAULT IN OTHER AGREEMENTS.

          (i) Failure of Company or any of its Material Subsidiaries to pay when due any principal of or interest on or other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in either an individual or an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Material Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (in each case after giving effect to any applicable grace periods); or

8.3  BREACH OF CERTAIN COVENANTS.

          Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  BREACH OF WARRANTY.

          Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.

          Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within (i) 10 days after receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of any such default under subsection 6.1 or (ii) 30 days after receipt by Company and such Loan Party of such notice of any such default under any other provision of this Agreement or any of the other Loan Documents; or

8.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any general assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

8.8  JUDGMENTS AND ATTACHMENTS.

          Any money judgment, writ or warrant of attachment or similar process involving, either in any individual case or in the aggregate at any time, an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  DISSOLUTION.

          Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10      EMPLOYEE BENEFIT PLANS.

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded current liabilities (as defined in Section 302(d)(8) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or

8.11      CHANGE IN CONTROL.

          (i) Except as permitted under subsection 7.7(i) or subsection 7.13, Company shall at any time not own 100% of the capital stock of U.S. Dictaphone, U.K. Holdings, German Sub, Swiss Sub and Canadian Sub (excluding directors' shares of U.K. Holdings); or (ii) Stonington and/or its Affiliates shall cease to beneficially own and control at least a majority of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company;

8.12      INVALIDITY OF SUBSIDIARY GUARANTY.

          Upon execution and delivery thereof, the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect as to any Subsidiary Guarantor (other than in accordance with its terms) or is declared to be null and void, or any Subsidiary Guarantor denies in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under the Subsidiary Guaranty; or

8.13      FAILURE OF SECURITY.

          Upon execution and delivery thereof, any Shared Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Shared Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or Collateral Agent shall not have or shall cease to have, for any reason other than the failure of Collateral Agent or any Lender to take any action within its control, a valid security interest in any Collateral purported to be covered thereby having a fair market value individually or in the aggregate exceeding $500,000, perfected and with the priority required by this Agreement and the relevant Shared Collateral
Document and subject only to Liens permitted under this Agreement and the applicable Shared Collateral Document;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

          Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company, at any time, the right to require Lenders to rescind or annul any acceleration hereunder or preclude Lenders from exercising any of their rights or remedies, even if the conditions set forth herein are met.

SECTION 9.     AGENTS

9.1  APPOINTMENT.

          BTCo. is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Morgan Stanley Senior Funding,Inc., is hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2  POWERS AND DUTIES; GENERAL IMMUNITY.

     A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Neither Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B.  NO  RESPONSIBILITY   FOR  CERTAIN  MATTERS.   Neither  Agent  shall  be
responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by either Agent to Lenders or by or on behalf of Company to either Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall either Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, neither Agent shall have any liability arising from confirmations of the amount of outstanding Loans.

     C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor Syndication Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If either Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders (or such other Lenders as may be required under subsection
10.6 hereof). Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required under subsection 10.6 hereof). Agents shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents except for actions explicitly required of the Agent unless and until it has obtained the instructions of Requisite Lenders (or such other Lenders as may be required under subsection 10.6 hereof).

     D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, either Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans. Agents shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agents in their individual capacity. Either Agent and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR
     APPRAISAL OF CREDITWORTHINESS.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  RIGHT TO INDEMNITY.

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Syndication Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents;
provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to either Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  SUCCESSOR ADMINISTRATIVE AGENT.

          Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation by, or any such removal of, Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent, and upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6  SHARED COLLATERAL DOCUMENTS AND GUARANTIES.

          A. APPOINTMENT OF ADMINISTRATIVE AGENT IN RESPECT OF INTERCREDITOR AGREEMENT. Each Lender hereby further authorizes Administrative Agent to enter into the Intercreditor Agreement as agent and/or secured party on behalf of and for the benefit of Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreement; provided that, subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of Requisite Lenders.

          B. APPOINTMENT OF COLLATERAL AGENT IN RESPECT OF SUBSIDIARY GUARANTY, INTERCREDITOR AGREEMENT AND SHARED COLLATERAL DOCUMENTS. Each Lender hereby further authorizes and directs Collateral Agent (i) to act as agent for and representative of Lenders and Existing Lenders under the Subsidiary Guaranty and
(ii) to enter into the Intercreditor Agreement and each Shared Collateral Document as secured party on behalf of and for the benefit of Lenders and Existing Lenders, and each Lender agrees to be bound by the terms of the Subsidiary Guaranty, the Intercreditor Agreement and each Shared Collateral Document.

          C. LIMITATIONS ON LENDERS' RIGHTS IN RESPECT OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Shared Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Shared Collateral Documents and the Subsidiary Guaranty may be exercised solely by Collateral Agent for the benefit of Lenders and Existing Lenders in accordance with the terms thereof and the terms of the Intercreditor Agreement.

SECTION 10.    MISCELLANEOUS

10.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

     A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or the Loan made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loan or the other Obligations owed to such Lender.

     B.   ASSIGNMENTS.

          (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agents and, in the case of an assignment to any such Affiliate where the assigning Lender can reasonably foresee that such assignment would result in a requirement on the part of Company to pay such Affiliate any greater amount pursuant to subsection 2.6D or 2.7 than Company would have been required to pay the assigning Lender in respect of the amount of such assignment had no such assignment occurred, with the consent of Company to such assignment (which consent shall not be unreasonably withheld), or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loan, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loan or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Note, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of
     Exhibit III annexed hereto with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the final scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2      EXPENSES.

          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting the Liens in favor of Collateral Agent pursuant to the Loan Documents, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and fees and expenses of legal counsel to Agents (including local counsel); (v) all other actual and reasonable costs and expenses incurred by Agents and their Affiliates (including BT Securities Corporation) in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3      INDEMNITY.

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction; and provided, further that in connection with investigating, preparing to defend, or defending against any Indemnified Liability of, to or against more than one Indemnitee, such investigation, preparation or defense shall be conducted by the same legal counsel on behalf of all such Indemnitees except to the extent that one or more of such Indemnitees determines in good faith that there is a conflict of interests between such Indemnitee or Indemnitees and some or all of the remaining Indemnitees. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4      SET-OFF.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5      RATABLE SHARING.

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate
Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6      AMENDMENTS AND WAIVERS.

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases 25% or more in aggregate fair market value of the Collateral; releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7      INDEPENDENCE OF COVENANTS.

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8      NOTICES.

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans and the termination of this Agreement.

10.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

          No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11     MARSHALLING; PAYMENTS SET ASIDE.

          Neither Administrative Agent, Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12     SEVERABILITY.

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or un- enforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14     HEADINGS.

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15     APPLICABLE LAW.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

10.16     SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18     WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19     CONFIDENTIALITY.

          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20     COUNTERPARTS; EFFECTIVENESS.

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.



          [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:

                        DICTAPHONE CORPORATION


                        By:  /s/ Joseph Skrzypczak
                           ------------------------------------
                        Title: Senior Vice President and Chief Financial Officer
                               -------------------------------------------------


                              Notice Address:

                         Dictaphone Corporation
                         3191 Broadbridge Avenue
                         Stratford, Connecticut 06497
                         Attention:  Dan Hart, Esq.



          LENDERS:

                         BANKERS TRUST COMPANY, individually
                              and as Administrative Agent


                         By:  /s/ Mary Jo Jolly
                            --------------------------------------
                         Title:  Assistant Vice President
                               -----------------------------------


                              Notice Address:

                         Bankers Trust Company
                         One Bankers Trust Plaza
                         130 Liberty Street, 14th Floor
                         New York, New York 10006
                         Attention:  Mary Zadroga

                              with a copy to:

                         Bankers Trust Company
                         300 South Grand Avenue, 41st Floor
                         Los Angeles, California  90071
                         Attention:     Victoria A. Floyd

                         MORGAN STANLEY SENIOR FUNDING, INC.


                         By:  /s/ Christopher Pucillo
                            ------------------------------------
                         Title:  Vice President
                               ---------------------------------


                              Notice Address:

                         Morgan Stanley Senior Funding, Inc.
                         1585 Broadway, 10th Floor
                         New York, New York  10036
                         Attention:     Christopher Pucillo

                         MERRILL LYNCH PRIME RATE PORTFOLIO


                         By:  /s/ Gil Marchand
                            ----------------------------------
                         Title:
                               -------------------------------


                                 Notice Address:

                         Merrill Lynch Prime Rate Portfolio
                         800 Scudders Mill Road
                         Plainsboro, New Jersey  08536
                         Attention:     Gil Marchand

                         MERRILL LYNCH SENIOR FLOATING
                                 RATE FUND, INC.


                         By:  /s/ Gil Marchand
                            ----------------------------------
                         Title:
                               -------------------------------


                                 Notice Address:

                         Merrill Lynch Senior Floating Rate Fund, Inc. 800 Scudders Mill Road
                         Plainsboro, New Jersey  08536
                         Attention:     Gil Marchand

                         CIBC INC.


                         By: /s/ William M. Swenson
                            ----------------------------------
                         Title:
                               -------------------------------


                                 Notice Address:

                         c/o Canadian Imperial Bank of Commerce
                         425 Lexington Avenue, 7th Floor
                         New York, New York 10017
                         Attention:     Bill Swenson

                         PILGRIM AMERICA PRIME RATE TRUST


                         By:  /s/ Howard Tiffen
                            --------------------------------------
                         Title:  Senior Vice President
                               -----------------------------------


                                 Notice Address:

                         Two Renaissance Square
                         40 N. Central Avenue, Suite 1200
                         Phoenix, Arizona  85004
                         Attention:     Tim Hunt

                         FIRST SOURCE FINANCIAL


                         By:  /s/ Gary L. Francis
                            --------------------------------------
                         Title: Senior Vice President
                                ----------------------------------


                                 Notice Address:

                         First Source Financial
                         2850 W. Goff Road, 5th Floor
                         Rolling Meadows, IL  60008
                         Attention:     Janice Rackow

                                  SCHEDULE 2.1

             LENDERS' COMMITMENTS AND PRO RATA SHARES



           LENDER                     COMMITMENT                  PRO RATA SHARE

Merrill Lynch Senior
  Floating Rate Fund, Inc.            $ 7,750,000.00                 12.3506%

Morgan Stanley Senior
  Funding, Inc.                       $35,000,000.00                 55.7769%

CIBC Inc.                             $15,000,000.00                 23.9044%

Pilgrim America Prime Rate Trust      $ 5,000,000.00                  7.9681%
                                      --------------                ------------
TOTAL                                 $62,750,000.00                   100%

                                    EXHIBIT I

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING


          Pursuant to that certain Credit Agreement dated as of November 14, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dictaphone Corporation, a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent ("ADMINISTRATIVE AGENT"), this represents Company's request to borrow Base Rate Loans from Lenders, in accordance with their applicable Pro Rata Shares, as follows:

        1.  Date of borrowing:    November __, 1997
            -----------------

        2.  Amount of borrowing:  $___________________
            -------------------

The proceeds of such Loans are to be deposited in Company's account at Administrative Agent.

            The undersigned officer, to the best of his or her knowledge, on behalf of Company certifies that:

            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

            (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

DATED: ____________________       DICTAPHONE CORPORATION


                                      By:--------------------------
                                      Title:------------------------

                                   EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION


            Pursuant to that certain Credit Agreement dated as of November 14, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dictaphone Corporation, a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, this represents Company's request to convert or continue Loans as follows:

        1.  DATE OF CONVERSION/CONTINUATION:  __________________, ______

        2.  AMOUNT OF LOANS BEING CONVERTED/CONTINUED:$______________________

        3.  NATURE OF CONVERSION/CONTINUATION:
                            /__/   a.   Conversion of Base Rate Loans
                                        to Eurodollar Rate Loans
                            /__/   b.   Conversion of Eurodollar Rate
                                        Loans to Base Rate Loans
                            /__/   c.   Continuation of Eurodollar
                                        Rate Loans as such

        4.  If Loans are being continued as or converted to
            Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/ continuation
            date:   _______________ month(s)

            In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, on behalf of Company certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: _____________________          DICTAPHONE CORPORATION


                                      By:--------------------------
                                      Title:------------------------

                                   EXHIBIT III

                               [FORM OF TERM NOTE]

                             DICTAPHONE CORPORATION

                        PROMISSORY NOTE DUE JUNE 30, 2003

$


            FOR VALUE RECEIVED, DICTAPHONE CORPORATION, a Delaware corporation ("COMPANY"), promises to pay to ("PAYEE") or its registered assigns the principal amount of ($[ ]) in the installments referred to below.

            Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 14, 1997 by and among Company, the financial institutions listed therein as Lenders, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            Company shall make principal payments on this Note in consecutive annual installments, commencing on December 31, 1997 and ending on December 31, 2001, and thereafter in consecutive installments on September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

            This Note is one of Company's "Notes" in the aggregate principal amount of $62,750,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in subsection 2.4B(ii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

            THIS  NOTE AND THE  RIGHTS  AND  OBLIGATIONS  OF  COMPANY  AND PAYEE
HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                      DICTAPHONE CORPORATION


                                      By:---------------------------
                                      Title:------------------------

                                  EXHIBIT IV-A

                   [FORM OF COMPLIANCE CERTIFICATE (MONTHLY)]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

               (1) We are the duly elected [Title] and [Title] of Dictaphone Corporation, a Delaware corporation ("COMPANY");

               (2) We have reviewed the terms of that certain Credit Agreement dated as of November 14, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

               (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except for any such condition or event which no longer constitutes an Event of Default or Potential Event of Default as of the date of this Certificate and which was previously reported to the Lenders in accordance with subsection 6.1(ix) of the Credit Agreement[, and except as set forth below].

            [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________]

            The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, 199_ pursuant to subsection 6.1(iv) of the Credit Agreement.

                                      DICTAPHONE CORPORATION


                                      By:---------------------------
                                      Title:------------------------


                                      By:---------------------------
                                      Title:------------------------

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE


          This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 199_ and pertains to the period from ____________, 199_ to ____________, 199_. Subsection references herein relate to subsections of the Credit Agreement.

A.   INDEBTEDNESS

1.   Indebtedness of Foreign Subsidiaries to Company and
     Domestic Subsidiaries (7.1(v)(b)):                          $------------

2.   Maximum Indebtedness permitted under subsection
     7.1(v)(b):                                                  $30,000,000

3.   Indebtedness  of [Name of Foreign  Subsidiary]  to
     Persons other than Company or Subsidiaries (7.1(v)(c)):     $------------

4.   Contingent Obligations  of [Name of Foreign
     Subsidiary] to Persons other than Company  or
     Subsidiaries in respect  of  Commercial Letters
     of Credit not constituting Letters of Credit:               $------------

5.   Direct Foreign Subsidiary Obligations of
     [Name of Foreign Subsidiary] (3+4):                         $------------

6.   Aggregate amount of accounts receivable for
     [Name of Foreign Subsidiary]:                               $------------

7.   Aggregate amount of inventory of
     [Name of Foreign Subsidiary]:                               $------------

8.   Maximum  amount of Direct Foreign
     Obligations  of [Name of Foreign
     Subsidiary] permitted under subsection
     7.1(v)(c) ((80% x item 6) + (50% x item 7))                 $------------

[REPEAT ITEMS 3 THROUGH 8 FOR EACH FOREIGN SUBSIDIARY]

9.   Indebtedness permitted under subsection 7.1(x):             $------------

10.  Maximum Indebtedness permitted under
     subsection 7.1(x):                                          $10,000,000

B.   LIENS

1.   Indebtedness secured by Liens permitted under
     subsection 7.2A(iii):                                       $-------------

2.   Maximum permitted under subsection 7.2A(iii):               $5,000,000

3.   Indebtedness secured by Liens permitted
     under subsection 7.2A(vii):                                 $-------------

4.   Maximum permitted under subsection 7.2A(vii):               $5,000,000

C.   INVESTMENTS

1.   Aggregate  amount of  overnight  loans by Foreign
     Subsidiaries  to Pitney Bowes Finance Plc (7.3(ii)):        $-------------

2.   Maximum overnight loans permitted under
     subsection 7.3(ii):                                         $5,000,000

3.   Investments of Company and  Subsidiaries  consisting
     of any deferred  portion of the sales price  received
     by Company or  Subsidiaries  in connection  with Asset
     Sales (7.3(vi)):                                            $-------------

4.   Maximum Investments permitted under subsection 7.3(vi):     $500,000

5.   Loans to senior management by Company (7.3(viii)):          $-------------

6.   Maximum loans to senior management permitted
     under subsection 7.3(viii):                                 $1,700,000

7.   Investments permitted under subsection 7.3(x):              $-------------

8.   Maximum permitted under subsection 7.3(x):                  $-------------

D.   CONTINGENT OBLIGATIONS

1.   Contingent  Obligations  of Company in respect
     of  Commercial  Letters of Credit (other than
     Letters of Credit) (7.4(i)):                                $-------------

2.   Maximum Contingent Obligations permitted
     under subsection 7.4(i):                                    $5,000,000

3.   Contingent Obligations of Company and Domestic
     Subsidiaries in respect of Direct Foreign
     Subsidiary Obligations (including without
     limitation any such Contingent obligations
     in  respect  of Letters  of Credit
     supporting  any Direct  Foreign Subsidiary
     Obligations) ("Foreign Subsidiary Support
     Obligations") (7.4(i)):                                     $-------------

4.   Maximum Foreign Subsidiary Support Obligations
     permitted under Subsection 7.4(i):                          $2,000,000

5.   Notional principal amount of Interest Rate Agreements
     (including  Interest Rate Agreements  required  under
     subsection  6.9) with  respect to which  Company is
     liable (7.4(iv)):                                           $-------------

6.   Aggregate principal amount of Term Loans outstanding:       $-------------

7.   Maximum permitted notional amount under subsection
     7.4(iv) (item 6):                                           $-------------

8.   Contingent  Obligations of Company and  Subsidiaries
     permitted under subsection 7.4(x):                          $-------------

9.   Maximum  Contingent  Obligations  of Company and
     Subsidiaries  permitted  under subsection 7.4(x):           $3,000,000

E.   FUNDAMENTAL CHANGES

1.   Aggregate fair market value of assets sold in any
     one or more Asset Sales after Closing Date in one
     or more transactions (7.7(vii)):                            $-------------

2.   Maximum permitted under subsection 7.7(vii):                $2,000,000

F.   CONSOLIDATED CAPITAL EXPENDITURES

1.   Consolidated Capital Expenditures of Company and
     Subsidiaries for Fiscal Year-to-date (7.8):                 $-------------

2.   Maximum amount of Consolidated Capital  Expenditures
     permitted under subsection 7.8 for Fiscal Year
     (unadjusted):                                               $-------------

3.   Maximum Consolidated Capital Expenditures permitted under
     subsection  7.8 for  previous  Fiscal  Year  (as  adjusted
     in  accordance  with subsection 7.8):                       $-------------

4.   Actual amount of Consolidated Capital Expenditures
     for previous Fiscal year:                                   $-------------

5.   (3-4) (but not greater than $2,000,000):                    $-------------

6.   Maximum amount of Consolidated  Capital  Expenditure
     permitted under subsection 7.8 for Fiscal Year
     (adjusted) (2+5):                                           $-------------

G.   LEASES

1.   Consolidated  Rental  Payments of leases to which
     Company or  Subsidiaries  are liable (7.9):                 $-------------

2.   Maximum Consolidated Rental Payments permitted under
     subsection 7.9:                                             $-------------

                                  EXHIBIT IV-B

        [FORM OF COMPLIANCE CERTIFICATE (QUARTERLY/ANNUAL)]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

          (1) We are the duly elected [Title] and [Title] of Dictaphone Corporation, a Delaware corporation ("COMPANY");

          (2) We have reviewed the terms of that certain Credit Agreement dated as of November 14, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

          (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except for any such condition or event which no longer constitutes an Event of Default or Potential Event of Default as of the date of this Certificate and which was previously reported to the Lenders in accordance with subsection 6.1(ix) of the Credit Agreement[, and except as set forth below].

          [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------]
          The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, 199_ pursuant to subsection 6.1(iv) of the Credit Agreement.

                              DICTAPHONE CORPORATION


                              By: __________________________
                              Title: ________________________


                              By: __________________________
                              Title: ________________________

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE


          This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 199_ and pertains to the period from ____________, 199_ to ____________,
199_. Subsection references herein relate to subsections of the Credit Agreement.

A.   INDEBTEDNESS

1.   Indebtedness of Foreign Subsidiaries to Company and
     Domestic Subsidiaries (7.1(v)(b)):                          $------------

2.   Maximum Indebtedness permitted under subsection 7.1(v)(b):  $30,000,000

3.   Indebtedness  of [Name of Foreign  Subsidiary]  to
     Persons other than Company or Subsidiaries (7.1(v)(c)):     $-------------

4.   Contingent  Obligations  of [Name of Foreign  Subsidiary]
     to Persons other than Company  or  Subsidiaries  in
     respect  of  Commercial  Letters  of  Credit  not
     constituting Letters of Credit:                             $-------------

5.   Direct Foreign Subsidiary Obligations of [Name of Foreign
     Subsidiary] (3+4):                                          $-------------

6.   Aggregate amount of accounts receivable for [Name of
     Foreign Subsidiary]:                                        $-------------

7.   Aggregate amount of inventory of [Name of Foreign
     Subsidiary]:                                                $-------------

8.   Maximum  amount of Direct Foreign  Obligations  of          $-------------
     [Name of Foreign  Subsidiary] permitted under subsection
     7.1(v)(c) ((80% x item 6) + (50% x item 7))

[REPEAT ITEMS 3 THROUGH 8 FOR EACH FOREIGN SUBSIDIARY]

9.   Indebtedness permitted under subsection 7.1(x):             $-------------

10.  Maximum Indebtedness permitted under subsection 7.1(x):     $10,000,000

B.   LIENS

1.   Indebtedness secured by Liens permitted under
     subsection 7.2A(iii):                                       $-------------

2.   Maximum permitted under subsection 7.2A(iii):               $5,000,000

3.   Indebtedness secured by Liens permitted under
     subsection 7.2A(vii):                                       $-------------

4.   Maximum permitted under subsection 7.2A(vii):               $5,000,000

C.   INVESTMENTS

1.   Aggregate amount of overnight loans by Foreign
     Subsidiaries to Pitney Bowes Finance Plc. (7.3(ii)):        $-------------

2.   Maximum overnight loans permitted under subsection
     7.3(ii):                                                    $5,000,000

3.   Investments of Company and  Subsidiaries  consisting of
     any deferred  portion of the sales price  received by
     Company or  Subsidiaries  in connection  with Asset
     Sales (7.3(vi)):                                            $-------------

4.   Maximum Investments permitted under subsection 7.3(vi):     $500,000

5.   Loans to senior management by Company (7.3(viii)):          $-------------

6.   Maximum loans to senior management permitted under
     subsection 7.3(viii):                                       $1,700,000

7.   Investments permitted under subsection 7.3(x):              $-------------

8.   Maximum permitted under subsection 7.3(x):                  $-------------

D.   CONTINGENT OBLIGATIONS

1.   Contingent  Obligations  of Company in respect of
     Commercial  Letters of Credit (other than Letters of
     Credit) (7.4(i)):                                           $-------------

2.   Maximum Contingent Obligations permitted under
     subsection 7.4(i):                                          $5,000,000

3.   Contingent Obligations of Company and Domestic
     Subsidiaries in respect of Direct Foreign Subsidiary
     Obligations (including without limitation any such
     Contingent obligations  in  respect  of Letters  of
     Credit  supporting  any direct  Foreign Subsidiary
     Obligations) ("Foreign Subsidiary Support Obligations")
     (7.4(i)):                                                   $-------------

4.   Maximum Foreign Subsidiary Support Obligations permitted
     under subsection 7.4(i):                                    $2,000,000

5.   Notional principal amount of Interest Rate Agreements
     (including  Interest Rate Agreements  required  under
     subsection  6.9) with  respect to which  Company is
     liable (7.4(iv)):                                           $-------------

6.   Aggregate principal amount of Term Loans outstanding:       $-------------

7.   Maximum permitted notional amount under subsection
     7.4(iv) (item 6):                                           $-------------

8.   Contingent  Obligations of Company and  Subsidiaries
     permitted under subsection 7.4(x):                          $-------------

9.   Maximum  Contingent  Obligations  of Company and
     Subsidiaries  permitted  under subsection 7.4(x):           $3,000,000

E.   MAXIMUM LEVERAGE RATIO (as of the last day of the four-
     Fiscal Quarter period ending _____________, 199_)

1.   Consolidated Total Debt:                                    $-------------

2.   Consolidated EBITDA:                                        $-------------

3.   Leverage Ratio (1):(2):                                       ____:1.00

4.   Maximum ratio permitted under subsection 7.6A:                ____:1.00

F. MINIMUM CONSOLIDATED EBITDA (for the four-Fiscal Quarter period ending ____________, 199_)

1.   Consolidated Net Income:                                    $-------------

2.   Consolidated Interest Expense:                              $-------------

3.   Provisions for taxes based on income:                       $-------------

4.   Total depreciation expense:                                 $-------------

5.   Total amortization expense:                                 $-------------

6.   Other non-cash items reducing Consolidated Net Income:      $-------------

7.   Other non-cash items increasing Consolidated Net Income:    $-------------

8.   Consolidated EBITDA (1+2+3+4+5+6-7):                        $-------------

9.   Minimum Consolidated EBITDA permitted under
     subsection 7.6B:                                            $-------------

G.   MINIMUM CONSOLIDATED NET WORTH (as of ____________, 199_)

1.   Consolidated Net Worth:                                     $-------------

2.   Cumulative total  amortization  expense on a consolidated
     basis for Company and Subsidiaries:                         $-------------

3.   (1+2):                                                      $-------------

4.   Minimum Consolidated Net Worth permitted under
     subsection 7.6C:                                            $-------------

H. MINIMUM INTEREST COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, 199_)

1.   Consolidated EBITDA:                                        $-------------

2.   Consolidated Capital Expenditures:                          $-------------

3.   Consolidated Interest Expense:                              $-------------

4.   (1-2):                                                      $-------------

5.   Interest Coverage Ratio (4):(3):                              ____:1.00

6.   Minimum Interest Coverage Ratio permitted under
     subsection 7.6D:                                              ____:1.00

I.   FUNDAMENTAL CHANGES

1.   Aggregate fair market value of assets sold in any
     one or more Asset Sales (other than  Specified  Asset
     Sale/Financings)  after  Closing  Date  in one  or  more
     transactions (7.7(vii)):                                    $-------------

2.   Maximum permitted under subsection 7.7(vii):                $2,000,000

J.   CONSOLIDATED CAPITAL EXPENDITURES

1.   Consolidated Capital Expenditures of Company and
     Subsidiaries for Fiscal Year-to-date (7.8):                 $-------------

2.   Maximum amount of Consolidated Capital  Expenditures
     permitted under subsection 7.8 for Fiscal Year
     (unadjusted):                                               $-------------

3.   Maximum Consolidated Capital Expenditures permitted
     under subsection  7.8 for  previous  Fiscal  Year
     (as  adjusted  in  accordance  with subsection 7.8):        $-------------

4.   Actual amount of Consolidated Capital Expenditures for
     previous Fiscal year:                                       $-------------

5.   (3-4) (but not greater than $2,000,000):                    $-------------

6.   Maximum amount of Consolidated  Capital  Expenditure
     permitted under subsection 7.8 for Fiscal Year
     (adjusted) (2+5):                                           $-------------

K.   LEASES

1.   Consolidated  Rental  Payments of leases to which
     Company or  Subsidiaries  are liable (7.9):                 $-------------

2.   Maximum Consolidated Rental Payments permitted under
     subsection 7.9:                                             $-------------

                                   EXHIBIT V-A

                    [FORM OF OPINION OF SHEARMAN & STERLING]

                        [Shearman & Sterling Letterhead]

                                              November 20, 1997

To the Lenders listed on Schedule A attached hereto, and to Morgan Stanley Senior Funding, Inc., as Syndication Agent for such Lenders, and Bankers Trust Company, as Administrative Agent for such Lenders

                             Dictaphone Corporation

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.1I of the Credit Agreement dated as of November 14, 1997 (the "CREDIT AGREEMENT"), among Dictaphone Corporation, a Delaware corporation (the "COMPANY"), and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          We have acted as special counsel to the Company in connection with the preparation, execution and delivery of the Credit Agreement and of the Notes, the Company Pledge Agreement and the Company Security Agreement executed and delivered by the Company on the date hereof (collectively, for purposes of this opinion, the "COMPANY CREDIT DOCUMENTS"), and we have acted as special counsel to U.S. Dictaphone in connection with the preparation, execution and delivery of the Amended and Restated Subsidiary Pledge Agreement, the Amended and Restated Subsidiary Security Agreement and the Amended and Restated Subsidiary Guaranty executed and delivered by U.S. Dictaphone on the date hereof (for purposes of this opinion, the "SUBSIDIARY PLEDGE AGREEMENT", the "SUBSIDIARY SECURITY AGREEMENT" and the "SUBSIDIARY GUARANTY", respectively, and, collectively, the "U.S. DICTAPHONE CREDIT DOCUMENTS"; together with the Company Credit Documents, the "CREDIT DOCUMENTS").

          In that connection, we have examined counterparts of each of the Company Credit Documents and the U.S. Dictaphone Credit Documents and of the Amended and Restated Subsidiary Patent Security Agreement and the Amended and Restated Subsidiary Trademark Security Agreement executed and delivered by U.S. Dictaphone on the date hereof (for purposes of this opinion, the "SUBSIDIARY PATENT SECURITY AGREEMENT" and the "SUBSIDIARY TRADEMARK SECURITY AGREEMENT", respectively), and, to the extent relevant to our opinions expressed below, the other documents furnished by the Company and U.S. Dictaphone pursuant to Section 4 of the Credit Agreement including:

          (a) The Certificate of Incorporation of each of the Company and U.S. Dictaphone, as amended through the date hereof;

          (b) The Bylaws of each of the Company and U.S. Dictaphone, as amended through the date hereof; and

          (c) A copy of a UCC-1 financing statement and the exhibits attached thereto (the "FINANCING STATEMENT"), filed under the Uniform Commercial Code as in effect on the date hereof in the State of California (the "CALIFORNIA UCC"), naming U.S. Dictaphone as debtor and the Collateral Agent as secured party, which Financing Statement was filed in the office of the Secretary of State of the State of California on August 17, 1995 (the "FILING OFFICE").

          In addition, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records of the Company and U.S. Dictaphone, certificates of public officials and of officers of the Company and U.S. Dictaphone and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or U.S. Dictaphone or of their respective officers or of public officials.

          In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the due execution and delivery, pursuant to due power and authority (corporate and otherwise) of each of the documents referred to above by all parties thereto and the Notes by the Company,
(ii) the  authenticity of all such documents  submitted to us as originals,  and
(iii) the conformity to originals of all such documents submitted to us as copies.

          In addition, we have assumed, without independent investigation,  that
(i) each of the Company and U.S. Dictaphone is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate and otherwise) to execute, deliver and perform each Credit Document to which it is party and (ii) the execution, delivery and performance by each of the Company and U.S. Dictaphone of each Credit Document to which it is a party has been duly authorized by all necessary action (corporate or otherwise) and does not (A) contravene the certificate of incorporation, bylaws or other constituent documents of such party, (B) conflict with or result in the breach of any document or instrument binding on such party or (C) violate or require any governmental or regulatory authorization or other action under any law, rule or regulation applicable to such party other than New York law or United States federal law applicable to borrowers, guarantors and grantors generally or, assuming the correctness of the Company's statements made as representations and warranties in Sections 5.2B and 5.2C of the Credit Agreement, applicable to the Loan Parties. We have also assumed that each of the Credit Documents is the legal, valid and binding obligation of each Lender, each Agent and the Collateral Agent party thereto, enforceable against such Lender, Agent and Collateral Agent in accordance with its terms.

          In rendering our opinion expressed in paragraphs 2, 3 and 4 below, we have relied upon those representations and warranties made to you by the Company and U.S. Dictaphone, as the case may be, as set forth in the relevant Credit Documents as to the ownership and location of the Collateral.

          Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the following opinion:

     1. Each of the Credit Documents is the legal, valid and binding obligation of the Company or U.S. Dictaphone, as the case may be, enforceable against the Company or U.S. Dictaphone, as the case may be, in accordance with its terms.

     2. Each of the Company Pledge Agreement and the Subsidiary Pledge Agreement creates, subject to possession of certificates representing the Pledged Shares (as defined in the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be) as provided in the next succeeding sentence, a valid security interest in favor of the Collateral Agent (as defined in the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be) in the Pledged Shares, securing payment of the Secured Obligations (as defined in the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may
be). Assuming that (a) the Collateral Agent is holding the certificates representing the Pledged Shares in the State of New York, (b) the Company and U.S. Dictaphone, as the case may be, has rights in the Pledged Shares and (c) the Collateral Agent has acquired and taken delivery of such certificates as a bona fide purchaser, within the meaning of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "NEW YORK UCC"), such security interest in the Pledged Shares is perfected and first priority.

     3. Each of the Company Security Agreement and the Subsidiary Security Agreement creates a valid security interest in favor of the Collateral Agent (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) in the Collateral (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be), to the extent that the Company or U.S. Dictaphone, as the case may be, has rights in the Collateral referred to therein and to the extent that the New York UCC is applicable thereto, securing payment of the Secured Obligations (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be).

     4. The Financing Statement is in appropriate form for filing in the Filing Office under the California UCC and, assuming the Financing Statement has been properly filed in the Filing Office and that applicable filing fees have been paid, such security interest in the Collateral (as defined in the Subsidiary Security Agreement) has been perfected to the extent security interests in such Collateral can be perfected by filing financing statements under the California UCC and to the extent perfection of a security interest in such Collateral is governed by the California UCC.

     Our opinions set forth above are subject to the following qualifications:

          (a) Our opinion in paragraph 1 above is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (b) Our opinion in paragraph 1 above is also subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (c) Our opinion in paragraph 1 above is also subject to the qualification that we express no opinion as to Sections 10.4 and 10.11 of the Credit Agreement.

          (d) Our opinion in paragraph 1 above is also subject to the effect of applicable law that may limit the enforceability or render ineffective certain of the provisions of the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement and the Subsidiary Guaranty, although the inclusion of such provisions does not affect the validity of the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement or the Subsidiary Guaranty, as the case may be, as a whole, and there exist legally adequate remedies for a realization of the principal benefits afforded thereby.

          (e) Our opinion in paragraph 2 above is subject to the qualification that we express no opinion as to the priority of the security interests in the Pledged Shares as against (i) any lien creditor (as defined in Article 9 of the New York UCC) to the extent that the security interest therein purports to secure any advances or other extensions of credit other than Loans made pursuant to existing Commitments under the Credit Agreement or
     (ii) any claim or lien in favor of the United States of America or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under Title IV of ERISA).

          (f) Our opinions in paragraphs 2, 3 and 4 above are subject to the qualification that (i) we express no opinion as to the Company's or U.S. Dictaphone's rights in or title to the Pledged Shares (as defined in the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be) or the Collateral (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) and (ii) in the case of proceeds, continuation of perfection of the Collateral Agent's security interest therein is limited to the extent set forth in Section 9-306 of the New York UCC or Section 9306 of the California UCC.

          (g) Our opinions in paragraphs 2, 3 and 4 above are also subject to following qualifications:

               (i) in the case of all Collateral (as defined in the Subsidiary Security Agreement) in which the security interest of the Collateral Agent (as defined in the Subsidiary Security Agreement) has been perfected by the filing of the Financing Statement in the Filing
          Office, Division 9 of the California UCC requires the filing of continuation statements within the period of six months prior to the expiration of each five years from the date of the original filing in order to maintain the effectiveness of the filing referred to in paragraph 4 above;

               (ii) in the case of property which becomes Collateral (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

               (iii) the perfection of such security interest will be terminated as to any Collateral (as defined in the Subsidiary Security Agreement) acquired by U.S. Dictaphone more than four months after U.S. Dictaphone so changes its name, identity or corporate structure as to make the Financing Statement seriously misleading, unless a new appropriate financing statement indicating the new name, identity or corporate structure of U.S. Dictaphone is properly filed before the expiration of such four months;

               (iv) we express no opinion as to the creation or perfection of any security interest in Collateral (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) that is excluded from Article 9 of the New York UCC under
          Section  9-104  thereof  or  Division  9 of the  California  UCC under
          Section 9104 thereof;

               (v) we express no opinion as to the perfection of any security interest in (A) any Collateral consisting of inventory at a time during or after which the Company or U.S. Dictaphone is or becomes a retail merchant (as such term is defined in Section 9102 of the California UCC), (B) any Collateral consisting of patents, trademarks, trade names or other intellectual property or any rights with respect thereto, or any other Collateral covered solely by the Subsidiary Patent Security Agreement or the Subsidiary Trademark Security Agreement or (C) any Collateral consisting of consumer goods, crops growing or to be grown, timber to be cut, minerals or the like, or accounts resulting from the sale of minerals or the like at the wellhead or the minehead; and

               (vi) except as provided in paragraph 2 above, we express no opinion as to the priority of any lien or security interest created by any of the Credit Documents (including, without limitation, the priority of any such lien or security interest in fixtures under
          Section 9313 of the California UCC against an encumbrances or owner of the real estate, it being understood that no fixture filing is being filed under such Section at this time).

          (h) We express no opinion as to the enforceability of indemnification provisions in any of the Credit Documents to the extent enforcement thereof is contrary to public policy.

          (i) Our opinions set forth above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the federal law of the United States of America and, solely for the purposes of our opinion expressed above in paragraph 4, the California UCC, and we do not express any opinion herein concerning any other law. Without limiting the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of any of the Credit Documents may be sought that limits the rates of interest legally chargeable or collectible.

          A copy of this opinion letter may be delivered by any of you to any Eligible Assignee in connection with and at the time of any assignment and delegation by any of you as a Lender to such Eligible Assignee of all or a portion of your Loans and Commitments in accordance with the provisions of the Credit Agreement, and such Eligible Assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.

          This opinion letter speaks only as of the date hereof. We do not assume, and we expressly disclaim, any responsibility to advise any of you or any other Person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to the opinion letter.

                                                Very truly yours,

                                   Schedule A




Lenders

Merrill Lynch Senior Floating Rate Fund, Inc.
Morgan Stanley Senior Funding, Inc.
CIBC Inc.
Pilgrim America Prime Rate Trust

                                   EXHIBIT V-B

                           [FORM OF OPINION OF GENERAL
                       COUNSEL TO DICTAPHONE CORPORATION]


                [Dictaphone Corporation Letterhead]


                                              November 20, 1997




To the Lenders listed on Schedule A attached hereto, and to Morgan Stanley Senior Funding, Inc., as Syndication Agent for such Lenders, and Bankers Trust Company, as Administrative Agent for such Lenders

                             Dictaphone Corporation


Ladies and Gentlemen:

          I am Senior Vice President and General Counsel of Dictaphone Corporation, a Delaware corporation (the "COMPANY"), and Dictaphone Corporation (U.S.), a Delaware corporation ("U.S. DICTAPHONE") a wholly-owned subsidiary of the Company. This opinion is furnished to you pursuant to Section 4.1I of the Credit Agreement dated as of November 14, 1997 among the Company, and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          In rendering the opinions expressed below, I have examined:

          (i)  a copy of the Credit Agreement executed by the Company,

          (ii) copies of the Notes executed by the Company,

          (iii)  a copy of the Company Pledge Agreement executed by the Company,

          (iv) a copy of the Company Security Agreement executed by the Company (items (i) through (iv) collectively, for purposes of this opinion, the "COMPANY CREDIT DOCUMENTS"),

          (v) a copy of the Amended and Restated Subsidiary Pledge Agreement executed by U.S. Dictaphone (the "SUBSIDIARY PLEDGE AGREEMENT"),

          (vi) a copy of the Amended and Restated Subsidiary Security Agreement executed by U.S. Dictaphone (the "SUBSIDIARY SECURITY AGREEMENT"), and

          (vii) a copy of the Amended and Restated Subsidiary Guaranty executed by U.S. Dictaphone (the "SUBSIDIARY GUARANTY", for purposes of this opinion,  the  "SUBSIDIARY  PLEDGE  AGREEMENT",  the  "SUBSIDIARY  SECURITY
     AGREEMENT" and the "SUBSIDIARY GUARANTY", collectively, the "U.S. DICTAPHONE CREDIT DOCUMENTS"; together with the Company Credit Documents, the "CREDIT DOCUMENTS").

          I have also examined counterparts of each of the Amended and Restated Subsidiary Patent Security Agreement and the Amended and Restated Subsidiary Trademark Security Agreement executed and delivered by U.S. Dictaphone on the date hereof (for purposes of this opinion, the "SUBSIDIARY PATENT SECURITY AGREEMENT" and the "SUBSIDIARY TRADEMARK SECURITY AGREEMENT", respectively) as well as the following:

          (a) The Certificate of Incorporation of each of the Company and U.S. Dictaphone, as amended through the date hereof;

          (b)  The Bylaws of each of the Company and U.S.
     Dictaphone, as amended through the date hereof; and

          (c) Resolutions of the Board of Directors of each of the Company and U.S. Dictaphone regarding the Credit
     Documents and the transactions contemplated thereby.

          In addition, I have examined the originals, or copies certified or otherwise identified to my satisfaction, of such other corporate records of the Company and U.S. Dictaphone, certificates of public officials and of officers of the Company and U.S. Dictaphone and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or U.S. Dictaphone or of their respective officers or of public officials.

          In my examination of the documents referred to above, I have assumed, without independent investigation, (i) the due execution and delivery, pursuant to due power and authority (corporate and otherwise) of each of the documents referred to above by all parties thereto other than the Company and U.S. Dictaphone, (ii) the authenticity of all such documents submitted to me as originals, and (iii) the conformity to originals of all such documents submitted to me as copies.

          Based upon the foregoing assumptions and upon such investigation as I have deemed necessary, and subject to the qualifications set forth below, I am of the opinion that, as of the date hereof:

          5. The Company is a corporation duly organized, and U.S. Dictaphone is a corporation duly incorporated, in each case under the laws of the State of Delaware. Each of the Company and U.S. Dictaphone is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under the laws of the State of Delaware to own, lease and operate its properties and to conduct its business as presently conducted.

          6. The execution, delivery and performance by each of the Company and U.S. Dictaphone of the Credit Documents, the Subsidiary Patent Security Agreement and the Subsidiary Trademark Security Agreement to which the Company or U.S. Dictaphone, as the case may be, is a party, are within the respective corporate powers of the Company and U.S. Dictaphone, have been duly authorized by all necessary corporate action on the part of the Company or U.S. Dictaphone, as the case may be, and do not (a) contravene the Certificate of Incorporation or Bylaws of the Company or U.S. Dictaphone, as the case may be, (b) violate any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or U.S. Dictaphone or (c) conflict with, or result in the breach of or constitute a default under, or result in the creation or imposition of any Liens upon any property or assets of the Company and U.S. Dictaphone under, the Subordinated Note Indenture.

          7. Except for such consents, approvals, authorizations, registrations, declarations and filings as have heretofore been obtained or made by the Company, no consents or approvals of, authorizations by, or registrations, declarations or filings with any federal, Delaware or New York governmental authority are required by the Company or U.S. Dictaphone in connection with the execution, delivery and performance by the Company or U.S. Dictaphone, as the case may be, of the Credit Documents to which it is a party.

          8. Each of the Credit Documents, the Subsidiary Patent Security Agreement and the Subsidiary Trademark Security Agreement has been duly executed and delivered by the Company or U.S. Dictaphone, as the case may be.

          5. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6. To the best of my knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against the Company or U.S. Dictaphone which have a significant likelihood of materially and adversely affecting either the ability of the Company or U.S. Dictaphone to perform its obligations under any Loan Document or the financial condition or operations of the Company and its Subsidiaries, taken as a whole, other than as described in
Schedule 5.6 annexed to the Credit Agreement.

          The   opinions   set  forth  above  are   subject  to  the   following
qualifications:

          My opinions set forth above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, and the federal law of the United States of America, in each case as in effect on the date hereof, and I do not express any opinion herein concerning any other law. Without limiting the foregoing, I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of any of the Credit Documents may be sought that limits the rates of interest legally chargeable or collectible.

          A copy of this opinion letter may be delivered by any of you to any Eligible Assignee in connection with and at the time of any assignment and delegation by any of you as a Lender to such Eligible Assignee of all or a portion of your Loans and Commitments in accordance with the provisions of the Credit Agreement, and such Eligible Assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.

          This opinion letter speaks only as of the date hereof. I do not assume, and I expressly disclaim, any responsibility to advise any of you or any other Person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to the opinion letter.

                                                  Very truly yours,

                                   Schedule A




Lenders

Merrill Lynch Senior Floating Rate Fund, Inc.
Morgan Stanley Senior Funding, Inc.
CIBC Inc.
Pilgrim America Prime Rate Trust

                                   EXHIBIT VI

                     [FORM OF OPINION OF O'MELVENY & MYERS]
                               [O'M&M Letterhead]

                                     [Date]

                             1 9 9 7



                                                                   [file number]
                                                                        [doc ID]


Bankers Trust Company
[Address]

Morgan Stanley Senior Funding, Inc.
[Address]

     and

The Lenders Party to the Credit
  Agreement Referenced Below

          Re:  Loans to Dictaphone Corporation

Ladies and Gentlemen:

          We have acted as counsel to Bankers Trust Company, as Administrative Agent (in such capacity, "Administrative Agent") in connection with the preparation and delivery of a Credit Agreement dated as of November 14, 1997 (the "Credit Agreement") among Dictaphone Corporation, a Delaware corporation ("Company"), the financial institutions listed therein as Lenders, Morgan Stanley Senior Funding, Inc., as Syndication Agent ("Syndication Agent") and Administrative Agent and in connection with the preparation and delivery of certain related documents.

          We have participated in various conferences with representatives of Company and Administrative Agent and conferences and telephone calls with Shearman & Sterling, counsel to Company, [and with your representatives,] during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the form of the promissory note annexed thereto (the "Notes"), and the opinions of Shearman & Sterling and Dan Hart, Esq. (collectively, the "Opinions") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

          Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                              Respectfully submitted,

                                   EXHIBIT VII

                         [FORM OF ASSIGNMENT AGREEMENT]

                              ASSIGNMENT AGREEMENT


          This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee
("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

          IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1.  ASSIGNMENT AND ASSUMPTION.

          (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's outstanding Loans which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Loans (the "ASSIGNED SHARE").

          (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of the outstanding Loan included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

          (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the outstanding Loan and the Pro Rata Share of Assignee after giving effect to the assignment and assumption described above.

          (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

          (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to its outstanding Loan shall have no effect on the Loan and the Pro Rata Share of Assignee set forth in Item 3 of the Schedule of Terms, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

          SECTION 2.  CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

          (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default.

          (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

          (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

          (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 3.  MISCELLANEOUS.

          (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

          (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

          (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

          (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

          (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

          (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to said subsection 2.7B(iii)(a), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, (vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                                SCHEDULE OF TERMS

1.   Borrower:   Dictaphone Corporation

2. Name and Date of Credit Agreement: Credit Agreement dated as of November 14, 1997 by and among Dictaphone Corporation, the financial institutions listed therein as Lenders, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent.

3.   Amounts:


(a)  Aggregate Outstanding Loans of all Lenders:$_________
(b)  Assigned Share/Pro Rata Share:             ________%
(c)  Amount of Assigned Share of Loans:        $_________

4.   Settlement Date:   ____________, 199_

5.   Payment Instructions:
     ASSIGNOR:                          ASSIGNEE:
     ----------------------------       ----------------------------
     ----------------------------       ----------------------------
     ----------------------------       ----------------------------
     Attention: __________________      Attention:------------------
     Reference: _________________       Reference:-----------------

6.   Notice Addresses:
     ASSIGNOR:                          ASSIGNEE:
     ----------------------------       ----------------------------
     ----------------------------       ----------------------------
     ----------------------------       ----------------------------
     ----------------------------       ----------------------------

7.   Signatures:

[NAME OF ASSIGNOR],                [NAME OF ASSIGNEE],
as Assignor                        as Assignee

By:---------------------------     By:------------------------------

Title:------------------------     Title:---------------------------



Consented to in accordance with    Accepted  in  accordance  with subsection
subsection 10.1B(I) of the Credit  10.1B(II) of the Credit Agreement
Agreement

DICTAPHONE CORPORATION             BANKERS TRUST COMPANY, as
                                   Administrative Agent

By:----------------------------    By:--------------------------------
Title:-------------------------    Title:-----------------------------

                                  EXHIBIT VIII

                    [FORM OF CERTIFICATE RE NON-BANK STATUS]


                         CERTIFICATE RE NON-BANK STATUS


          Reference is hereby made to that certain Credit Agreement dated as of November 14, 1997 (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "CREDIT AGREEMENT") by and among Dictaphone Corporation, a Delaware corporation, the financial institutions listed therein as Lenders, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.




                                        [NAME OF LENDER]

                                        By: ____________________
                                        Title: __________________

                                   EXHIBIT IX

                       [FORM OF COMPANY PLEDGE AGREEMENT]

                  AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT



          This AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of November 14, 1997 and entered into by and between DICTAPHONE CORPORATION, a Delaware corporation ("PLEDGOR"), and BANKERS TRUST COMPANY ("BTCO"), as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined), and amends and restates that certain Pledge Agreement (the "EXISTING PLEDGE AGREEMENT") dated as of August 7, 1995 between Pledgor and Existing Agent (as hereinafter defined).


                             PRELIMINARY STATEMENTS

          A. Pledgor, the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Pledgor in the form of loans and letters of credit, and all Existing Credit Agreement Obligations (as defined in the Intercreditor Agreement referred to below) are currently secured by the Pledged Collateral (as hereinafter defined).

          B. Pledgor, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Pledgor in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement, and the terms of the New Credit Agreement require that all New Credit Agreement Obligations (as defined in the Intercreditor Agreement) be secured by the Pledged Collateral.

          C. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Pledgor and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS"), and the terms of any Successor Credit Agreement may require that all Successor Credit Agreement Obligations (as defined in the Intercreditor Agreement) in respect thereof be secured by the Pledged Collateral.

          D. Pledgor has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement), and the terms of any Lender Interest Rate Agreement may require that all Interest Rate Obligations (as defined in the Intercreditor Agreement) in respect thereof be secured by the Pledged Collateral.

          E. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"; terms defined therein and not otherwise defined herein being used herein as therein defined) which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          F. Pursuant to the authority granted to Collateral Agent by Existing Agent and the other Parties under the Intercreditor Agreement, Collateral Agent and Pledgor desire to amend and restate the Existing Pledge Agreement as hereinafter set forth in order to (i) substitute BTCo, in its capacity as Collateral Agent, for BTCo, in its capacity as Existing Agent, as the secured party hereunder, (ii) confirm the continuation of the existing pledge and grant of security interests with respect to the Pledged Collateral, as provided for in the Existing Pledge Agreement, for the benefit of Existing Agent, Existing Lenders [and any Interest Rate Exchangers secured under the Existing Pledge Agreement on the date hereof], and (iii) provide that such pledge and grant of security interests with respect to the Pledged Collateral shall hereafter be for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of the Persons described in this clause (iii) being referred to herein collectively as "SECURED PARTIES").

          NOW, THEREFORE, in consideration of the premises, in order to induce Lenders to make and/or maintain extensions of credit to Pledgor under the Credit Agreements and to induce Interest Rate Exchangers to enter into and/or maintain Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Pledge Agreement is hereby amended and restated in its entirety as follows:

          SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

          (a) the shares of stock (the "PLEDGED SHARES")  described in Part A of
Schedule I annexed hereto and issued by the corporations named therein, the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; provided that, anything contained herein to the contrary notwithstanding, the shares of stock of Swiss Sub (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof) listed in Part A of
Schedule I annexed hereto shall not become part of the Pledged Shares for any purpose hereunder until such time as such shares of stock are released by the applicable governmental authority in Switzerland that holds such shares of stock on the date hereof and the pledge of such shares is permitted under Swiss law;

          (b) the  indebtedness  (the  "PLEDGED  DEBT")  described  in Part B of
Schedule I annexed hereto and issued by the obligors named therein, the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights; provided, however that, subject to Section 12 hereof, (i) in no event shall more than 66% (rounded downward to avoid fractional shares) of all issued and outstanding shares of any class of the capital stock of any direct Foreign Subsidiary (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof) constitute Pledged Shares or Pledged Collateral hereunder and (ii) if at any time Pledgor delivers to Collateral Agent stock certificates representing more than 66% of the issued and outstanding shares of all classes of capital stock of any direct Foreign Subsidiary, such excess shares shall not constitute Pledged Shares or Pledged Collateral and shall not be subject to any right of set-off by any Lender;

          (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided, however that, subject to Section 12 hereof,
(i) in no event shall more than 66% (rounded downward to avoid fractional shares) of all issued and outstanding shares of any class of the capital stock of any direct Foreign Subsidiary constitute Pledged Shares or Pledged Collateral hereunder and (ii) if at any time Pledgor delivers to Collateral Agent stock certificates representing more than 66% of the issued and outstanding shares of all classes of capital stock of any direct Foreign Subsidiary, such excess shares shall not constitute Pledged Shares or Pledged Collateral and shall not be subject to any right of set-off by any Lender;

          (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Domestic Subsidiary (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Collateral Agent from time to time with respect to any of the Pledged Collateral.

          The foregoing pledge and grant of a security interest (i) confirms the original pledge and grant of a first priority security interest made in the Existing Pledge Agreement in respect of the Pledged Collateral as security for the "Secured Obligations" (as defined in the Existing Pledge Agreement) and continues in all respects such original pledge and grant without in any way causing any interruption in continuity from such original pledge and grant and
(ii) extends such pledge and grant of a first priority security interest in respect of the Pledged Collateral to secure all other Secured Obligations as defined herein.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of Pledgor of every nature whatsoever now or hereafter existing or arising in respect of the Credit Agreement Obligations and the Interest Rate Obligations and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations, whether or not a claim is allowed against Pledgor for such interest in any such bankruptcy proceedings), reimbursement of amounts drawn under letters of credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "SECURED OBLIGATIONS"); provided that the pledge made and security interest granted in Section 1 hereof, and any other provisions of this Agreement, shall be effective as to any Successor Credit Agreement Obligations or Interest Rate Obligations only if the applicable Successor Lenders (or a Successor Agent acting on their behalf) or Interest Rate Exchanger shall have executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement, acknowledged by Pledgor, as provided in the Intercreditor Agreement.

          SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

          (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (b) Description of Pledged  Collateral.  The Pledged Shares constitute
(i) with respect to each issuer thereof that is a Domestic Subsidiary, the percentage of the issued and outstanding shares of stock thereof indicated on
Schedule I annexed hereto and (ii) with respect to each issuer thereof that is a direct Foreign Subsidiary, 66% of the issued and outstanding shares of stock thereof, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

          (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement and Permitted Encumbrances (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof).

          (d) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Collateral Agent of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally including, without limitation, with respect to the Pledged Shares relating to Canadian Sub (as defined in the Current Credit Agreements as in effect on the date hereof), the provisions of the Investment Canada Act and the Competition Act (Canada)).

          (e) Perfection. The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

          (f)  Other   Information.  All  information  heretofore,   herein   or
hereafter supplied to Collateral Agent by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

          SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

          (a) not, except as expressly permitted by the Credit Agreements, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien (other than Permitted Encumbrances) upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event Pledgor makes an Asset Sale permitted by the Credit Agreements and the assets subject to such Asset Sale are Pledged Shares, Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition precedent to such release, Collateral Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for the allocation and application of the proceeds of such Asset Sale as provided in the Current Credit Agreements and, to the extent not inconsistent with the allocation and application provided for in the Current Credit Agreements, any Successor Credit Agreements;

          (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor; provided, however that, subject to Section 12 hereof, (i) in no event shall more than 66% of all issued and outstanding shares of any class of the capital stock of any direct Foreign Subsidiary constitute Pledged Shares or Pledged Collateral hereunder and (ii) if at any time Pledgor delivers to Collateral Agent stock certificates representing more than 66% of all issued and outstanding shares of all classes of capital stock of any direct Foreign Subsidiary, such excess shares shall not constitute Pledged Shares or Pledged Collateral and shall not be subject to any right of set-off by any Lender;

          (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Domestic Subsidiary;

          (d) promptly deliver to Collateral Agent all written notices received by it with respect to the Pledged Collateral; and

          (e) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

          SECTION 6.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and
(ii) at Collateral Agent's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Collateral Agent's security interest in all or any part of the Pledged Collateral.

          (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

          SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

          (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreements; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Collateral Agent shall have notified Pledgor that, in Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Collateral Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor
     (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreements shall be deemed inconsistent with the terms of this Agreement or the Credit Agreements within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Collateral Agent;

          (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal (other than dividends and interest) or in redemption of or in exchange for any Pledged Collateral,

     shall be, and shall forthwith be delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements); and

          (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph
     (ii) above.

          (b)  Upon  the  occurrence  and during the continuation of an Event of
Default:

          (i) upon written notice from Collateral Agent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this
     Section 7(b) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          (c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders, powers of attorney, and other instruments, and Pledgor shall take all such further actions, as Collateral Agent may from time to time reasonably request, including without limitation to the extent necessary so that the pledge of any shares of stock of any Foreign Subsidiary is registered (if not already so registered) on the appropriate books and records of the issuer of the applicable Pledged Shares if such registration is required under applicable law in order to permit Collateral Agent to exercise such rights or to receive such dividends and other distributions, and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and written notice from Collateral Agent to Pledgor and which proxy shall only terminate upon the payment in full of the Secured Obligations.

          SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN- FACT. Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact, and Pledgor declares that the power of attorney granted hereby, being coupled with an interest, is being given for valuable consideration, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time (a) upon the occurrence and during the continuance of an Event of Default or (b) with respect to any action or the execution of any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, (i) upon the occurrence and during the continuance of a Potential Event of Default (as defined in any Credit Agreement) or (ii) after the fifth Business Day after Collateral Agent makes a written request to Pledgor to take such action or execute such instrument (provided that Pledgor fails to fully comply with such request on or prior to such fifth Business Day) in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral.

          SECTION 9. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 14(b).

          SECTION 10. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral
Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or
(d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

          SECTION 11.  REMEDIES.

          (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Pledged Collateral), or any other applicable laws whether of the United States or of any state thereof or any foreign jurisdiction, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender, Lenders, Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act (such term being used herein as defined in the Current Credit Agreements) and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Collateral Agent by Pledgor pursuant to Section 13, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          SECTION 12. PLEDGE OF ADDITIONAL SHARES OF FOREIGN SUBSIDIARIES. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, in the event that, as a result of any changes in United States tax laws after the date hereof, the pledge of any additional shares of stock of any Foreign Subsidiaries pursuant to this Agreement would not result in an increase in the aggregate net consolidated tax liabilities of Company and its Subsidiaries, then Pledgor shall promptly pledge such additional shares of stock hereunder.

          SECTION 13. REGISTRATION RIGHTS. If Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to
Section 11, Pledgor agrees that, upon request of Collateral Agent (which request may be made by Collateral Agent in its sole discretion), Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Collateral Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Shares, or that portion thereof to be sold, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Collateral Agent;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law; and

          (e) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 13.

          Pledgor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against Pledgor, and to the extent permitted by applicable law Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this
Section 13 shall in any way alter the rights of  Collateral  Agent under Section
11.

          SECTION 14. APPLICATION OF PROCEEDS. Except as otherwise expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all Proceeds received by Collateral Agent in respect of all or any part of the Pledged Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable fees and expenses of Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 15;

          SECOND: To the payment of all other Secured Obligations as provided in Section 4 of the Intercreditor Agreement; and

          THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 15.  INDEMNITY AND EXPENSES.

          (a) Pledgor agrees to indemnify Collateral Agent and each other Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement or any related Financing Agreement and the transactions contemplated hereby and thereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such other Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgor shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          (c) In the event of any public sale described in Section 13, Pledgor agrees to indemnify and hold harmless Collateral Agent and each of Collateral Agent's directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which Collateral Agent or such other persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Collateral Agent and such other persons for any legal or other expenses reasonably incurred by Collateral Agent and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including without limitation any and all fees, costs and expenses whatsoever reasonably incurred by Collateral Agent and such other persons and counsel for Collateral Agent and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which Pledgor may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls Collateral Agent or such persons within the meaning of the Securities Act.

          SECTION 16. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of all Commitments and the cancellation or expiration of all outstanding letters of credit issued pursuant to any of the Credit Agreements then secured by the Pledged Collateral, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and permitted assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Existing Credit Agreement and subsection 10.1 of the New Credit Agreement and any comparable provisions of any Successor Credit Agreement secured by the Pledged Collateral, any Lender may assign any loans held by it under the applicable Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding letters of credit referred to above, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 17.  COLLATERAL AGENT AS AGENT.

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by the Parties under the Intercreditor Agreement, which appointment and the terms thereof have been acknowledged and agreed to by Pledgor, and Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement in acting as Collateral Agent hereunder. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with the terms of this Agreement and the Intercreditor Agreement; provided that, anything contained herein to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall be controlling for all purposes hereof.

          (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to Section 9(g)(i) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to Section 9(g)(ii) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to
Section 9(g) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 9(g) of the Intercreditor Agreement, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Pledged Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent hereunder, and (ii) execute and deliver to such successor Collateral Agent any amendments to financing statements, and take any other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

          SECTION 18. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 19. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 20. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION  22.  HEADINGS.   Section  and  subsection  headings  in  this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 23. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 24.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          (A) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in
Section 19, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against Pledgor in the courts of any other jurisdiction.

          (b) Without limiting the generality of the last sentence of Section 24(a), any judicial proceedings brought against Pledgor arising out of or relating to the pledge of shares of stock of any Foreign Subsidiary hereunder may be brought in any court of competent jurisdiction in the jurisdiction in which such Foreign Subsidiary is organized, and by execution and delivery of this Agreement Pledgor accepts for itself and in connection with its properties (including without limitation the applicable Pledged Shares), generally and unconditionally, the nonexclusive jurisdiction of any such court and waives any defense of forum non conveniens (or any similar defense under the laws of such jurisdiction) and irrevocably agrees to be bound by any judgment rendered thereby in connection with such pledge or the enforcement thereof.

          SECTION 25. WAIVER OF JURY TRIAL. PLEDGOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Collateral Agent each acknowledge that this waiver is a material inducement for Pledgor and Collateral Agent to enter into a business relationship, that Pledgor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 26. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          SECTION 27. DESIGNATION OF COLLATERAL AGENT ON FINANCING STATEMENTS. For purposes of any financing statements filed with respect to any of the Pledged Collateral under the Code, BTCo, in its capacity as Collateral Agent hereunder, may be referred to as "Bankers Trust Company", "Bankers Trust Company, as Agent", "Bankers Trust Company, as Administrative Agent", or "Bankers Trust Company, as Collateral Agent".


           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              DICTAPHONE CORPORATION



                              By: __________________________
                                     Title:

                              Notice Address:

                              Dictaphone Corporation
                              3191 Broadbridge Avenue
                              Stratford, Connecticut 06497
                              Attention:  Dan Hart, Esq.



                              BANKERS TRUST COMPANY



                              By: __________________________
                                     Title:

                              Notice Address:

                              Bankers Trust Company
                              One Bankers Trust Plaza
                              130 Liberty Street, 14th Floor
                              New York, New York 10006
                              Attention:  Mary Zadroga

                              With a copy to:

                              Bankers Trust Company
                              300 South Grand Avenue, 41st Floor
                              Los Angeles, California  90071
                              Attention:  Victoria A. Floyd

                                   SCHEDULE I


          Attached to and forming a part of the Amended and Restated Company Pledge Agreement dated as of November 14, 1997 between Dictaphone Corporation, as Pledgor, and Bankers Trust Company, as Collateral Agent.




                                     Part A

                                                                 Percentage of
                                                                   Issued and
               Class of   Stock Certi-      Par    Number of  Outstanding Shares
Stock Issuer    Stock     ficate Nos.      Value     Shares    Owned by Pledgor
------------   --------   ------------     -----   ---------  ------------------





                                     Part B

Debt Issuer                        Amount of Indebtedness
-----------                        ----------------------

                                   SCHEDULE II


                                PLEDGE AMENDMENT


          This Pledge Amendment, dated ____________, ____, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Amended and Restated Company Pledge Agreement dated as of November 14, 1997, between the undersigned and Bankers Trust Company, as Collateral Agent (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                              DICTAPHONE CORPORATION



                              By: ___________________________
                                     Title:





                   Class of    Stock Certi-   Par        Number of
Stock Issuer        Stock      ficate Nos.    Value        Shares
------------       --------    ------------   -----      ---------







Debt Issuer                        Amount of Indebtedness
-----------                        ----------------------

                                    EXHIBIT X

               [FORM OF COMPANY SECURITY AGREEMENT]

          AMENDED AND RESTATED COMPANY SECURITY AGREEMENT

          This AMENDED AND RESTATED COMPANY SECURITY AGREEMENT (this "AGREEMENT") is dated as of November 14, 1997 and entered into by and between DICTAPHONE CORPORATION, a Delaware corporation ("GRANTOR"), and BANKERS TRUST COMPANY ("BTCO"), as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and amends and restates that certain Security Agreement (the "EXISTING SECURITY AGREEMENT") dated as of August 7, 1995 between Grantor and Existing Agent (as hereinafter defined).


                             PRELIMINARY STATEMENTS

          A. Grantor, the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Grantor in the form of loans and letters of credit, and all Existing Credit Agreement Obligations (as defined in the Intercreditor Agreement referred to below) are currently secured by the Collateral (as hereinafter defined).

          B. Grantor, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Pledgor in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement, and the terms of the New Credit Agreement require that all New Credit Agreement Obligations (as defined in the Intercreditor Agreement) be secured by the Collateral.

          C. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Grantor and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS"), and the terms of any Successor Credit Agreement may require that all Successor Credit Agreement Obligations (as defined in the Intercreditor Agreement) in respect thereof be secured by the Collateral.

          D. Grantor has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement), and the terms of any Lender Interest Rate Agreement may require that all Interest Rate Obligations (as defined in the Intercreditor Agreement) in respect thereof be secured by the Collateral.

          E. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"; terms defined therein and not otherwise defined herein being used herein as therein defined) which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          F. Pursuant to the authority granted to Collateral Agent by Existing Agent and the other Parties under the Intercreditor Agreement, Collateral Agent and Pledgor desire to amend and restate the Existing Security Agreement as hereinafter set forth in order to (i) substitute BTCo, in its capacity as Collateral Agent, for BTCo, in its capacity as Existing Agent, as the secured party hereunder, (ii) confirm the continuation of the existing assignment and grant of security interests with respect to the Collateral, as provided for in the Existing Security Agreement, for the benefit of Existing Agent, Existing Lenders [and any Interest Rate Exchangers secured under the Existing Pledge Agreement on the date hereof], and (iii) provide that such assignment and grant of security interests with respect to the Collateral shall hereafter be for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of the Persons described in this clause (iii) being referred to herein collectively as "SECURED PARTIES").

          NOW, THEREFORE, in consideration of the premises, in order to induce Lenders to make and/or maintain extensions of credit to Grantor under the Credit Agreements and to induce Interest Rate Exchangers to enter into and/or maintain Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Security Agreement is hereby amended and restated in its entirety as follows:

          SECTION 1. GRANT OF SECURITY. Grantor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):


          (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

          (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

          (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

          (d) the agreements listed in Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (e) all deposit accounts, including without limitation all deposit accounts maintained with Collateral Agent;

          (f) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

          (g) to the extent not included in any other paragraph of this Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

          (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

          (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          The foregoing assignment and grant of a security interest (i) confirms the original assignment and grant of a first priority security interest made in the Existing Security Agreement in respect of the Collateral as security for the "Secured Obligations" (as defined in the Existing Security Agreement) and continues in all respects such original assignment and grant without in any way causing any interruption in continuity from such original assignment and grant and (ii) extends such assignment and grant of a first priority security interest in respect of the Collateral to secure all other Secured Obligations as defined herein.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of Grantor of every nature whatsoever now or hereafter existing or arising in respect of the Credit Agreement Obligations and the Interest Rate Obligations and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations, whether or not a claim is allowed against Grantor for such interest in any such bankruptcy proceedings), reimbursement of amounts drawn under letters of credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "SECURED OBLIGATIONS"); provided that the assignment and grant of a security interest pursuant to Section 1 hereof, and any other provisions of this Agreement, shall be effective as to any Successor Credit Agreement Obligations or Interest Rate Obligations only if the applicable Successor Lenders (or a Successor Agent acting on their behalf) or Interest Rate Exchanger shall have executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement, acknowledged by Pledgor, as provided in the Intercreditor Agreement.

          SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (a) Ownership of Collateral. Except for the security interest created by this Agreement, Grantor owns the Collateral free and clear of any Lien other than Permitted Encumbrances (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof). Except such as may have been filed in favor of Collateral Agent relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule II annexed hereto.

          (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding with respect to any of the Inventory (other than in respect of (i) Inventory with an aggregate value not in excess of $500,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule II hereto, or (C) to customers of Grantor).

          (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is located at 3191 Broadbridge Avenue, Stratford, Connecticut 06497. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except that Grantor was formerly known as Dictaphone Acquisition Inc.

          (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Collateral Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

          (f) Governmental Authorizations. Except as described in clause (g) below, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

          (g) Perfection. This Agreement creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

          (h)   Other   Information.  All   information  heretofore,  herein  or
hereafter supplied to Collateral Agent by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

          SECTION 5.  FURTHER ASSURANCES.

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Collateral Agent, deliver and pledge to Collateral Agent hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Collateral Agent, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) promptly after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) within 30 days after the end of each calendar quarter, deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (vi) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent, and (vii) at Collateral Agent's request, appear in and defend any action or proceeding that may affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

          (b) Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (c) Grantor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          SECTION 6.  CERTAIN COVENANTS OF GRANTOR.  Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Collateral Agent of any change in Grantor's name, identity or corporate structure within 15 days of such change;

          (c) give Collateral Agent 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

          (d) if Collateral Agent gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

          (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

          SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY. Grantor shall:

          (a) keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days' prior written notice to Collateral Agent, at such other places in jurisdictions where all action that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

          (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with Grantor's past practices, and shall forthwith, or, in the case of any loss or damage to any of the Equipment when subsection
(c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to Collateral Agent a statement respecting any material loss or damage to any of the Equipment;

          (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

          (d) if any Inventory is in possession or control of any of Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $500,000, and in any event upon the occurrence and during the continuance of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent; and

          (e) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $500,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in
Schedule II hereto, or (C) to customers of Grantor), deliver such Negotiable Document of Title to Collateral Agent.

          SECTION 8.  INSURANCE.

          (a) Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreements. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy for property damage insurance shall provide for all losses (except for losses in an amount equal to or less than $1,000,000 per occurrence) to be paid directly to Collateral Agent for application as provided herein and in the Intercreditor Agreement. Each policy shall in addition name Grantor and Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon Collateral Agent) as their interests may appear and have attached thereto a loss payable clause acceptable to Collateral Agent that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by Grantor, (ii) provide that there shall be no recourse against Collateral Agent for payment of premiums or other amounts with respect thereto, and (iii) provide that at least 30 days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Collateral Agent by the insurer. Grantor shall, if so requested by Collateral Agent, deliver to Collateral Agent original or duplicate policies of such insurance and, as often as Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Grantor shall, at the request of Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

          (b) Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Grantor pursuant to this Section 8 shall be paid to Grantor as reimbursement for the costs of such repairs or replacements.

          (c) Upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $500,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Collateral Agent as specified in Section 17.

          SECTION 9. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

          (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Collateral Agent, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Collateral Agent, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Collateral Agent, Grantor shall deliver to Collateral Agent complete and correct copies of each Related Contract.

          (b) Except as otherwise provided in this subsection (b), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Collateral Agent's direction, shall take) such action as Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of a Potential Event of Default (such term being used herein as defined in any Credit Agreement) or an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
Section 17, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

          SECTION 10.  SPECIAL  PROVISIONS   WITH   RESPECT   TO   THE  ASSIGNED
AGREEMENTS.

          (a)  Grantor shall at its expense:

               (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Collateral Agent; and

               (ii) furnish to Collateral Agent, promptly upon receipt thereof, copies of all notices, requests and other documents received by Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Collateral Agent such information and reports regarding the Assigned Agreements as Collateral Agent may reasonably request and (B) upon request of Collateral Agent make to each other party to such Assigned Agreements such demands and requests for information and reports or for action as Grantor is entitled to make under the Assigned Agreements.

          (b)  Grantor shall not:

               (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

              (ii) amend or otherwise modify the Assigned Agreements in any material respect or give any material consent, waiver or approval thereunder;

             (iii)   waive   any   default  under  or  breach  of  the  Assigned
     Agreements;

              (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

               (v) take any other action in connection with the Assigned Agreements that would materially impair the value of the interest or rights of Grantor thereunder or that would materially impair the interest or rights of Collateral Agent.

          SECTION 11. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Collateral Agent constituting part of the Collateral.

          SECTION 12.  TRANSFERS AND OTHER LIENS.  Grantor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreements; or

          (b) except for the security interest created by this Agreement, create or suffer to exist any Lien (other than Permitted Encumbrances) upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

          SECTION 13. COLLATERAL AGENT APPOINTED ATTORNEY-IN- FACT. Grantor hereby irrevocably appoints Collateral Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time (a) upon the occurrence and during the continuance of an Event of Default or (b) with respect to any action or the execution of any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, (i) upon the occurrence and during the continuance of a Potential Event of Default or (ii) after the fifth Business Day after Collateral Agent makes a written request to Grantor to take such action or execute such instrument (provided that Grantor fails to fully comply with such request on or prior to such fifth Business Day) in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Collateral Agent pursuant to Section 8;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand;

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          SECTION 14. COLLATERAL AGENT MAY PERFORM. If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 18.

          SECTION 15. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

          SECTION 16.  REMEDIES.

          If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender, Lenders, Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

          SECTION 17. APPLICATION OF PROCEEDS. Except as otherwise expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all Proceeds received by Collateral Agent in respect of all or any part of the Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including, without limitation, fees and expenses of counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 18;

          SECOND: To the payment of all other Secured Obligations as provided in Section 4 of the Intercreditor Agreement; and

          THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 18.  INDEMNITY AND EXPENSES.

          (a) Grantor agrees to indemnify Collateral Agent and each other Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement or any related Financing Agreement and the transactions contemplated hereby and thereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such other Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantor shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

          SECTION 19. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of all Commitments and the cancellation or expiration of all outstanding letters of credit issued pursuant to any of the Credit Agreements then secured by the Collateral, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and permitted assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Existing Credit Agreement and subsection 10.1 of the New Credit Agreement and any comparable provisions of any Successor Credit Agreement secured by the Collateral, any Lender may assign any loans held by it under the applicable Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding letters of credit referred to above, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Collateral Agent will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.


          SECTION 20.  COLLATERAL AGENT AS AGENT.

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by the Parties under the Intercreditor Agreement, which appointment and the terms thereof have been acknowledged and agreed to by Grantor, and Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement in acting as Collateral Agent hereunder. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the terms of this Agreement and the Intercreditor Agreement; provided that, anything contained herein to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall be controlling for all purposes hereof.

          (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to Section 9(g)(i) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to Section 9(g)(ii) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to
Section 9(g) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 9(g) of the Intercreditor Agreement, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent hereunder, and (ii) execute and deliver to such successor Collateral Agent any amendments to financing statements, and take any other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed
Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

          SECTION 21. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION  25.  HEADINGS.   Section  and  subsection  headings  in  this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 27. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 22, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against Grantor in the courts of any other jurisdiction.

          SECTION 28. WAIVER OF JURY TRIAL. GRANTOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Collateral Agent each acknowledge that this waiver is a material inducement for Grantor and Collateral Agent to enter into a business relationship, that Grantor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 29. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          SECTION 30. DESIGNATION OF COLLATERAL AGENT ON FINANCING STATEMENTS. For purposes of any financing statements filed with respect to any of the Collateral under the Code, BTCo, in its capacity as Collateral Agent hereunder, may be referred to as "Bankers Trust Company", "Bankers Trust Company, as Agent", "Bankers Trust Company, as Administrative Agent", or "Bankers Trust Company, as Collateral Agent".

           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              DICTAPHONE CORPORATION



                              By: __________________________
                                     Title:

                              Notice Address:

                              Dictaphone Corporation
                              3191 Broadbridge Avenue
                              Stratford, Connecticut 06497
                              Attention:  Dan Hart, Esq.



                              BANKERS TRUST COMPANY



                              By: __________________________
                                     Title:

                              Notice Address:

                              Bankers Trust Company
                              One Bankers Trust Plaza
                              130 Liberty Street, 14th Floor
                              New York, New York 10006
                              Attention:  Mary Zadroga

                              With a copy to:

                              Bankers Trust Company
                              300 South Grand Avenue, 41st Floor
                              Los Angeles, California  90071
                              Attention:  Victoria A. Floyd

                                   SCHEDULE I
                              TO SECURITY AGREEMENT



Assigned Agreements:

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

Locations of Equipment:



Locations of Inventory:

                                   EXHIBIT XI

                          [FORM OF SUBSIDIARY GUARANTY]

             AMENDED AND RESTATED SUBSIDIARY GUARANTY


          This AMENDED AND RESTATED SUBSIDIARY GUARANTY is entered into as of November 14, 1997 by THE UNDERSIGNED (each a "GUARANTOR" and collectively, "GUARANTORS") in favor of and for the benefit of BANKERS TRUST COMPANY ("BTCO"), as agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Guarantied Parties (as hereinafter defined), and amends and restates that certain Guaranty (the "EXISTING SUBSIDIARY GUARANTY") dated as of August 7, 1995 by Guarantors in favor of Existing Agent (as hereinafter defined).

                                    RECITALS

          A. Dictaphone Corporation, a Delaware corporation ("COMPANY"), the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Company in the form of loans and letters of credit, and all Existing Credit Agreement Obligations (as defined in the Intercreditor Agreement referred to below) are currently guarantied by Guarantors under the Existing Subsidiary Guaranty.

          B. Company, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Company in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement, and the terms of the New Credit Agreement require that all New Credit Agreement Obligations (as defined in the Intercreditor Agreement) be guarantied by Guarantors.

          C. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Company and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS"), and the terms of any Successor Credit Agreement may require that all Successor Credit Agreement Obligations (as defined in the Intercreditor Agreement) in respect thereof be guarantied by Guarantors.

          D. Company has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement), and the terms of any Lender Interest Rate Agreement may require that all Interest Rate Obligations (as defined in the Intercreditor Agreement) in respect thereof be guarantied by Guarantors.

          E. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"; terms defined therein and not otherwise defined herein being used herein as therein defined) which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          F. Pursuant to the authority granted to Collateral Agent by Existing Agent and the other Parties under the Intercreditor Agreement, Collateral Agent and Guarantors desire to amend and restate the Existing Subsidiary Guaranty as hereinafter set forth in order to (i) substitute BTCo, in its capacity as Collateral Agent, for BTCo, in its capacity as Existing Agent, as the agent for Guarantied Parties hereunder, and (ii) provide that the guaranty of Guarantors hereunder shall hereafter be for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of the Persons described in this clause (ii) being referred to herein collectively as "GUARANTIED PARTIES").

          G. A portion of the benefits of the Guarantied Obligations (as hereinafter defined) have been and/or may be made available, directly or indirectly, to Guarantors and thus the Guarantied Obligations have been or are being incurred for, and have or will inure to the benefit of, Guarantors (which benefits are hereby acknowledged).

          H.   Guarantors  are  willing   irrevocably  and   unconditionally  to
guaranty all Guarantied Obligations.

          NOW, THEREFORE, in consideration of the premises, in order to induce Lenders to make and/or maintain extensions of credit to Company under the Credit Agreements and to induce Interest Rate Exchangers to enter into and/or maintain Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantors hereby agree to amend and restate the Existing Subsidiary Guaranty in its entirety as follows:

SECTION 1.  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

          "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

          "GUARANTY" means this Amended and Restated Subsidiary Guaranty dated as of November 14, 1997, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

          "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the applicable Guarantied Obligations as required under the applicable Financing Agreements.

     1.2 INTERPRETATION. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2.  THE GUARANTY

     2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

          (a) any and all Credit Agreement Obligations and Interest Rate Obligations now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the applicable Financing Agreements, including those arising under successive borrowing transactions under any applicable Credit Agreement which shall either continue the applicable Credit Agreement Obligations or from time to time renew them after they have been satisfied; and

          (b)  those expenses set forth in subsection 2.8 hereof;

; provided that the guaranty of Guarantors under this Guaranty shall be effective as to any Successor Credit Agreement Obligations or Interest Rate Obligations only if the applicable Successor Lenders (or a Successor Agent acting on their behalf) or Interest Rate Exchanger shall have executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement, acknowledged by each Guarantor that is then a party hereto, as provided in the Intercreditor Agreement.

     2.2 LIMITATION ON AMOUNT GUARANTIED; CONTRIBUTION BY GUARANTORS. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any
Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b)).

     (b) Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection 2.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

     2.3 PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Collateral Agent or any other Person may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Collateral Agent for the benefit of Guarantied Parties as provided in the Intercreditor Agreement, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by Agent:

          First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable fees and expenses of Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

          Second, to the payment of all other Guarantied
     Obligations as provided in Section 4 of the Intercreditor
     Agreement; and

          Third, after payment in full of all Guarantied Obligations, to the payment to Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

     2.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) This Guaranty is a guaranty of payment when due and not of collectibility.

          (b) Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Guarantied Party with respect to the existence of such Event of Default.

          (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Financing Agreements and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under any of the Financing Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

          (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the unpaid portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

          (e) Any Guarantied Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of any of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any of the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of any of the Guarantied Obligations and take and hold security for the payment of this Guaranty or any of the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any of the Guarantied Obligations, any other guaranties of any of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to any of the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of any Guarantied Party in respect of this Guaranty or any of the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that any Guarantied Party may have against any such security, as such Guarantied Party in its discretion may determine consistent with the terms of the Intercreditor Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for any of the Guarantied Obligations; and (vi) subject to the terms of the Intercreditor Agreement, exercise any other rights available to it under the Financing Agreements.

          (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or any agreement or election not to assert or enforce, or the stay or enjoining (by order of court, by operation of law or otherwise) of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any of the Financing Agreements, at law, in equity or otherwise) with respect to any of the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of any of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any of the Financing Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for any of the Guarantied Obligations, in each case whether or not in accordance with the terms of such Financing Agreement or any agreement relating to such other guaranty or security; (iii) any of the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Financing Agreements or from the proceeds of any security for any of the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Guarantied Party might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Guarantied Party's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of any of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Guarantied Party in respect of any of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of any of the Guarantied Obligations.

     2.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Guarantied Parties:

          (a) any right to require any Guarantied Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of any of the Guarantied Obligations, or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor (including any other Guarantor) of any of the Guarantied Obligations, or any other Person,
     (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guarantied Party in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Guarantied Party whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of any of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon any Guarantied Party's errors or omissions in the administration of any of the Guarantied Obligations, except errors or omissions which amount to gross negligence or willful misconduct;

          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder,
     (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Guarantied Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Financing Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of any of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

          (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

     2.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Guarantied Party now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guarantied Party. In addition, until the Guarantied Obligations shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Guarantied Obligations (including without limitation any such right of contribution under subsection 2.2(b). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Collateral Agent or any other Guarantied Party may have against Company, to all right, title and interest any Guarantied Party may have in any such collateral or security, and to any right any Guarantied Party may have against such other guarantor. Subject to the terms of the Intercreditor Agreement, any Guarantied Party may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation such Guarantor may have shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

     2.7 SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

     2.8 EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Parties harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Guarantied Party in connection with the enforcement of or preservation of any rights under this Guaranty.

     2.9 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

     2.10 AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Guarantied Party to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     2.11 FINANCIAL CONDITION OF COMPANY. Any extensions of credit may be granted to Company or continued from time to time under any of the Financing Agreements without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation. Guarantied Parties shall have no obligation to disclose or discuss with any Guarantor their assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Financing Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guarantied Party to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Guarantied Party.

     2.12 RIGHTS CUMULATIVE. The rights, powers and remedies given to Collateral Agent by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Collateral Agent or any other Guarantied Party by virtue of any statute or rule of law or in any of the other Financing Agreements or any other agreement between any Guarantor and any Guarantied Party or between Company and any Guarantied Party . Any forbearance or failure to exercise, and any delay by Collateral Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     2.13 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY. (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Collateral Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Guarantied Parties that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Collateral Agent or any other Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

     2.14 SET-OFF. In addition to any other rights any Guarantied Party may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Guarantied Party under this Guaranty, such Guarantied Party is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set-off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Guarantied Party owing to such Guarantor and any other property of such Guarantor held by any Guarantied Party to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Guarantied Party under this Guaranty.

     2.15 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by the applicable Credit Agreements or otherwise consented to by the requisite Lenders thereunder, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Collateral Agent or any other Guarantied Party or any other Person effective as of the time of such Asset Sale; provided that, as a condition precedent to such discharge and release, Collateral Agent shall have received evidence reasonably satisfactory to it that arrangements satisfactory to it have been made for the allocation and application of the proceeds of such Asset Sale as provided in the Current Credit Agreements and, to the extent not inconsistent with the allocation and application provided for in the Current Credit Agreements, any Successor Credit Agreements.

SECTION 3.  MISCELLANEOUS

     3.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Financing Agreements.

     3.2 NOTICES. Any communications between Collateral Agent and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Intercreditor Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Collateral Agent or any other Guarantied Party or any Guarantor shall not be effective until received.

     3.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     3.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Collateral Agent given in accordance with the terms of the Intercreditor Agreement and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     3.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

     3.6 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND COLLATERAL AGENT HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

     3.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Guarantied Parties and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of Collateral Agent given in accordance with the terms of the Intercreditor Agreement. Any Guarantied Party may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Guarantied Obligation, and in the event of such transfer or assignment the rights and privileges herein conferred upon Guarantied Parties shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     3.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address provided in subsection 5.2, such service being hereby acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent or (subject to the terms of the Intercreditor Agreement) any other Guarantied Party to bring proceedings against any Guarantor in the courts of any other jurisdiction.

     3.9 WAIVER OF TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, COLLATERAL AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Collateral Agent, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Collateral Agent to enter into a business relationship, that such Guarantor and Collateral Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     3.10 NO OTHER WRITING. This writing is intended by Guarantors and Collateral Agent as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

     3.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Collateral Agent, Guarantors shall execute and deliver such further documents and do such other acts and things as Collateral Agent may reasonably request in order to effect fully the purposes of this Guaranty.

     3.12 ADDITIONAL GUARANTORS. The initial Guarantor hereunder shall be the Subsidiary of Company that is a signatory hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     3.13 COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     3.14 REFERENCES TO "GUARANTY" IN CLOSING DATE MORTGAGES. Anything contained herein to the contrary notwithstanding, (i) for purposes of any Closing Date Mortgage (as such term is defined in the Existing Credit Agreement) this Guaranty shall continue in effect the guaranty by Guarantors of the "Guarantied Obligations" as defined in the Existing Subsidiary Guaranty (the "ORIGINAL GUARANTIED OBLIGATIONS"), and (ii) to the extent the guaranty by Guarantors of the other Guarantied Obligations hereunder would in any manner invalidate, impair or otherwise limit the enforceability of the Lien created pursuant to such Closing Date Mortgage, this Guaranty shall, solely for purposes of enforcing such Closing Date Mortgage and determining the obligations secured thereby, and without in any manner limiting the scope of the Guarantied Obligations for purposes of any other Financing Agreement, be deemed to be solely a guaranty of the Original Guarantied Obligations.



           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                              [NAME OF SUBSIDIARY]

                              By------------------------------------

                              Title---------------------------------


                              Address:------------------------------

                                      ------------------------------

                                      ------------------------------

          IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 199_.


                         ----------------------------------------
                              (Name of Additional Guarantor)


                         By--------------------------------------

                         Title-----------------------------------

                                   EXHIBIT XII

                      [FORM OF SUBSIDIARY PLEDGE AGREEMENT]

                AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT


          This AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of November 14, 1997 and entered into by and between [SUBSIDIARY], a corporation ("PLEDGOR"), and BANKERS TRUST COMPANY ("BTCO"), as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined)[, and amends and restates that certain Pledge Agreement (the "EXISTING SUBSIDIARY PLEDGE AGREEMENT") dated as of August 7, 1995 between Pledgor and Existing Agent (as hereinafter defined)].

                             PRELIMINARY STATEMENTS

          A. Dictaphone Corporation ("COMPANY"), the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Company in the form of loans and letters of credit.

          B. Company, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Company in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement.

          C. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Company and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS").

          D. Company has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement referred to below) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement).

          E. Pledgor and the other Subsidiaries of Company party thereto (collectively, "SUBSIDIARY GUARANTORS") have executed and delivered a Guaranty dated as of August 7, 1995 (the "EXISTING SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Existing Agent, for the benefit of Existing Lenders [and any Interest Rate Exchangers party to Lender Interest Rate Agreements entered into prior to the date hereof], pursuant to which Subsidiary Guarantors have guarantied the prompt payment and performance when due of all Existing Credit Agreement Obligations (as defined in the Intercreditor Agreement) [and all Interest Rate Obligations (as defined in the Intercreditor Agreement) in respect of such Lender Interest Rate Agreements], and all obligations of Pledgor under the Existing Subsidiary Guaranty are currently secured by the Pledged Collateral (as hereinafter defined).

          F. Subsidiary Guarantors have amended and restated the Existing Subsidiary Guaranty pursuant to an Amended and Restated Subsidiary Guaranty dated as of even date herewith (said Amended and Restated Subsidiary Guaranty, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW SUBSIDIARY GUARANTY") in favor BTCo, in its capacity as Collateral Agent, for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of such Persons being referred to herein collectively as "SECURED PARTIES"), and the terms of the Current Credit Agreements require, and the terms of any Successor Credit Agreement or Lender Interest Rate Agreement may require, that all obligations of Pledgor under the New Subsidiary Guaranty be secured by the Pledged Collateral.

          G. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"; terms defined therein and not otherwise defined herein being used herein as therein defined) which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          H. Pursuant to the authority granted to Collateral Agent by Existing Agent and the other Parties under the Intercreditor Agreement, Collateral Agent and Pledgor desire to amend and restate the Existing Subsidiary Pledge Agreement as hereinafter set forth in order to (i) substitute BTCo, in its capacity as Collateral Agent, for BTCo, in its capacity as Existing Agent, as the secured party hereunder, (ii) confirm the continuation of the existing pledge and grant of security interests with respect to the Pledged Collateral, as provided for in the Existing Pledge Agreement, for the benefit of Existing Agent, Existing Lenders [and any Interest Rate Exchangers secured under the Existing Pledge Agreement on the date hereof], and (iii) provide that such pledge and grant of security interests with respect to the Pledged Collateral shall hereafter be for the benefit of Secured Parties.

          NOW, THEREFORE, in consideration of the premises, in order to induce Lenders to make and/or maintain extensions of credit to Company under the Credit Agreements and to induce Interest Rate Exchangers to enter into and/or maintain Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Subsidiary Pledge Agreement is hereby amended and restated in its entirety as follows:

          SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

          (a) the shares of stock (the "PLEDGED SHARES")  described in Part A of
Schedule I annexed hereto and issued by the corporations named therein, the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

          (b) the  indebtedness  (the  "PLEDGED  DEBT")  described  in Part B of
Schedule I annexed hereto and issued by the obligors named therein, the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights; provided, however that, subject to Section 12 hereof, (i) in no event shall more than 66% (rounded downward to avoid fractional shares) of all issued and outstanding shares of any class of the capital stock of any direct Foreign Subsidiary (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof) constitute Pledged Shares or Pledged Collateral hereunder and (ii) if at any time Pledgor delivers to Collateral Agent stock certificates representing more than 66% of the issued and outstanding shares of all classes of capital stock of any direct Foreign Subsidiary, such excess shares shall not constitute Pledged Shares or Pledged Collateral and shall not be subject to any right of set-off by any Lender;

          (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided, however that, subject to Section 12 hereof,
(i) in no event shall more than 66% (rounded downward to avoid fractional shares) of all issued and outstanding shares of any class of the capital stock of any direct Foreign Subsidiary constitute Pledged Shares or Pledged Collateral hereunder and (ii) if at any time Pledgor delivers to Collateral Agent stock certificates representing more than 66% of the issued and outstanding shares of all classes of capital stock of any direct Foreign Subsidiary, such excess shares shall not constitute Pledged Shares or Pledged Collateral and shall not be subject to any right of set-off by any Lender;

          (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Domestic Subsidiary (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Collateral Agent from time to time with respect to any of the Pledged Collateral.

          The foregoing pledge and grant of a security interest (i) confirms the original pledge and grant of a first priority security interest made in the Existing Subsidiary Pledge Agreement in respect of the Pledged Collateral as security for the "Secured Obligations" (as defined in the Existing Subsidiary Pledge Agreement) and continues in all respects such original pledge and grant without in any way causing any interruption in continuity from such original pledge and grant and (ii) extends such pledge and grant of a first priority security interest in respect of the Pledged Collateral to secure all other Secured Obligations as defined herein.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of Pledgor of every nature whatsoever now or hereafter existing under or arising in respect of the New Subsidiary Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to
Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceedings), reimbursement of amounts drawn under letters of credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "SECURED OBLIGATIONS"); provided that the pledge made and security interest granted in Section 1 hereof, and any other provisions of this Agreement, shall be effective as to any Successor Credit Agreement Obligations or Interest Rate Obligations only if the applicable Successor Lenders (or a Successor Agent acting on their behalf) or Interest Rate Exchanger shall have executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement, acknowledged by Pledgor, as provided in the Intercreditor Agreement.

          SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

          (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (b) Description of Pledged  Collateral.  The Pledged Shares constitute
(i) with respect to each issuer thereof that is a Domestic Subsidiary, the percentage of the issued and outstanding shares of stock thereof indicated on
Schedule I annexed hereto and (ii) with respect to each issuer thereof that is a direct Foreign Subsidiary, 66% of the issued and outstanding shares of stock thereof, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

          (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement and Permitted Encumbrances (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof).

          (d) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Collateral Agent of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

          (e) Perfection. The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

          (f) Other Information. All information heretofore, herein or hereafter supplied to Collateral Agent by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

          SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

          (a) not, except as expressly permitted by the Credit Agreements, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien (other than Permitted Encumbrances) upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event Pledgor makes an Asset Sale permitted by the Credit Agreements and the assets subject to such Asset Sale are Pledged Shares, Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition precedent to such release, Collateral Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for the allocation and application of the proceeds of such Asset Sale as provided in the Current Credit Agreements and, to the extent not inconsistent with the allocation and application provided for in the Current Credit Agreements, any Successor Credit Agreements;

          (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor; provided, however that, subject to Section 12 hereof, (i) in no event shall more than 66% of all issued and outstanding shares of any class of the capital stock of any direct Foreign Subsidiary constitute Pledged Shares or Pledged Collateral hereunder and (ii) if at any time Pledgor delivers to Collateral Agent stock certificates representing more than 66% of the issued and outstanding shares of all classes of capital stock of any direct Foreign Subsidiary, such excess shares shall not constitute Pledged Shares or Pledged Collateral and shall not be subject to any right of set-off by any Lender;

          (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Domestic Subsidiary;

          (d) promptly deliver to Collateral Agent all written notices received by it with respect to the Pledged Collateral; and

          (e) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

          SECTION 6.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and
(ii) at Collateral Agent's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Collateral Agent's security interest in all or any part of the Pledged Collateral.

          (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

          SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

          (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreements; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Collateral Agent shall have notified Pledgor that, in Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Collateral Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor
     (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreements shall be deemed inconsistent with the terms of this Agreement or the Credit Agreements within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Collateral Agent;

          (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal (other than dividends and interest) or in redemption of or in exchange for any Pledged Collateral,

     shall be, and shall forthwith be delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements); and

          (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph
     (ii) above.

          (b) Upon  the  occurrence  and  during the continuation of an Event of
Default:

          (i) upon written notice from Collateral Agent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this
     Section 7(b) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          (c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders, powers of attorney and other instruments, and Pledgor shall take all such further actions, as Collateral Agent may from time to time reasonably request, including without limitation to the extent necessary so that the pledge of any shares of stock of any Foreign Subsidiary is registered (if not already so registered) on the appropriate books and records of the issuer of the applicable Pledged Shares if such registration is required under applicable law in order to permit Collateral Agent to exercise such rights or to receive such dividends and other distributions, and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and written notice from Collateral Agent to Pledgor and which proxy shall only terminate upon the payment in full of the Secured Obligations.

          SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact, and Pledgor declares that the power of attorney granted hereby, being coupled with an interest, is being given for valuable consideration, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time (a) upon the occurrence and during the continuance of an Event of Default or (b) with respect to any action or the execution of any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, (i) upon the occurrence and during the continuance of a Potential Event of Default (as defined in any Credit Agreement) or (ii) after the fifth Business Day after Collateral Agent makes a written request to Pledgor to take such action or execute such instrument (provided that Pledgor fails to fully comply with such request on or prior to such fifth Business Day) in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral.

          SECTION 9. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 14(b).

          SECTION 10. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral
Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or
(d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

          SECTION 11.  REMEDIES.

          (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Pledged Collateral) or any other applicable laws whether of the United States or of any state thereof or any foreign jurisdiction, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender, Lenders, Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act (such term being used herein as defined in the Current Credit Agreements) and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Collateral Agent by Pledgor pursuant to Section 12, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          SECTION 12. PLEDGE OF ADDITIONAL SHARES OF FOREIGN SUBSIDIARIES. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, in the event that, as a result of any changes in United States tax laws after the date hereof, the pledge of any additional shares of stock of any Foreign Subsidiaries pursuant to this Agreement would not result in an increase in the aggregate net consolidated tax liabilities of Company and its Subsidiaries, then Pledgor shall promptly pledge such additional shares of stock hereunder.

          SECTION 13. APPLICATION OF PROCEEDS. Except as otherwise expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all Proceeds received by Collateral Agent in respect of all or any part of the Pledged Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable fees and expenses of Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 14;

          SECOND: To the payment of all other Secured Obligations as provided in Section 4 of the Intercreditor Agreement; and

          THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 14.  INDEMNITY AND EXPENSES.

          (a) Pledgor agrees to indemnify Collateral Agent and each other Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement or any related Financing Agreement and the transactions contemplated hereby and thereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such other Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgor shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          (c) In the event of any public sale described in Section 11, Pledgor agrees to indemnify and hold harmless Collateral Agent and each of Collateral Agent's directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which Collateral Agent or such other persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Collateral Agent and such other persons for any legal or other expenses reasonably incurred by Collateral Agent and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including without limitation any and all fees, costs and expenses whatsoever reasonably incurred by Collateral Agent and such other persons and counsel for Collateral Agent and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which Pledgor may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls Collateral Agent or such persons within the meaning of the Securities Act.

          SECTION 15. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of all Commitments and the cancellation or expiration of all outstanding letters of credit issued pursuant to any of the Credit Agreements then secured by the Pledged Collateral, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and permitted assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Existing Credit Agreement and subsection 10.1 of the New Credit Agreement and any comparable provisions of any Successor Credit Agreement secured by the Pledged Collateral, any Lender may assign any loans held by it under the applicable Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding letters of credit referred to above, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.


          SECTION 16.  COLLATERAL AGENT AS AGENT.

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by the Parties under the Intercreditor Agreement, which appointment and the terms thereof have been acknowledged and agreed to by Pledgor, and Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement in acting as Collateral Agent hereunder. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with the terms of this Agreement and the Intercreditor Agreement; provided that, anything contained herein to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall be controlling for all purposes hereof.

          (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to Section 9(g)(i) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to Section 9(g)(ii) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to
Section 9(g) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 9(g) of the Intercreditor Agreement, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Pledged Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent hereunder, and (ii) execute and deliver to such successor Collateral Agent any amendments to financing statements, and take any other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

          SECTION 17. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 18. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 19. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 20. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION  21.  HEADINGS.   Section  and  subsection  headings  in  this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.


          SECTION 23.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

(A) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 19, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against Pledgor in the courts of any other jurisdiction.

(b) Without limiting the generality of the last sentence of Section 23(a), any judicial proceedings brought against Pledgor arising out of or relating to the pledge of shares of stock of any Foreign Subsidiary hereunder may be brought in any court of competent jurisdiction in the jurisdiction in which such Foreign Subsidiary is organized, and by execution and delivery of this Agreement Pledgor accepts for itself and in connection with its properties (including without limitation the applicable Pledged Shares), generally and unconditionally, the nonexclusive jurisdiction of any such court and waives any defense of forum non conveniens (or any similar defense under the laws of such jurisdiction) and irrevocably agrees to be bound by any judgment rendered thereby in connection with such pledge or the enforcement thereof.

          SECTION 24. WAIVER OF JURY TRIAL. PLEDGOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Collateral Agent each acknowledge that this waiver is a material inducement for Pledgor and Collateral Agent to enter into a business relationship, that Pledgor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 25. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          SECTION 26. DESIGNATION OF COLLATERAL AGENT ON FINANCING STATEMENTS. For purposes of any financing statements filed with respect to any of the Pledged Collateral under the Code, BTCo, in its capacity as Collateral Agent hereunder, may be referred to as "Bankers Trust Company", "Bankers Trust Company, as Agent", "Bankers Trust Company, as Administrative Agent", or "Bankers Trust Company, as Collateral Agent".

           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                  [SUBSIDIARY]



                              By: __________________________
                                     Title:

                              Notice Address:---------------------

                                             ---------------------

                                             ---------------------



                              BANKERS TRUST COMPANY



                              By: __________________________
                                     Title:

                              Notice Address:

                              Bankers Trust Company
                              One Bankers Trust Plaza
                              130 Liberty Street, 14th Floor
                              New York, New York 10006
                              Attention:  Mary Zadroga

                              With a copy to:

                              Bankers Trust Company
                              300 South Grand Avenue, 41st Floor
                              Los Angeles, California  90071
                              Attention:  Victoria A. Floyd

                                   SCHEDULE I


          Attached to and forming a part of the Amended and Restated Subsidiary Pledge Agreement dated as of November 14, 1997 between [Insert Name of Subsidiary], as Pledgor, and Bankers Trust Company, as Collateral Agent.




                                     Part A

                                                                  Percentage of
                                                                   Issued and
               Class of     Stock Certi-    Par    Number of  Outstanding Shares
Stock Issuer     Stock       ficate Nos.    Value    Shares    Owned by Pledgor
------------   --------     ------------    -----  ---------  ------------------




                                     Part B

Debt Issuer                        Amount of Indebtedness
-----------                        ----------------------

                                   SCHEDULE II



                                PLEDGE AMENDMENT


          This Pledge Amendment, dated ____________, 19__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Amended and Restated Subsidiary Pledge Agreement dated November 14, 1997, between the undersigned and Bankers Trust Company, as Collateral Agent (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                   [SUBSIDIARY]



                                   By: ___________________________
                                   Title:





                  Class of       Stock Certi-      Par        Number of
Stock Issuer       Stock         ficate Nos.       Value        Shares
------------      --------       ------------      -----      ----------







Debt Issuer                        Amount of Indebtedness
-----------                        ----------------------

                                  EXHIBIT XIII

                     [FORM OF SUBSIDIARY SECURITY AGREEMENT]

               AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

          This AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT (this "AGREEMENT") is dated as of November 14, 1997 and entered into by and between [SUBSIDIARY], a _____________________ corporation ("GRANTOR"), and BANKERS TRUST COMPANY ("BTCO"), as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined)[, and amends and restates that certain Security Agreement (the "EXISTING SUBSIDIARY SECURITY AGREEMENT") dated as of August 7, 1995 between Grantor and Existing Agent (as hereinafter defined)].

                             PRELIMINARY STATEMENTS

          A. Dictaphone Corporation ("COMPANY"), the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Company in the form of loans and letters of credit.

          B. Company, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Company in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement.

          C. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Company and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS").

          D. Company has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement referred to below) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement).

          E. Grantor and the other Subsidiaries of Company party thereto (collectively, "SUBSIDIARY GUARANTORS") have executed and delivered a Guaranty dated as of August 7, 1995 (the "EXISTING SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Existing Agent, for the benefit of Existing Lenders [and any Interest Rate Exchangers party to Lender Interest Rate Agreements entered into prior to the date hereof], pursuant to which Subsidiary Guarantors have guarantied the prompt payment and performance when due of all Existing Credit Agreement Obligations (as defined in the Intercreditor Agreement) [and all Interest Rate Obligations (as defined in the Intercreditor Agreement) in respect of such Lender Interest Rate Agreements], and all obligations of Grantor under the Existing Subsidiary Guaranty are currently secured by the Collateral (as hereinafter defined).

          F. Subsidiary Guarantors have amended and restated the Existing Subsidiary Guaranty pursuant to an Amended and Restated Subsidiary Guaranty dated as of even date herewith (said Amended and Restated Subsidiary Guaranty, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Collateral Agent, for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of such Persons being referred to herein collectively as "SECURED PARTIES"), and the terms of the Current Credit Agreements require, and the terms of any Successor Credit Agreement or Lender Interest Rate Agreement may require, that all obligations of Grantor under the New Subsidiary Guaranty be secured by the Collateral.

          G. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"; terms defined therein and not otherwise defined herein being used herein as therein defined) which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          H. Pursuant to the authority granted to Collateral Agent by Existing Agent and the other Parties under the Intercreditor Agreement, Collateral Agent and Grantor desire to amend and restate the Existing Subsidiary Pledge Agreement as hereinafter set forth in order to (i) substitute BTCo, in its capacity as Collateral Agent, for BTCo, in its capacity as Existing Agent, as the secured party hereunder, (ii) confirm the continuation of the existing assignment and grant of security interests with respect to the Collateral, as provided for in the Existing Pledge Agreement, for the benefit of Existing Agent, Existing Lenders [and any Interest Rate Exchangers secured under the Existing Pledge Agreement on the date hereof], and (iii) provide that such assignment and grant of security interests with respect to the Collateral shall hereafter be for the benefit of Secured Parties.

          NOW, THEREFORE, in consideration of the premises, in order to induce Lenders to make and/or maintain extensions of credit to Company under the Credit Agreements and to induce Interest Rate Exchangers to enter into and/or maintain Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Subsidiary Security Agreement is hereby amended and restated in its entirety as follows:

          SECTION 1. GRANT OF SECURITY. Grantor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

          (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

          (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

          (d) the agreements listed in Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (e) all deposit accounts, including without limitation all deposit accounts maintained with Collateral Agent;

          (f) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

          (g) to the extent not included in any other paragraph of this Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

          (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

          (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          The foregoing assignment and grant of a security interest (i) confirms the original assignment and grant of a first priority security interest made in the Existing Subsidiary Security Agreement in respect of the Collateral as security for the "Secured Obligations" (as defined in the Existing Subsidiary Security Agreement) and continues in all respects such original assignment and grant without in any way causing any interruption in continuity from such original assignment and grant and (ii) extends such assignment and grant of a first priority security interest in respect of the Collateral to secure all other Secured Obligations as defined herein.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of Grantor of every nature whatsoever now or hereafter existing under or arising in respect of the New Subsidiary Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to
Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceedings), reimbursement of amounts drawn under letters of credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "SECURED OBLIGATIONS"); provided that the assignment and grant of a security interest pursuant to
Section 1 hereof, and any other provisions of this Agreement, shall be effective as to any Successor Credit Agreement Obligations or Interest Rate Obligations only if the applicable Successor Lenders (or a Successor Agent acting on their behalf) or Interest Rate Exchanger shall have executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement, acknowledged by Grantor, as provided in the Intercreditor Agreement.

          SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (a) Ownership of Collateral. Except for the security interest created by this Agreement, Grantor owns the Collateral free and clear of any Lien other than Permitted Encumbrances (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof). Except such as may have been filed in favor of Collateral Agent relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule II annexed hereto.

          (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding with respect to any of the Inventory (other than in respect of (i) Inventory with an aggregate value not in excess of $500,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule I hereto, or (C) to customers of Grantor).

          (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at ______________________________. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) [except _______________].

          (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Collateral Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

          (f) Governmental Authorizations. Except as described in clause (g) below, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

          (g) Perfection. This Agreement creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

         (h)  Other  Information.   All  information   heretofore,   herein   or
hereafter supplied to Collateral Agent by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

          SECTION 5.  FURTHER ASSURANCES.

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Collateral Agent, deliver and pledge to Collateral Agent hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Collateral Agent, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) promptly after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) within 30 days after the end of each calendar quarter, deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (vi) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent, and (vii) at Collateral Agent's request, appear in and defend any action or proceeding that may affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

          (b) Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (c) Grantor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          SECTION 6.  CERTAIN COVENANTS OF GRANTOR.  Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Collateral Agent of any change in Grantor's name, identity or corporate structure within 15 days of such change;

          (c) give Collateral Agent 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

          (d) if Collateral Agent gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

          (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

          SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY. Grantor shall:

          (a) keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days' prior written notice to Collateral Agent, at such other places in jurisdictions where all action that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

          (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with Grantor's past practices, and shall forthwith, or, in the case of any loss or damage to any of the Equipment when subsection
(c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to Collateral Agent a statement respecting any material loss or damage to any of the Equipment;

          (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

          (d) if any Inventory is in possession or control of any of Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $500,000, and in any event upon the occurrence and during the continuation of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent; and

          (e) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $500,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in
Schedule II hereto, or (C) to customers of Grantor), deliver such Negotiable Document of Title to Collateral Agent.

          SECTION 8.  INSURANCE.

          (a) Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreements. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy for property damage insurance shall provide for all losses (except for losses in an amount equal to or less than $1,000,000 per occurrence) to be paid directly to Collateral Agent for application as provided herein and in the Intercreditor Agreement. Each policy shall in addition name Grantor and Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon Collateral Agent) as their interests may appear and have attached thereto a loss payable clause acceptable to Collateral Agent that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by Grantor, (ii) provide that there shall be no recourse against Collateral Agent for payment of premiums or other amounts with respect thereto, and (iii) provide that at least 30 days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Collateral Agent by the insurer. Grantor shall, if so requested by Collateral Agent, deliver to Collateral Agent original or duplicate policies of such insurance and, as often as Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Grantor shall, at the request of Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

          (b) Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Grantor pursuant to this Section 8 shall be paid to Grantor as reimbursement for the costs of such repairs or replacements.

          (c) Upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $500,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Collateral Agent as specified in Section 17.

          SECTION 9. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

          (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Collateral Agent, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Collateral Agent, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Collateral Agent, Grantor shall deliver to Collateral Agent complete and correct copies of each Related Contract.

          (b) Except as otherwise provided in this subsection (b), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Collateral Agent's direction, shall take) such action as Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of a Potential Event of Default (such term being used herein as defined in any Credit Agreement) or an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
Section 17, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

          SECTION 10.    SPECIAL   PROVISIONS  WITH  RESPECT  TO  THE   ASSIGNED
AGREEMENTS.

          (a)  Grantor shall at its expense:

               (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Collateral Agent; and

               (ii) furnish to Collateral Agent, promptly upon receipt thereof, copies of all notices, requests and other documents received by Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Collateral Agent such information and reports regarding the Assigned Agreements as Collateral Agent may reasonably request and (B) upon request of Collateral Agent make to each other party to such Assigned Agreements such demands and requests for information and reports or for action as Grantor is entitled to make under the Assigned Agreements.

          (b)  Grantor shall not:

               (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

               (ii) amend or  otherwise  modify the Assigned  Agreements  in any
     material  respect  or  give  any  material  consent,   waiver  or  approval
     thereunder;

               (iii)     waive  any  default  under or  breach  of  the Assigned
     Agreements;

               (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

               (v) take any other action in connection with the Assigned Agreements that would materially impair the value of the interest or rights of Grantor thereunder or that would materially impair the interest or rights of Collateral Agent.

          SECTION 11. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Collateral Agent constituting part of the Collateral.

          SECTION 12.  TRANSFERS AND OTHER LIENS.  Grantor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreements; or

          (b) except for the security interest created by this Agreement, create or suffer to exist any Lien (other than Permitted Encumbrances) upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

          SECTION 13. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Collateral Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time (a) upon the occurrence and during the continuance of an Event of Default or (b) with respect to any action or the execution of any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, (i) upon the occurrence and during the continuance of a Potential Event of Default or (ii) after the fifth Business Day after Collateral Agent makes a written request to Grantor to take such action or execute such instrument (provided that Grantor fails to fully comply with such request on or prior to such fifth Business Day) in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Collateral Agent pursuant to Section 8;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand;

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          SECTION 14. COLLATERAL AGENT MAY PERFORM. If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 18.

          SECTION 15. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

          SECTION 16. REMEDIES. If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to
Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (b) enter onto the property where any
Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender, Lenders, Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

          SECTION 17. APPLICATION OF PROCEEDS. Except as otherwise expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all Proceeds received by Collateral Agent in respect of all or any part of the Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including, without limitation, fees and expenses of counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 18;

          SECOND: To the payment of all other Secured Obligations as provided in Section 4 of the Intercreditor Agreement; and

          THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 18.  INDEMNITY AND EXPENSES.

          (a) Grantor agrees to indemnify Collateral Agent and each other Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement or any related Financing Agreement and the transactions contemplated hereby and thereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such other Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantor shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

          SECTION 19. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of all Commitments and the cancellation or expiration of all outstanding letters of credit issued pursuant to any of the Credit Agreements then secured by the Collateral, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and permitted assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Existing Credit Agreement and subsection 10.1 of the New Credit Agreement and any comparable provisions of any Successor Credit Agreement secured by the Collateral, any Lender may assign any loans held by it under the applicable Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding letters of credit referred to above, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Collateral Agent will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          SECTION 20.  COLLATERAL AGENT AS AGENT.

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by the Parties under the Intercreditor Agreement, which appointment and the terms thereof have been acknowledged and agreed to by Grantor, and Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement in acting as Collateral Agent hereunder. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the terms of this Agreement and the Intercreditor Agreement; provided that, anything contained herein to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall be controlling for all purposes hereof.

          (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to Section 9(g)(i) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to Section 9(g)(ii) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to
Section 9(g) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 9(g) of the Intercreditor Agreement, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent hereunder, and (ii) execute and deliver to such successor Collateral Agent any amendments to financing statements, and take any other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed
Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

          SECTION 21. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION  25.  HEADINGS.   Section  and  subsection  headings  in  this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 27. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 22, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against Grantor in the courts of any other jurisdiction.

          SECTION 28. WAIVER OF JURY TRIAL. GRANTOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Collateral Agent each acknowledge that this waiver is a material inducement for Grantor and Collateral Agent to enter into a business relationship, that Grantor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 29. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          SECTION 30. DESIGNATION OF COLLATERAL AGENT ON FINANCING STATEMENTS. For purposes of any financing statements filed with respect to any of the Collateral under the Code, BTCo, in its capacity as Collateral Agent hereunder, may be referred to as "Bankers Trust Company", "Bankers Trust Company, as Agent", "Bankers Trust Company, as Administrative Agent", or "Bankers Trust Company, as Collateral Agent".

           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                  [SUBSIDIARY]



                                   By: ____________________
                                   Title:


                             Notice Address:  ---------------------

                                              ---------------------

                                              ---------------------


                              BANKERS TRUST COMPANY



                              By: __________________________
                                     Title:

                              Notice Address:

                              Bankers Trust Company
                              One Bankers Trust Plaza
                              130 Liberty Street, 14th Floor
                              New York, New York 10006
                              Attention:  Mary Zadroga

                              With a copy to:

                              Bankers Trust Company
                              300 South Grand Avenue, 41st Floor
                              Los Angeles, California  90071
                              Attention:  Victoria A. Floyd

                                   SCHEDULE I
                              TO SECURITY AGREEMENT



Assigned Agreements:

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

Locations of Equipment:



Locations of Inventory:

                                   EXHIBIT XIV

                [FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT]


          AMENDED AND RESTATED SUBSIDIARY TRADEMARK SECURITY AGREEMENT


          This AMENDED AND RESTATED TRADEMARK COLLATERAL SECURITY AGREEMENT AND CONDITIONAL ASSIGNMENT (this "AGREEMENT") is dated as of November 14, 1997 and entered into by and between [SUBSIDIARY], a _____________________ corporation ("GRANTOR"), and BANKERS TRUST COMPANY ("BTCO"), as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined)[, and amends and restates that certain Trademark Security Agreement (the "EXISTING SUBSIDIARY TRADEMARK SECURITY AGREEMENT") dated as of August 7, 1995 between Grantor and Existing Agent (as hereinafter defined)].

                             PRELIMINARY STATEMENTS

          A. Dictaphone Corporation ("COMPANY"), the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Company in the form of loans and letters of credit.

          B. Company, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Company in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement.

          C. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Company and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS").

          D. Company has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement referred to below) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement).

          E. Grantor and the other Subsidiaries of Company party thereto (collectively, "SUBSIDIARY GUARANTORS") have executed and delivered a Guaranty dated as of August 7, 1995 (the "EXISTING SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Existing Agent, for the benefit of Existing Lenders [and any Interest Rate Exchangers party to Lender Interest Rate Agreements entered into prior to the date hereof], pursuant to which Subsidiary Guarantors have guarantied the prompt payment and performance when due of all Existing Credit Agreement Obligations (as defined in the Intercreditor Agreement) [and all Interest Rate Obligations (as defined in the Intercreditor Agreement) in respect of such Lender Interest Rate Agreements], and all obligations of Grantor under the Existing Subsidiary Guaranty are currently secured by the Collateral (as hereinafter defined).

          F. Subsidiary Guarantors have amended and restated the Existing Subsidiary Guaranty pursuant to an Amended and Restated Subsidiary Guaranty dated as of even date herewith (said Amended and Restated Subsidiary Guaranty, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Collateral Agent, for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of such Persons being referred to herein collectively as "SECURED PARTIES"), and the terms of the Current Credit Agreements require, and the terms of any Successor Credit Agreement or Lender Interest Rate Agreement may require, that all obligations of Grantor under the New Subsidiary Guaranty be secured by the Collateral.

          G. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"; terms defined therein and not otherwise defined herein being used herein as therein defined) which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          H. Grantor owns and uses in its business, and will in the future adopt and so use, various intangible assets, including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto (collectively, the "TRADEMARKS").

          I. Pursuant to the Existing Subsidiary Trademark Security Agreement, BTCo, in its capacity as Existing Agent, has become a secured creditor, for the benefit of Existing Lenders, with respect to and, under the circumstances described therein, an assignee of all of the existing and future Trademarks, all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (the "REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), all goodwill of Grantor's business symbolized by the Trademarks and associated therewith, including without limitation the documents and things described in Section 1(b) (the "ASSOCIATED GOODWILL"), and all proceeds of the Trademarks, the Registrations, the Trademark Rights and the Associated Goodwill, and Grantor desires to continue the secured and protected interest in the Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill and all the proceeds thereof for the benefit of Existing Agent and Existing Lenders, and to extend the benefit thereof to all other Secured Parties, all as provided herein.

          J. (i) pursuant to that certain Subsidiary Security Agreement dated as of August 7, 1995 (the "EXISTING SECURITY AGREEMENT"), Grantor has granted to Existing Agent, for the benefit of Existing Lenders [and any Interest Rate Exchangers party to Lender Interest Rate Agreements entered into prior to the date hereof], a lien on and security interest in, among other assets, the machinery, equipment, formulations, manufacturing procedures, quality control procedures and product specifications relating to the products and services sold or delivered under or in connection with the Trademarks such that, upon the occurrence and during the continuation of an "Event of Default" (as defined in the Existing Security Agreement), Existing Agent would be able to exercise its remedies consistent with the Existing Security Agreement, the Existing Subsidiary Trademark Security Agreement and applicable law to foreclose upon Grantor's business and use the Trademarks, the Registrations and the Trademark Rights in conjunction with the continued operation of such business, maintaining substantially the same product and service specifications and quality as maintained by Grantor, and benefit from the Associated Goodwill, and (ii) pursuant to an Amended and Restated Subsidiary Security Agreement dated as of even date herewith (said Amended and Restated Subsidiary Security Agreement, as it may hereafter be amended, amended and restated, supplemented, or otherwise modified from time to time, being the "SECURITY AGREEMENT"), Grantor has amended and restated the Existing Security Agreement in order to continue the grant of the security interest created thereunder in favor of Collateral Agent, for the benefit of Secured Parties, such that, upon the occurrence and during the continuation of an Event of Default, Collateral Agent would be able, consistent with the Security Agreement, this Agreement and applicable law, to exercise its remedies to foreclose upon Grantor's business as described in clause (i) above.

          K. Upon the occurrence and during the continuation of an Event of Default, and to permit Collateral Agent to operate Grantor's business without interruption and to use the Trademarks, Registrations, Trademark Rights and Associated Goodwill in conjunction therewith, Grantor has agreed to grant to Collateral Agent hereunder, for the benefit of Secured Parties, the conditional assignment of Grantor's entire right, title and interest in and to the Collateral and to appoint Collateral Agent, for the benefit of Secured Parties, as Grantor's attorney-in-law and attorney-in-fact to execute documents and take actions to confirm said assignments, which grant and appointment continue a similar grant and appointment made in favor of Existing Agent pursuant to the Existing Subsidiary Trademark Security Agreement.

          L. Pursuant to the authority granted to Collateral Agent by Existing Agent and the other Parties under the Intercreditor Agreement, Collateral Agent and Grantor desire to amend and restate the Existing Subsidiary Trademark Security Agreement as hereinafter set forth in order to (i) substitute BTCo, in its capacity as Collateral Agent, for BTCo, in its capacity as Existing Agent, as the secured party hereunder, (ii) confirm the continuation of the existing grant of security interests and conditional assignments with respect to the Collateral, as provided for in the Existing Trademark Subsidiary Security Agreement, for the benefit of Existing Agent, Existing Lenders [and any Interest Rate Exchangers secured under the Existing Subsidiary Security Agreement on the date hereof], and (iii) provide that such grant of security interests and conditional assignments with respect to the Collateral shall hereafter be for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of the Persons described in this clause (iii) being referred to herein collectively as "SECURED PARTIES").

          NOW, THEREFORE, in consideration of the premises, in order to induce Lenders to make and/or maintain extensions of credit to Company under the Credit Agreements and to induce Interest Rate Exchangers to enter into and/or maintain Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Subsidiary Security Agreement is hereby amended and restated in its entirety as follows:


          SECTION 1. GRANT OF SECURITY. Grantor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) each of the Trademarks and rights and interests in Trademarks which are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part (including, without limitation, the Trademarks specifically identified in Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time), and including all Trademark Rights with respect thereto and all federal, state and foreign Registrations therefor heretofore or hereafter granted or applied for, the right (but not the obligation) to register claims under any state or federal trademark law or regulation or any trademark law or regulation of any foreign country and to apply for, renew and extend the Trademarks, Registrations and Trademark Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of Collateral Agent or otherwise for past, present and future infringements of the Trademarks, Registrations or Trademark Rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the Associated Goodwill; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Grantor pertaining to the Trademarks, Registrations or Trademark Rights presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof) of Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

          (b) the following documents and things in Grantor's possession, or subject to Grantor's right to possession, related to (Y) the production, sale and delivery by Grantor, or by any Affiliate, licensee or subcontractor of Grantor, of products or services sold or delivered by or under the authority of Grantor in connection with the Trademarks, Registrations or Trademark Rights (which products and services shall, for purposes of this Agreement, be deemed to include, without limitation, products and services sold or delivered pursuant to merchandising operations utilizing any Trademarks, Registrations or Trademark Rights); or (Z) any retail or other merchandising operations conducted under the name of or in connection with the Trademarks, Registrations or Trademark Rights by Grantor or any Affiliate, licensee or subcontractor of Grantor:

               (i) all lists and ancillary documents that identify and describe any of Grantor's customers, or those of its Affiliates, licensees or subcontractors, for products sold and services delivered under or in connection with the Trademarks or Trademark Rights, including without limitation any lists and ancillary documents that contain a customer's name and address, the name and address of any of its warehouses, branches or other places of business, the identity of the Person or Persons having the principal responsibility on a customer's behalf for ordering products or services of the kind supplied by Grantor, or the credit, payment, discount, delivery or other sale terms applicable to such customer, together with information setting forth the total purchases, by brand, product, service, style, size or other criteria, and the patterns of such purchases;

               (ii) all product and service specification documents and production and quality control manuals used in the manufacture or delivery of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights;

               (iii) all documents which reveal the name and address of any source of supply, and any terms of purchase and delivery, for any and all materials, components and services used in the production of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights; and

               (iv) all documents constituting or concerning the then current or proposed advertising and promotion by Grantor or its Affiliates, licensees or subcontractors of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights including, without limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and services;

          (c)  all general intangibles relating to the Collateral;

          (d) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (e) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          The foregoing assignment and grant of a security interest (i) confirms the original assignment and grant of a first priority security interest made in the Existing Subsidiary Trademark Security Agreement in respect of the Collateral as security for the "Secured Obligations" (as defined in the Existing Subsidiary Trademark Security Agreement) and continues in all respects such original assignment and grant without in any way causing any interruption in continuity from such original assignment and grant and (ii) extends such assignment and grant of a first priority security interest in respect of the Collateral to secure all other Secured Obligations as defined herein.

          SECTION 2. CONDITIONAL ASSIGNMENT. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant to
Section 1, Grantor hereby, effective upon the occurrence of an Event of Default and upon written notice from Collateral Agent, grants, sells, conveys, transfers, assigns and sets over to Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, all of Grantor's right, title and interest in and to the Collateral, including without limitation Grantor's right, title and interest in and to the Trademarks identified in Schedule A annexed hereto, the goodwill of the business symbolized by said Trademarks and all Registrations relating to said Trademarks.

          SECTION 3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of Grantor of every nature whatsoever now or hereafter existing under or arising in respect of the New Subsidiary Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to
Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceedings), reimbursement of amounts drawn under letters of credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "SECURED OBLIGATIONS"); provided that the assignment and grant of a security interest pursuant to
Section 1 hereof, and any other provisions of this Agreement, shall be effective as to any Successor Credit Agreement Obligations or Interest Rate Obligations only if the applicable Successor Lenders (or a Successor Agent acting on their behalf) or Interest Rate Exchanger shall have executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement, acknowledged by Grantor, as provided in the Intercreditor Agreement.

          SECTION 4. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (a) Description of Collateral. A true and complete list of all Trademarks, Registrations and Trademark Rights owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule A annexed hereto.

          (b) Validity and Enforceability of Collateral. Each of the Trademarks, Registrations and Trademark Rights is valid, subsisting and enforceable and Grantor is not aware of any pending or threatened claim by any third party that any of the Trademarks, Registrations or Trademark Rights is invalid or unenforceable or that the use of any of the Trademarks, Registrations or Trademark Rights violates the rights of any third person or of any basis for any such claim.

          (c) Ownership of Collateral. Except for the security interest and conditional assignment created by this Agreement, Grantor owns the Collateral free and clear of any Lien other than Permitted Encumbrances (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof). Except such as may have been filed in favor of Collateral Agent relating to this Agreement, (i) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Collateral is on file in the United States Patent and Trademark Office.

          (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Collateral is, and has been for the four month period preceding the date hereof, located at ___________________________________. Grantor has not in the
past done, and does not now do, business under any other name (including any trade-name or fictitious business name) [except
---------------].

          (e) Governmental Authorizations. Except as described in clause (f) below, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest and conditional assignment granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

          (f) Perfection. This Agreement, together with the filing of a financing statement describing the Collateral with the Secretary of State of the State of Connecticut and the recording of this Agreement with the United States Patent and Trademark Office, creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

          (g) Other Information. All information heretofore, herein or hereafter supplied to Collateral Agent by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

          SECTION 6. FURTHER ASSURANCES; NEW TRADEMARKS, REGISTRATIONS AND TRADEMARK RIGHTS.

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest or conditional assignment granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Collateral Agent, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) use its best efforts to obtain any necessary consents of third parties to the grant and perfection of a security interest and assignment to Collateral Agent with respect to any Collateral, (iv) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent, and (v) at Collateral Agent's request, appear in and defend any action or proceeding that may affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

          (b) Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (c)  Grantor  hereby  authorizes   Collateral  Agent  to  modify  this
Agreement without obtaining Grantor's approval of or signature to such modification by amending Schedule A annexed hereto to include reference to any right, title or interest in any existing Trademark, Registration or Trademark Right or any Trademark, Registration or Trademark Right acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademark, Registration or Trademark Right in which Grantor no longer has or claims any right, title or interest.

          (d) Grantor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          (e)  If  Grantor   shall   obtain   rights  to  any  new   Trademarks,
Registrations or Trademark Rights, the provisions of this Agreement shall automatically apply thereto. Grantor shall promptly notify Collateral Agent in writing of any rights to any new Trademarks or Trademark Rights acquired by Grantor after the date hereof and of any Registrations issued or applications for Registration made after the date hereof. Concurrently with the filing of an application for Registration for any Trademark, Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Trademark Collateral Security Agreement and Conditional Assignment, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Collateral Agent, pursuant to which Grantor shall grant a security interest and conditional assignment to the extent of its interest in such Registration as provided herein to Collateral Agent unless so doing would, in the reasonable judgment of Grantor, after due inquiry, result in the grant of a Registration in the name of Collateral Agent, in which event Grantor shall give written notice to Collateral Agent as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the Registration.

          SECTION 7.  CERTAIN COVENANTS OF GRANTOR.  Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Collateral Agent of any change in Grantor's name, identity or corporate structure within 15 days of such change;

          (c) give Collateral Agent 30 days' prior written notice of any change in Grantor's chief place of business or chief executive office or the office where Grantor keeps its records regarding the Collateral;

          (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment;

          (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreements;

          (f) except for the security interest and conditional assignment created by this Agreement, not create or suffer to exist any Lien (other than Permitted Encumbrances) upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person;

          (g) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Trademarks, Registrations and Trademark Rights at its chief executive office or principal place of business;

          (h) not permit the inclusion in any contract to which it becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, Grantor's rights and interests in any property included within the definitions of any Trademarks, Registrations, Trademark Rights and Associated Goodwill acquired under such contracts;

          (i) take all steps necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Trademarks and Trademark Rights, including without limitation entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

          (j) use proper statutory notice in connection with its use of each of the Trademarks, Registrations and Trademark Rights;

          (k) use consistent standards of high quality (which may be consistent with Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks, Registrations and Trademark Rights, including, to the extent applicable, in the operation and maintenance of its retail stores and other merchandising operations; and

          (l) upon any officer of Grantor obtaining knowledge thereof, promptly notify Collateral Agent in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of Grantor or Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of Collateral Agent in relation thereto, including without limitation the levy of any legal process against the Collateral or any portion thereof.

          SECTION 8. CERTAIN INSPECTION RIGHTS. Grantor hereby grants to Collateral Agent and its employees, representatives and agents the right to visit Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Trademarks, Registrations or Trademark Rights (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable notice to Grantor and as often as may be reasonably requested.

          SECTION 9. AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL. Except as otherwise provided in this Section 9, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Collateral or any portion thereof. In connection with such collections, Grantor may take (and, at Collateral Agent's direction, shall take) such action as Grantor or Collateral Agent may deem necessary or advisable to enforce collection of such amounts; provided, however, that Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created, and the conditional assignment effected hereby, and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
Section 17, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          SECTION 10.  TRADEMARK APPLICATIONS AND LITIGATION.

          (a) Grantor shall have the duty diligently, through counsel reasonably acceptable to Collateral Agent, to prosecute any trademark application relating to any of the Trademarks specifically identified in Schedule A annexed hereto that is pending as of the date of this Agreement, to make federal application on any existing or future registerable but unregistered Trademarks, and to file and prosecute opposition and cancellation proceedings, renew Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Trademarks, Registrations and Trademark Rights. Any expenses incurred in connection therewith shall be borne solely by Grantor. Grantor shall not abandon any Trademark, Registration or Trademark Right.

          (b) Except as provided in Section 10(d) and notwithstanding Section 2, Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Collateral. Collateral Agent shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

          (c) Grantor shall promptly, following its becoming aware thereof, notify Collateral Agent of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in Section 10(a) or 10(b) or regarding Grantor's claim of ownership in or right to use any of the Trademarks, Registrations or Trademark Rights, its right to register the same, or its right to keep and maintain such Registration. Grantor shall provide to Collateral Agent any information with respect thereto requested by Collateral Agent.

          (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right (but not the obligation) to bring suit, in the name of Grantor, Collateral Agent or otherwise, to enforce any Trademark, Registration, Trademark Right, Associated Goodwill and any license thereunder, in which event Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 18 in connection with the exercise of its rights under this Section 10. To the extent that Collateral Agent shall elect not to bring suit to enforce any Trademark, Registration, Trademark Right, Associated Goodwill or any license thereunder as provided in this Section 10(d), Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Trademarks, Registrations, Trademark Rights or Associated Goodwill by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

          SECTION 11. NON-DISTURBANCE AGREEMENTS, ETC. If and to the extent that Grantor is permitted to license the Collateral, Collateral Agent shall enter into a non-disturbance agreement or other similar arrangement, at Grantor's request and expense, with Grantor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Collateral Agent pursuant to which (a) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with Grantor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest and conditional assignment created in favor of Collateral Agent and the other terms of this Agreement.

          SECTION 12. REASSIGNMENT OF COLLATERAL. If (a) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (b) no other Event of Default shall have occurred and be continuing, (c) an assignment to Collateral Agent of any rights, title and interests in and to the Collateral shall have been previously made and shall have become absolute and effective pursuant to Section 2, Section 13(f) or
Section 16(b), and (d) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor and the written consent of Collateral Agent, Collateral Agent shall promptly execute and deliver to Grantor such assignments as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent pursuant hereto; provided that, after giving effect to such reassignment, Collateral Agent's security interest and conditional assignment granted pursuant to Section 1 and Section 2, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided, further that the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Collateral Agent and Permitted Encumbrances.

          SECTION 13. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Collateral Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time (a) upon the occurrence and during the continuance of an Event of Default or (b) with respect to any action or the execution of any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, (i) upon the occurrence and during the continuance of a Potential Event of Default (as defined in any Credit Agreement) or (ii) after the fifth Business Day after Collateral Agent makes a written request to Grantor to take such action or execute such instrument (provided that Grantor fails to fully comply with such request on or prior to such fifth Business Day) in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to endorse Grantor's name on all applications, documents, papers and instruments necessary for Collateral Agent in the use or maintenance of the Collateral;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement and the Credit Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand; and

          (f) (i) to execute and deliver any of the assignments or documents requested by Collateral Agent pursuant to Section 16(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          SECTION 14. COLLATERAL AGENT MAY PERFORM. If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 18.

          SECTION 15. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

          SECTION 16.  REMEDIES.

          If any Event of Default shall have occurred and be continuing:

          (a) Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to
Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iv) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Grantor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and
(vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender, Lenders, Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

          (b) Upon written demand from Collateral Agent, Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Trademarks, Registrations, Trademark Rights and the Associated Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; provided that the failure of Grantor to comply with such demand will not impair or affect the validity of the conditional assignment effected by Section 2 or its effectiveness upon notice by Collateral Agent as specified in Section 2. Grantor agrees that such an assignment (including without limitation the conditional assignment effected by Section 2) and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

          (c) Within five Business Days after written notice from Collateral Agent, Grantor shall make available to Collateral Agent, to the extent within Grantor's power and authority, such personnel in Grantor's employ on the date of such Event of Default as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks, Registrations and Trademark Rights, such persons to be available to perform their prior functions on Collateral Agent's behalf and to be compensated by Collateral Agent at Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

          SECTION 17. APPLICATION OF PROCEEDS. Except as otherwise expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all Proceeds received by Collateral Agent in respect of all or any part of the Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including, without limitation, fees and expenses of counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 18;

          SECOND: To the payment of all other Secured Obligations as provided in
     Section 4 of the Intercreditor Agreement; and

          THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 18.  INDEMNITY AND EXPENSES.

          (a) Grantor agrees to indemnify Collateral Agent and each other Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement or any related Financing Agreement and the transactions contemplated hereby and thereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such other Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantor shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

          SECTION 19. CONTINUING SECURITY INTEREST AND CONDITIONAL ASSIGNMENT; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in, and conditional assignment of, the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of all Commitments and the cancellation or expiration of all outstanding letters of credit issued pursuant to any of the Credit Agreements then secured by the Collateral, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and permitted assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Existing Credit Agreement and subsection 10.1 of the New Credit Agreement and any comparable provisions of any Successor Credit Agreement secured by the Collateral, any Lender may assign any loans held by it under the applicable Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding letters of credit referred to above, the security interest and conditional assignment granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Collateral Agent will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          SECTION 20.  COLLATERAL AGENT AS AGENT.

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by the Parties under the Intercreditor Agreement, which appointment and the terms thereof have been acknowledged and agreed to by Grantor, and Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement in acting as Collateral Agent hereunder. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the terms of this Agreement and the Intercreditor Agreement; provided that, anything contained herein to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall be controlling for all purposes hereof.

          (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to Section 9(g)(i) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to Section 9(g)(ii) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to
Section 9(g) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 9(g) of the Intercreditor Agreement, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent hereunder, and (ii) execute and deliver to such successor Collateral Agent any amendments to financing statements, and take any other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed
Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

          SECTION 21. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION  25.  HEADINGS.   Section  and  subsection  headings  in  this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 27. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 22, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against Grantor in the courts of any other jurisdiction.

          SECTION 28. WAIVER OF JURY TRIAL. GRANTOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Collateral Agent each acknowledge that this waiver is a material inducement for Grantor and Collateral Agent to enter into a business relationship, that Grantor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 29. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


          SECTION 30. DESIGNATION OF COLLATERAL AGENT ON FINANCING STATEMENTS. For purposes of any financing statements filed with respect to any of the Collateral under the Code, BTCo, in its capacity as Collateral Agent hereunder, may be referred to as "Bankers Trust Company", "Bankers Trust Company, as Agent", "Bankers Trust Company, as Administrative Agent", or "Bankers Trust Company, as Collateral Agent".

           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                              [SUBSIDIARY]



                              By:-----------------------------------
                              Title:

                              Notice Address:  ---------------------

                                               ---------------------

                                               ---------------------


                              BANKERS TRUST COMPANY



                              By: __________________________
                               Title:

                              Notice Address:

                              Bankers Trust Company
                              One Bankers Trust Plaza
                              130 Liberty Street, 14th Floor
                              New York, New York 10006
                              Attention:  Mary Zadroga

                              With a copy to:

                              Bankers Trust Company
                              300 South Grand Avenue, 41st Floor
                              Los Angeles, California  90071
                              Attention:  Victoria A. Floyd

                                   SCHEDULE A
                                       TO
                              TRADEMARK COLLATERAL
                             SECURITY AGREEMENT AND
                             CONDITIONAL ASSIGNMENT


                     UNITED STATES
REGISTERED             TRADEMARK       REGISTRATION      REGISTRATION
   OWNER              DESCRIPTION          NUMBER            DATE
----------           -------------     ------------      ------------

STATE OF NEW YORK        )
                         )  SS.:
COUNTY OF ____________ )


          On this ____ day of _____________, 19___, before me personally came __________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at  ____________________________________;
that       he/she       is       a/the        _________________________       of
__________________________________,  one of the  corporations  described  in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.



                         ---------------------------------
                                   Notary Public

                                   EXHIBIT XV

                 [FORM OF SUBSIDIARY PATENT SECURITY AGREEMENT]


            AMENDED AND RESTATED SUBSIDIARY PATENT SECURITY AGREEMENT


          This AMENDED AND RESTATED SUBSIDIARY PATENT SECURITY AGREEMENT (this "AGREEMENT") is dated as of November 14, 1997 and entered into by and between [SUBSIDIARY], a __________________ corporation ("ASSIGNOR"), and BANKERS TRUST COMPANY ("BTCO"), as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined)[, and amends and restates that certain Patent Security Agreement (the "EXISTING SUBSIDIARY PATENT SECURITY AGREEMENT") dated as of August 7, 1995 between Assignor and Existing Agent (as hereinafter defined)].

                             PRELIMINARY STATEMENTS

          A. Assignor has and may in the future have rights, title and interests in and to various Patents and other related Collateral (as such terms are hereinafter defined).

          B. Dictaphone Corporation ("COMPANY"), the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Company in the form of loans and letters of credit.

          C. Company, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Company in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement.

          D. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Company and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS").

          E. Company has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement referred to below) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement).

          F. Assignor and the other Subsidiaries of Company party thereto (collectively, "SUBSIDIARY GUARANTORS") have executed and delivered a Guaranty dated as of August 7, 1995 (the "EXISTING SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Existing Agent, for the benefit of Existing Lenders [and any Interest Rate Exchangers party to Lender Interest Rate Agreements entered into prior to the date hereof], pursuant to which Subsidiary Guarantors have guarantied the prompt payment and performance when due of all Existing Credit Agreement Obligations (as defined in the Intercreditor Agreement) [and all Interest Rate Obligations (as defined in the Intercreditor Agreement) in respect of such Lender Interest Rate Agreements], and all obligations of Assignor under the Existing Subsidiary Guaranty are currently secured by the Collateral.

          G. Subsidiary Guarantors have amended and restated the Existing Subsidiary Guaranty pursuant to an Amended and Restated Subsidiary Guaranty dated as of even date herewith (said Amended and Restated Subsidiary Guaranty, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Collateral Agent, for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of such Persons being referred to herein collectively as "SECURED PARTIES"), and the terms of the Current Credit Agreements require, and the terms of any Successor Credit Agreement or Lender Interest Rate Agreement may require, that all obligations of Assignor under the New Subsidiary Guaranty be secured by the Collateral.

          H. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"; terms defined therein and not otherwise defined herein being used herein as therein defined) which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          I. Pursuant to the authority granted to Collateral Agent by Existing Agent and the other Parties under the Intercreditor Agreement, Collateral Agent and Assignor desire to amend and restate the Existing Subsidiary Patent Security Agreement as hereinafter set forth in order to (i) substitute BTCo, in its capacity as Collateral Agent, for BTCo, in its capacity as Existing Agent, as the secured party and assignee hereunder, (ii) confirm the continuation of the existing grant of security interests and conditional assignments with respect to the Collateral, as provided for in the Existing Subsidiary Patent Security Agreement, for the benefit of Existing Agent, Existing Lenders [and any Interest Rate Exchangers secured under the Existing Subsidiary Patent Security Agreement on the date hereof], and (iii) provide that such grant of security interests and conditional assignments with respect to the Collateral shall hereafter be for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of the Persons described in this clause (iii) being referred to herein collectively as "SECURED PARTIES").

          NOW, THEREFORE, in consideration of the premises, in order to induce Lenders to make and/or maintain extensions of credit to Company under the Credit Agreements and to induce Interest Rate Exchangers to enter into and/or maintain Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Subsidiary Patent Security Agreement is hereby amended and restated in its entirety as follows:

          SECTION 1. GRANT OF SECURITY. Assignor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Assignor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Assignor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):


          (a) all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, owned by Assignor and all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, held or used by Assignor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time), all rights (but not obligations) corresponding thereto (including without limitation the right (but not the obligation) to sue for past, present and future infringements in the name of Assignor or in the name of Collateral Agent or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interest assigned hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Assignor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Assignor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

          (b)  all general intangibles relating to the Patents;

          (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (d) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          The foregoing assignment and grant of a security interest (i) confirms the original assignment and grant of a first priority security interest made in the Existing Subsidiary Patent Security Agreement in respect of the Collateral as security for the "Secured Obligations" (as defined in the Existing Subsidiary Patent Security Agreement) and continues in all respects such original assignment and grant without in any way causing any interruption in continuity from such original assignment and grant and (ii) extends such assignment and grant of a first priority security interest in respect of the Collateral to secure all other Secured Obligations as defined herein.

          SECTION 2. CONDITIONAL ASSIGNMENT. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant to
Section 1, Assignor hereby, effective upon the occurrence and during the continuation of an Event of Default and upon written notice from Collateral Agent, grants, sells, conveys, transfers, assigns and sets over to Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, all of Assignor's right, title and interest in and to the Collateral, including without limitation Assignor's right, title and interest in and to the Patents identified in Schedule A annexed hereto.

          SECTION 3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of Assignor of every nature whatsoever now or hereafter existing under or arising in respect of the New Subsidiary Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to
Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceedings), reimbursement of amounts drawn under letters of credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Assignor now or hereafter existing under this Agreement (all such obligations of Assignor, together with the Underlying Debt, being the "SECURED OBLIGATIONS"); provided that the assignment and grant of a security interest pursuant to
Section 1 hereof, and any other provisions of this Agreement, shall be effective as to any Successor Credit Agreement Obligations or Interest Rate Obligations only if the applicable Successor Lenders (or a Successor Agent acting on their behalf) or Interest Rate Exchanger shall have executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement, acknowledged by Assignor, as provided in the Intercreditor Agreement.

          SECTION 4. ASSIGNOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Assignor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Assignor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants as follows:

          (a) Description of Collateral. A true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by Assignor, in whole or in part, as of the date of this Agreement is set forth in Schedule A annexed hereto.

          (b) Validity and Enforceability of Collateral. Each of the Patents is valid, subsisting and enforceable and Assignor is not aware of any pending or threatened claim by any third party that any of the Patents is invalid or unenforceable or that the use of any of the Patents violates the rights of any third person or of any basis for any such claim.

          (c) Ownership of Collateral. Except for the security interest and conditional assignment created by this Agreement, Assignor owns the Collateral free and clear of any Lien other than Permitted Encumbrances (such term being used herein as defined in the Current Credit Agreements as in effect on the date hereof). Except such as may have been filed in favor of Collateral Agent relating to this Agreement, (i) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Collateral is on file in the United States Patent and Trademark Office.

          (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Assignor keeps its records regarding the Collateral is, and has been for the four month period preceding the date hereof, located at ___________________________________. Assignor has not in the
past done, and does not now do, business under any other name (including any trade-name or fictitious business name) [except
---------------].

          (e) Governmental Authorizations. Except as described in clause (f) below, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Assignor of the security interest and conditional assignment granted hereby, (ii) the execution, delivery or performance of this Agreement by Assignor, or (iii) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Assignor).

          (f) Perfection. This Agreement, together with the filing of a financing statement describing the Collateral with the Secretary of State of the State of Connecticut and the recording of this Agreement with the United States Patent and Trademark Office, creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

          (g) Other Information. All information heretofore, herein or hereafter supplied to Collateral Agent by or on behalf of Assignor with respect to the Collateral is accurate and complete in all respects.

          SECTION 6.  FURTHER ASSURANCES; NEW PATENTS AND PATENT APPLICATIONS.

          (a) Assignor agrees that from time to time, at the expense of Assignor, Assignor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest or conditional assignment granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Assignor will: (i) at the request of Collateral Agent, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) use its best efforts to obtain any necessary consents of third parties to the grant and perfection of a security interest and assignment to Collateral Agent with respect to any Collateral, (iv) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent, and (v) at Collateral Agent's request, appear in and defend any action or proceeding that may affect Assignor's title to or Collateral Agent's security interest in all or any part of the Collateral.

          (b) Assignor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Assignor. Assignor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Assignor shall be sufficient as a financing
statement   and  may  be  filed  as  a  financing   statement  in  any  and  all
jurisdictions.

          (c) Assignor hereby authorizes Collateral Agent to modify this Agreement without obtaining Assignor's approval of or signature to such modification by amending Schedule A annexed hereto to include reference to any right, title or interest in any existing Patent or any Patent acquired or developed by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Patent in which Assignor no longer has or claims any right, title or interest.

          (d) Assignor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          (e) If Assignor shall hereafter obtain rights to any patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto. Assignor shall promptly notify Collateral Agent in writing of any of the foregoing rights or benefits acquired by Assignor after the date hereof. Concurrently with the filing of an application for any Patent, Assignor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Patent Collateral Assignment and Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Collateral Agent, pursuant to which Assignor shall grant a security interest and conditional assignment to the extent of its interest in such Patent as provided herein to Collateral Agent unless so doing would, in the reasonable judgment of Assignor, after due inquiry, result in the grant of a Patent in the name of Collateral Agent, in which event Assignor shall give written notice to Collateral Agent as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the Patent.

          SECTION 7. CERTAIN COVENANTS OF ASSIGNOR.  Assignor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Collateral Agent of any change in Assignor's name, identity or corporate structure within 15 days of such change;

          (c) give Collateral Agent 30 days' prior written notice of any change in Assignor's chief place of business or chief executive office or the office where Assignor keeps its records regarding the Collateral;

          (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Assignor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Assignor or any of the Collateral as a result of the failure to make such payment;

          (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreements;

          (f) except for the security interest and conditional assignment created by this Agreement, not create or suffer to exist any Lien (other than Permitted Encumbrances) upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person;

          (g) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Patents at its chief executive office or principal place of business;

          (h) not permit the inclusion in any contract to which it becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, Assignor's rights and interests in any property included within the definition of any Patents acquired under such contracts;

          (i) take all steps necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Patents, including without limitation entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

          (j) use proper statutory notice in connection with its use of each of the Patents;

          (k) use consistent standards of high quality (which may be consistent with Assignor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Patents, including, to the extent applicable, in the operation and maintenance of its retail stores and other merchandising operations; and

          (l) upon any officer of Assignor obtaining knowledge thereof, promptly notify Collateral Agent in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of Assignor or Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of Collateral Agent in relation thereto, including without limitation the levy of any legal process against the Collateral or any portion thereof.

          SECTION 8. CERTAIN INSPECTION RIGHTS. Assignor hereby grants to Collateral Agent and its employees, representatives and agents the right to visit Assignor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Patents (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable notice to Assignor and as often as may be reasonably requested.

          SECTION 9. AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL. Except as otherwise provided in this Section 9, Assignor shall continue to collect, at its own expense, all amounts due or to become due to Assignor in respect of the Collateral or any portion thereof. In connection with such collections, Assignor may take (and, at Collateral Agent's direction, shall take) such action as Assignor or Collateral Agent may deem necessary or advisable to enforce collection of such amounts; provided, however, that Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Assignor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created, and the conditional assignment effected hereby, and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of Assignor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Assignor might have done. After receipt by Assignor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Assignor in respect of amounts due to Assignor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Assignor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17, and (ii) Assignor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          SECTION 10. PATENT APPLICATIONS AND LITIGATION.

          (a) Assignor shall have the duty diligently, through counsel reasonably acceptable to Collateral Agent, to prosecute any patent application relating to any of the Patents specifically identified in Schedule A annexed hereto that is pending as of the date of this Agreement, to make application on any existing or future unpatented but patentable invention, and to do any and all acts which are necessary or desirable to preserve and maintain all rights in all Patents. Any expenses incurred in connection therewith shall be borne solely by Assignor. Assignor shall not abandon any right to file a patent application or any pending patent application or any Patent without the prior written consent of Collateral Agent.

          (b) Except as provided in Section 10(d) and notwithstanding Section 2, Assignor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, or other damage or reexamination or reissue proceedings as are in its reasonable business judgment necessary to protect the Collateral. Collateral Agent shall provide, at Assignor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

          (c) Assignor shall promptly, following its becoming aware thereof, notify Collateral Agent of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in Section 10(a) or 10(b) or regarding Assignor's interests in any Collateral. Assignor shall provide to Collateral Agent any information with respect thereto requested by Collateral Agent.

          (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right (but not the obligation) to bring suit, in the name of Assignor, Collateral Agent or otherwise, to enforce any Patent and any license thereunder, in which event Assignor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and Assignor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 18 in connection with the exercise of its rights under this Section 10. To the extent that Collateral Agent shall elect not to bring suit to enforce any Patent or any license thereunder as provided in this Section 10(d), Assignor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Patents by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

          SECTION 11. NON-DISTURBANCE AGREEMENTS, ETC. If and to the extent that Assignor is permitted to license the Collateral, Collateral Agent shall enter into a non-disturbance agreement or other similar arrangement, at Assignor's request and expense, with Assignor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Collateral Agent pursuant to which (a) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with Assignor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest and conditional assignment created in favor of Collateral Agent and the other terms of this Agreement.

          SECTION 12. REASSIGNMENT OF COLLATERAL. If (a) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (b) no other Event of Default shall have occurred and be continuing, (c) an assignment to Collateral Agent of any rights, title and interests in and to the Collateral shall have been previously made and shall have become absolute and effective pursuant to Section 2, Section 13(f) or
Section 16(b), and (d) the Secured Obligations shall not have become immediately due and payable, upon the written request of Assignor and the written consent of Collateral Agent, Collateral Agent shall promptly execute and deliver to Assignor such assignments as may be necessary to reassign to Assignor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent pursuant hereto; provided that, after giving effect to such reassignment, Collateral Agent's security interest and conditional assignment granted pursuant to Section 1 and Section 2, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided, further that the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Collateral Agent and Permitted Encumbrances.

          SECTION 13. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Assignor hereby irrevocably appoints Collateral Agent as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Collateral Agent or otherwise, from time to time (a) upon the occurrence and during the continuance of an Event of Default or (b) with respect to any action or the execution of any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, (i) upon the occurrence and during the continuance of a Potential Event of Default (as defined in any Credit Agreement) or (ii) after the fifth Business Day after Collateral Agent makes a written request to Pledgor to take such action or execute such instrument (provided that Pledgor fails to fully comply with such request on or prior to such fifth Business Day) in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to endorse Assignor's name on all applications, documents, papers and instruments necessary for Collateral Agent in the use or maintenance of the Collateral;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement and the Credit Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Assignor to Collateral Agent, due and payable immediately without demand; and

          (f) (i) to execute and deliver any of the assignments or documents requested by Collateral Agent pursuant to Section 16(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Assignor's expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Assignor might do.

          SECTION 14. COLLATERAL AGENT MAY PERFORM. If Assignor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Assignor under Section 18.

          SECTION 15. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

          SECTION 16. REMEDIES. If any Event of Default shall have occurred and be continuing:

          (a) Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Assignor to, and Assignor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to
Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iv) take possession of Assignor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Assignor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Assignor to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender, Lenders, Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Assignor, and Assignor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Assignor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assignor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Assignor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

          (b) Upon written demand from Collateral Agent, Assignor shall execute and deliver to Collateral Agent an assignment or assignments of the Patents and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; provided that the failure of Assignor to comply with such demand will not impair or affect the validity of the conditional assignment effected by Section 2 or its effectiveness upon notice by Collateral Agent as specified in Section 2. Assignor agrees that such an assignment (including without limitation the conditional assignment effected by Section 2) and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

          SECTION 17. APPLICATION OF PROCEEDS. Except as otherwise expressly provided elsewhere in this Agreement or the Intercreditor Agreement, all Proceeds received by Collateral Agent in respect of all or any part of the Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or then, or at any time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including, without limitation, fees and expenses of counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Assignor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 18;

          SECOND: To the payment of all other Secured Obligations as provided in
     Section 4 of the Intercreditor Agreement; and

          THIRD: To the payment to or upon the order of Assignor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 18.  INDEMNITY AND EXPENSES.

          (a) Assignor agrees to indemnify Collateral Agent and each other Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement or any related Financing Agreement and the transactions contemplated hereby and thereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such other Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Assignor shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Assignor to perform or observe any of the provisions hereof.

          SECTION 19. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in, and conditional assignment of, the Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of all Commitments and the cancellation or expiration of all outstanding letters of credit issued pursuant to any of the Credit Agreements then secured by the Collateral, (b) be binding upon Assignor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and permitted assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Existing Credit Agreement and subsection 10.1 of the New Credit Agreement and any comparable provisions of any Successor Credit Agreement secured by the Collateral, any Lender may assign any loans held by it under the applicable Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding letters of credit referred to above, the security interest and conditional assignment granted hereby shall terminate and all rights to the Collateral shall revert to Assignor. Upon any such termination Collateral Agent will, at Assignor's expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

          SECTION 20.  COLLATERAL AGENT AS AGENT.

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by the Parties under the Intercreditor Agreement, which appointment and the terms thereof have been acknowledged and agreed to by Assignor, and Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement in acting as Collateral Agent hereunder. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the terms of this Agreement and the Intercreditor Agreement; provided that, anything contained herein to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall be controlling for all purposes hereof.

          (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to Section 9(g)(i) of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to Section 9(g)(ii) of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to
Section 9(g) of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 9(g) of the Intercreditor Agreement, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent hereunder, and (ii) execute and deliver to such successor Collateral Agent any amendments to financing statements, and take any other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed
Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

          SECTION 21. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Assignor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Assignor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION  25.  HEADINGS.   Section  and  subsection  headings  in  this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 27. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ASSIGNOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT ASSIGNOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Assignor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Assignor at its address provided in Section 22, such service being hereby acknowledged by Assignor to be sufficient for personal jurisdiction in any action against Assignor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against Assignor in the courts of any other jurisdiction.

          SECTION 28. WAIVER OF JURY TRIAL. ASSIGNOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Assignor and Collateral Agent each acknowledge that this waiver is a material inducement for Assignor and Collateral Agent to enter into a business relationship, that Assignor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Assignor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 29. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          SECTION 30. DESIGNATION OF COLLATERAL AGENT ON FINANCING STATEMENTS. For purposes of any financing statements filed with respect to any of the Collateral under the Code, BTCo, in its capacity as Collateral Agent hereunder, may be referred to as "Bankers Trust Company", "Bankers Trust Company, as Agent", "Bankers Trust Company, as Administrative Agent", or "Bankers Trust Company, as Collateral Agent".


           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Assignor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                  [SUBSIDIARY]



                                  By:-----------------------------------
                                  Title:

                                  Notice Address: ----------------------

                                                  ----------------------

                                                  ----------------------


                              BANKERS TRUST COMPANY



                              By: __________________________
                               Title:

                              Notice Address:

                              Bankers Trust Company
                              One Bankers Trust Plaza
                              130 Liberty Street, 14th Floor
                              New York, New York 10006
                              Attention:  Mary Zadroga

                              With a copy to:

                              Bankers Trust Company
                              300 South Grand Avenue, 41st Floor
                              Los Angeles, California  90071
                              Attention:  Victoria A. Floyd

                                   SCHEDULE A

                         TO PATENT COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT


                                 PATENTS ISSUED

Patent No.        Issue Date       Invention           Inventor
----------        ----------       ---------           --------




                                 PATENTS PENDING

Applicant's         Date     Application
   Name             Filed         No.       Invention    Inventor
-----------         -----    -----------    ---------    --------

STATE OF NEW YORK        )
                         )  SS.:
COUNTY OF ____________ )


          On this ____ day of _____________, 19___, before me personally came ________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ____________________________________; that he/she is a/the _________________________ of __________________________________,
one of the corporations described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.



                         ---------------------------------
                                   Notary Public

SCHEDULE 5.1

                             SUBSIDIARIES OF COMPANY


                                                             Ownership
                       Jurisdiction of       Direct          by (Each)
       Entity          Incorporation       Parent(s)       Direct Parent
      --------         ---------------     ---------       -------------
                                                                    %

                                   EXHIBIT XVI
                                FORM OF MORTGAGE


THIS INSTRUMENT PREPARED BY,
RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

O'MELVENY & MYERS
400 South Hope Street
Los Angeles, California  90071
Attn: Robin Gohlke, Esq.
      (045,710-595)
--------------------------------------------------------------------------------

                MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT
                               AND FIXTURE FILING


                       THIS MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT
AND FIXTURE FILING (this "MORTGAGE"), dated as of ________, is made by DICTAPHONE CORPORATION (U.S.), a Delaware corporation formerly known as Dictaphone Corporation, having an office at 3191 Broadbridge Avenue, Stratford, Connecticut 06497 (Attention: Joseph D. Skrzypczak) ("MORTGAGOR"), to BANKERS TRUST COMPANY, a New York banking corporation having an address at One Bankers Trust Plaza, 130 Liberty Street, 14th Floor, New York, New York 10006 (Attention: Robert T. Wagner), as collateral agent for and representative of the Secured Parties (as hereinafter defined) and their successors and permitted assigns (in such capacity, "MORTGAGEE"). Terms defined in the Intercreditor Agreement (as hereinafter defined) and not otherwise defined in this Mortgage have the meaning given to such terms in the Intercreditor Agreement.


                             PRELIMINARY STATEMENTS

          A. Dictaphone Corporation ("COMPANY"), the financial institutions party thereto as lenders ("EXISTING LENDERS"), and Bankers Trust Company, as administrative agent for Existing Lenders (in such capacity, together with its successors in such capacity, "EXISTING AGENT") are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Company in the form of loans and letters of credit.

          B. Company, the financial institutions party thereto as lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS"), and Bankers Trust Company, as administrative agent for New Lenders (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") have entered into that certain Credit Agreement dated as of November 14, 1997 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Company in the form of loans the proceeds of which were used to prepay a portion of the loans outstanding under the Existing Credit Agreement.

          C. It is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Company and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS").

          D. Company has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as defined in the Intercreditor Agreement) with one or more Interest Rate Exchangers (as defined in the Intercreditor Agreement).

          E. Mortgagor and the other Subsidiaries of Company party thereto (collectively, "SUBSIDIARY GUARANTORS") have executed and delivered an Amended and Restated Subsidiary Guaranty dated as of November 14, 1997 (said Amended and Restated Subsidiary Guaranty, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of BTCo, in its capacity as Collateral Agent, for the benefit of Current Lenders, Current Agents, any Successor Lender or Successor Agent becoming a party to the Intercreditor Agreement in the manner provided therein, any Successor Lenders represented by any such Successor Agent, any Interest Rate Exchanger becoming a party to the Intercreditor Agreement in the manner provided therein, and Collateral Agent (all of such Persons being referred to herein collectively as "SECURED PARTIES"), and the terms of the Current Credit Agreements require, and the terms of any Successor Credit Agreement or Lender Interest Rate Agreement may require, that all obligations of Mortgagor under the Subsidiary Guaranty be secured by the Mortgage Estate (as hereafter defined).

          F. Current Agents and Collateral Agent have entered into, and all existing Loan Parties (as defined in the Intercreditor Agreement) have acknowledged and agreed to the terms of, that certain Intercreditor Agreement dated as of even date herewith (said Intercreditor Agreement, as amended through and including the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT") which provides for, among other things, the appointment of Collateral Agent to administer and enforce this Agreement in the manner set forth herein and therein.

          NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby irrevocably mortgages, grants, transfers, conveys and assigns to Mortgagee, for the benefit and security of Mortgagee, under and subject to the terms and conditions hereinafter set forth, all right, title and interest now owned or hereafter acquired by Mortgagor in and to the following property (all of the following property being collectively referred to herein as the "MORTGAGE ESTATE," and those portions of the Mortgage Estate located on or directly relating to the Land designated by a particular address in the exhibits attached hereto being collectively referred to herein as a "MORTGAGED PROPERTY"):

          (1) The real property described in EXHIBIT A attached hereto (the "[IF A LEASEHOLD MORTGAGE: FEE] LAND").

          [IF A LEASEHOLD MORTGAGE, ADD: (2) All leasehold estate, right, title and interest in, to and under any and all leases described or referred to in EXHIBIT B attached hereto, and any amendments, modifications, extensions, renewals or substitutions for any of such leases (each such lease, together with any amendments, modifications, extensions, renewals or substitutions therefor being referred to herein as a "LEASE"), affecting all or portions of the real property described in said EXHIBIT B or described in the recorded documents referred to in said EXHIBIT B (which property descriptions are incorporated herein by this reference) (collectively, the "LEASED LAND"; the Fee Land and the Leased Land being sometimes collectively referred to as the "LAND") or affecting any of the Improvements (as hereinafter defined), including any and all rights to security deposits, advance rentals, and other deposits under any Lease (collectively, "DEPOSITS"); together with any greater estate in the Leased Land or the Improvements now owned or hereafter acquired by Mortgagor, whether pursuant to the terms of any Lease or otherwise.]

          (2) Any and all buildings and improvements now or hereafter erected in or on the Land, including all fixtures, attachments, appliances, equipment, machinery and other articles attached to the Land or to such buildings and improvements (collectively, the "IMPROVEMENTS"), all of which shall be deemed and construed to be a part of the realty (the Land and the Improvements being sometimes collectively referred to as the "PROPERTY");

          (3) All rents, issues, profits, royalties, income and other benefits (collectively, the "RENTS") derived from the Property or the ownership, use, management, operation, leasing or occupancy of the Property, subject to the terms of ARTICLE III below;

          (4) All tenements, hereditaments, appurtenances, privileges and other rights and interests now or in the future arising in respect of, benefiting or otherwise relating to the Property, including easements, rights-of-way, development rights, mineral rights, water rights and water stock, including all right, title and interest now owned or hereafter acquired by Mortgagor in and to any land lying within the right of way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Property;

          (5) All the estate, interest, right, title, or other claim or demand, both in law and in equity, with respect to, or relating to the ownership, use, management, operation, leasing, or occupancy of the Property, including claims for damages with respect thereto, claims or demands with respect to insurance proceeds, and any and all awards made for the taking of all or any part of the Property by eminent domain, or by any proceeding or purchase in lieu thereof, including without limitation any awards resulting from a change of grade of streets and awards for severance damages (collectively, "PROCEEDS");

          (6) All governmental approvals, authorizations, permits, rights, and entitlements now or hereafter owned by Mortgagor which have been or will be issued with respect to the Property, which are necessary or useful in connection with the development, construction or operation of the Property or any portion thereof;

          FOR THE PURPOSE OF SECURING the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Mortgagor now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty, the Loan Documents, or any of them, and all extensions and renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, Mortgagor, or both of them, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities of Mortgagor under, arising out of or in connection with the Subsidiary Guaranty, the Loan Documents, or any of them, being referred to herein as the "SECURED OBLIGATIONS").

          TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:


                                   ARTICLE I.
                        CERTAIN OBLIGATIONS OF MORTGAGOR

          1.01. PAYMENT OF SECURED OBLIGATIONS. Mortgagor shall duly and punctually pay and perform its obligations under the Subsidiary Guaranty and pay and perform all Secured Obligations in accordance with their terms.

          1.02. MAINTENANCE, REPAIRS, ALTERATIONS, USE. Mortgagor shall: (A) keep the Mortgage Estate in good condition and repair; (B) complete or cause to be completed promptly and in a good and workmanlike manner any Improvements which may be now or hereafter constructed on the Property, and pay when due (subject to Mortgagor's right to contest claims in accordance with SECTION 1.08 hereof) all claims for labor performed and materials furnished therefor, other than, so long as no Event of Default exists, any such claims the nonpayment of which would not have a material adverse effect on the value, operation or ownership of any Mortgaged Property, or on Mortgagee's lien thereon or security therein; (C) not commit or permit any waste of the Mortgage Estate; (D) secure and maintain in full force and effect all permits necessary for the use, occupancy and operation of the Mortgage Estate; and (E) except as otherwise prohibited or restricted by this Mortgage, do any and all other acts which may be reasonably necessary to protect or preserve the Mortgage Estate and the rights of Mortgagee with respect thereto.

          1.03.     INSURANCE.

          (A) TYPES AND AMOUNTS REQUIRED. Mortgagor shall at all times provide, maintain and keep in force, at no expense to Mortgagee, fire and other insurance with respect to the Property as required by the Credit Agreements.

          (B) POLICY REQUIREMENTS. All policies of insurance maintained with respect to the Property (I) shall name Mortgagee as an additional insured as its interests may appear; (II) shall contain a standard Lender's Loss Payable endorsement and other non-contributory standard mortgagee protection clauses; and (III) shall contain an agreement by the insurer that such policy shall not be amended or canceled without at least thirty (30) days' prior written notice to Mortgagee. Any policies containing a coinsurance clause shall include a replacement cost endorsement adequate to ensure that the coinsurance clause is rendered inoperative. Mortgagor may provide any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, or by policies procured by a tenant or other party holding under Mortgagor.

          (C) EVIDENCE OF INSURANCE. Mortgagor shall furnish Mortgagee with an original of all policies of insurance required under this Section or a certificate of insurance for each required policy setting forth the coverage, the limits of liability, the deductibles, if any, the name of the carrier, the policy number, and the period of coverage, which certificates shall be executed by authorized officials of the companies issuing such insurance, or by agents or attorneys-in-fact authorized to issue said certificates. Mortgagor shall furnish to Mortgagee from time to time, within ten (10) days after each request therefor by Mortgagee, a certificate of Mortgagor specifying all insurance policies with respect to the Mortgage Estate required hereby then outstanding and in force, and stating whether or not such insurance complies with the requirements of this Section and, if it does not, the manner in which it does not comply.

          (D) PROCUREMENT BY MORTGAGEE. If Mortgagor fails to provide, maintain, keep in force or deliver to Mortgagee the policies of insurance required by this Mortgage (or certificates evidencing same), Mortgagee may (but shall have no obligation to) procure such insurance, or single interest insurance for such risks covering Mortgagee's interests, and Mortgagor shall pay all premiums therefor promptly upon demand by Mortgagee; and until such payment is made by Mortgagor, the amount of all such premiums, together with interest thereon at the Agreed Rate (defined in SECTION 2.01 hereof), shall be secured by this Mortgage.

          (E) ASSIGNMENT OF POLICIES UPON FORECLOSURE. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgage Estate in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Section and any unearned premiums paid thereon shall, to the extent assignable and without further act, be assigned to and shall inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Mortgage Estate, and Mortgagor hereby appoints Mortgagee its lawful attorney-in-fact to execute an assignment thereof and any other document necessary to effect such transfer.

          1.04.     CASUALTIES; INSURANCE PROCEEDS.

          (A) NOTICE OF CASUALTIES. Mortgagor shall give prompt written notice thereof to Mortgagee after the happening of any casualty to the Mortgage Estate resulting or reasonably expected to result in aggregate losses to the Mortgage Estate in excess of $500,000, whether or not such casualty is covered by insurance.

          (B) PROCEEDS TO MORTGAGEE. All proceeds of insurance that are (I) payable during the existence of an Event of Default in connection with any casualty affecting the Mortgage Estate, or (II) payable at any time in connection with any casualty affecting the Mortgage Estate resulting in aggregate insurance proceeds in excess of $1,000,000 (a "MAJOR CASUALTY"), shall be payable to Mortgagee. Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. If Mortgagor receives or shall be holding any proceeds of insurance during the existence of an Event of Default or at any time resulting from a Major Casualty, Mortgagor shall promptly pay over such proceeds to Mortgagee. Mortgagor shall not settle, adjust or compromise any claims for loss, damage or destruction of the Mortgage Estate or any part thereof under any policy or policies of insurance as a result of a Major Casualty without the prior written consent of Mortgagee to such settlement, adjustment or compromise; and during the existence of an Event of Default hereunder Mortgagee shall have the sole and exclusive right, and Mortgagor hereby authorizes and empowers Mortgagee, to settle, adjust or compromise any insurance claims, and any such action taken by Mortgagor without Mortgagee's written consent shall be null and void.

          (C) USE IN RESTORATION. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys' fees, incurred by Mortgagee in connection with such Major Casualty or the collection of Proceeds, Mortgagee shall disburse the insurance proceeds held by it to Mortgagor, in accordance with and subject to such customary terms, conditions, and procedures as Mortgagee may require, for the sole purpose of paying the cost of restoration of the Mortgage Estate, so long as no Event of Default then exists.

          (D) APPLICATION BY MORTGAGEE. If at any time an Event of Default has occurred and is continuing, Mortgagee has the option, in its sole and absolute discretion, (I) to apply all or any portion of such proceeds to the Secured Obligations secured hereby pursuant to the Intercreditor Agreement, or (II) to apply all or any portion of such proceeds to the restoration of the Mortgage Estate, subject to conditions determined by Mortgagee, or (III) to deliver all or any portion of such proceeds to Mortgagor, subject to conditions determined by Mortgagee.

          (E) DUTY TO RESTORE. Mortgagor shall promptly restore in a good and workmanlike manner any Improvements which may be damaged or destroyed from any cause whatsoever, regardless of whether or not insurance proceeds are available for restoration (unless the unavailability of insurance proceeds results solely from Mortgagee's wrongful withholding thereof from Mortgagor), whether or not any such proceeds are sufficient in amount, or whether or not the Mortgage Estate can be restored to the same condition and character as existed prior to such damage or destruction.

          1.05. WAIVER OF SUBROGATION. Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgage Estate, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against hereunder or under the Credit Agreements; provided, however, that this waiver of subrogation shall not be effective with respect to any policy of insurance permitted or required by this Mortgage if such policy prohibits, or if coverage thereunder would be reduced as a result of, such waiver of subrogation, and Mortgagor is unable to obtain from a carrier issuing such insurance a policy that, by special endorsement or otherwise, permits such a waiver of subrogation.

          1.06.     TAXES AND IMPOSITIONS.

          (A) PAYMENT BY MORTGAGOR. Notwithstanding SECTION 1.08 hereof or any provision of the Subsidiary Guaranty or the Credit Agreements to the contrary, but subject to Mortgagor's contest rights under SECTION 1.06(B) hereof, Mortgagor shall pay, or cause to be paid, prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, non-governmental levies or charges resulting from covenants, conditions or restrictions affecting the Mortgage Estate, which are assessed or imposed upon the Mortgage Estate, or become due and payable, and which create, may create or appear to create a lien upon the Mortgage Estate, or any part thereof, other than, so long as no Event of Default exists, any such taxes, assessments or charges the nonpayment of which would not have a material adverse effect on the value, operation, or ownership of any Mortgaged Property, or on Mortgagee's lien thereon or security therein (all of which taxes, assessments and charges, together with any and all other taxes, assessments and charges of a similar kind or nature are collectively referred to as "IMPOSITIONS"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

          (B) CONTEST OF ASSESSMENTS. Mortgagor shall have the right to contest or object in good faith to the amount or validity of any such Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this SECTION 1.06 unless
(I) with respect to any Imposition in excess of $100,000, Mortgagor has given prior written notice to Mortgagee, and (II) with respect to any Imposition (A) the proceedings operate to prevent the sale of the Mortgage Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (B) Mortgagor furnishes a good and sufficient bond or surety satisfactory to Mortgagee; or (C) Mortgagor provides a good and sufficient undertaking as required or permitted by law to accomplish a stay of any such sale.

          (C) JOINT ASSESSMENT. Mortgagor shall not initiate, and, to the maximum extent permitted by law (and provided that Mortgagor is not required to make any material expenditure or undertake any material obligation), shall not suffer or permit the joint assessment of any real and personal property any part of which constitutes all or a portion of the Mortgage Estate, or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied or charged to the Mortgage Estate as a single lien.

          1.07. UTILITIES. Mortgagor shall pay or shall cause to be paid when due all utility charges which are or may become a charge or lien against the Mortgage Estate, for gas, electricity, water or sewer services furnished to the Mortgage Estate, and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Mortgage Estate or any portion thereof, whether or not such assessments or charges are or may become liens thereon, other than, so long as no Event of Default exists, any such utility charges or other assessments or charges the nonpayment of which would not have a material adverse effect on the value, operation, or ownership of any Mortgaged Property, or on Mortgagee's lien thereon or security therein.

          1.08. LIENS. Mortgagor shall pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Mortgage Estate, or any part thereof or interest therein which are, appear or are alleged to be prior to the lien of this Mortgage, other than (A) any such matters constituting Permitted Encumbrances or otherwise approved by Mortgagee in writing, and (B) any such matters to which this Mortgage is hereafter subordinated; provided, however, that Mortgagor may contest or object in good faith to the amount or validity of any such charges by appropriate proceedings, subject to any applicable provisions of this SECTION 1.08 and of SECTION 1.09 below. Mortgagor shall have the right to contest in good faith by appropriate proceedings the validity of any such lien, encumbrance or charge, provided that Mortgagor shall promptly notify Mortgagee of any such contest, and shall diligently proceed to cause such lien, encumbrance or charge to be removed and discharged but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to pay and promptly discharge any such lien, encumbrance or charge unless (I) the proceedings operate to prevent the sale of the Mortgage Estate, or any part thereof, to satisfy such lien, encumbrance or charge prior to final determination of such proceedings, or (II) Mortgagor furnishes a good and sufficient bond or surety satisfactory to Mortgagee, or (III) Mortgagor provides a good and sufficient undertaking as required or permitted by law to accomplish a stay of any such sale. If Mortgagor fails to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, without inquiring into the validity of such lien, encumbrance or charge nor into the existence of any defense or offset thereto, by paying the amount claimed to be due, or by procuring the discharge thereof by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such other manner as is or may be prescribed by law. Immediately upon demand therefor by Mortgagee, Mortgagor shall pay to Mortgagee an amount equal to all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing right to discharge any such lien, encumbrance or charge, together with interest thereon from date of expenditure at the Agreed Rate; and, until paid, such sums shall be secured hereby.

          1.09. ACTIONS AFFECTING MORTGAGE ESTATE OR PARTIES. Mortgagor, at no cost or expense to Mortgagee, shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder. Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability, damage, cost and expense incurred by Mortgagee by reason of any action or proceeding, of whatever kind or nature, concerning the Mortgage Estate or any part thereof or interest therein, or the occupancy thereof, (including, without limitation, the reasonable fees of attorneys for Mortgagee, and other expenses, of whatever kind or nature, incurred by Mortgagee as a result of such action or proceeding), whether or not such action or proceeding is prosecuted to judgment or decision, except those arising solely from the gross negligence or wilful misconduct of Mortgagee as determined by a final judgment of a court of competent jurisdiction. Immediately upon demand therefor by Mortgagee, Mortgagor shall pay thereto an amount equal to Mortgagor's liability to Mortgagee under this Section, together with interest thereon from date of expenditure at the Agreed Rate; and, until paid, such sums shall be secured hereby.

          1.10.     EMINENT DOMAIN.

          (A) NOTICE TO MORTGAGEE. If any proceeding or action is commenced for the taking of the Mortgage Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or if Mortgagor receives any notice or other information regarding such a proceeding, action, taking or damage (including any proposal to purchase any portion of the Mortgage Estate in lieu of condemnation), (limited to information received in writing, except in the case of a pending action or proceeding) Mortgagor shall give prompt written notice thereof to Mortgagee.

          (B) AWARD TO MORTGAGEE. Mortgagee shall be entitled, at its option, without regard to the adequacy of its security, to investigate and negotiate with the condemnor concerning the proposed taking, to commence, appear in and prosecute in its own name any such action or proceeding (but will not exercise such option unless an Event of Default exists or unless Mortgagee shall have determined, in its reasonable judgment, that Mortgagor was not diligently proceeding to protect Mortgagee's interests), and, if an Event of Default exists hereunder, to make any compromise or settlement in connection with such taking or damage. Mortgagor shall not compromise or settle any such action or proceeding or agree to any sale in lieu of condemnation during the existence of an Event of Default without the prior written consent of Mortgagee, and any such action by Mortgagor taken without Mortgagee's written consent shall, at the option of Mortgagee, be null and void. All compensation, awards, damages, rights of action and proceeds (the "AWARD") awarded to Mortgagor by reason of any such taking, transfer or damage (a "TAKING") are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Award as Mortgagee may require.

          (C) USE IN RESTORATION. So long as no Event of Default exists and so long as Mortgagor shall not have determined, in accordance with SECTION 1.10(E) below, not to use the Award for restoration of the affected Mortgaged Property, Mortgagee shall disburse the Award to Mortgagor, in accordance with and subject to such customary terms, conditions, and procedures as Mortgagee may reasonably require, for the sole purpose of paying the cost of restoration of the Mortgage Estate, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys' fees, incurred by Mortgagee in connection with any such negotiations, action or proceeding (whether or not prosecuted to judgment).

          (D) APPLICATION BY MORTGAGEE. If, at any time, an Event of Default has occurred and is continuing, Mortgagee shall have the option, in its sole and absolute discretion, (1) to apply all or any portion of the Award to the Secured Obligations in such order as Mortgagee may determine, whether or not then due and payable, or (2) to apply all or any portion of the Award to the restoration of the Mortgage Estate, subject to such conditions as Mortgagee may determine in its sole discretion, or (3) to deliver all or any portion of the Award, after such deductions, to Mortgagor, subject to such conditions as Mortgagee may determine in its sole discretion. If no Event of Default has occurred and is continuing, and (II) Mortgagor determines, in accordance with SECTION 1.10(E) below, not to use the Award for restoration of the affected Mortgaged Property, Mortgagee shall have the option, in its sole and absolute discretion, (A) to apply all or any portion of the Award to the Secured Obligations in such order as Mortgagee may determine, whether or not then due and payable, or (B) to deliver all or any portion of the Award, after such deductions, to Mortgagor, subject to such conditions as Mortgagee may determine in its sole discretion.

          (E) DUTY TO RESTORE. Mortgagor shall promptly repair, to the maximum extent practicable, any damage to the Mortgaged Property in question caused by any taking, regardless of whether or not the Award is available for restoration (unless the unavailability of the Award results solely from Mortgagee's wrongful withholding thereof from Mortgagor), whether or not any such Award is sufficient in amount, or whether or not such Mortgaged Property can be restored to the same condition and character as existed prior to such taking unless (I) no Event of Default exists, and (II) Mortgagor, in the exercise of its good faith business judgment, consistent with past practices, determines that such Mortgaged Property is no longer necessary for the proper conduct of its business and that restoration of such Mortgaged Property in such manner would not be prudent.

          1.11. SURVIVAL OF WARRANTIES; FULL PERFORMANCE REQUIRED. All representations, warranties and covenants of Mortgagor made to Mortgagee set forth in the Loan Documents shall survive the execution and delivery of this Mortgage and shall remain continuing obligations, warranties and representations of Mortgagor so long as any portion of the obligations secured by this Mortgage remain outstanding; and Mortgagor shall fully and faithfully satisfy and perform all such obligations, representations, warranties and covenants.

          1.12. OTHER INSTRUMENTS. Mortgagor shall punctually pay all amounts due and payable under, and shall promptly and faithfully perform or observe each and every other obligation or condition to be performed or observed under, each deed of trust, mortgage or other lien or encumbrance, lease, sublease, declaration, covenant, condition, restriction, license, order or other instrument or agreement affecting the Mortgage Estate, in law or in equity, if the failure to perform or observe such obligation or condition could have (i) a material adverse effect on Mortgagee's lien on the Mortgaged Properties, or (ii) a Material Adverse Effect.

          1.13. FURTHER ACTS. Mortgagor shall do and perform all acts necessary to keep valid and effective the charges and lien hereof, to carry into effect its object and purposes, and shall execute and deliver to Mortgagee at any time, upon request of Mortgagee, all other and further instruments in writing necessary to vest in and secure to Mortgagee each and every part of the Mortgage Estate and the Rents and the rights and interest of Mortgagee therein or with respect thereto; and, upon request by Mortgagee, shall supply evidence of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made.

          1.14      ADDITIONAL COVENANTS.

          (A) Mortgagor shall not remove or demolish the Improvements on any Mortgaged Property, except as may be required by law or as may be necessary in order to comply with law, without the prior written consent of Mortgagee, and if Mortgagor is required by law to remove or demolish Improvements comprising a portion of a Mortgaged Property, Mortgagor shall, to the extent practicable, promptly replace such Improvements with Improvements of comparable value and utility (it being understood that the foregoing shall not be construed as requiring Mortgagee's consent for Mortgagor to undertake a renovation of the Improvements on a Mortgaged Property, unless such renovation would involve the demolition or removal of Improvements representing more than half of the replacement cost of the Improvements currently located on such Mortgaged Property);

          (B) Mortgagor shall comply with all laws, statutes, ordinances, rules, regulations, orders, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Properties or any part thereof or requiring any alterations or improvements;

          (C) Mortgagor shall not abandon the Mortgaged Properties or any portion thereof or leave the Mortgaged Properties unprotected, unguarded, vacant or deserted;

          (D) Mortgagor shall not sell, assign, exchange, transfer, abandon, release, relinquish, otherwise encumber or otherwise dispose of any of Mortgagor's right, title or interest in and to any of the Mortgaged Properties without the prior written consent of Mortgagee except as may be expressly permitted by the Credit Agreements.

          [IF LEASEHOLD MORTGAGE, ADD: 1.15. COVENANTS REGARDING THE LEASES. Mortgagor covenants, represents and warrants to Mortgagee as follows with respect to each Lease:

          (A) NO DEFAULT. As of the date hereof, each Lease is a valid and subsisting lease and is in full force and effect in accordance with its terms. Mortgagor is the owner of the entire lessee's interest in and under each Lease. To Mortgagor's knowledge, as of the date hereof, no default has occurred and is continuing under any Lease. This Mortgage is lawfully executed and delivered in conformity with the terms of each Lease and is and will be kept a valid lien on the interests of Mortgagor therein.

          (B) ENCUMBRANCES. Mortgagor shall not, without the prior written consent of Mortgagee, (I) except as may be expressly permitted under the Credit Agreements, further encumber its leasehold estate, the Land, or any other portion of the Mortgage Estate, or (II) except as required by a particular Lease as of the date hereof, subordinate or consent to the subordination of such Lease to any underlying lease, mortgage or deed of trust on the lessor's interest in the premises demised by such Lease unless the lessor under such underlying lease or the mortgagee or beneficiary under such mortgage or deed of trust concurrently executes and acknowledges a non-disturbance agreement for the benefit of Mortgagor in form and substance reasonably acceptable to Mortgagee.

          (C) NOTICES OF DEFAULT. Mortgagor shall notify Mortgagee promptly in writing of (I) any material default by Mortgagor or the lessor under any Lease and (II) the receipt by Mortgagor of any written notice of default from the lessor under any Lease. Mortgagor shall promptly deliver to Mortgagee a copy of any such written notice of default under any Lease and shall promptly notify Mortgagee of any judicial proceedings arising therefrom. Mortgagor shall promptly notify Mortgagee of any request made by either party to any Lease for arbitration proceedings pursuant to such Lease and of the institution of any such arbitration proceedings, and promptly deliver to Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding.

          (D) COOPERATION WITH MORTGAGEE'S EFFORTS TO CURE. If any material default under a Lease shall have occurred and is continuing, upon the written request of Mortgagee, Mortgagor shall promptly execute, acknowledge and deliver to Mortgagee such instruments as may reasonably be required to permit Mortgagee to cure such default or to permit Mortgagee to take such other action required to enable Mortgagee to cure or remedy the matter in default and to preserve the security interest of Mortgagee under this Mortgage with respect to such Lease. Mortgagor irrevocably appoints Mortgagee, during the existence of an Event of Default as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Mortgagor under or with respect to the Leases, including, without limitation, the right to effectuate any extension or renewal of the Leases, or to preserve any rights of Mortgagor whatsoever in respect of any part of any Lease (and the above powers granted to Mortgagor are coupled with an interest and shall be irrevocable).

          (E) PERFORMANCE UNDER LEASES. Mortgagor shall promptly and timely perform and observe all the material terms covenants and conditions required to be performed and observed by Mortgagor as lessee under any Lease and do all things necessary to preserve and to keep unimpaired its rights under any Lease. Mortgagor shall not, without Mortgagee's prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in any material adverse manner, any Lease.

          (F) LESSOR'S PERFORMANCE. Mortgagor shall enforce the material obligations of the lessor under each Lease to the end that Mortgagor may enjoy all of the material rights granted to it as lessee under any Lease and not waive, excuse, condone or in any way release or discharge the lessor under any Lease of or from such lessor's material obligations, covenants and/or conditions under any Lease, without the prior written consent of Mortgagee, except as required by the provisions of such Lease (e.g., upon sale of the property by the lessor).

          (G) FEE MORTGAGE. Unless Mortgagee otherwise consents, the acquisition of any fee title or other interest in the Leased Land or the Improvements by Mortgagor, whether pursuant to an option in a Lease or otherwise, shall not result in a merger of the leasehold estate with such fee title or other interest. If Mortgagor acquires any such fee title or other interest, such fee title or other interest shall be subject to the terms of this Mortgage.

          (H)  RIGHTS IN BANKRUPTCY; CLAIMS AGAINST LESSOR.

               (I) Mortgagor shall notify Mortgagee of any filing by or against any lessor under any Lease of a petition under any bankruptcy, insolvency, reorganization, moratorium or similar law (any such law being herein referred to as a "BANKRUPTCY LAW"), promptly after learning thereof, setting forth any information available to Mortgagor as to the date of such filing, the court in which the petition was filed, and the relief sought. Mortgagor shall promptly deliver to Mortgagee any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

               (II) If a Lease is rejected or disaffirmed by the lessor thereunder (or by any receiver, trustee, custodian or other party who succeeds to the rights of such lessor) pursuant to any Bankruptcy Law, (A) Mortgagor shall not elect to treat such Lease as terminated under 11 U.S.C.
     Section 365(h) or any similar or successor law or right, (B) Mortgagor shall remain in possession of the leased premises to the extent it is then legally entitled to do so and shall perform all acts necessary for Mortgagor to retain its right to remain in such possession for the unexpired term of such Lease (including all renewal and extension options), whether such acts are required under the then-existing terms and provisions of such Lease or otherwise, and (C) all of the terms and provisions of this Mortgage and the lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy and interest of Mortgagor.

               (III) Mortgagor assigns to Mortgagee the proceeds of any claim that Mortgagor may have against the lessor under any Lease (or any receiver, trustee, custodian or other party who succeeds to the rights of such lessor) by reason of any breach or any inability of such lessor (or any such successor) to perform the terms and provisions of such Lease (including by reason of a rejection or disaffirmance of such Lease pursuant to any Bankruptcy Law). If an Event of Default has occurred and is continuing, Mortgagee has the sole right to elect either (A) to proceed against such lessor (or such receiver, trustee, custodian or other party) as if Mortgagee were the named lessee under such Lease, in Mortgagor's name, or in Mortgagee's name as agent for Mortgagor, and Mortgagor agrees to cooperate with Mortgagee in such action and shall execute any and all documents required in furtherance of such action, or (B) to have Mortgagor proceed in Mortgagor's and Mortgagee's behalf in which event Mortgagee may participate in any such proceedings, and Mortgagor from time to time will deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. So long as no Event of Default has occurred and is continuing, Mortgagor shall, at its expense, have the right to prosecute any such proceedings in its own behalf.

          (J) ATTORNMENT AGREEMENTS. Mortgagor shall use its best efforts to cause all leases and subleases hereafter entered into by Mortgagor as lessor or sublessor (and all existing leases and subleases hereafter modified or amended by Mortgagor as lessor or sublessor thereunder) (each such lease or sublease being a "TENANT LEASE", and the lessee or sublessee thereunder being a "TENANT") to provide that if Mortgagee forecloses under this Mortgage or, in the case of a Tenant Lease which is a sublease, enters into a new lease with any lessor under the applicable Lease, whether pursuant to any provisions for such a new lease contained in the applicable Lease or otherwise, then the Tenant shall attorn to Mortgagee or its assignee and the Tenant Lease will remain in full force and effect in accordance with its terms notwithstanding such foreclosure or the termination of the applicable Lease.

          (K) STATUS OF THE LEASE; MODIFICATIONS. With respect to each Lease described in EXHIBIT B, Mortgagor represents and warrants that Mortgagor is the current lessee under such Lease, such Lease has not been amended, modified, extended, renewed, substituted or assigned except as disclosed to Mortgagee in writing, and that Mortgagor has delivered to Mortgagee a true, accurate and complete copy of such Lease. Mortgagor represents that EXHIBIT B accurately sets forth all recording data with respect to the filing or recordation of such Lease or a legally valid memorandum thereof, and if such Lease or such a memorandum has been recorded. From time to time, within ten business days following the receipt of a request therefor from Mortgagee, Mortgagor shall deliver to Mortgagee true and correct copies of any and all amendments to such Lease executed after the date hereof.

          (L) MEMORANDUM OF LEASE; ATTORNMENT AGREEMENT. Mortgagor shall use its best efforts promptly to obtain and deliver to Mortgagee, if Mortgagor's leasehold interest under any Lease is not of record, an original of such Lease or a memorandum of such Lease, executed and acknowledged by the lessor thereunder, or an original of, or an original memorandum of, the assignment of the leasehold interest thereunder to Mortgagor by a prior lessee whose interest was of record, executed and acknowledged by the assignor, in either case in form sufficient to give constructive notice (when recorded) of Mortgagor's leasehold interest under such Lease to third-party purchasers or encumbrancers of the Leased Land and otherwise in form reasonably satisfactory to Mortgagee. Upon obtaining the recordable document described in the foregoing sentence, and following recordation thereof, Mortgagor shall, upon Mortgagee's request, promptly execute, acknowledge and deliver an amendment to this Mortgage, in form satisfactory to Mortgagee, setting forth the recording information with respect thereto.

          (M) LESSOR ESTOPPEL CERTIFICATES. Mortgagor shall promptly upon demand by Mortgagee from time to time, use reasonable efforts (other than payment to the lessor) to obtain from the lessor under any Lease and furnish to Mortgagee the estoppel certificate of such lessor stating the date through which rent has been paid and whether or not there are any defaults under such Lease and specifying the nature of such defaults, if any;

          (N) PURCHASE OPTIONS. Mortgagor shall notify Mortgagee at least 120 days prior to the last date provided for the exercise of any purchase option contained in any Lease (each, a "PURCHASE OPTION"). Mortgagor shall observe and perform all of the obligations required to maintain each Purchase Option in full force and effect. Mortgagor shall exercise each Purchase Option at least 30 days prior to the last date provided therefor in the applicable Lease unless otherwise agreed by Mortgagee in writing. Mortgagor appoints Mortgagee as Mortgagor's attorney-in-fact, with full authority in the place of Mortgagor and in the name of Mortgagor or Mortgagee, to take such action and to execute such documents, agreements, approvals or other instruments as Mortgagee may reasonably deem necessary or advisable to exercise any Purchase Option if Mortgagor fails to exercise the same if and when required by this SECTION 1.15(N), or if an Event of Default shall have occurred and be continuing.

The generality of the provisions of this SECTION 1.15 relating to the Leases shall not be limited by other provisions of this Mortgage setting forth particular obligations of Mortgagor which are also required of Mortgagor with respect to the Lease, the Improvements, or the Leased Land.]


                                   ARTICLE II.
                         OTHER COVENANTS AND AGREEMENTS

          2.01. ACTIONS BY MORTGAGEE TO PRESERVE MORTGAGE ESTATE. If Mortgagor fails to make any payment or to do any act as and in the manner provided in this Mortgage, Mortgagee, in its own discretion, without obligation so to do, without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may, upon the occurrence and during the continuation of an Event of Default, make or do the same in such manner and to such extent as it may deem necessary to protect the security hereof. Without limiting the generality of foregoing, upon the occurrence and during the continuation of an Event of Default, Mortgagee shall have the option to cure any default and to perform any or all of Mortgagor's obligations under any lease which is part of the Mortgage Estate [IF LEASEHOLD MORTGAGE: , including, without limitation, the Leases]. In exercising such powers (without limiting their general and other powers, whether conferred herein, in the Subsidiary Guaranty, in the Credit Agreements, or in any other Loan Document), Mortgagee shall have and is given the right, but not the obligation,

          (A) to enter upon and take possession of the Mortgage Estate, or any portion thereof;

          (B) to make additions, alterations, repairs and improvements to the Mortgage Estate which it may consider necessary or proper to keep the Mortgage Estate in good condition and repair;

          (C) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee;

          (D) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of Mortgagee may affect or appears to affect the security of this Mortgage or to be prior or superior hereto; and

          (E) in exercising such powers, to pay necessary expenses, including employment of counsel and other necessary or desirable consultants.

Immediately upon demand therefor by Mortgagee, Mortgagor shall pay to Mortgagee an amount equal to all costs and expenses incurred by Mortgagee in connection with the exercise of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys, and receiver's, and reasonable attorneys' fees, costs and expenses, whether or not an action is actually commenced in connection therewith, together with interest thereon, from date of expenditure until Mortgagee has been repaid such amount, at the rate (the "AGREED RATE") which is the lesser of: (X) the Base Rate plus two percent (2%) per annum, or (Y) the maximum interest rate that can lawfully be charged by Mortgagee to Mortgagor on such funds on the date such funds are expended by Mortgagee (interest on each such expenditure being calculated separately at the particular Agreed Rate applicable to such expenditure); and, until paid, Mortgagor's obligation to repay said sums shall be secured hereby.

          2.02. INSPECTIONS. Mortgagee is authorized to enter upon or in any part of the Mortgage Estate (which entry shall be at reasonable times and upon reasonable notice to Mortgagor, unless an Event of Default shall have occurred and be continuing) to inspect the same or to perform any of the acts authorized hereunder or under the terms of any of the Loan Documents.

          2.03.     LIMITED EFFECT OF INDULGENCES.

          (A) Without affecting the liability of any other person liable for the payment of any obligation under any of the Loan Documents, and without affecting the lien or charge of this Mortgage upon any portion of the Mortgage Estate not then or theretofore released as security for the full amount of all unpaid obligations, Mortgagee may, from time to time and without notice, (I) release any person so liable, (II) extend the maturity or alter any of the terms of any such obligation, (III) grant other indulgences, (IV) release or reconvey, or cause to be released or reconveyed, at any time, at Mortgagee's option, any parcel, portion or all of the Mortgage Estate, (V) take or release any other or additional security for any obligation herein mentioned, or (VI) make compositions or other arrangements with debtors in relation thereto.

          (B) By accepting payment or performance of any obligation secured by this Mortgage after the payment or performance is due or after the filing of a notice of default and election to sell, Mortgagee shall not have thereby waived its right to require prompt payment or performance, when due, of all other obligations secured hereby, or to declare a default for failure so to pay or perform, or to proceed with the sale under any notice of default and election to sell theretofore given by Mortgagee, or to any unpaid balance of the indebtedness secured hereby. The acceptance by Mortgagee of any sum in an amount less than the entire sum then due is not a waiver of the obligation of Mortgagor to pay said sum. Mortgagor's failure to pay the entire sum then due shall be and continue to be a default, notwithstanding the acceptance of partial payment, and, until the entire sum then due shall have been paid, Mortgagee shall at all times be entitled to exercise all the remedies herein conferred, whether or not such amounts are received prior or subsequent to such notice. No delay or omission of Mortgagee in the exercising of any right or power hereunder shall impair such right or power or any other right or power nor shall the same be construed to be a waiver of any default or any acquiescence therein.

          2.04. ADDITIONAL SECURITY. Neither other security now existing or hereafter taken to secure the obligations secured hereby, nor the liability of any maker, surety or endorser with respect to such obligations, or any of them, shall be impaired or affected by the execution of this Mortgage or by any of the acts referred to in SECTION 2.03. All additional security shall be taken, considered and held as cumulative. If Mortgagee at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.

          2.05. EXECUTION OF INSTRUMENTS BY MORTGAGEE. At any time, and from time to time, without liability therefor and without notice, and without affecting the personal liability of any person for payment of the indebtedness or the performance of any other obligation secured hereby or the effect of this Mortgage upon the remainder of said Mortgage Estate, Mortgagee may (I) release the lien of this Mortgage with respect to any part of said Mortgage Estate, (II) consent in writing to the making of any map or plat thereof or join in granting any easement, right of way, restrictive covenant or other dedication thereon, or
(III) join in any extension agreement, agreement subordinating the lien or charge hereof, or other agreement or instrument relating hereto or to the Mortgage Estate or any portion thereof.

          2.06. INVALIDITY OF LIEN. If the lien of this Mortgage is invalid or unenforceable as to any part of the Secured Obligations, or if the lien is invalid or unenforceable as to any part of the Mortgage Estate, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the Secured Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which is not secured or is not fully secured by the lien of this Mortgage.

          2.07.     MORTGAGOR WAIVER OF RIGHTS.

          (A) Mortgagor waives, to the fullest extent permitted by law, (I) the benefit of all laws now existing or hereafter enacted providing for any appraisement before sale of any portion of the Mortgage Estate; and, (II) whether now existing or hereafter arising or created, (A) all rights to direct the order in which the Mortgage Estate may be sold and all rights of valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created, (B) all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of any state pertaining to the rights and remedies of sureties, (C) any and all rights of redemption before, at, or after sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor and each and every person acquiring any interest or title to the Mortgage Estate subsequent to the date of this Mortgage, (D) except as otherwise herein provided, all rights and remedies which Mortgagor may have or be able to assert to insurance proceeds, to the proceeds of any action or proceeding in eminent domain affecting the Mortgage Estate or any portion thereof, and to proceeds of a sale in lieu of such taking, and (E) all present and future statutes of limitations as a defense to any action to foreclose this Mortgage.

          (B) Unless otherwise expressly provided, all sums secured by this Mortgage shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor to pay such sums, and to perform all other obligations of Mortgagor hereunder, under the Subsidiary Guaranty or under the other Loan Documents shall in no way be released, discharged or otherwise affected by reason of: (I) any damage to or destruction of or any condemnation or similar taking of the Mortgage Estate or any part thereof; (II) any restriction or prevention of or interference by Mortgagee, or any third party with any use of the Mortgage Estate or any part thereof; (III) any title defect or encumbrance or any eviction from the Mortgage Estate or any part thereof by title paramount or otherwise; (IV) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver thereof, or by any court in any such proceeding; (V) any claim which Mortgagor has or might have against Mortgagee;
(VI) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (VII) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Mortgagor shall have notice or knowledge of any of the foregoing.

          2.08. RELEASE; DEFEASANCE. If Mortgagor pays all sums due under the Subsidiary Guaranty, and all sums due under the Loan Documents have been paid, all in accordance with the terms thereof, then this Mortgage and the estate and rights hereby created shall cease, terminate, and become void, and thereupon Mortgagee, upon the written request and at the expense of Mortgagor, shall execute and deliver to Mortgagor such instruments as shall be required to evidence of record the satisfaction of this Mortgage and the lien thereof.


                                  ARTICLE III.
                     ASSIGNMENT OF RENTS, ISSUES AND PROFITS

          3.01. ASSIGNMENT OF RENTS, ISSUES AND PROFITS. Mortgagor hereby assigns and transfers all of the Rents to Mortgagee, and hereby gives to and confers upon Mortgagee the right, power and authority to collect the Rents. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee at any time and from time to time while this Mortgage remains in effect, to demand, receive and enforce payment; to give receipts, releases and satisfactions; to sue, in the name of Mortgagor or Mortgagee, for all Rents; and to apply the same to the indebtedness secured hereby; provided, however, that so long as no Event of Default exists, Mortgagor shall have the right to collect and use the Rents in the ordinary course of its business (but not more than ninety days in advance unless the written approval of Mortgagee has first been obtained). The assignment of the Rents in this Article III is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the passing of a security interest. Upon request by Mortgagee, Mortgagor shall, from time to time hereafter, execute and deliver to Mortgagee recordable assignments in form satisfactory to Mortgagee of any or all leases, subleases, licenses, and concession or other agreements with respect to the use or occupancy of the Mortgage Estate or any portion thereof by any person other than Mortgagor now or hereafter affecting any portion of the Mortgage Estate.

          3.02. COLLECTION UPON DEFAULT. Upon the occurrence of an Event of Default hereunder, Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for Secured Obligations, enter upon and take possession of the Mortgage Estate, or any part thereof, and, with or without taking possession of the Mortgage Estate or any part thereof, in its own name sue for or otherwise collect the Rents, including those past due and unpaid; and all prepaid Rents and all other moneys which may have been or may hereafter be deposited with Mortgagor by any lessee or tenant of Mortgagor to secure the payment of any rent or for any services thereafter to be rendered by Mortgagor or for any other obligation of any tenant to Mortgagor arising under any lease which is part of the Mortgage Estate. Upon the occurrence of any Event of Default, Mortgagor shall promptly deliver all such Rents and other moneys to Mortgagee, and Mortgagee may apply the same, less costs and expenses of operation and collection (including reasonable attorneys' fees and costs, whether or not suit is brought or prosecuted to judgment), upon any of the Secured Obligations, in such order as Mortgagee may determine, notwithstanding that said indebtedness or the performance of said obligation may not then be due and payable. The collection of the Rents, or the entering upon and taking possession of the Mortgage Estate, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder, or invalidate any act done in response to such default or pursuant to such notice of default, or be deemed or construed to make Mortgagee a mortgagee-in-possession of the Mortgage Estate or any portion thereof.


                                   ARTICLE IV.
                              REMEDIES UPON DEFAULT

          4.01. EVENTS OF DEFAULT. The occurrence of any event specified in the Subsidiary Guaranty or in SECTION 8 of the Credit Agreements shall constitute an event of default ("EVENT OF DEFAULT") hereunder.

          4.02. ACCELERATION UPON DEFAULT; ADDITIONAL REMEDIES. Upon the occurrence and during the continuation of an Event of Default, whether or not the Secured Obligations are accelerated in accordance with the terms of the Loan Documents, Mortgagee may:

          (A) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgage Estate, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgage Estate, or part thereof or interest therein, to increase the income therefrom or to protect the security hereof and, with or without taking possession of the Mortgage Estate or any part thereof, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, all in such order as Mortgagee may determine. The entering upon and taking possession of the Mortgage Estate, the collection of such rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default; and, notwithstanding the continuance in possession by Mortgagee or a receiver of all or any portion of the Mortgage Estate or the collection, receipt and application of rents, issues or profits thereby, Mortgagee shall be entitled to exercise every right provided for herein or in any other Loan Document or by law upon the occurrence of any Event of Default;

          (B) Commence an action to foreclose this Mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

          (C) Exercise all other rights and remedies provided herein, in the Subsidiary Guaranty, in any other Loan Document, or in any other document or agreement now or hereafter securing all or any portion of the obligations secured hereby, or provided by law.

          4.03. APPOINTMENT OF RECEIVER. If an Event of Default shall have occurred and is continuing, Mortgagee, as a matter of right and without notice to Mortgagor or anyone claiming under Mortgagor, and without regard to the then value of the Mortgage Estate or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Mortgage Estate, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided herein and shall continue as such and any such receiver shall exercise all such powers until the date of confirmation of sale of the Mortgage Estate unless such receivership is sooner terminated.

          4.04. APPLICATION OF FUNDS AFTER DEFAULT. Except as otherwise provided herein or in any other Loan Document, upon the occurrence and during the continuation of an Event of Default hereunder, Mortgagee may, at any time without notice, apply any or all sums or amounts received and held by Mortgagee to pay insurance premiums, Impositions, or either of them, or as rents or income of the Mortgage Estate, or as insurance or condemnation proceeds, and all other sums or amounts received by Mortgagee from or on account of Mortgagor or the Mortgage Estate, or otherwise, upon any indebtedness or obligation of the Mortgagor secured hereby, in such manner and order as Mortgagee may elect, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. The receipt, use or application of any such sums or amounts shall not be construed to affect the maturity of any indebtedness secured by this Mortgage, or any of the rights or powers of Mortgagee under the terms of this Mortgage, the Subsidiary Guaranty or any other Loan Document, or any obligations of Mortgagor or any other obligor under any of the other Loan Documents, or to cure or waive any default or notice of default; or to invalidate any act of Mortgagee.

          4.05. COSTS OF ENFORCEMENT. Upon the occurrence of any Event of Default, Mortgagee may employ an attorney or attorneys to protect their rights hereunder. Mortgagor promises to pay to Mortgagee, on demand, the reasonable fees and expenses of such attorneys and all other costs of enforcing the obligations secured hereby, including but not limited to, recording fees, receivers' fees and expenses, and all other expenses, of whatever kind or nature, incurred by Mortgagee in connection with the enforcement of the obligations secured hereby, whether or not such enforcement includes the filing of a lawsuit. Until paid, such sums shall be secured hereby and shall bear interest, from date of expenditure, at the Agreed Rate.

          4.06. REMEDIES NOT EXCLUSIVE. Mortgagee shall be entitled to enforce payment of any indebtedness and performance of any other obligations secured hereby and to exercise all rights and powers under this Mortgage, under the Subsidiary Guaranty or under any other Loan Document or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. All rights and remedies existing under this Mortgage are cumulative to, and not exclusive of, any rights or remedies otherwise available. Every power or remedy given by this Mortgage, the Subsidiary Guaranty or any other Loan Document to Mortgagee or to which it may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. This Mortgage may be foreclosed at any time against all or successively against any part or parts of the Mortgage Estate as Mortgagee may elect, and this Mortgage and the right of foreclosure hereunder shall not be impaired or exhausted by one or any foreclosure or by one or any sale and may be foreclosed successively and in parts until all of the Mortgage Estate shall have been foreclosed and sold.

          4.07. REQUEST FOR NOTICE. Mortgagor hereby requests that a copy of any notice of default hereunder be mailed to Mortgagor at the address of Mortgagor set forth in the first paragraph of this Mortgage.


                                   ARTICLE V.
                               SECURITY AGREEMENT

          5.01.  CREATION  OF  SECURITY  INTEREST.  Mortgagor  hereby  grants to
Mortgagee a security interest in all of Mortgagor's estate, right, title and interest, now owned or hereafter acquired, in and to all of the following property (collectively, the "PERSONAL PROPERTY"), whether now or hereafter existing, as security for the Secured Obligations, upon and subject to all of the terms and conditions set forth in the Security Agreement (which terms are incorporated herein by this reference):

          (A)  all Rents and Proceeds, as hereinabove defined;

          (B) all plans, specifications, maps, surveys, studies, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to use, construction upon, occupancy, leasing, sale or operation of the Property, together with the proceeds, including insurance proceeds, thereof; and

          (C) all other personal property and fixtures (including, without limiting the generality of the foregoing, goods, equipment, inventory, proceeds and general intangibles, as those terms are defined in the Uniform Commercial Code in effect in the State in which the Land is situated (the "UCC")) now or at any time hereafter located on or at the Property or used in connection therewith, together with the proceeds, including insurance proceeds, thereof.

This Mortgage constitutes a security agreement as that term is used in the UCC and any other state in which any of the Personal Property is located; Mortgagee shall have all the rights and remedies of a secured party under the UCC as in effect from time to time (including, without limitation, the rights and remedies under Section 9501 of the UCC) as well as all other rights and remedies available hereunder or under the Security Agreement or at law or in equity.

          5.02. FIXTURE FILING. Some of the above goods are or are to become fixtures on the Land, and this instrument is to be recorded in the real estate records. This Mortgage is effective as a financing statement filed as a fixture filing, executed by Mortgagor, as debtor, in favor of Mortgagee, as secured party, with respect to all fixtures included in the Personal Property. Products of the collateral are also covered. Information concerning the security interest in fixtures can be obtained from Mortgagee at its address set forth in the preamble to this Mortgage.

          5.03. OTHER SECURITY AGREEMENT. The rights and obligations of Mortgagor and Mortgagee with respect to all Personal Property described in the Security Agreement shall be controlled by the terms and provisions of the Security Agreement to the extent, if any, that the provisions of this Mortgage are inconsistent therewith. To the extent not inconsistent, the respective rights and obligations of Mortgagor and Mortgagee hereunder and under the Security Agreement shall be cumulative.


                                   ARTICLE VI.
                             ENVIRONMENTAL INDEMNITY

          6.01 DEFINED TERMS. As used in this Article, the following terms have the following meanings:

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as heretofore or hereafter amended from time to time.

          "COVERED PERIOD" means the period from the date hereof to and including the Transfer Date, but excluding the period, if any, prior to the Transfer Date, during which (A) Mortgagee or its Affiliate has obtained and then remains in possession and control of the Property, and (B) Mortgagor is neither in possession or control of the Property nor engaging in any Hazardous Materials Activity on or at the Property.

          "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Indemnitee, arising out of or as a result of: (I) any Hazardous Materials Activity that occurs or is alleged to have occurred in whole or in part on or prior to the date hereof or during the Covered Period; (II) any violation on or prior to the date hereof or during the Covered Period of any applicable Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof; (III) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Materials Activity that occurs or is alleged to have occurred in whole or in part on or prior to the date hereof or during the Covered Period; or (IV) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee (hereinafter defined) which directly or indirectly relates to, arises from or is based on any of the matters described in CLAUSES (I), (II), or (III), or any allegation of any such matters.

          "HAZARDOUS  MATERIALS  ACTIVITY"  means  any  use,  storage,  holding, existence, release (including any spilling, leaking, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, or groundwater), emission, discharge, generation, processing, abatement, removal, disposition or handling of any Hazardous Materials from, under, in, into or on the Property or surrounding property, or any transportation to or from the Property of any Hazardous Materials, including, without limitation, the movement or migration of any Hazardous Materials from surrounding property or groundwater in, into or onto the Property and any residual Hazardous Materials contamination on or under the Property.

          "LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive, or otherwise denominated), demands, claims, actions, judgements, causes of action, assessments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote.

          "TRANSFER DATE" means the date on which Mortgagee (or its Affiliate) acquires that title previously held by Mortgagor to the Property pursuant to foreclosure of the lien of this Mortgage, or by receipt of a deed in lieu of such foreclosure, and any and all redemption rights of Mortgagor have expired, unless within a period of ninety-one (91) days after the date on which such title vests in Mortgagee (or its Affiliate) a bankruptcy or other insolvency proceeding is filed by or against Mortgagor. If Mortgagor should remain in or reacquire possession of the Property after the Transfer Date, or if Mortgagor should engage in any Hazardous Materials Activity on or at the Property after the Transfer Date, the Transfer Date shall be deemed to be the date after which Mortgagor is no longer in possession of the Property and has ceased to engage in any Hazardous Materials Activity on or at the Property.

          6.02.     INDEMNITY.

          (A) Mortgagor hereby agrees to indemnify, defend, and hold harmless Mortgagee and Lenders and each of their respective successors, assigns and participants, and their respective parent, subsidiary and affiliated corporations, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which is referred to herein individually as an "INDEMNITEE" and collectively as the "INDEMNITEES"), and each of them, from and against any and all Environmental Losses except those arising solely from the gross negligence or wilful misconduct of the Indemnitee as determined by a final judgment of a court of competent jurisdiction.

          (B) If any Indemnitee notifies Mortgagor of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in this SECTION 6.02 (the "INDEMNITY") applies, Mortgagor shall assume on behalf of such Indemnitee and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel reasonably satisfactory to such Indemnitee; provided, however, that the Indemnitee, at its own expense, shall have the right to be represented by advisory counsel of its own selection and advised by such experts and consultants as such Indemnitee reasonably believes may be necessary; and provided, further, that if any such claim, action, proceeding, or investigation involves both Mortgagor and an Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it which are inconsistent with those available to Mortgagor, or otherwise shall have concluded in good faith that separate counsel is necessary in order to protect Mortgagee's interests, then such Indemnitee shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, action, proceeding or investigation on its own behalf at Mortgagor's expense.

          (C) If any claim, action, proceeding, or investigation arises as to which the Indemnity applies, and Mortgagor fails to assume promptly (and in any event within thirty (30) days after being notified of the claim, action, proceeding, or investigation) the defense of an Indemnitee, then such Indemnitee may contest and settle the claim, action, proceeding, or investigation at Mortgagor's expense using counsel and experts selected by such Indemnitee; provided, however, that after any such failure by Mortgagor no such contest need be made by such Indemnitee and settlement or full payment of any claim may be made by such Indemnitee without Mortgagor's consent and without releasing Mortgagor from any obligations to such Indemnitee hereunder.

          (D) The obligations of Mortgagor under this Article are independent of, and shall not be measured or affected by (I) any amounts at any time owing under the Loans or any Interest Rate Agreement, (II) the sufficiency or insufficiency of any collateral (including, without limitation, the Property) given to secure repayment of the Loans and payment of Mortgagor's obligations under the Subsidiary Guaranty and Company's obligations under the Interest Rate Agreements, (III) the consideration given by Mortgagee or any other party in order to acquire the Property, or any portion thereof, (IV) the modification, expiration, foreclosure, release, or termination of this Mortgage, the Subsidiary Guaranty or any other document or instrument relating to the Loans or the Interest Rate Agreements, or (V) the discharge or repayment in full of the Loans or Mortgagor's obligations under the Subsidiary Guaranty and Company's obligations under any Interest Rate Agreement (including, without limitation, by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure).

          (E) Mortgagor's obligations under this Article shall survive the sale or other transfer of the Property by Mortgagor prior to the Transfer Date as well as the foreclosure, release, or termination of this Mortgage. The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against Mortgagor under any other document or instrument now or hereafter executed by Mortgagor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA or other similar Environmental Laws), and shall not in any way be deemed a waiver of any of such rights. Mortgagor agrees that it shall withhold the exercise of any right of contribution (including, without limitation, any right of contribution under CERCLA or other similar Environmental Laws) or subrogation against any other Loan Party in connection with any Environmental Losses, unless and until all obligations of Mortgagor under this Article have been satisfied.

          (F) All obligations of Mortgagor under this Article shall be payable on demand, and any amount due and payable under this Article to any Indemnitee by Mortgagor which is not paid within thirty (30) days after written demand therefor from an Indemnitee with an explanation of the amounts demanded shall bear interest from the date of such demand at the Agreed Rate.

          (G) Mortgagor agrees to pay to each Indemnitee all costs and expenses (including, without limitation, Indemnitee's reasonable attorneys' fees and disbursements) incurred by such Indemnitee in connection with the Indemnity or the enforcement hereof.


                                  ARTICLE VII.
                                  MISCELLANEOUS

          7.01. AMENDMENTS. This instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

          7.02. GOVERNING LAW. IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS MORTGAGE, THE SUBSIDIARY GUARANTY AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF SUCH STATE. MORTGAGOR AND MORTGAGEE FURTHER ACKNOWLEDGE, AGREE, AND STIPULATE THAT THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES INVOLVED IN THIS TRANSACTION AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS MORTGAGE. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

          (A) THE PROCEDURES GOVERNING THE ENFORCEMENT BY MORTGAGEE OF PROVISIONAL REMEDIES AGAINST MORTGAGOR DIRECTLY RELATING TO THE REAL PROPERTY ENCUMBERED HEREBY, INCLUDING, BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ANY SUCH ACTIONS FOR REPLEVIN, FOR CLAIM OF DELIVERY OF PROPERTY, OR FOR THE APPOINTMENT OF A RECEIVER, SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS SITUATED (THE "SITUS STATE");

          (B) THE LAW OF THE SITUS STATE SHALL APPLY TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY IN ORDER TO CREATE, TO PERFECT, AND TO FORECLOSE THE SECURITY INTERESTS AND LIENS CREATED HEREBY; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION SHALL IN ANY EVENT BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAW OF THE SITUS STATE SHALL APPLY TO THE OBLIGATIONS AND INDEBTEDNESS SECURED BY THIS MORTGAGE OR EVIDENCED BY THE SUBSIDIARY GUARANTY OR THE OTHER LOAN DOCUMENTS, WHICH ARE AND SHALL CONTINUE TO BE GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK. IN SUCH CONNECTION, THE PARTIES FURTHER AGREE THAT MORTGAGEE MAY ENFORCE ITS RIGHTS UNDER THE SUBSIDIARY GUARANTY AND THE OTHER LOAN DOCUMENTS, INCLUDING ITS RIGHT TO SUE MORTGAGOR, TO COLLECT ANY OUTSTANDING INDEBTEDNESS, OR TO OBTAIN A JUDGMENT AGAINST MORTGAGOR IN NEW YORK OR OTHER STATES FOR ANY DEFICIENCY PRIOR TO OR FOLLOWING FORECLOSURE, IN ACCORDANCE WITH NEW YORK LAW, AND IF MORTGAGEE OBTAINS A DEFICIENCY JUDGMENT IN A STATE OTHER THAN THE SITUS STATE, THEN MORTGAGEE SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN THE SITUS STATE, AS WELL AS IN OTHER STATES.

          7.03. INTERPRETATION. In this Mortgage the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires; and the word "PERSON" shall include corporation, partnership or other form of association or entity. The captions or headings at the beginning of Articles, Sections and Subsections hereof are for the convenience of the parties, are not a part of this Mortgage, and shall not be used in construing it. The terms "INCLUDING" and "INCLUDES" shall be construed as though followed by the words "without limitation." All exhibits attached to this Mortgage are incorporated herein by this reference and made a part hereof.

          7.04. SEVERABILITY. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          7.05. SUCCESSORS AND ASSIGNS. This Mortgage applies to and shall be binding on and inure to the benefit of all parties hereto and their respective successors and assigns.

          7.06. MORTGAGEE STATEMENTS. For any statement or accounting regarding the Secured Obligations requested by Mortgagor, Mortgagee may charge the maximum amount permitted by law at the time of the request for such statement, or if there is no such maximum, then an amount consistent with Mortgagee's customary charges therefor or the actual cost to Mortgagee thereof, whichever is greater.

          7.07. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as hereinabove set forth following such party's name (provided that a copy of any notice or other communication to Mortgagee shall also be delivered to Bankers Trust Company, 300 South Grand Avenue, 41st Floor, Los Angeles, CA 90071, Attn: Victoria A. Floyd, or, as to any party, such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

          7.08. NONFOREIGN ENTITY. Section 1445 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Mortgagee that the withholding of tax will not be required in the event of the disposition of the Mortgage Estate pursuant to the terms of this Mortgage, Mortgagor hereby certifies, under penalty of perjury, that: (A) Mortgagor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder; (B) Mortgagor's U.S. employer identification number (EIN) is as set forth on the signature page of this Mortgage following Mortgagor's name; (C) Mortgagor's principal place of business is at the address set forth on the first page of this Mortgage following Mortgagor's name; and (D) Mortgagor is duly qualified to do business in the state in which the Property is situated. It is understood that Mortgagee may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Mortgagor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Mortgagee shall reasonably require. The covenant set forth herein shall survive the foreclosure of the lien of this Mortgage or acceptance of a deed in lieu thereof.

          [**7.09. REVOLVING CREDIT; MAXIMUM AMOUNT SECURED; MATURITY DATE. This Mortgage secures all future advances, whether such advances are obligatory or made at the option of Mortgagee or any Lender, which may be advanced by Mortgagee or any Lender within twenty years from the date of this Mortgage and which constitutes the Secured Obligations secured hereby. All such future advances, together with interest thereon, shall be secured to the same extent and have the same priority as if such future advances were made on the date of the execution of this Mortgage and shall be subject to all the terms and provisions of this Mortgage. The total amount of Secured Obligations that may be secured at any one time by this Mortgage may decrease or increase from time to time, but the total unpaid principal balance of the Secured Obligations so secured at any one time by this Mortgage shall not exceed $______, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such disbursements.**]

          EXECUTED as of the day and year first above written.


SIGNED, SEALED, AND DELIVERED
IN THE PRESENCE OF:           DICTAPHONE CORPORATION (U.S.), a Delaware
                              corporation
                              __________________________ (EIN # [_____])


__________________________    By:____________________
                    Name:__________________

                                 ACKNOWLEDGMENT

                                    EXHIBIT A

                               DESCRIPTION OF LAND

                                    EXHIBIT B

                          [DESCRIPTION OF LEASED LAND]

                                  EXHIBIT XVII

                        [FORM OF INTERCREDITOR AGREEMENT]

                             INTERCREDITOR AGREEMENT


          THIS INTERCREDITOR AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, herein called this "AGREEMENT") is dated as of November __, 1997, among BANKERS TRUST COMPANY, as (i) administrative agent (in such capacity, together with its successors in such capacity, "EXISTING AGENT") for the lenders ("EXISTING LENDERS") party to the Existing Credit Agreement (as hereinafter defined), (ii) administrative agent (in such capacity, together with its successors in such capacity, "NEW AGENT"; together with Existing Agent, "CURRENT AGENTS") for the lenders ("NEW LENDERS"; together with Existing Lenders, "CURRENT LENDERS") party to the New Credit Agreement (as hereinafter defined), and (iii) collateral agent (in such capacity, together with its successors in such capacity, "COLLATERAL AGENT") for Existing Agent, Existing Lenders, New Agent, New Lenders and such other Persons (as hereinafter defined) who may become Secured Parties (as hereinafter defined) as provided herein.

                                 R E C I T A L S

          WHEREAS, Dictaphone Corporation, a Delaware corporation ("COMPANY"), Existing Lenders and Existing Agent are parties to that certain Credit Agreement dated as of August 7, 1995 (said Credit Agreement, as amended through and including the date hereof and as it may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time, being the "EXISTING CREDIT AGREEMENT") pursuant to which Existing Lenders have made certain credit facilities available to Company in the form of loans and letters of credit, and it is desired that Existing Lenders and Existing Agent become Secured Parties subject to the terms of this Agreement;

          WHEREAS, Company, New Lenders and New Agent have entered into that certain Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW CREDIT AGREEMENT"; together with the Existing Credit Agreement, the "CURRENT CREDIT AGREEMENTS") pursuant to which New Lenders have made certain credit facilities available to Company in the form of loans the proceeds of which will be used on the date hereof to prepay a portion of the loans outstanding under the Existing Credit Agreement, and it is desired that New Lenders and New Agent become Secured Parties subject to the terms of this Agreement;

          WHEREAS, it is contemplated that, from time to time, one or more Current Lenders and/or one or more other financial institutions (any such Current Lenders and/or other financial institutions being referred to herein collectively as "SUCCESSOR LENDERS") may enter into one or more agreements with Company and/or its Subsidiaries (any such agreements, as they may exist from time to time, being "SUCCESSOR CREDIT AGREEMENTS") which either refinance, replace or otherwise restructure all or any portion of the indebtedness under the Current Credit Agreements and/or any Successor Credit Agreement (the Current Credit Agreements and any Successor Credit Agreements being referred to herein collectively as "CREDIT AGREEMENTS"; Current Lenders and any Successor Lenders being referred to herein collectively as "LENDERS"; and Current Agents and any administrative agents (collectively, "SUCCESSOR AGENTS") under any Successor Credit Agreements being referred to herein collectively as "AGENTS"), and it is desired that any Successor Lenders and Successor Agents may become Secured Parties subject to the terms of this Agreement;

          WHEREAS, Company has entered into, or may from time to time enter into, one or more Lender Interest Rate Agreements (as hereinafter defined) with one or more Interest Rate Exchangers (as hereinafter defined), and it is desired that such Interest Rate Exchangers may become Secured Parties subject to the terms of this Agreement;

          WHEREAS,  (i) certain  subsidiaries of Company  ("ORIGINAL  SUBSIDIARY
GUARANTORS") have guarantied all of the obligations of Company to Secured Parties under the Current Credit Agreements, any Successor Credit Agreements and any Lender Interest Rate Agreements pursuant to the terms of that certain Subsidiary Guaranty dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the "SUBSIDIARY GUARANTY") and (ii) pursuant to the terms of the Current Credit Agreements, certain future subsidiaries of Company ("FUTURE SUBSIDIARY GUARANTORS"; together with Original Subsidiary Guarantors, "SUBSIDIARY GUARANTORS") are required to enter into the Subsidiary Guaranty;

          WHEREAS, Company has executed and delivered to Collateral Agent, for the benefit of Secured Parties, (i) that certain Amended and Restated Company Pledge Agreement dated as of even date herewith (as amended, amended and restated, supplemented or otherwise from time to time modified in accordance with the terms hereof and thereof, the "COMPANY PLEDGE AGREEMENT") and (ii) that certain Amended and Restated Company Security Agreement dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the "COMPANY SECURITY AGREEMENT");

          WHEREAS, (i) each Original Subsidiary Guarantor has executed and delivered to Collateral Agent, for the benefit of Secured Parties, an Amended and Restated Subsidiary Pledge Agreement, an Amended and Restated Subsidiary Security Agreement, an Amended and Restated Subsidiary Patent Security Agreement and an Amended and Restated Subsidiary Trademark Security Agreement, each dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the "ORIGINAL SUBSIDIARY PLEDGE AGREEMENTS", the "ORIGINAL SUBSIDIARY SECURITY AGREEMENTS", the "ORIGINAL SUBSIDIARY PATENT SECURITY AGREEMENTS" and the "ORIGINAL SUBSIDIARY TRADEMARK SECURITY AGREEMENTS," respectively, of Original Subsidiary Guarantors) and (ii) pursuant to the terms of the Current Credit Agreements, each Future Subsidiary Guarantor is required to execute and deliver to Collateral Agent, for the benefit of Secured Parties, such an Amended and Restated Subsidiary Pledge Agreement, Amended and Restated Subsidiary Security Agreement, Amended and Restated Subsidiary Patent Security Agreement and Amended and Restated Subsidiary Trademark Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the "FUTURE SUBSIDIARY PLEDGE AGREEMENTS", the "FUTURE SUBSIDIARY SECURITY AGREEMENTS", the "FUTURE SUBSIDIARY PATENT SECURITY AGREEMENTS" and the "FUTURE SUBSIDIARY TRADEMARK SECURITY AGREEMENTS," respectively, of Future Subsidiary Guarantors; together with the Original Subsidiary Pledge Agreements, the Original Subsidiary Security Agreements, the Original Subsidiary Patent Security Agreements and the Original Subsidiary Trademark Security Agreements, the "SUBSIDIARY PLEDGE AGREEMENTS", the "SUBSIDIARY SECURITY AGREEMENTS", the "SUBSIDIARY PATENT SECURITY AGREEMENTS" and the "SUBSIDIARY TRADEMARK SECURITY AGREEMENTS," respectively, of Subsidiary Guarantors);

          WHEREAS, pursuant to the terms of the Current Credit Agreements, Company and Subsidiary Guarantors are required to grant mortgages or deeds of trust to Collateral Agent, for the benefit of Secured Parties, on certain real property and leasehold estates of Company and Subsidiary Guarantors after the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the "MORTGAGES" of Company and Subsidiary Guarantors);

          WHEREAS, the Parties (as hereinafter defined) desire to enter into this Agreement in order (i) to provide that Secured Parties shall be ratably guarantied under the Subsidiary Guaranty and ratably secured by the Collateral (as hereinafter defined), (ii) to set forth their agreement relating to the appointment, duties and responsibilities of Collateral Agent and to set forth certain other provisions governing the exercise of remedies under the Subsidiary Guaranty and the Collateral Documents (as hereinafter defined), (iii) to set forth their agreement as to the allocation of Subsidiary Guaranty Payments (as hereinafter defined) and Proceeds (as hereinafter defined), and (iv) to acknowledge that Asset Sales (as hereinafter defined) in respect of any Collateral shall be made in accordance with the provisions of the Current Credit Agreements and that the disposition of the proceeds of such Asset Sales shall be governed by the terms of the Current Credit Agreements;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

          SECTION 1. DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

          "ASSET SALE" shall have the meaning assigned to that term in each of the Current Credit Agreements as in effect on the date hereof.

          "COLLATERAL" shall mean all of the real, personal or mixed property of Company and Subsidiary Guarantors as to which Collateral Agent has been granted a Lien pursuant to the Collateral Documents.

          "COLLATERAL DOCUMENTS" shall mean, collectively, the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge
     Agreements, the Subsidiary Security Agreements, the Subsidiary Patent Security Agreements, the Subsidiary Trademark Security Agreements and the Mortgages.

          "COMMITMENTS" shall mean, collectively, the "Revolving Loan Commitments" as defined in the Existing Credit Agreement and any outstanding commitments of any Secured Parties constituting Successor Lenders to extend credit to Company and/or any of its Subsidiaries under any Successor Credit Agreement.

          "CREDIT AGREEMENT OBLIGATIONS" shall mean, collectively, the Existing Credit Agreement Obligations, the New Credit Agreement Obligations and any Successor Credit Agreement Obligations.

          "EVENT OF DEFAULT" shall mean (i) so long as any Credit Agreement Obligations or any Commitments remain outstanding, an "Event of Default" under, and as defined in, any outstanding Credit Agreement to which any Secured Party is a party, and (ii) from and after such time as no Credit Agreement Obligations or Commitments remain outstanding, the occurrence of an "Early Termination Date" (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any outstanding Lender Interest Rate Agreement secured by the Collateral.

          "EXISTING CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Existing Credit Agreement as in effect on the date hereof.

          "FINANCING AGREEMENTS" shall have the meaning assigned to that term in
     Section 9(a) hereof.

          "INDEMNIFIED LIABILITIES" shall have the meaning assigned to that term in Section 9(c) hereof.

          "INTEREST RATE EXCHANGER" shall mean any Lender that is a party to a Lender Interest Rate Agreement.

          "INTEREST RATE OBLIGATIONS" shall mean the obligations of Company under any Lender Interest Rate Agreements secured by the Collateral, including the obligations of Company to make payments thereunder in the event of early termination thereof.

          "LENDER INTEREST RATE AGREEMENT" shall mean any interest rate agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company against fluctuations in interest rates, in each case to the extent such agreement or arrangement is entered into between Company and any Lender, in accordance with the terms of the applicable Credit Agreement to which such Lender is a party, with respect to outstanding indebtedness under such Credit Agreement.

          "LIEN" shall mean any lien, mortgage, pledge, assignment (to the extent such assignment is intended to secure an obligation of any Person), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "LOAN DOCUMENTS" shall mean, as applicable, the "Loan Documents" as defined in the Existing Credit Agreement and/or the New Credit Agreement and/or any Successor Credit Agreement secured by the Collateral.

          "LOAN PARTIES" shall mean Company and Subsidiary Guarantors.

          "NEW CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the New Credit Agreement as in effect on the date hereof.

          "OUTSTANDING CURRENT CREDIT AGREEMENT OBLIGATIONS" shall have the meaning assigned to that term in Section 3(b)(1)(A) hereof.

          "OUTSTANDING   INTEREST  RATE  OBLIGATIONS"  shall  have  the  meaning
     assigned to that term in Section 3(b)(1)(C) hereof.

          "OUTSTANDING SUCCESSOR CREDIT AGREEMENT OBLIGATIONS" shall have the meaning assigned to that term in Section 3(b)(1)(B) hereof.

          "PARTIES" shall mean, collectively, Current Agents (in their individual capacities and on behalf of the applicable Current Lenders), any Successor Lender or any Successor Agent (in its individual capacity and on behalf of the applicable Successor Lenders) becoming a party to this Agreement in the manner provided herein, any Interest Rate Exchanger becoming a party to this Agreement in the manner provided herein, and Collateral Agent (in its individual capacity and on behalf of Secured Parties).

          "PERSON" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "PROCEEDS" shall have the meaning assigned to that term in Section 4(b) hereof.

          "PRO RATA  SHARE"  shall  have the  meaning  assigned  to that term in
     Section 4(c) hereof.

          "REQUISITE  OBLIGEES" shall have the meaning  assigned to that term in
     Section 3(b)(1) hereof.

          "SECURED OBLIGATIONS" shall mean, collectively, the Credit Agreement Obligations and any Interest Rate Obligations.

          "SECURED PARTIES" shall mean, collectively, the Parties, Current Lenders, and any Successor Lender represented by a Successor Agent that is a Party.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "SUBSIDIARY GUARANTY PAYMENTS" shall have the meaning assigned to that term in Section 4(a) hereof.

          "SUCCESSOR CREDIT AGREEMENT OBLIGATIONS" shall mean all obligations of every nature of each Loan Party from time to time owed to Successor Agents, Successor Lenders or any of them under any Successor Credit Agreements secured by the Collateral and any related Loan Documents, whether for principal, interest, reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise.

          SECTION 2. APPOINTMENT AS COLLATERAL AGENT. Existing Agent (on behalf of itself and Existing Lenders) and New Agent (on behalf of itself and New Lenders) each hereby appoints, and each Successor Lender, Successor Agent (on behalf of itself and the Successor Lenders for whom it is acting as agent) or Interest Rate Exchanger signing an acknowledgement hereto by such signing appoints, Bankers Trust Company to serve as Collateral Agent, and authorizes Collateral Agent to act as agent for such Secured Parties for the purposes of
(i) executing and delivering this Agreement and the Collateral Documents on behalf of such Secured Parties and (ii) subject to the provisions of this Agreement, enforcing Secured Parties' rights under the Subsidiary Guaranty and in respect of the Collateral and enforcing the obligations of Loan Parties under the Subsidiary Guaranty and the Collateral Documents.

          SECTION 3.  DECISIONS RELATING TO EXERCISE OF REMEDIES.

          (a) Collateral Agent agrees (i) to make such demands and give such notices under, and to consent to such amendments, modifications or waivers with respect to, the Subsidiary Guaranty and/or any of the Collateral Documents, (ii) to take such actions to enforce the Subsidiary Guaranty and/or any of the Collateral Documents and to foreclose upon, collect, release or otherwise dispose of the Collateral or any portion thereof, and (iii) after the occurrence and during the continuation of an Event of Default, to vote the Pledged Shares (as defined in the Company Pledge Agreement or any of the Subsidiary Pledge Agreements, as applicable) pursuant to Section 7(b)(i) of the Company Pledge Agreement or the applicable Subsidiary Pledge Agreement, as the case may be, in each case as may be requested or directed by Requisite Obligees as provided herein.

          (b)(1) For purposes of this Agreement, "REQUISITE OBLIGEES" means, as of any date of determination with respect to any request or direction by Secured Parties to Collateral Agent:

          (A) so long as any Existing Credit Agreement Obligations or any Commitments under the Existing Credit Agreement or any New Credit Agreement Obligations shall remain outstanding, Secured Parties holding (or representing) 51% or more of the sum of (i) the aggregate Tranche B Term Loan Exposure (as defined in the Existing Credit Agreement as in effect on the date hereof) of all Existing Lenders plus (ii) the aggregate Revolving Loan Exposure (as defined in the Existing Credit Agreement as in effect on the date hereof) of all Existing Lenders plus (iii) the aggregate Loan Exposure (as defined in the New Credit Agreement as in effect on the date hereof) of all New Lenders (the sum of the amounts referred to in the immediately preceding clauses (i)-(iii) is hereinafter referred to as the "OUTSTANDING CURRENT CREDIT AGREEMENT OBLIGATIONS");

          (B) if all Existing Credit Agreement Obligations and New Credit Agreement Obligations have been paid in full and all Commitments under the Existing Credit Agreement have been terminated, so long as any Successor Credit Agreement Obligations shall remain outstanding, Secured Parties holding (or representing) 51% or more of the sum of the aggregate principal amounts of (i) all loans outstanding under all Successor Credit Agreements secured by the Collateral, (ii) all other credit facilities utilized under all such Successor Credit Agreements (including the stated amounts of all outstanding letters of credit issued thereunder and the amount of any unreimbursed drawings thereunder), and (iii) all outstanding unused Commitments under all such Successor Credit Agreements (the sum of the amounts referred to in the immediately preceding clauses (i)-(iii) is hereinafter referred to as the "OUTSTANDING SUCCESSOR CREDIT AGREEMENT OBLIGATIONS"); and

          (C) if all Credit Agreement Obligations have been paid in full and all Commitments have been terminated, Secured Parties holding (or representing) 51% or more of the aggregate amount of all Interest Rate Obligations then outstanding under all Lender Interest Rate Agreements (such amount being hereinafter referred to as the "OUTSTANDING INTEREST RATE OBLIGATIONS").

          (b)(2) For purposes of the definition of "Requisite Obligees" set forth herein, subject to the applicable provisions of the respective Credit Agreement, each Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions to Collateral Agent in respect of, the applicable Credit Agreement Obligations in respect of such Credit Agreement.

          (c) Each Party on behalf of itself and, in the case of any Agent, on behalf of the applicable Lenders, agrees that Collateral Agent may act as Requisite Obligees may request or direct (regardless of whether any individual Party or Secured Party agrees, disagrees or abstains with respect to such request or direction), that Collateral Agent shall have no liability for acting in accordance with such request or direction (provided such action does not conflict with the express terms of this Agreement) and that no Party or Secured Party shall have any liability to any other Party or Secured Party for any such request or direction. Collateral Agent shall give prompt written notice to all Parties of any action taken pursuant to the instructions of Requisite Obligees; provided that the failure to give any such notice shall not impair the right of Collateral Agent to take any such action or the validity or enforceability under this Agreement or the Subsidiary Guaranty or any Collateral Document of the action so taken. Each Interest Rate Exchanger that is a Party acknowledges and agrees that, until all Credit Agreement Obligations have been paid in full and all Commitments have been terminated, the only right of such Party under the Subsidiary Guaranty and the Collateral Documents is to be guarantied under the Subsidiary Guaranty and secured by the Collateral as and to the extent provided herein and therein and to receive a share of any Subsidiary Guaranty Payments and/or Proceeds to the extent and at the times provided under Section 4 hereof and any applicable provisions of the Subsidiary Guaranty and/or the Collateral Documents; provided that, until all Credit Agreement Obligations have been paid in full and all Commitments have been terminated, in no event shall any rights or benefits accorded any Interest Rate Exchanger include any right to challenge, contest or dispute any action taken, or any decision made to refrain from taking any action, by Collateral Agent or any other Party in compliance with this Agreement, the Subsidiary Guaranty and the applicable Collateral Documents, and until all Credit Agreement Obligations have been paid in full and all Commitments have been terminated, in no event shall the guaranty by Subsidiary Guarantors of the Interest Rate Obligations pursuant to the Subsidiary Guaranty or the security interests granted for the benefit of Interest Rate Exchangers under the Collateral Documents entitle any Interest Rate Exchanger to enforce its rights in respect of the Subsidiary Guaranty or the Collateral except through Collateral Agent in accordance with this Agreement.

          (d) Collateral Agent may at any time request directions from Requisite Obligees with respect to any course of action or other matter relating hereto or to the Subsidiary Guaranty or the Collateral Documents. Directions given by Requisite Obligees to Collateral Agent hereunder shall be binding on all Parties and Secured Parties for all purposes (provided such directions do not conflict with the express terms of this Agreement).

          (e) Each Party on behalf of itself and, in the case of any Agent, on behalf of the applicable Lenders, agrees not to take any action whatsoever to enforce any term or provision of the Subsidiary Guaranty or any Collateral Document, or to enforce any of its rights in respect of the Subsidiary Guaranty or any of the Collateral, except through Collateral Agent in accordance with this Agreement.

          SECTION 4. APPLICATION OF SUBSIDIARY GUARANTY PAYMENTS AND PROCEEDS FROM ENFORCEMENT OF COLLATERAL DOCUMENTS.

          (a) Any and all amounts (other than amounts constituting Proceeds) actually received by Collateral Agent in connection with the enforcement of the Subsidiary Guaranty ("SUBSIDIARY GUARANTY PAYMENTS") shall be promptly applied by Collateral Agent as provided in the Subsidiary Guaranty and in Section 4(c) hereof. Until any Subsidiary Guaranty Payments are so applied, Collateral Agent shall hold such Subsidiary Guaranty Payments in its custody in accordance with its regular procedures for handling deposited funds.

          (b) Any and all amounts actually received by Collateral Agent (i) as loss payee in respect of any casualty insurance maintained by any Loan Party in respect of any Collateral, (ii) in connection with the enforcement of any of the Collateral Documents, or (iii) as agent for Secured Parties in connection with a distribution in any bankruptcy, insolvency or similar proceeding involving any Loan Party, including (in the case of both clause (i) and (ii) above) the proceeds of any collection, sale or other disposition of the Collateral or any portion thereof (all such amounts described in clauses (i), (ii) and (iii) above being, collectively, "PROCEEDS") shall be promptly applied by Collateral Agent as provided for in the respective Collateral Documents and in Section 4(c) hereof. Until any Proceeds are so applied, Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

          (c) Until all of the Secured Obligations have been paid in full and all Commitments have been terminated, any Subsidiary Guaranty Payments or Proceeds received by Collateral Agent shall be applied in such a manner that each Secured Party shall receive its Pro Rata Share of the aggregate amount of such Subsidiary Guaranty Payments or Proceeds, as the case may be. For purposes of this Agreement, "PRO RATA SHARE" shall mean, when calculating any Secured Party's portion of any distribution or amount, an amount (expressed as a percentage) equal to a fraction the numerator of which is the aggregate amount of such Secured Party's then outstanding Secured Obligations and the denominator of which is the then outstanding amount aggregate of all Secured Obligations. Solely for purposes of determining the respective Pro Rata Shares of Secured Parties at the time any Subsidiary Guaranty Payments or Proceeds are to be distributed under this Section 4, (i) the aggregate amount of the outstanding Secured Obligations under any Credit Agreement shall be deemed to be the sum of
(x) the aggregate amount of principal and interest then due and payable in respect of any outstanding loans under such Credit Agreement plus (y) without duplication, the aggregate stated amount of all letters of credit then outstanding under such Credit Agreement and any unreimbursed drawings thereunder plus (z) the amount of any commitment fees and/or letter of credit fees then due and payable under such Credit Agreement, and (ii) the aggregate amount of the outstanding Secured Obligations under any Lender Interest Rate Agreement secured by the Collateral shall be deemed to be the aggregate amount of all obligations of Company then due and payable (exclusive of expenses or similar liabilities but including any early termination payments then due thereunder) under such Lender Interest Rate Agreement.

          (d) Any Subsidiary Guaranty Payments or Proceeds to be distributed to any Lender in accordance with this Section 4 shall be distributed by Collateral Agent to the applicable Agent for distribution to such Lender (or, in the case of any Successor Lender not represented by an Agent, as directed by such Successor Lender).

          SECTION 5. ASSET SALES. Current Agents hereby acknowledge and agree, and each Successor Lender, Successor Agent and/or Interest Rate Exchanger, by executing an acknowledgement hereto, acknowledges and agrees (which agreement shall be binding upon each applicable Lender), that (i) the Current Credit Agreements each permit, and any Successor Credit Agreements may permit, certain Asset Sales by Company and its Subsidiaries, (ii) such Asset Sales may, to the extent permitted by such Credit Agreements, involve the sale or disposition of all or a portion of the Collateral, and (iii) Collateral Agent may release the assets that are the subject of such Asset Sales free and clear of the Liens created pursuant to the applicable Collateral Documents in accordance with the terms of such Collateral Documents so long as the proceeds thereof are allocated and applied as provided in the Current Credit Agreements and, to the extent not inconsistent with the allocation and application provided for in the Current Credit Agreements, any Successor Credit Agreements.

          SECTION 6.  INFORMATION.

          In the event Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of, or to take any other action with respect to, the Collateral or any portion thereof, or in the event Collateral Agent otherwise proceeds to enforce the Subsidiary Guaranty or any Collateral Document or proposes to take any other action pursuant to this Agreement or the Subsidiary Guaranty or any Collateral Document or otherwise requests instructions from Requisite Obligees as provided herein, upon the request of Collateral Agent, each of the following Parties agrees to provide to Collateral Agent the information described below:

          (a) Existing Agent (on behalf of Existing Lenders) agrees promptly from time to time, as reasonably requested by Collateral Agent, to notify Collateral Agent in reasonable detail of (i) the aggregate amount of the Outstanding Current Credit Agreement Obligations in respect of the Existing Credit Agreement as at such date as Collateral Agent may specify, (ii) the current Commitment of each Existing Lender under the Existing Credit Agreement, and (iii) any amount received by Existing Agent that will be applied (but has not yet been so applied) to the payment of all or any portion of the Outstanding Current Credit Agreement Obligations described in clause (i) above. Existing Agent shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

          (b) New Agent (on behalf of New Lenders) agrees promptly from time to time, as reasonably requested by Collateral Agent, to notify Collateral Agent in reasonable detail of (i) the aggregate amount of the Outstanding Current Credit Agreement Obligations in respect of the New Credit Agreement as at such date as Collateral Agent may specify and (ii) any amount received by New Agent that will be applied (but has not yet been so applied) to the payment of all or any portion of the Outstanding Current Credit Agreement Obligations described in clause (i) above. New Agent shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

          (c) Each Successor Lender or Successor Agent (on behalf of the applicable Successor Lenders) that is a Party, by signing an acknowledgment to this Agreement, agrees that such Successor Lender or Successor Agent, as the case may be, will promptly from time to time, as reasonably requested by Collateral Agent, notify Collateral Agent in reasonable detail of (i) the aggregate amount of the Outstanding Successor Credit Agreement Obligations in respect of the applicable Successor Credit Agreement as at such date as Collateral Agent may specify, (ii) the current Commitment of each Successor Lender under such Successor Credit Agreement, and (iii) any amount received by such Successor Lender or Successor Agent, as the case may be, that will be applied (but has not yet been so applied) to the payment of all or any portion of the Outstanding Successor Credit Agreement Obligations described in clause
(i) above. Such Successor Lender or Successor Agent shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

          (d) Each Interest Rate Exchanger, by signing an acknowledgment to this Agreement, agrees that such Interest Rate Exchanger will promptly from time to time, as reasonably requested by Collateral Agent, notify Collateral Agent in reasonable detail of (i) the notional amount under each applicable Lender Interest Rate Agreement and the amount, if any, then due and payable (exclusive of expenses and similar liabilities, but including any early termination payments then due) by Company in accordance with such Lender Interest Rate Agreement as at such date as Collateral Agent may specify, and (ii) any amount received by such Interest Rate Exchanger that will be applied (but has not yet been so applied) to the payment of all or any portion of any amounts then due and payable by Company as described in clause (i) above. Such Interest Rate Exchanger shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

          SECTION 7. SUCCESSOR CREDIT AGREEMENTS AND LENDER INTEREST RATE AGREEMENTS TO BE GUARANTIED UNDER THE SUBSIDIARY GUARANTY AND SECURED BY THE COLLATERAL.

          (a) Each Successor Lender becoming party to a Successor Credit Agreement, or any Successor Agent for such Successor Lender, may cause the applicable Successor Credit Agreement Obligations to be guarantied under the Subsidiary Guaranty and secured by the Collateral by signing a counterpart of an acknowledgment hereto, in the form contained on the signature pages hereof, pursuant to which such Successor Lender or Successor Agent (on its own behalf and on behalf of such Successor Lender) agrees to be bound by the terms of this Agreement, and by delivering such signed counterpart, acknowledged by all applicable Loan Parties, to Collateral Agent; provided that in no event shall any amendment, amendment and restatement or other modification of either of the Current Credit Agreements after the date hereof cause such Current Credit
Agreement to be deemed to be a Successor Credit Agreement or require the applicable Agent to execute such an acknowledgement to this Agreement in connection with such amendment, amendment and restatement or other modification.

          (b) Each Interest Rate Exchanger becoming a party to a Lender Interest Rate Agreement may cause the applicable Interest Rate Obligations to be guarantied under the Subsidiary Guaranty and secured by the Collateral by signing a counterpart of an acknowledgment hereto, in the form contained on the signature pages hereof, pursuant to which such Interest Rate Exchanger agrees to be bound by the terms of this Agreement, and by delivering such signed counterpart, acknowledged by all applicable Loan Parties, to Collateral Agent.

          SECTION 8. PARI PASSU STATUS OF LIENS. Each Party, on behalf of itself and, in the case of any Agent, on behalf of the applicable Lenders, hereby agrees (i) not to contest in any manner, or to raise any objection or defense with respect to (a) the enforceability of the Subsidiary Guaranty or any Collateral Document as it relates to any of the Secured Obligations or (b) the validity, perfection or priority (as set forth below in this Section 8) of any Lien in respect of any of the Collateral as security for any of the Secured Obligations and (ii) that, subject to the other terms of this Agreement, all Secured Parties shall have the ratable benefit of the Subsidiary Guaranty and the benefit of a pari passu first priority security interest in all of the Collateral.

          SECTION 9.  DISCLAIMERS, INDEMNITY, ETC.

          (a) Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Subsidiary Guaranty and the Collateral Documents, and Collateral Agent shall not, by reason of this Agreement, the Subsidiary Guaranty or any of the Collateral Documents, be a trustee for any Party or Secured Party or have any other fiduciary obligation to any Party or Secured Party (including without limitation any obligation under the Trust Indenture Act of 1939, as amended). Collateral Agent shall not be responsible to any Party or Secured Party for any recitals, statements, representations or warranties contained in this Agreement, any Credit Agreement or any other Loan Document, any Lender Interest Rate Agreement, the Subsidiary Guaranty or any Collateral Document (collectively, the "FINANCING AGREEMENTS") or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the genuineness, validity, enforceability, effectiveness, sufficiency or value of any of the Financing Agreements or any other document or instrument referred to or provided for therein, or for the validity, perfection or priority of any Lien under any of the Collateral Documents, or for any failure by any Loan Party to perform any of its respective obligations under any of the Financing Agreements. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with any Financing Agreement, except for its or their own gross negligence or willful misconduct.

          (b) Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Collateral Agent with reasonable care. As to any matters not expressly provided for by this Agreement, the Subsidiary Guaranty or any Collateral Document, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Subsidiary Guaranty and the Collateral Documents in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Parties and Secured Parties.

          (c) Each Agent (on behalf of the applicable Lenders) and each Successor Lender or Interest Rate Exchanger that is a Party each hereby agrees that such Secured Party, and all other Secured Parties represented by it, shall each indemnify Collateral Agent and its directors, officers, employees and agents (collectively, "INDEMNITEES"), ratably in accordance with the amount of the Secured Obligations held by each such Secured Party, to the extent neither reimbursed by any Loan Party nor reimbursed out of any Subsidiary Guaranty Payments or any Proceeds pursuant to the applicable provisions of the Subsidiary Guaranty and/or any Collateral Documents, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (collectively, "INDEMNIFIED LIABILITIES") which may be imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of any of the Financing Agreements or any other documents or instruments contemplated by or referred to therein or any of the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Secured Party shall be required to indemnify any Indemnitee in respect of any Indemnified Liability to the extent it arises from the gross negligence or willful misconduct of such Indemnitee.

          (d) Except for action expressly required of Collateral Agent hereunder or under the Subsidiary Guaranty or any Collateral Document, Collateral Agent shall, notwithstanding anything to the contrary in Section 9(c) hereof, in all cases be fully justified in failing or refusing to act hereunder or under the Subsidiary Guaranty or under any or all of the Collateral Documents unless and until it shall be further indemnified to its satisfaction by the Parties and/or the Secured Parties against any and all Indemnified Liabilities which may be incurred by it by reason of taking or refusing to take any such action. In addition, Collateral Agent shall in no event be required to take any action that is, in its opinion, contrary to law or to the terms of this Agreement or the Subsidiary Guaranty or any or all of the Collateral Documents or which would, in its opinion, subject any Indemnitee to liability.


          (e) Collateral Agent may deem and treat the registered holder of any Secured Obligation or, if any Secured Obligation is unregistered, the holder of any promissory note or other evidence of indebtedness relating to such Secured Obligation, as the owner and holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof (and of the registration of such assignment or transfer, in the case of a Secured Obligation that is registered), in form reasonably satisfactory to Collateral Agent and signed by the new registered holder thereof or by the new holder, transferee or assignee of such note or other evidence of indebtedness, as the case may be (and by the registrar in respect of any such registered Secured Obligation), shall have been filed with Collateral Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is such registered holder or the holder of such note or other evidence of indebtedness, as the case may be, shall be conclusive and binding on any subsequent registered holder of such Secured Obligation or any subsequent holder, transferee or assignee of such note or other evidence of indebtedness (and of any note or notes or other evidences of indebtedness issued in exchange therefor), as the case may be.

          (f) Except as expressly provided herein and in the applicable Collateral Document, Collateral Agent (i) shall have no duty to take any affirmative steps with respect to the collection of any amounts payable in respect of any of the Collateral, (ii) shall incur no liability as a result of any sale of any Collateral at any private sale authorized by Requisite Obligees, even though the price at which such Collateral was sold at such private sale was less than the price which might have been obtained at a public sale, and (iii) except as otherwise expressly directed by Requisite Obligees, shall have no obligation to delay the sale of any Collateral for the period of time necessary to permit a public sale thereof (including any period necessary to permit the issuer of any Pledged Shares (as defined in the Company Pledge Agreement or any of the Subsidiary Pledge Agreements, as applicable) to register such Pledged Shares for a form of public sale requiring registration under the Securities Act of 1933 or under any applicable state securities laws, even if such issuer would, or should, agree to so register such Pledged Shares).

          (g) (i) Collateral Agent may resign at any time by giving written notice of its resignation to the Parties, such resignation to become effective upon (x) the appointment of a successor Collateral Agent and (y) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice by Collateral Agent, Requisite Obligees shall appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 90 days after Collateral Agent gives the aforesaid notice of resignation, Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed as provided in this Section 9(g)(i). Any successor Collateral Agent so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by Requisite Obligees as provided in this Section 9(g)(i); and

               (ii) Requisite Obligees may, at any time upon 10 days' prior written notice thereof given to the other Parties, remove Collateral Agent for cause and appoint a successor Collateral Agent, such removal to be effective upon (x) the appointment of such successor Collateral Agent and (y) the acceptance of such appointment by such successor Collateral Agent; and

               (iii) Upon the acceptance of any appointment as a successor Collateral Agent under this Section 9(g), the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, the Subsidiary Guaranty and the Collateral Documents, and the retiring or removed Collateral Agent shall promptly (A) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held under any of the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, the Subsidiary Guaranty and the Collateral Documents, and (B) execute and deliver to such successor Collateral Agent any amendments to financing statements, and take any other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral
Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Subsidiary Guaranty and the Collateral Documents; and

               (iv) After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement, the Subsidiary Guaranty and the Collateral Documents while it was Collateral Agent hereunder; and

               (v) Every successor  Collateral Agent appointed  pursuant to this
Section 9(g) in each case (i) shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal office within the 48 contiguous States, (ii) shall have capital, surplus and undivided profits of not less than $500,000,000, and (iii) shall be reasonably acceptable to Company.

               (vi) Any corporation into which Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which Collateral Agent shall be a party, shall be Collateral Agent under this Agreement, the Subsidiary Guaranty and the
Collateral Documents without the execution or filing of any document or instrument or any further act on the part of any Party; provided that if, as a result thereof, Collateral Agent no longer meets the requirements set forth in
Section 9(g)(v), Collateral Agent shall promptly resign as provided in Section 9(g)(i).

          (h) Except as expressly provided herein or in the Subsidiary Guaranty or any of the Collateral Documents with respect to any Subsidiary Guaranty Payments or Proceeds actually received by Collateral Agent, in no event shall Collateral Agent or any other Secured Party be liable or responsible to any Secured Party for any funds received by any Secured Party from Company or any other Loan Party or any investments thereof.

          SECTION 10.  AMENDMENTS.

          This Agreement may be modified or waived only by an instrument or instruments in writing signed by each Party and, so long as no event of default has occurred and is continuing, with respect to any amendments which adversely affect any Loan Party, such Loan Party.

          SECTION 11.  DESIGNATION OF COLLATERAL AGENT ON FINANCING STATEMENTS.

          For purposes of any financing statements filed with respect to any of the Collateral under the Uniform Commercial Code as in effect in any applicable jurisdiction, Bankers Trust Company, in its capacity as Collateral Agent under the applicable Collateral Document, may be referred to as "Bankers Trust Company", "Bankers Trust Company, as Agent", "Bankers Trust Company, as Administrative Agent", or "Bankers Trust Company, as Collateral Agent".

          SECTION 12.  MISCELLANEOUS.

          (a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied or sent by United States mail or overnight courier and shall be deemed to have been given when delivered in person or by overnight courier, upon receipt of telecopy or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the Parties (until notice of a change thereof is delivered as provided in this Section 11(a)) shall be as set forth under each Party's name on the signature pages hereof.

          (b) This Agreement shall be binding upon and inure to the benefit of Collateral Agent, each other Party, each Secured Party and their respective successors and assigns.

          (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any Party may execute this Agreement by signing any such counterpart; provided that any Successor Lender (or any Successor Agent on behalf of any Successor Lender) or any Interest Rate Exchanger desiring the benefit of this Agreement shall sign a counterpart of this Agreement as provided in Section 7(a) or 7(b) hereof, as the case may be.

          (d) This Agreement shall become effective (i) as to Collateral Agent, Existing Agent and New Agent upon (A) execution by each such Party of a counterpart hereof and delivery of such Party's counterpart to Collateral Agent and (B) acknowledgment hereof by all applicable Loan Parties and (ii) as to any Successor Lender (or any Successor Agent on behalf of any Successor Lender) or any Interest Rate Exchanger upon the execution by such Person of a counterpart to this Agreement and delivery of such executed counterpart, acknowledged by all applicable Loan Parties, to Collateral Agent as provided in Section 7(a) or 7(b) hereof, as the case may be.

          (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                          BANKERS TRUST COMPANY,
                          as Administrative Agent for Existing
                          Lenders


                          By:  _________________________________
                          Name:_________________________________
                          Title:________________________________

                          Notice Address:

                          Bankers Trust Company
                          One Bankers Trust Plaza
                          130 Liberty Street, 14th Floor
                          New York, New York 10006
                          Attention:  Mary Zadroga

                          With a copy to:

                          Bankers Trust Company
                          300 South Grand Avenue, 41st Floor
                          Los Angeles, California  90071
                          Attention:  Victoria A. Floyd

                          BANKERS TRUST COMPANY,
                          as Administrative Agent for New Lenders


                          By:  _________________________________
                          Name:_________________________________
                          Title:________________________________

                          Notice Address:

                          Bankers Trust Company
                          One Bankers Trust Plaza
                          130 Liberty Street, 14th Floor
                          New York, New York 10006
                          Attention:  Mary Zadroga

                          With a copy to:

                          Bankers Trust Company
                          300 South Grand Avenue, 41st Floor
                          Los Angeles, California  90071
                          Attention:  Victoria A. Floyd

                          BANKERS TRUST COMPANY,
                          as Collateral Agent


                          By:  _________________________________
                          Name:_________________________________
                          Title:________________________________

                          Notice Address:

                          Bankers Trust Company
                          One Bankers Trust Plaza
                          130 Liberty Street, 14th Floor
                          New York, New York 10006
                          Attention:  Mary Zadroga

                          With a copy to:

                          Bankers Trust Company
                          300 South Grand Avenue
                          Los Angeles, California 90071
                          Attn: Victoria A Floyd

                          Acknowledged and Agreed:

                          DICTAPHONE CORPORATION,
                          a Delaware corporation


                          By:  ____________________
                          Name:  __________________
                          Title: __________________

                          [SUBSIDIARY GUARANTOR],
                          a Delaware corporation


                          By:  ____________________
                          Name:  __________________
                          Title: __________________

                                    EXHIBIT A

                                     FORM OF
                       COUNTERPART AND ACKNOWLEDGMENT FOR
                  ADDITIONAL PARTIES TO INTERCREDITOR AGREEMENT



        Reference is hereby made to that certain Intercreditor Agreement dated, as of November __, 1997 (this "AGREEMENT," the terms defined therein being used herein as therein defined), among Bankers Trust Company, as Existing Agent, as New Agent, and as Collateral Agent, in which this Counterpart and Acknowledgment is incorporated. The undersigned [Successor Lender] [Successor Agent] [Interest Rate Exchanger] has entered into the [Successor Credit Agreement] [Lender Interest Rate Agreement] described below with Company and/or one or more of its Subsidiaries [and the Successor Lenders represented by such Successor Agent], and the undersigned desires that the [Successor Credit Agreement Obligations] [Interest Rate Obligations] thereunder be guarantied under the Subsidiary Guaranty and secured by the Collateral. The undersigned [Successor Lender] [Successor Agent] [Interest Rate Exchanger] hereby appoints Collateral Agent to act on its behalf[, and on behalf of the Successor Lenders for which it acts as administrative agent,] in accordance with the terms of this Agreement, the Subsidiary Guaranty and the Collateral Documents and hereby acknowledges the terms of this Agreement and agrees to be bound hereby.

        The  [Successor  Credit  Agreement]  [Lender   Interest Rate  Agreement]
described above is that certain [Insert description of Successor Credit Agreement or Lender Interest Rate Agreement.]


                                   [Insert Name of Successor Lender,
                                   Successor Agent or Interest Rate Exchanger]


Date:  _____________________       By:    ______________________
                                   Name:  ______________________
                                   Title: ______________________


                                   Notice Address:

                                   ------------------------------

                                   ------------------------------

                                   ------------------------------

                                  Acknowledged and Agreed:

                                  DICTAPHONE CORPORATION,
                                  a Delaware corporation


                                  By:  ____________________
                                  Name:  __________________
                                  Title: __________________

                                  [SUBSIDIARY GUARANTOR],
                                  a Delaware corporation


                                  By:  ____________________
                                  Name:  __________________
                                  Title: __________________

                                CREDIT AGREEMENT




                         DATED AS OF NOVEMBER 14, 1997


                                     AMONG


                            DICTAPHONE CORPORATION,
                                  AS BORROWER,


                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,


                      MORGAN STANLEY SENIOR FUNDING, INC.,
                             AS SYNDICATION AGENT,


                                      AND


                             BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT

                             DICTAPHONE CORPORATION

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.     DEFINITIONS. . . . . . . . . . . . . . . . . .  2
     1.1  Certain Defined Terms . . . . . . . . . . . . . . .  2
     1.2  Accounting Terms; Utilization of GAAP for
          Purposes of Calculations Under Agreement. . . . . . 26
     1.3  Other Definitional Provisions . . . . . . . . . . . 27

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . 27
     2.1  Commitments; Making of Loans; the Register;
          Optional Notes. . . . . . . . . . . . . . . . . . . 27
     2.2  Interest on the Loans . . . . . . . . . . . . . . . 30
     2.3  Fees. . . . . . . . . . . . . . . . . . . . . . . . 34
     2.4  Repayments and Prepayments; General Provisions
          Regarding Payments. . . . . . . . . . . . . . . . . 34
     2.5  Use of Proceeds . . . . . . . . . . . . . . . . . . 38
     2.6  Special Provisions Governing Eurodollar Rate
          Loans . . . . . . . . . . . . . . . . . . . . . . . 39
     2.7  Increased Costs; Taxes; Capital Adequacy. . . . . . 41
     2.8  Obligation of Lenders to Mitigate . . . . . . . . . 46
     2.9  Removal of a Lender.. . . . . . . . . . . . . . . . 46

SECTION 3.     [INTENTIONALLY OMITTED]. . . . . . . . . . . . 47

SECTION 4.     CONDITIONS TO LOANS. . . . . . . . . . . . . . 47
     4.1  Certain Conditions to Loans . . . . . . . . . . . . 47
     4.2  Additional Conditions to Loans. . . . . . . . . . . 50

SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES . . . 51
     5.1  Organization, Powers, Qualification, Good
          Standing, Business, Subsidiaries and Shared
          Collateral Documents. . . . . . . . . . . . . . . . 51
     5.2  Authorization of Borrowing, etc.. . . . . . . . . . 52
     5.3  Financial Condition . . . . . . . . . . . . . . . . 53
     5.4  No Material Adverse Change; No Restricted Junior
          Payments. . . . . . . . . . . . . . . . . . . . . . 54
     5.5  Title to Properties; Liens. . . . . . . . . . . . . 54
     5.6  Litigation; Adverse Facts . . . . . . . . . . . . . 54
     5.7  Payment of Taxes. . . . . . . . . . . . . . . . . . 55
     5.8.      Real Property Collateral . . . . . . . . . . . 55
     5.9  Performance of Agreements; Materially Adverse
          Agreements. . . . . . . . . . . . . . . . . . . . . 55
     5.10      Governmental Regulation. . . . . . . . . . . . 55
     5.11      Securities Activities. . . . . . . . . . . . . 56
     5.12      Employee Benefit Plans . . . . . . . . . . . . 56
     5.13      Certain Fees . . . . . . . . . . . . . . . . . 56
     5.14      Environmental Protection . . . . . . . . . . . 57
     5.15      Employee Matters . . . . . . . . . . . . . . . 58
     5.16      Solvency . . . . . . . . . . . . . . . . . . . 58
     5.17      Disclosure . . . . . . . . . . . . . . . . . . 58

SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS. . . . . . . . 59
     6.1  Financial Statements and Other Reports. . . . . . . 59
     6.2  Corporate Existence, etc. . . . . . . . . . . . . . 65
     6.3  Payment of Taxes and Claims; Tax Consolidation. . . 65
     6.4  Maintenance of Properties; Insurance. . . . . . . . 65
     6.5  Inspection; Lender Meeting. . . . . . . . . . . . . 67
     6.6  Compliance with Laws, etc.. . . . . . . . . . . . . 67
     6.7  Environmental Disclosure and Inspection . . . . . . 67
     6.8  Interest Rate Protection. . . . . . . . . . . . . . 69
     6.9  Execution of Subsidiary Guaranty and Shared
          Collateral Documents by Certain Subsidiaries and
          Future Subsidiaries . . . . . . . . . . . . . . . . 69
     6.10      Additional Mortgages . . . . . . . . . . . . . 70
     6.11      Assignability and Recording of Lease
          Agreements. . . . . . . . . . . . . . . . . . . . . 72

SECTION 7.     COMPANY'S NEGATIVE COVENANTS . . . . . . . . . 72
     7.1  Indebtedness. . . . . . . . . . . . . . . . . . . . 72
     7.2  Liens and Related Matters . . . . . . . . . . . . . 74
     7.3  Investments; Joint Ventures . . . . . . . . . . . . 75
     7.4  Contingent Obligations. . . . . . . . . . . . . . . 76
     7.5  Restricted Junior Payments. . . . . . . . . . . . . 78
     7.6  Financial Covenants . . . . . . . . . . . . . . . . 78
     7.7  Restriction on Fundamental Changes; Asset Sales
          and Acquisitions. . . . . . . . . . . . . . . . . . 81
     7.8  Consolidated Capital Expenditures . . . . . . . . . 83
     7.9  Restriction on Leases . . . . . . . . . . . . . . . 83
     7.10      Sales and Lease-Backs. . . . . . . . . . . . . 84
     7.11      Sale or Discount of Receivables. . . . . . . . 84
     7.12      Transactions with Shareholders and
          Affiliates. . . . . . . . . . . . . . . . . . . . . 84
     7.13      Disposal of Subsidiary Stock . . . . . . . . . 85
     7.14      Conduct of Business. . . . . . . . . . . . . . 85
     7.15      Amendments or Waivers of Stockholders'
               Agreement; Amendments of Documents Relating
               to Subordinated Indebtedness and
               Receivables Program Agreements; Designation
               of "Designated Senior Indebtedness". . . . . . 85
     7.16      Fiscal Year. . . . . . . . . . . . . . . . . . 86
     7.17      Receivables Programs . . . . . . . . . . . . . 86

SECTION 8.     EVENTS OF DEFAULT. . . . . . . . . . . . . . . 87
     8.1  Failure to Make Payments When Due . . . . . . . . . 87
     8.2  Default in Other Agreements . . . . . . . . . . . . 87
     8.3  Breach of Certain Covenants . . . . . . . . . . . . 87
     8.4  Breach of Warranty. . . . . . . . . . . . . . . . . 87
     8.5  Other Defaults Under Loan Documents . . . . . . . . 88
     8.6  Involuntary Bankruptcy; Appointment of Receiver,
          etc.. . . . . . . . . . . . . . . . . . . . . . . . 88
     8.7  Voluntary Bankruptcy; Appointment of Receiver,
          etc.. . . . . . . . . . . . . . . . . . . . . . . . 88
     8.8  Judgments and Attachments . . . . . . . . . . . . . 89
     8.9  Dissolution . . . . . . . . . . . . . . . . . . . . 89
     8.10      Employee Benefit Plans . . . . . . . . . . . . 89
     8.11      Change in Control. . . . . . . . . . . . . . . 89
     8.12      Invalidity of Subsidiary Guaranty. . . . . . . 90
     8.13      Failure of Security. . . . . . . . . . . . . . 90

SECTION 9.     AGENTS . . . . . . . . . . . . . . . . . . . . 91
     9.1  Appointment . . . . . . . . . . . . . . . . . . . . 91
     9.2  Powers and Duties; General Immunity . . . . . . . . 91
     9.3  Representations and Warranties; No
          Responsibility For Appraisal of Creditworthiness. . 93
     9.4  Right to Indemnity. . . . . . . . . . . . . . . . . 93
     9.5  Successor Administrative Agent. . . . . . . . . . . 94
     9.6  Shared Collateral Documents and Guaranties. . . . . 94

SECTION 10.    MISCELLANEOUS. . . . . . . . . . . . . . . . . 95
     10.1      Assignments and Participations in Loans. . . . 95
     10.2      Expenses . . . . . . . . . . . . . . . . . . . 97
     10.3      Indemnity. . . . . . . . . . . . . . . . . . . 98
     10.4      Set-Off. . . . . . . . . . . . . . . . . . . . 99
     10.5      Ratable Sharing. . . . . . . . . . . . . . . . 99
     10.6      Amendments and Waivers . . . . . . . . . . . .100
     10.7      Independence of Covenants. . . . . . . . . . .101
     10.8      Notices. . . . . . . . . . . . . . . . . . . .101
     10.9      Survival of Representations, Warranties and
          Agreements. . . . . . . . . . . . . . . . . . . . .101
     10.10     Failure or Indulgence Not Waiver; Remedies
          Cumulative. . . . . . . . . . . . . . . . . . . . .101
     10.11     Marshalling; Payments Set Aside. . . . . . . .102
     10.12     Severability . . . . . . . . . . . . . . . . .102
     10.13     Obligations Several; Independent Nature of
          Lenders' Rights . . . . . . . . . . . . . . . . . .102
     10.14     Headings . . . . . . . . . . . . . . . . . . .102
     10.15     Applicable Law . . . . . . . . . . . . . . . .103
     10.16     Successors and Assigns . . . . . . . . . . . .103
     10.17     Consent to Jurisdiction and Service of
          Process . . . . . . . . . . . . . . . . . . . . . .103
     10.18     Waiver of Jury Trial . . . . . . . . . . . . .103
     10.19     Confidentiality. . . . . . . . . . . . . . . .104
     10.20     Counterparts; Effectiveness. . . . . . . . . .104

          Signature pages . . . . . . . . . . . . . . . . . .S-1

                                    EXHIBITS


I          FORM OF NOTICE OF BORROWING
II         FORM OF NOTICE OF CONVERSION/CONTINUATION
III        FORM OF NOTE
IV-A       FORM OF COMPLIANCE CERTIFICATE (MONTHLY)
IV-B       FORM OF COMPLIANCE CERTIFICATE
              (QUARTERLY/ANNUAL)
V-A        FORM OF OPINION OF SHEARMAN & STERLING
V-B        FORM OF OPINION OF DAN HART, ESQ.
VI         FORM OF OPINION OF O'MELVENY & MYERS
VII        FORM OF ASSIGNMENT AGREEMENT
VIII       FORM OF CERTIFICATE RE NON-BANK STATUS
IX         FORM OF COMPANY PLEDGE AGREEMENT
X          FORM OF COMPANY SECURITY AGREEMENT
XI         FORM OF SUBSIDIARY GUARANTY
XII        FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIII       FORM OF SUBSIDIARY SECURITY AGREEMENT
XIV        FORM OF SUBSIDIARY TRADEMARK SECURITY
              AGREEMENT
XV         FORM OF SUBSIDIARY PATENT SECURITY AGREEMENT
XVI        FORM OF MORTGAGE
XVII       FORM OF INTERCREDITOR AGREEMENT

                                    SCHEDULES


2.1    LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1    SUBSIDIARIES OF COMPANY
5.3    CERTAIN CONTINGENT LIABILITIES, ETC.
5.6    LITIGATION
5.8    REAL PROPERTY
5.12   CERTAIN EMPLOYEE BENEFIT PLAN MATTERS
5.14   ENVIRONMENTAL MATTERS
7.2    CERTAIN EXISTING LIENS
7.3    CERTAIN EXISTING INVESTMENTS
7.4    CERTAIN EXISTING CONTINGENT OBLIGATIONS

                             DICTAPHONE CORPORATION

                                CREDIT AGREEMENT



          This CREDIT AGREEMENT is dated as of November 14, 1997 and entered into by and among DICTAPHONE CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent (in such capacity, "SYNDICATION AGENT"), and BANKERS TRUST COMPANY ("BTCO"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT") and as collateral agent for Lenders (in such capacity, "COLLATERAL AGENT").


                                 R E C I T A L S

          WHEREAS, Company is party to that certain Credit Agreement dated as of August 7, 1995, as amended through the date hereof, by and among Company, the financial institutions party thereto as lenders ("EXISTING LENDERS"), Nationsbank, N.A. (Carolinas), as documentation agent for Existing Lenders, and BTCo, as administrative agent for Existing Lenders, pursuant to which Company currently has outstanding Indebtedness (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) and Contingent Obligations in respect of loans and letters of credit;

          WHEREAS, the obligations of Company and its Subsidiaries under the Existing Credit Agreement and the other loan documents executed in connection therewith are secured by first priority Liens on (i) 100% of the capital stock of all Domestic Subsidiaries, (ii) 66% of the capital stock of all direct Foreign Subsidiaries of Company and its Domestic Subsidiaries, and (ii) substantially all of the other personal property and certain of the real property of Company and its Domestic Subsidiaries;

          WHEREAS, Company also currently has outstanding Indebtedness to BTCo pursuant to that certain Convertible Promissory Note Due January 30, 1998 between Company and BTCo dated as of July 31, 1997 (the "LIQUIDITY LOAN");

          WHEREAS, Stonington Fund has agreed to provide Company with $35,000,000 in new cash equity contributions, the proceeds of which will be used by Company to prepay the Liquidity Loan in full and to prepay outstanding Existing Revolving Loans with no corresponding reduction in the Existing Revolving Commitments;

          WHEREAS, Company has requested Lenders to make additional credit facilities available to Company under which Company may borrow $62,750,000 in the form of term loans for the purpose of prepaying the Existing Tranche A Term Loans in full and certain scheduled principal installments in respect of the Existing Tranche B Term Loans;

          WHEREAS, Company has agreed to secure such additional credit facilities with Liens on the Shared Collateral, subject to the terms of the Intercreditor Agreement which provides for a pro rata sharing of the Shared Collateral by Lenders and Existing Lenders; and

          WHEREAS, Lenders have agreed to provide such additional credit facilities to Company on the terms and conditions hereinafter set forth:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree as follows:


SECTION 1.     DEFINITIONS

1.1  CERTAIN DEFINED TERMS.

          The following terms used in this Agreement shall have the following meanings:

          "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation, if any (rounded upward to the nearest 1/16 of one percent), by BTCo to first class banks in the interbank Eurodollar market for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

          "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

          "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENTS" means Administrative Agent and Syndication Agent.

          "AGREEMENT" means this Credit Agreement dated as of November 14, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Domestic Subsidiaries of (i) any of the stock of any Subsidiary of Company, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less.

          "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VII annexed hereto.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BASE RATE"  means,  at any time,  the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BTCO" has the meaning assigned to that term in the introduction to this Agreement.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "CANADIAN SUB" means Dictaphone Canada Acquisition Inc.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CASH" means money, currency or a credit balance in a Deposit Account.

          "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "CASH PROCEEDS OF ASSET SALE" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) actually received from such Asset Sale.

          "CASH PROCEEDS OF RECEIVABLES PROGRAM" means, with respect to any Receivables Program, the aggregate amount of cash proceeds received (whether as proceeds of sales or other financings of accounts receivable or proceeds of Indebtedness secured by accounts receivable or otherwise) by Company and its Subsidiaries in connection with such Receivables Program; provided that there shall be excluded from Cash Proceeds of Receivables Program any cash proceeds received by Company and its Subsidiaries as a result, directly or indirectly, of the payment or collection of any accounts receivable included in such Receivables Program (including without limitation (i) any cash proceeds received in connection with the sale or financing of additional accounts receivable under such Receivables Program in replacement of accounts receivable previously sold or financed under such Receivables Program and subsequently paid or collected and (ii) any cash proceeds received in respect of any note or similar instrument issued to Company or any of its Subsidiaries under such Receivables Program which is payable only in connection with the termination of such Receivables Program).

          "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

          "CLOSING DATE" means the date on or before November 30, 1997, on which the Loans are made.

          "CLOSING DATE MORTGAGED PROPERTY" means each "Closing Date Mortgaged Property" as defined in the Existing Credit Agreement and identified in Schedule 4.1K to the Existing Credit Agreement.

          "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted by the Shared Collateral Documents.

          "COLLATERAL AGENT" means BTCo, in its capacity as Collateral Agent under the Subsidiary Guaranty, the Shared Collateral Documents and the Intercreditor Agreement, and also means and includes any successor Collateral Agent appointed in accordance with the terms of the Intercreditor Agreement.

          "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "COMMITMENT" means the commitment of a Lender to make a Loan to Company pursuant to subsection 2.1A(i), and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

          "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

          "COMPANY PLEDGE AGREEMENT" means that certain Amended & Restated Company Pledge Agreement by and between Company and Collateral Agent dated as of the Closing Date and substantially in the form of Exhibit IX annexed hereto, as such Company Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "COMPANY SECURITY AGREEMENT" means that certain Amended and Restated Company Security Agreement by and between Company and Collateral Agent dated as of the Closing Date and substantially in the form of Exhibit X annexed hereto, as such Company Security Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "COMPLIANCE CERTIFICATE" means a certificate, substantially in the form of (i) Exhibit IV-A annexed hereto, in the case of any such certificate required to be delivered together with the financial statements described in subsection 6.1(i), and (ii) Exhibit IV-B annexed hereto, in the case of any such certificate required to be delivered together with the financial statements described in subsection 6.1(ii) or 6.1(iii), in each case delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

          "CONFIDENTIAL INFORMATION MEMORANDUM" means that certain Confidential Senior Debt Syndication Memorandum relating to Company dated July, 1995.

          "CONSOLIDATED  CAPITAL EXPENDITURES" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period (a) to develop computer software or systems to be sold, leased or otherwise marketed by Company and its Subsidiaries in the ordinary course of business (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company plus (iii) the aggregate amount of any Investments that are (a) made by Company and its Subsidiaries during that period in Persons engaged in businesses in which Company and its Subsidiaries are permitted to engage pursuant to subsection 7.14 and (b) designated by Company, at the time of making such Investments, as being included in Consolidated Capital Expenditures; provided that, except in calculating Consolidated Excess Cash Flow, there shall be excluded from Consolidated Capital Expenditures up to $5,000,000 in any Fiscal Year of expenditures by Company and its Subsidiaries to purchase tangible personal property that is held for rent or rented to Persons other than Company or any of its Subsidiaries.

          "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of any Indebtedness.

          "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount, if not less than $0, equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Existing Revolving Loans except to the extent the Existing Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "CONSOLIDATED NET WORTH" means, as at any date of determination, (i) the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) plus (ii) an amount equal to any write-downs taken to the item designated as "Intangibles" on the consolidated balance sheet of Company and its Subsidiaries during the period from the Closing Date to and including December 31, 1998 plus (iii) an amount equal to any asset write-downs associated with any Asset Sale constituting a Specified Asset Sale/Financing, in each case net of any capital gains realized in respect of the assets that are the subject of such Asset Sale minus (iv) any loans to shareholders or other items which would properly be excluded in the calculation of net worth, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which the Consolidated Working Capital of Company and its Subsidiaries as of the beginning of such period exceeds (or is less than) the Consolidated Working Capital of Company and its Subsidiaries as of the end of such period.

          "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DICTAPHONE BUSINESS" means the business, operations, properties and assets of U.S. Dictaphone, German Sub, Swiss Sub, U.K. Sub and Dictaphone Canada prior to the Acquisition.

          "DICTAPHONE CANADA" means Dictaphone Canada Ltd./Ltee., a corporation organized under the laws of Canada.

          "DIRECT FOREIGN SUBSIDIARY OBLIGATIONS" means, collectively, (i) the outstanding principal amount of any Indebtedness of Foreign Subsidiaries to Persons other than Company or any of its Subsidiaries and (ii) Contingent Obligations of Foreign Subsidiaries to Persons other than Company or any of its Subsidiaries in respect of Commercial Letters of Credit not constituting Letters of Credit; provided, that, until Swiss Sub is purchased by Company in accordance with the terms of the Purchase Agreement, Direct Foreign Subsidiary Obligations shall not include the outstanding principal amount of any Indebtedness of German Sub to Swiss Sub.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "DOMESTIC   SUBSIDIARY"   means  a  Subsidiary   of  Company  that  is
incorporated or organized under the laws of a state of the United States of America.

          "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

          "ENVIRONMENTAL CLAIM" means any written notice of violation, claim, demand or abatement order received by Company or any of its Subsidiaries from any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with any generation, use, storage, transportation or Release of Hazardous Materials and relating to Company, any of its Subsidiaries, or any of their respective Affiliates.

          "ENVIRONMENTAL LAWS" means all statutes, ordinances, rules, regulations, and all enforceable plans, policies or decrees of any applicable governmental or regulatory authority relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
(iii) industrial hygiene in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

          "ERISA  EVENT" means (i) a  "reportable  event"  within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition  described in
Section 4042 of ERISA (other than subsection (a)(4) thereof) which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EURODOLLAR   RATE  LOANS"  means  Loans  bearing  interest  at  rates
determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "EVENT OF DEFAULT" means each of the events set forth in Section 8.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXISTING ADMINISTRATIVE AGENT" means BTCo or its successor acting as administrative agent under the Existing Credit Agreement.

          "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 7, 1995 by and among Company, Existing Lenders, NationsBank, N.A. (Carolinas) as documentation agent, and BTCo, as administrative agent for Existing Lenders, as in effect on the Closing Date and as it may thereafter be amended, supplemented or otherwise modified from time to time.

          "EXISTING LENDERS" has the meaning assigned to that term in the recitals to this Agreement.

          "EXISTING LENDERS' SHARE" means, as at any date of determination, a fraction the numerator of which is the aggregate outstanding principal balance of the Existing Tranche B Term Loans and the denominator of which is the sum of the aggregate outstanding principal balance of the Existing Tranche B Term Loans plus the aggregate outstanding principal balance of the Loans.

          "EXISTING REVOLVING LOANS" has the meaning assigned to the term "Revolving Loans" in the Existing Credit Agreement as in effect on the Closing Date.

          "EXISTING REVOLVING LOAN COMMITMENT" and "EXISTING REVOLVING LOAN COMMITMENTS" have the meanings assigned to the terms "Revolving Loan Commitment" and "Revolving Loan Commitments" in the Existing Credit Agreement as in effect on the Closing Date.

          "EXISTING TRANCHE A TERM LOANS" has the meaning assigned to the term "Tranche A Term Loans" in the Existing Credit Agreement as in effect on the Closing Date.

          "EXISTING TRANCHE B TERM LOANS" has the meaning assigned to the term "Tranche B Term Loans" in the Existing Credit Agreement as in effect on the Closing Date.

          "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter during the term of this Agreement owned, leased or operated or heretofore owned by (i) Company or any of its Subsidiaries, (ii) any of Company's or any such Subsidiary's predecessors by merger or consolidation, or
(iii) any of Company's Affiliates that are directly or indirectly controlled by Company.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "FEE PROPERTY" means a Real Property Asset consisting of a fee interest in real property.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

          "FOREIGN SUBSIDIARY" means a Subsidiary of Company other than a Domestic Subsidiary.

          "FOREIGN SUBSIDIARY SUPPORT OBLIGATIONS" means Contingent Obligations of Company or any Domestic Subsidiary in respect of Direct Foreign Subsidiary Obligations (including without limitation any such Contingent Obligations in respect of Letters of Credit supporting any Direct Foreign Subsidiary Obligations).

          "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "GERMAN  SUB"  means  Dictaphone   Deutschland   GmbH,  a  corporation
organized under the laws of the Federal Republic of Germany.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other terms intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form that is or could reasonably be expected to become friable; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          "HEADQUARTERS ASSET SALE" means an Asset Sale with respect to the Headquarters Facility.

          "HEADQUARTERS FACILITY" means the Closing Date Mortgaged Property located in Stratford, Connecticut.

          "HEADQUARTERS FINANCING" means Indebtedness in an original principal amount equal to not less than 70% of the appraised value of the Headquarters Facility secured solely by a Lien on the Headquarters Facility; provided that, subject to customary exceptions for non-recourse real estate financings, the holders of such Indebtedness shall have recourse solely to such security and no personal recourse may be had against Company or any of its Subsidiaries for the payment of the principal of or interest or premium on such Indebtedness.

          "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

          "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

          "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated of even date with this Agreement and substantially in the form of Exhibit XVII annexed hereto, by and among Administrative Agent, Existing Administrative Agent, Collateral Agent, Loan Parties (by way of acknowledgment) and the other Persons that may from time to time become parties thereto in accordance with the terms thereof, as such Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was, or as a result of such purchase or acquisition becomes, a wholly-owned Domestic Subsidiary), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, relocation, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Domestic Subsidiary, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

          "LENDERS SHARE" means, as at any date of determination, a fraction the numerator of which is the aggregate outstanding principal balance of the Loans and the denominator of which is the sum of the aggregate outstanding principal balance of the Existing Tranche B Term Loans plus the aggregate outstanding principal balance of the Loans.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Existing Lenders for the account of Company pursuant to subsection 3.1. of the Existing Credit Agreement.

          "LIEN" means any lien, mortgage, pledge, assignment (to the extent such assignment is intended to secure an obligation of any Person), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "LIQUIDITY LOAN" means the Indebtedness evidenced by that certain Convertible Promissory Note Due January 30, 1998 between Company and BTCo dated as of July 31, 1997.

          "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Loans, that Lender's Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loan of that Lender.

          "LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, the Shared Collateral Documents and the Intercreditor Agreement.

          "LOAN PARTIES" means Company and Subsidiary Guarantors.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Dictaphone Business or of Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, any Obligations of a monetary nature.

          "MATERIAL LEASEHOLD" means a Real Property Asset consisting of a leasehold interest in an Operating Lease or a Capital Lease which is reasonably determined by Agents to be of material value as collateral for the Obligations; provided that in no event shall any such leasehold interest with respect to which the aggregate amount of all rents payable during any Fiscal Year is less than $100,000 be deemed to be a Material Leasehold; and provided, further that in no event shall any such leasehold interest of office space used solely for conducting the sales and service operations of Company and its Subsidiaries (in each case on a basis consistent with the past practices of Company and its Subsidiaries prior to the Closing Date with respect to the conduct of business at their respective branch and district sales and service offices (but not the Melbourne, Florida sales and service facilities of U.S. Dictaphone)) be deemed to be a Material Leasehold.

          "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or
(ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

          "MELBOURNE ASSET SALE" means an Asset Sale with respect to (i) the Closing Date Mortgaged Property located in Melbourne, Florida and the other assets and operations of Company associated therewith, or (ii) the stock of a newly-created Subsidiary of Company to which such Closing Date Mortgaged Property and other assets and operations have been transferred in contemplation of such Asset Sale.

          "MORTGAGE" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title), executed and delivered by Company or any Subsidiary Guarantor pursuant to subsection 6.10 and substantially in the form of Exhibit XVI annexed hereto, encumbering a fee or leasehold interest in Real Property Assets, as such instrument may be amended, supplemented or otherwise modified from time to time, and "MORTGAGES" means all such instruments, collectively.

          "MULTIEMPLOYER  PLAN"  means a  "multiemployer  plan",  as  defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "NET CASH PROCEEDS" means (i) with respect to any Asset Sale, the corresponding Cash Proceeds of Asset Sale net of bona fide direct costs incurred in connection with such Asset Sale, including without limitation (a) taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) reasonable brokerage commissions, legal fees and expenses, finder's fees and other similar fees, expenses and commissions, and (ii) with respect to any Receivables Program, the corresponding Cash Proceeds of Receivables Program net of bona fide direct costs of implementing such Receivables Program.

          "NEW  EQUITY"   means  not  less  than   $35,000,000   in  new  equity
contributions made to Company by the Stonington Fund on the Closing Date.

          "NON-RECOURSE INDEBTEDNESS" means, as applied to any Receivables Program, Indebtedness under the terms of which no personal recourse may be had against Company or any of its Subsidiaries for the payment of the principal of or interest or premium on such Indebtedness solely as a result of a default by one or more account debtors in the payment of any accounts receivable included in such Receivables Program.

          "NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Loans of any Lenders, substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "NOTICE  OF  BORROWING"  means a notice  substantially  in the form of
Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative
Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor; provided that the term Operating Lease shall not include any such lease with respect to which the aggregate amount of all rents paid or payable by Company and its Subsidiaries during the entire term thereof (including any optional renewal terms) does not exceed $3,000,000.

          "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation  (or  any
successor thereto).

          "PENSION  PLAN"  means  any  Employee   Benefit  Plan,  other  than  a
Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen and other Liens imposed by law, in each case incurred in the ordinary course of business for (a) amounts not yet overdue or (b) amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 45 days) are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or securing liability to insurance carriers under insurance or self-insurance arrangements, or obtaining utility service, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vi) easements, rights-of-way, restrictions, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (x) Liens securing reimbursement obligations under Letters of Credit that are Commercial Letters of Credit and encumbering the materials or goods being purchased with proceeds of such Commercial Letters of Credit.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PRIME RATE" means the rate that Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

          "PURCHASE AGREEMENT" means the Stock and Asset Purchase Agreement, dated as of April 25, 1995, by and between Pitney Bowes Inc. and Dictaphone Acquisition, Inc., in the form delivered to Agents and Lenders prior to their execution of this Agreement, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.

          "REAL PROPERTY ASSETS" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold interest, including without limitation any such fee or leasehold interests acquired by any Loan Party after the date hereof.

          "RECEIVABLES PROGRAM" has the meaning set forth in subsection 7.17.

          "RECEIVABLES   PROGRAM   AGREEMENT"  has  the  meaning  set  forth  in
subsection 7.17.

          "REGISTER" has the meaning assigned to that term in subsection 2.1D.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge or dumping of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials).

          "REQUISITE LENDERS" means Lenders having or holding 51% or more of the aggregate Loan Exposure of all Lenders.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SHARED COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Trademark Security Agreements, the Subsidiary Patent Security Agreements and any and all Mortgages.

          "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPECIFIED ASSET SALE/FINANCING" means each of the Headquarters Asset Sale, the Headquarters Financing, the Melbourne Asset Sale and/or the Swiss Asset Sale.

          "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of August 11, 1995, by and among Dictaphone Acquisition Inc., the stockholders and the holders of options listed on Schedule 1 thereto, the stockholder listed in
Schedule 2 thereto and the institutional investors listed in Schedule 3 thereto, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.

          "STONINGTON" means Stonington Partners, Inc., a Delaware corporation.

          "STONINGTON FUND" means Stonington Capital Appreciation 1994 Fund, L.P., a Delaware limited partnership.

          "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Subordinated Notes and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

          "SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.15B.

          "SUBORDINATED NOTES" means the $200,000,000 principal amount of 113/4%
Senior   Subordinated   Notes  due  2005  of  Company  issued  pursuant  to  the
Subordinated Note Indenture.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.9.

          "SUBSIDIARY GUARANTY" means the Amended and Restated Subsidiary Guaranty executed and delivered by Domestic Subsidiaries on the Closing Date and to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, substantially in the form of
Exhibit XI annexed hereto, as such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY PATENT SECURITY AGREEMENT" means each Amended and Restated Subsidiary Patent Collateral Assignment and Security Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XV annexed hereto, as such Subsidiary Patent Collateral Assignment and Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PATENT SECURITY AGREEMENTS" means all such Subsidiary Patent Collateral Assignment and Security Agreements, collectively.

          "SUBSIDIARY PLEDGE AGREEMENT" means each Amended and Restated Subsidiary Pledge Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XII annexed hereto, as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

          "SUBSIDIARY SECURITY AGREEMENT" means each Amended and Restated Subsidiary Security Agreement executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XIII annexed hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

          "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means each Amended and Restated Subsidiary Trademark Collateral Security Agreement and Conditional Assignment executed and delivered by Domestic Subsidiaries on the Closing Date or to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XIV annexed hereto, as such Subsidiary Trademark Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Trademark Collateral Security Agreements and Conditional Assignments, collectively.

          "SWISS ASSET SALE" means an Asset Sale with respect to any real property assets owned by Swiss Sub as of the Closing Date.

          "SWISS  SUB"  means  Dictaphone   International  A.G.,  a  corporation
organized under the laws of Switzerland.

          "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

          "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "U.K.   HOLDINGS"  means  Dictaphone  U.K.   Acquisition   Limited,  a
corporation organized under the laws of the United Kingdom.

          "U.K. SUB" means Dictaphone Company Ltd., a corporation organized Under the laws of the United Kingdom.

          "U.S. DICTAPHONE" means Dictaphone Corporation (U.S.), a Delaware corporation and a wholly-owned subsidiary of Company.


1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF
     CALCULATIONS UNDER AGREEMENT.

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  OTHER DEFINITIONAL PROVISIONS.

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.



SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

     A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Commitment is set forth opposite its name on Schedule
2.1 annexed hereto and the aggregate amount of the Commitments is $62,750,000. Each Lender's Commitment shall expire immediately and without further action on November 30, 1997 if the Loans are not made on or before that date. Company may make only one borrowing under the Commitments. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

     B. BORROWING MECHANICS. Whenever Company desires that Lenders make the Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed Closing Date. The Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day), (ii) the amount of Loans requested, and (iii) that such Loans shall initially be Base Rate Loans. Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the Closing Date.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon receipt by Company of the proceeds of any Loans funded by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

          Company shall notify Administrative Agent prior to the funding of the Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the Closing Date, and the acceptance by Company of the proceeds of the Loans shall constitute a re-certification by Company, as of the Closing Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS. The Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, in same day funds in Dollars, at the Funding and Payment Office. Administrative Agent shall make the proceeds of such Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

          Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   THE REGISTER.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitment and Loan of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Commitment and the Loan from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loan of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of the Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loan; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loan.

          (v) Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. OPTIONAL NOTES. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Loan, substantially in the form of Exhibit III annexed hereto with appropriate insertions.

2.2  INTEREST ON THE LOANS.

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. All Loans shall initially bear interest at a rate determined by reference to the Base Rate, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate plus 2.75% per annum; or

          (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 3.75% per annum.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Conversion/Continuation, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period or, if deposits in the interbank Eurodollar market are generally available for such period (as determined by each Lender making or converting such Loan), a 12-month period; provided that:

          (i) the initial  Interest  Period for any  Eurodollar  Rate Loan shall
     commence   on  the   date   specified   in   the   applicable   Notice   of
     Conversion/Continuation;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding
     Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond June 30, 2003.

          (vi) no Interest Period with respect to any portion of the Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Loans unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date;

          (vii) there shall be no more than twelve Interest Periods outstanding at any time; and

          (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of
     Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan) and the Administrative Agent shall promptly after receipt of such Notice of Conversion/Continuation notify the relevant Lenders thereof. A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be con- verted/continued, (iii) the nature of the proposed conver- sion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conver- sion/continuation date.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.

     A. FACILITY FEES. Company agrees to pay to Administrative Agent on the Closing Date, for distribution to each Lender in proportion to that Lender's Pro Rata Share, an aggregate facility fee equal to the aggregate amount of the Commitments multiplied by 1.00%.

     B. OTHER FEES. Company agrees to pay to each Agent such other fees in the amounts and at the times separately agreed upon between Company and such Agent.

2.4  REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

     A. SCHEDULED PAYMENTS OF LOANS. Company shall make principal payments on the Loans in installments on the dates and in the amounts set forth below:

                                        Scheduled Repayment
           Date                           of Loans

          December 31, 1998             $       627,500
          December 31, 1999             $       627,500
          December 31, 2000             $       627,500
          December 31, 2001             $       627,500
          September 30, 2002            $     9,412,500
          December 31, 2002             $     9,412,500
          March 31, 2003                $    20,707,500
          June 30, 2003                 $    20,707,500
               Total                    $    62,750,000

; provided that the scheduled installments of principal of the Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with subsection 2.4B(iii); and provided, further that the Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than June 30, 2003, and the final installment payable by Company in respect of the Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Loans.

     B.   PREPAYMENTS.

          (i) Voluntary Prepayments. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided that, any partial prepayment of a Eurodollar Rate Loan prior to the end of an Interest Period shall be in an amount such that after such prepayment the outstanding amount of such Eurodollar Rate Loan shall be equal to $5,000,000 or integral multiples of $1,000,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (ii)      Mandatory Prepayments.

               (a) Prepayments from Asset Sales. On the date of receipt by Company or any of its Subsidiaries of any Cash Proceeds of Asset Sale not constituting a Specified Asset Sale/Financing, Company shall prepay the Loans in an amount equal to Lenders' Share of the Net Cash Proceeds of such Asset Sale; provided that, anything contained herein to the contrary notwithstanding, to the extent any portion of Existing Lenders' Share of any Net Cash Proceeds of any such Asset Sale are not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (b) Prepayments Due to Issuance of Debt or Equity Securities. On the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt or equity Securities of Company or any of its Subsidiaries after the Closing Date (other than Cash proceeds of any Headquarters Financing or any other Indebtedness permitted under subsection 7.1), Company shall prepay the Loans in an amount equal to Lenders' Share of such Net Securities Proceeds; provided that to the extent any portion of Existing Lenders' Share of any such Net Securities Proceeds are not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (c) Prepayments from Receivables Programs. On the date of receipt by Company or any of its Subsidiaries of any Cash Proceeds of Receivables Program, Company shall prepay the Loans in an amount equal to Lenders' Share of the Net Cash Proceeds of such Receivables Program; provided that to the extent any portion of Existing Lenders' Share of any Net Cash Proceeds of any Receivables Program are not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (d) Prepayments to Reversion of Surplus Assets of Pension Plans. On the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans in an amount equal to Lenders' Share of an amount (the "NET REVERSION AMOUNT") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof; provided that to the extent any portion of Existing Lenders' Share of any Net Reversion Amount is not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (e) Prepayments from Consolidated Excess Cash Flow. No later than the date occurring ninety (90) days after the end of each Fiscal Year, commencing with Fiscal Year 1997, Company shall prepay the Loans in an amount (the "EXCESS CASH FLOW REPAYMENT AMOUNT") equal to Lenders' Share of 75% of Consolidated Excess Cash Flow; provided that to the extent any portion of Existing Lenders' Share of 75% of Consolidated Excess Cash Flow for any Fiscal Year is not applied to prepay the Existing Tranche B Term Loans, Company shall promptly make an additional prepayment of the Loans in an amount equal to such portion not so applied to prepay the Existing Tranche B Term Loans.

               (f) Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(ii)(a)-(e), Company shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Cash Proceeds of Asset Sale, Net Securities Proceeds,
          Net Cash Proceeds of Receivables Program, Net Reversion Amount or Excess Cash Flow Repayment Amount, as the case may be, that gave rise to such prepayment and/or reduction and the calculation of Lenders' Share thereof. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to Lenders' Share of the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess and the calculation of Lenders' Share thereof.

     (iii)     Application of Prepayments.

               (a) Application of Voluntary Prepayments by Order of Maturity. Any voluntary prepayments of the Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Loans set forth in subsection 2.4A in inverse order of maturity.

               (b) Application of Mandatory Prepayments of Loans to the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Loans pursuant to subsection 2.4B(ii) shall be applied to reduce the scheduled installments of principal of the Loans set forth in subsection 2.4A in inverse order of maturity.

               (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

     C.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the facility fee of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

          (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of the Loan evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  USE OF PROCEEDS.

     A. LOANS. The proceeds of the Loans shall be applied by Company (i) to prepay in full all outstanding Existing Tranche A Term Loans and (ii) to prepay $3,000,000 in aggregate outstanding principal amount of the Existing Tranche B Term Loans, such prepayment to be applied to the next four remaining scheduled installments of principal of the Existing Tranche B Term Loans set forth in subsection 2.4A(ii) of the Existing Credit Agreement in forward order of maturity.

     B. MARGIN REGULATIONS. No portion of the proceeds of the Loans shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be converted to Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to convert Loans to Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, the Affected Lender shall maintain such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including without limitation any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Conversion/Continuation given by Company with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with regard to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error (including arithmetical error), be final and conclusive  and  binding  upon all  parties  hereto)  that any  law,  treaty  or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error (including arithmetical error).

          Notwithstanding the foregoing, any Lender subject to any additional Tax described in subsection 2.7A(i) shall furnish to Company and any applicable governmental authorities such forms, certifications or other documents or instruments as may reasonably be requested by Company in order to establish that such Lender is entitled to an exemption from, or a reduction in the amount of, such Tax, and no additional amounts shall be payable by Company to such Lender pursuant to subsection 2.7A(i) to the extent that the liability of such Lender for such Tax could be eliminated or reduced by the furnishing by such Lender of such forms, certifications or other documents or instruments.

     B.   WITHHOLDING OF TAXES.

          (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent, to the extent reasonably available, evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)     Evidence of Exemption from U.S. Withholding Tax.

               (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or
          Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan
          Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loan or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  OBLIGATION OF LENDERS TO MITIGATE.

          Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loan of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to maintain the affected Loan of such Lender through another lending office of such Lender or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the maintaining of such Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Loan or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9  REMOVAL OF A LENDER.

          In the event that any Lender shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7, and unless the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments are no longer in effect, Company may, if such Lender shall fail to withdraw such notice within 5 Business Days after Company's request for such withdrawal, upon thirty days' prior written notice by Company to Administrative Agent and such Lender, elect (i) to prepay the outstanding Loan of such Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Lender hereunder pursuant to subsection 2.7 or otherwise; provided that the written consent of Agents and Requisite Lenders, which consent shall not be unreasonably withheld, shall be required in order for Company to make the foregoing election; or (ii) to cause such Lender to assign its Loan in full to an Eligible Assignee in accordance with the provisions of subsection 10.1B; provided that Company shall pay any amounts payable to such Lender pursuant to subsection 2.7 or otherwise on the date of such assignment.


SECTION 3.     [INTENTIONALLY OMITTED]


SECTION 4.     CONDITIONS TO LOANS

          The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions.

4.1  CERTAIN CONDITIONS TO LOANS.

          The obligations of Lenders to make the Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and for Agents' counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

          (vi) Such other documents as Administrative Agent may reasonably request.

     B. SUBSIDIARY GUARANTOR DOCUMENTS. On or before the Closing Date, Company shall cause each Subsidiary Guarantor to deliver to Lenders (or to
Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and for Agents' counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Subsidiary Guarantor, together with a good standing certificate from the Secretary of State of the State of such Subsidiary Guarantor's State of incorporation and each other state in which such Subsidiary Guarantor is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Subsidiary Guarantor, certified as of the Closing Date by such Subsidiary Guarantor's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Subsidiary Guarantor as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Subsidiary Guarantor executing the Loan Documents;

          (v) Executed originals of the Loan Documents to which such Subsidiary Guarantor is a party; and

          (vi) Such other documents as Administrative Agent may reasonably request.

     C. NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, no Material Adverse Effect (in the sole opinion of Agents) shall have occurred.

     D. EQUITY CONTRIBUTION. Stonington Fund shall have provided Company with $35,000,000 in new cash equity contributions and Company shall have applied the proceeds thereof first to prepay the Liquidity Loan in full and thereafter, to the extent of any remaining such proceeds, to prepay outstanding Existing Revolving Loans.

     E. AMENDMENT OF EXISTING CREDIT AGREEMENT. Company and Existing Lenders shall have executed and delivered a Fourth Amendment to the Existing Credit Agreement in form and substance satisfactory to Lenders.

     F. INTERCREDITOR AGREEMENT.  Existing Administrative Agent,  Administrative
Agent,   Collateral   Agent  and  Loan  parties  shall  have  entered  into  the
Intercreditor Agreement.

     G. SECURITY INTERESTS IN COLLATERAL. Loan Parties and Collateral Agent shall have taken or caused to be taken (and Agents shall have received satisfactory evidence thereof) any additional actions necessary so that
Collateral Agent has a valid and perfected first priority security interest (subject to Liens permitted by subsection 7.2) as of the Closing Date in the entire Collateral, subject to the provisions of the Intercreditor Agreement.

      H. EVIDENCE OF INSURANCE. Company shall have delivered to Collateral Agent certificates of insurance naming Collateral Agent on behalf of Lenders as loss payee under the casualty insurance policies, and as additional insured under the liability and business interruption policies, all as required pursuant to subsection 6.4 hereof or pursuant to the Shared Collateral Documents. All such certificates of insurance shall contain such endorsements as are reasonably required by Collateral Agent.]

     I. OPINIONS OF COMPANY'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of Shearman & Sterling, and Dan Hart, Esq., counsel for Company, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit V-A and Exhibit V-B annexed hereto respectively and as to such other matters as Agents acting on behalf of Lenders may reasonably request, together with evidence satisfactory to Agents that Company has requested such counsel to deliver such opinions to Lenders.

     J. OPINIONS OF O'MELVENY & MYERS. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, dated as of the Closing Date, substantially in the form of Exhibit VI annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

     K.  FEES.   Company  shall  have  paid  to  Agents,  for  distribution  (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

     L. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agents an Officers' Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Lenders.

     M. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

4.2  ADDITIONAL CONDITIONS TO LOANS.

          The obligations of Lenders to make the Loans on the Closing Date are subject to the following further conditions precedent:

          A. Administrative Agent shall have received before the Closing Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

          B.   As of the Closing Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on the Closing Date;

          (v) The making of the Loans requested on the Closing Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agents or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.


SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, Company represents and warrants to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete (it being agreed that each such statement which expressly refers to a particular date shall be understood to continue to refer to such particular date each time that the representation and warranty of Company set forth in this paragraph is made):

5.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING,
     BUSINESS, SUBSIDIARIES AND SHARED COLLATERAL DOCUMENTS.

     A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

     B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where it owns or leases property and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and would not be reasonably likely to have a Material Adverse Effect.

     C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D.  SUBSIDIARIES.  All of the  Subsidiaries  of Company are  identified  in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where it owns or leases property and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and would not be reasonably likely to have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

     E. SHARED COLLATERAL DOCUMENTS. The security interests created in favor of Collateral Agent under the Shared Collateral Documents will at all times from and after the Closing Date constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in and Lien on all of the Collateral referred to therein in favor of Collateral Agent for the benefit of Lenders and Existing Lenders, perfected and prior to the rights of all third persons (subject to Liens consented to in writing by Collateral Agent with respect to such Collateral and other Liens permitted by subsection 7.2) in accordance with the requirements of all applicable Shared Collateral Documents. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Shared Collateral Documents, other than such as have been obtained and which remain in full force and effect and periodic Uniform Commercial Code continuation filings or as otherwise specified by the terms of any applicable Collateral Document.

5.2  AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly author- ized by all necessary corporate action on the part of each Loan Party.

     B. NO CONFLICT. Except as set forth on Part I of Schedule 5.2 annexed hereto, the execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings and recordings required in connection with the perfection of the security interests granted pursuant to the Loan Documents.

     D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by the Loan Parties, party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.3  FINANCIAL CONDITION.

          Company has heretofore delivered to Lenders, at Lenders' request, (i) audited consolidated financial statements of Company and its Subsidiaries for the Fiscal Year ending December 31, 1996, consisting of a consolidated balance sheet as at such date and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year than ended, and (ii) unaudited consolidated financial statements of Company and its Subsidiaries for the eight-month period ending August 31, 1997, consisting of a consolidated balance sheet as at such date and the related consolidated statements of income, stockholders' equity and cash flows for such eight-month period. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the business or entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto or on Schedule 5.3 annexed hereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

5.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

          Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5  TITLE TO PROPERTIES; LIENS.

          Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6  LITIGATION; ADVERSE FACTS.

          Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7  PAYMENT OF TAXES.

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8.      REAL PROPERTY COLLATERAL

     As of the Closing Date, Schedule 5.8 annexed hereto contains a true, accurate and complete list of (a) all leases and subleases affecting each parcel of real property leased by any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease or sublease and (b) all real property owned in fee by any of the Loan Parties. Except as specified in such Schedule 5.8, each agreement listed in clause (a) is in full force and effect.

5.9  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

          A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not be reasonably likely to have a Material Adverse Effect.

          B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Effect.

5.10      GOVERNMENTAL REGULATION.

          Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.11      SECURITIES ACTIVITIES.

          Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.12      EMPLOYEE BENEFIT PLANS.

          A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

          B. No ERISA Event has occurred prior to the date hereof, and no ERISA Event is reasonably expected to occur after the date hereof which would reasonably be likely to result in a liability to Company or any of its ERISA Affiliates that would result in a Material Adverse Effect.

          C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.12 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates. No Employee Benefit Plans listed in Schedule 5.12 annexed hereto have been amended since July 1, 1995 in a manner that increases the liabilities of Company or any of its ERISA Affiliates under such Employee Benefit Plans by an amount which would have a Material Adverse Effect.

          D. As of the most recent valuation date for any Pension Plan, the amount of unfunded current liabilities (as defined in Section 302(d)(8) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed an amount which, if such Pension Plans were terminated, would result in liability to Company or any of its ERISA Affiliates in an amount that would reasonably be likely to result in a Material Adverse Effect.

5.13      CERTAIN FEES.

          No broker's or finder's fee or commission (other than any such fees or commissions that may be payable to Persons engaged by Agents or any Lender in connection with such engagement by Agents or such Lender) will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.14      ENVIRONMENTAL PROTECTION.

          Except as set forth in Schedule 5.14 annexed hereto:

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities that are currently owned, leased or occupied by Company or any of its Subsidiaries) comply in all material respects with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

          (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
     9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities that are currently owned, leased or occupied by Company or any of its Subsidiaries or operations are subject to any outstanding written order or agreement with any governmental authority or private party (a) relating to any Environmental Claims or (b) relating principally to any Environmental Laws;

          (vi) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice with any regulatory authority under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R.
     Parts 260-270 or any state equivalent;

          (vii) to the best knowledge of Company, no Hazardous Materials exist on, under or about any Facility in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (viii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has Released or disposed of any Hazardous Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (ix) no underground storage tanks or surface impoundments are on or at any Facility that is currently owned, leased or occupied by Company or any Subsidiary or at any other Facility where the existence of such tanks or surface impoundments could reasonably be expected to have a Material Adverse Effect; and

          (x) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility that is currently owned, leased or occupied by Company or any Subsidiary.

5.15      EMPLOYEE MATTERS.

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

5.16      SOLVENCY.

          Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

5.17      DISCLOSURE.

          No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by
it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, (a) the consolidated and consolidating balance sheets of Company and its
     Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), to the extent prepared on a monthly basis, all in substantially the form of the financial statements contained in the Confidential Information Memorandum and in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

          (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in substantially the form of the financial statements contained in the Confidential Information Memorandum and in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year and for the fourth Fiscal Quarter of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year or the fourth Fiscal Quarter thereof, as the case may be, and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in substantially the form of the financial statements contained in the Confidential Information Memorandum and in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) a report thereon of Deloitte & Touche, L.L.P. or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and
     (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision
     (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or
     (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a letter from the independent certified public accountants giving their report thereon stating that either nothing has come to their attention that caused them to believe that the Company failed to comply with the covenants of subsections 7.6, 7.8 and 7.9 of this Agreement insofar as they relate to accounting matters or, if something has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

          (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and original and final prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) if requested by any Lender, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year, including without limitation (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

          (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof by Company, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its
     Subsidiaries or by independent consultants, with respect to an Environmental Claim or any matter governed by or arising under applicable Environmental Laws which, in either case, could reasonably be expected to result in a Material Adverse Effect;

          (xvi) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

          (xvii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
     (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

          (xviii) UCC Search Report: As promptly as practicable after the Closing Date, Company shall furnish to Collateral Agent the results of completed requests for information listing the financing statements referred to in subsection 4.1L(ii) and all other effective financing statements that name any Loan Party as debtor, together with copies of all such other financing statements; and

          (xix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  CORPORATE EXISTENCE, ETC.

          Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

          A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Except to the extent otherwise required of Company by applicable law, Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  MAINTENANCE OF PROPERTIES; INSURANCE.

          Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage (including, without limitation, flood insurance, if necessary or advisable) of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses (but in any event including business interruption insurance), in such amounts (giving effect to self-insurance), with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained flood insurance with respect to each Additional Flood Hazard Property (as defined in subsection 6.10) to the extent such Additional Flood Hazard Property is located in a community that participates in the National Flood Insurance Program. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name Collateral Agent, for the benefit of Lenders and Existing Lenders, as the loss payee thereunder for any covered loss in excess of $1,000,000 and shall provide for at least 30 days prior written notice to Collateral Agent of any modification or cancellation of such policy. Upon receipt by Collateral Agent of any insurance proceeds as loss payee (i) in respect of any such business interruption insurance, (a) Collateral Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such insurance proceeds to Company, and
(b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Collateral Agent shall, and Company hereby authorizes Collateral Agent to, apply such insurance proceeds to prepay the Loans and the Existing Tranche B Term Loans in the same manner as if such insurance proceeds were Net Cash Proceeds of an Asset Sale to be applied as provided in subsection 2.4B(ii)(a) and subsection 2.4B(iii)(c) of the Existing Credit Agreement, and
(ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that Company or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of Company or any of its Subsidiaries in respect of which such insurance proceeds were received, Collateral Agent shall, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, deliver such insurance proceeds to Company, and Company shall use such insurance proceeds to effect such repair, restoration or replacement, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing or to the extent that neither Company nor any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace assets of Company or any of its Subsidiaries as described above, Collateral Agent shall, and Company hereby authorizes Collateral Agent to, apply such insurance proceeds to prepay the Loans and the Existing Tranche B Term Loans in the same manner as if such insurance proceeds were proceeds of a sale of the applicable Collateral to be applied as provided in the Intercreditor Agreement.

6.5  INSPECTION; LENDER MEETING.

          Company shall, and shall cause each of its Subsidiaries to, (i) permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested and (ii) permit any authorized representatives designated by Administrative Agent to conduct at Company's expense, during each twelve month period following the Closing Date, one audit of all inventory and all accounts receivable of Company and its Subsidiaries in scope and substance substantially similar to the audit of inventory and accounts receivable of the Dictaphone Business that was conducted by authorized representatives of Existing Administrative Agent in July, 1995, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6  COMPLIANCE WITH LAWS, ETC.

          Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any one time, a Material Adverse Effect, in each case except to the extent that Company's or such Subsidiary's requirement to comply therewith is being contested in good faith by Company or such Subsidiary, as the case may be, and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

6.7  ENVIRONMENTAL DISCLOSURE AND INSPECTION.

          A. Company shall, and shall cause each of its Subsidiaries to, exercise reasonable due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities that are currently owned, leased or occupied by Company or any of its Subsidiaries and (ii) all other Persons on or occupying such Facilities, to comply with all Environmental Laws and Governmental Authorizations.

          B. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, or if an Event of Default shall have occurred and be continuing in its sole and absolute discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct without expense to Company its own investigation of any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or on to the
Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

          C. Company shall promptly after obtaining knowledge thereof advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials at any Facility required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that could reasonably be expected to give rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect, (iv) any Release of Hazardous Materials at any Facility which is subject to a Mortgage that could reasonably be expected to cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

          D. Company shall promptly notify Lenders of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries.

          E. Company shall, at its own expense, provide copies of such documents or written information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  INTEREST RATE PROTECTION.

          At all times after the date which is 90 days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, each such Interest Rate Agreement to be for a term and in form and substance reasonably satisfactory to Agents, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months), to a rate equal to not more than 9% per annum. For purposes of this subsection 6.8, the term "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

6.9 EXECUTION OF SUBSIDIARY GUARANTY AND SHARED COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

          A. EXECUTION OF SUBSIDIARY GUARANTY, SHARED COLLATERAL DOCUMENTS AND ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT. In the event that any Domestic Subsidiary existing as of the date hereof (other than U.S. Dictaphone) hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $150,000, or in the event that any Person becomes a Domestic Subsidiary after the date hereof, Company will promptly notify Administrative Agent and Collateral Agent of that fact and cause such Subsidiary to execute and deliver to to Collateral Agent (i) a counterpart of the Subsidiary Guaranty, (ii) a Subsidiary Pledge Agreement, a Subsidiary Security Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Patent Security Agreement and (if applicable) Additional Mortgages, and (iii) an acknowledgment to the Intercreditor Agreement and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Collateral Agent, for the benefit of Lenders and Existing Lenders, a first-priority security interest (subject to Permitted Encumbrances) in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Shared Collateral Documents.

          B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Collateral Agent, together with the Subsidiary Guaranty and such Shared Collateral Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Collateral Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Collateral Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty and the Shared Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and such Shared Collateral Documents are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Collateral Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of the Subsidiary Guaranty and such Shared Collateral Documents, (c) the enforceability of the Subsidiary Guaranty and such Shared Collateral Documents against such
Subsidiary, and (d) such other matters as Collateral Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Collateral Agent and its counsel.

6.10      ADDITIONAL MORTGAGES.

          A. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any Fee Property or any Material Leasehold (each a "COVERED REAL PROPERTY ASSET") or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any Covered Real Property Asset, Company or such Subsidiary Guarantor shall, as soon as practicable after the acquisition of such Covered Real Property Asset or such Person's becoming a
Subsidiary Guarantor, as the case may be, deliver (a) fully executed counterparts of Mortgages (each an "ADDITIONAL MORTGAGE" and collectively, the "ADDITIONAL MORTGAGES") encumbering such Covered Real Property Asset, together with evidence that counterparts of such Additional Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Collateral Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Covered Real Property Asset in favor of Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (b) a title report obtained by Company in respect of any such Covered Real Property Asset;
(c) if required by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Covered Real Property Asset is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; (d) in the case of each such Covered Real Property Asset consisting of a Material Leasehold, such estoppel letters from the landlord on such Material Leasehold as may be reasonably requested by Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent; (e) if required by Collateral Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property, environmental audits prepared by professional consultants mutually acceptable to Company and Collateral Agent, in form, scope and substance satisfactory to Collateral Agent in its reasonable discretion; (f) if required by Collateral Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property, an ALTA mortgagee title insurance policy issued by a title insurer reasonably satisfactory to Collateral Agent (an "ADDITIONAL MORTGAGE POLICY"), in an amount reasonably satisfactory to Collateral Agent, assuring Collateral Agent that the applicable Additional Mortgage creates a valid and enforceable first priority mortgage lien (or such other priority lien as may be specified in the applicable Additional Mortgage) on such Covered Real Property Asset, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception, which Additional Mortgage Policy shall be in form and substance reasonably satisfactory to Collateral Agent and shall include an endorsement for mechanics' liens, for future advances under this Agreement, the Notes and the other Loan Documents, and for any other matters that Collateral Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Collateral Agent; (g) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) such Covered Real Property Asset (an "ADDITIONAL FLOOD HAZARD PROPERTY") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which such Covered Real Property Asset (if it is an Additional Flood Hazard Property) is located is participating in the National Flood Insurance Program; and (h) if such Covered Real Property Asset is an Additional Flood Hazard Property, Company's written acknowledgement of receipt of written notification from Collateral Agent (1) as to the existence of such Additional Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program. Collateral Agent and Lenders shall cooperate reasonably with Company, at Company's expense, in structuring any Additional Mortgages in a manner so as to minimize mortgage taxes associated therewith, to the extent possible consistent with the protection of Lenders' interests.

          B. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Collateral Agent, upon reasonable notice, to visit and inspect any Covered Real Property Asset for the purpose of obtaining an appraisal of value, conducted by consultants retained by Collateral Agent in compliance with all applicable banking regulations, with respect to such Covered Real Property Asset.

          C. In the event that Company or the applicable Subsidiary Guarantor fails to consummate a Specified Asset Sale/Financing with respect to any Closing Date Mortgaged Property on or before December 31, 1999, Company or such Subsidiary Guarantor shall, as soon as practicable after such date, deliver (a) an executed counterpart of an amendment (a "CLOSING DATE MORTGAGE AMENDMENT") to the applicable Closing Date Mortgage (such term being used herein as defined in the Existing Credit Agreement) together with evidence that a counterpart of such Closing Date Mortgage Amendment has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Collateral Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Closing Date Mortgage), subject to Permitted Encumbrances, on such Closing Date Mortgaged Property in favor of Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of all Secured Parties (as such term is defined in the Intercreditor Agreement); (b) an updated title report obtained by Company in respect of such Closing Date Mortgaged Property; (c) if required by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Closing Date Mortgaged Property is located with respect to the enforceability of the form of Closing Date Mortgage Amendment recorded in such state and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; and (d) if required by Collateral Agent, a bringdown of the title insurance policy issued with respect to such Closing Date Mortgaged Property, assuring Collateral Agent that the applicable Closing Date Mortgage, as amended pursuant to such Closing Date Mortgage Amendment, continues to create a valid and enforceable first priority mortgage lien (or such other priority lien as may be specified in such Closing Date Mortgage) on such Closing Date Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception. Collateral Agent and Lenders shall cooperate reasonably with Company, at Company's expense, in structuring any such amendment to a Closing Date Mortgage in a manner so as to minimize mortgage taxes associated therewith, to the extent possible consistent with the protection of Secured Parties' interests.


6.11      ASSIGNABILITY AND RECORDING OF LEASE AGREEMENTS.

          From and after the Closing Date, in the event that Company or any of its Domestic Subsidiaries enters into any lease that is a Material Leasehold, Company shall, or shall cause such Subsidiary to, (i) obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of such Material Leasehold pursuant to an Additional Mortgage and the assignment of such Material Leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Collateral Agent or any Lender to the extent Collateral Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage and (ii) cause such lease, or a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to Collateral Agent, to be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Collateral Agent, so as to enable an Additional Mortgage encumbering such Material Leasehold to effectively create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such Material Leasehold in favor of Collateral Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders.


SECTION 7.     COMPANY'S NEGATIVE COVENANTS

          Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  INDEBTEDNESS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.9;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Domestic Subsidiary may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes,
     (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany
     Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

          (v) Foreign  Subsidiaries may become and remain liable with respect to
     (a) Indebtedness to other Foreign Subsidiaries, (b) Indebtedness to Company and any Domestic Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, and (c) Indebtedness to Persons other than Company or any of its Subsidiaries; provided that the aggregate amount of all Direct Foreign Subsidiary Obligations of any Foreign Subsidiary shall not exceed at any time the sum of (X) 80% of all accounts receivable of such Foreign Subsidiary plus (Y) 50% of all inventory of such Foreign Subsidiary;

          (vi) Company may become and remain liable with respect to the Subordinated Notes;

          (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness to the extent such Indebtedness is secured by Liens permitted under subsection 7.2A(iii);

          (viii) Company may become and remain liable in respect of Indebtedness under the Existing Credit Agreement in an aggregate principal amount not to exceed $111,250,000;

          (ix) Company may become and remain liable with respect to the Headquarters Financing; and

          (x) Company and Subsidiary Guarantors may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

7.2  LIENS AND RELATED MATTERS.

          A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii) Liens granted pursuant to the Shared Collateral Documents and the other "Collateral Documents" as defined in the Existing Credit Agreement;

          (iii) Liens arising from the giving, simultaneously with or within 90 days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by Company or any of its Subsidiaries, or from the acquiring hereafter of real property or tangible personal property not heretofore owned by Company or any of its Subsidiaries subject to any then existing Lien (whether or not assumed), or from the extension, renewal or replacement of any Indebtedness secured by any of the foregoing Liens so long as the aggregate principal amount thereof and the security therefor is not thereby increased; provided, however, that in each case (a) such Lien is limited to such acquired or constructed real or tangible personal property and fixed improvements, if any, then existing or thereafter erected thereon, and (b) the principal amount of the Indebtedness secured by such Lien, together (without duplication) with the principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the cost (which shall be deemed to include, without duplication, the amount of Indebtedness secured by Liens, including existing Liens, on such property) of such property to Company or any of its Subsidiaries; and provided, further that the aggregate amount of outstanding Indebtedness secured by all such Liens shall at no time exceed $5,000,000;

          (iv) Liens encumbering assets of Foreign Subsidiaries and securing Indebtedness permitted under clause (c) of subsection 7.1(v);

          (v)  Liens described in Schedule 7.2 annexed hereto;

          (vi) Liens encumbering the Headquarters Facility to secure the Headquarters Financing; and

          (vii) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Domestic Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Domestic Subsidiaries shall enter into any agreement (other than the Subordinated Note Indenture or any other agreement prohibiting the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Domestic Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3  INVESTMENTS; JOINT VENTURES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Foreign Subsidiaries may make and own Investments in an aggregate amount not to exceed at any time outstanding $5,000,000 consisting of overnight loans to Pitney Bowes Finance Plc;

          (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv) or 7.1(v);

          (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (v) Company and its Subsidiaries may continue to own the Investments (including Investments in any Foreign Subsidiaries) owned by them and described in Schedule 7.3 annexed hereto;

          (vi) Company and its Subsidiaries may make and own Investments in an aggregate amount not to exceed at any time outstanding $500,000 consisting of any deferred portion of the sales price received by Company or any of its Subsidiaries in connection with any Asset Sale permitted under subsection 7.7(vii);

          (vii) Company or any of its Subsidiaries may make and maintain Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business;

          (viii) Company may make loans to members of senior management of Company, in an aggregate principal amount not to exceed $1,700,000 at any time outstanding, the proceeds of which are used solely to purchase Company Common Stock;

          (ix) Foreign Subsidiaries may make and own Investments in Persons engaged in businesses in which Company and its Subsidiaries are permitted to engage pursuant to subsection 7.14; and

          (x) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time (x) from July 1, 1997 to and including June 30, 1998, $10,000,000, and (y) thereafter, $15,000,000.

7.4  CONTINGENT OBLIGATIONS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Company may become and remain liable with respect to Contingent Obligations in respect of other Commercial Letters of Credit in an aggregate amount not to exceed at any time $5,000,000; provided that the aggregate amount of all Foreign Subsidiary Support Obligations shall not exceed at any time $2,000,000;

          (ii) Foreign Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Commercial Letters of Credit not constituting Letters of Credit; provided that the aggregate amount of all Direct Foreign Subsidiary Obligations of any Foreign Subsidiary shall not exceed at any time the sum of (a) 80% of all accounts receivable of such Foreign Subsidiary plus (b) 50% of all inventory of such Foreign Subsidiary;


          (iii)  Subsidiary   Guarantors  may  become  liable  with  respect  to
     Contingent Obligations arising under (a) the Subsidiary Guaranty and (b) their subordinated guaranties of the Subordinated Notes as set forth in the Subordinated Note Indenture;

          (iv) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements (including Interest Rate
     Agreements required under subsection 6.9) in an aggregate notional principal amount not to exceed the aggregate principal amount of the Loans outstanding from time to time;

          (v) Company or any of its Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements designed to protect Company or such Subsidiary against fluctuations in currency values;

          (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1; provided that the aggregate amount of all Foreign Subsidiary Support Obligations shall not exceed at any time $2,000,000;

          (vii) Company or any of its Subsidiaries may remain liable with respect to Contingent Obligations of Company or such Subsidiary, as applicable, described in Schedule 7.4 annexed hereto;

          (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets so long as such indemnification and purchase price adjustment obligations are customary in light of the type of Asset Sales or other sales of assets in connection with which they were incurred;

          (ix) Company or any of its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of leasehold interests assigned by Company or such Subsidiary on or after the Closing Date to any Person other than Company or any of its Subsidiaries; and

          (x) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations permitted by this subdivision (x) shall at no time exceed $3,000,000.

7.5  RESTRICTED JUNIOR PAYMENTS.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15B; and (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to repurchase shares of Company Common Stock (or options or warrants to acquire Company Common Stock) from members of Company's senior management in accordance with the terms of the Stockholders Agreement.

7.6  FINANCIAL COVENANTS.

     A. MAXIMUM LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any four-Fiscal Quarter period ending during any of the periods set forth below to (ii) Consolidated EBITDA for such four- Fiscal Quarter period to exceed the correlative ratio indicated:


                  PERIOD                             MAXIMUM LEVERAGE RATIO

     October 1, 1997 - December 31, 1997                    9.40:1.00
     January 1, 1998 - March 31, 1998                       9.40:1.00
     April 1, 1998 - June 30, 1998                          8.60:1.00
     July 1, 1998 - September 30, 1998                      8.50:1.00
     October 1, 1998 - December 31, 1998                    7.90:1.00

     January 1, 1999 - March 31, 1999                       7.70:1.00
     April 1, 1999 - June 30, 1999                          7.50:1.00
     July 1, 1999 - September 30, 1999                      7.20:1.00
     October 1, 1999 - December 31, 1999                    6.90:1.00

     January 1, 2000 - March 31, 2000                       6.80:1.00
     April 1, 2000 - June 30, 2000                          6.70:1.00
     July 1, 2000 - September 30, 2000                      6.50:1.00
     October 1, 2000 - December 31, 2000                    6.30:1.00

     January 1, 2001 - March 31, 2001                       6.10:1.00
     April 1, 2001 - June 30, 2001                          5.90:1.00
     July 1, 2001 - September 30, 2001                      5.60:1.00
     October 1, 2001 - December 31, 2001                    5.30:1.00

     January 1, 2002 - March 31, 2002                       5.10:1.00
     April 1, 2002 - June 30, 2002                          4.90:1.00
     July 1, 2002 - September 30, 2002                      4.70:1.00
     October 1, 2002 - December 31, 2002                    4.40:1.00



     B. MINIMUM CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA for any four-Fiscal Quarter period ending on any of the dates set forth below to be less than the correlative amount indicated:


                                            MINIMUM CONSOLIDATED
                DATE                               EBITDA


     December 31, 1997                           39,000,000
     March 31, 1998                              40,000,000
     June 30, 1998                               44,000,000
     September 30, 1998                          46,000,000
     December 31, 1998                           48,000,000
     March 31, 1999                              49,000,000
     June 30, 1999                               50,000,000
     September 30, 1999                          52,000,000
     December 31, 1999                           55,000,000
     March 31, 2000                              56,000,000
     June 30, 2000                               57,000,000
     September 30, 2000                          58,000,000
     December 31, 2000                           60,000,000
     March 31, 2001                              62,000,000
     June 30, 2001                               64,000,000
     September 30, 2001                          67,000,000
     December 31, 2001                           70,000,000
     March 31, 2002                              72,000,000
     June 30, 2002                               74,000,000
     September 30, 2002                          77,000,000
     December 31, 2002                           80,000,000


     C. MINIMUM CONSOLIDATED NET WORTH. Company shall not permit the sum of (i) Consolidated Net Worth plus (ii) cumulative total amortization expense, as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP, for the period from the Closing Date to the applicable date of determination to be less than the correlative amount indicated at any time during any of the periods set forth below:

                                                  MINIMUM
                  PERIOD                   CONSOLIDATED NET WORTH

     October 1, 1997 - December 31, 1997        120,000,000
     January 1, 1998 - March 31, 1998           120,000,000
     April 1, 1998 - June 30, 1998              120,000,000
     July 1, 1998 - September 30, 1998          125,000,000
     October 1, 1998 - December 31, 1998        130,000,000
     January 1, 1999 - March 31, 1999           133,000,000
     April 1, 1999 - June 30, 1999              136,000,000
     July 1, 1999 - September 30, 1999          140,000,000
     October 1, 1999 - December 31, 1999        145,000,000
     January 1, 2000 - March 31, 2000           150,000,000
     April 1, 2000 - June 30, 2000              155,000,000
     July 1, 2000 - September 30, 2000          160,000,000
     October 1, 2000 - December 31, 2000        165,000,000
     January 1, 2001 - March 31, 2001           170,000,000
     April 1, 2001 - June 30, 2001              175,000,000
     July 1, 2001 - September 30, 2001          180,000,000
     October 1, 2001 - December 31, 2001        190,000,000
     January 1, 2002 - March 31, 2002           200,000,000
     April 1, 2002 - June 30, 2002              210,000,000
     July 1, 2002 - September 30, 2002          220,000,000
     October 1, 2002 - December 31, 2002        230,000,000


     D. MINIMUM INTEREST  COVERAGE RATIO.  Company shall not permit the ratio of
(i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                               MINIMUM INTEREST
                     PERIOD                    COVERAGE RATIO

  October 1, 1997 - December 31, 1998             0.70:1.00
  January 1, 1999 - March 31, 1999                0.75:1.00
  April 1, 1999 - June 30, 1999                   0.80:1.00
  July 1, 1999 - September 30, 1999               0.90:1.00
  October 1, 1999 - June 30, 2000                 1.00:1.00
  July 1, 2000 - September 30, 2000               1.03:1.00
  October 1, 2000 - December 31, 2000             1.05:1.00
  January 1, 2001 - March 31, 2001                1.40:1.00
  April 1, 2001 - June 30, 2001                   1.35:1.00
  July 1, 2001 - December 31, 2001                1.30:1.00
  January 1, 2002 - March 31, 2002                1.35:1.00
  April 1, 2001 - June 30, 2002                   1.45:1.00
  July 1, 2002 - September 30, 2002               1.55:1.00
  October 1, 2001 - December 31, 2002             1.70:1.00


7.7    RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

       Company shall not, and shall not permit any of its Subsidiaries to alter the corporate structure of Company or any of its Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

       (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly-owned
  Subsidiary or, in the case of a merger of Company with and into U.S. Dictaphone, U.S. Dictaphone) shall be the continuing or surviving corporation; provided further that, in the case of any such merger of a Domestic Subsidiary and a Foreign Subsidiary, the Domestic Subsidiary shall be the surviving corporation; provided further that U.S. Dictaphone may only merge with Company; and provided, further that, in the case of a merger of Company with U.S. Dictaphone, (a) in the event U.S. Dictaphone is the continuing or surviving corporation in such merger, U.S. Dictaphone shall expressly assume, pursuant to documentation satisfactory in form and substance to Administrative Agent and its counsel, all of the Obligations of Company under this Agreement and the other Loan Documents, and (b) in any event the continuing or surviving corporation in such merger shall enter into (and, if applicable, cause to be filed or recorded with all relevant governmental authorities) all such amendments to the Collateral Documents (including without limitation any Mortgages to which Dictaphone or U.S. Dictaphone is a party at the time of consummation of such merger but excluding the Company Pledge Agreement), and take all such other actions, as may reasonably be deemed necessary or advisable by Collateral Agent in order to insure that the Collateral under such Collateral Documents continues to secure payment of all applicable Secured Obligations (as such term is defined in the Intercreditor Agreement);

       (ii)  Company and  its  Subsidiaries   may  make   Consolidated   Capital
  Expenditures permitted under subsection 7.8;

       (iii) Company and its Subsidiaries may sell inventory in the ordinary course of business;

       (iv) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property disposed of in the ordinary course of business;

       (v) U.S. Dictaphone may either (i) enter into a lease with Pitney Bowes, Inc. with respect to the space currently occupied by the Facsimile Division of Pitney Bowes, Inc. in the form delivered to and approved by Administrative Agent on the Closing Date with such other terms as may be acceptable to the officers of U.S. Dictaphone in the good faith exercise of their business judgment in the context of the Acquisition or (ii) allow Pitney Bowes, Inc. to continue to occupy such space pursuant to and in accordance with the terms and provisions of Section 5.13 of the Purchase Agreement and Company and its Subsidiaries may, as lessor or sub-lessor, lease or sub-lease any other Real Property Assets in the ordinary course of business;

       (vi) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

       (vii) subject to subsection 7.13, Company and its Subsidiaries (a) may make Asset Sales constituting Specified Asset Sale/Financings and (b) may make other Asset Sales of assets having a fair market value not in excess of $2,000,000 during the term of this Agreement; provided that (x) the consideration received for the assets that are the subject of any such Asset Sale described in the foregoing clause (a) or (b) shall be in an amount at least equal to the fair market value thereof; (y) at least 80% of the consideration received shall be cash; and (z) the proceeds of such Asset Sales described in the foregoing clause (b) shall be applied as required by subsection 2.4B(ii)(a).

7.8    CONSOLIDATED CAPITAL EXPENDITURES.

       Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year commencing with Fiscal Year 1998 shall be increased by an amount equal to the excess, if any, (but in no event more than $2,000,000) of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

                                          MAXIMUM CONSOLIDATED
            FISCAL YEAR                   CAPITAL EXPENDITURES

               1997                            $ 15,000,000
               1998                              25,000,000
               1999                              25,000,000
               2000                              25,000,000
               2001                              25,000,000
               2002                              25,000,000

7.9  RESTRICTION ON LEASES.

          Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed the correlative amount set forth below opposite such Fiscal Year:

                                            Maximum Consolidated
       Fiscal Year                           Rental Payments
          1997                                 $ 7,500,000
          1998                                   8,000,000
          1999                                   8,600,000
          2000                                   9,200,000
          2001                                   9,800,000
          2002                                  10,500,000


; provided that, notwithstanding anything to the contrary contained in this subsection 7.9, Company may enter into a lease (whether an Operating Lease or a Capital Lease) with respect to the Headquarters Facility following an Asset Sale of the Headquarters Facility constituting a Specified Asset Sale/Financing; provided that the Consolidated Rental Payments in respect of such lease do not exceed $2,000,000 in any Fiscal Year during the term of this Agreement.

7.10      SALES AND LEASE-BACKS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

7.11      SALE OR DISCOUNT OF RECEIVABLES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or
(ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.13      DISPOSAL OF SUBSIDIARY STOCK.

          Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries other than U.S. Dictaphone in compliance with the provisions of subsection 7.7(vii), Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14      CONDUCT OF BUSINESS.

          From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the Dictaphone Business and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.15      AMENDMENTS  OR  WAIVERS  OF  STOCKHOLDERS'  AGREEMENT;  AMENDMENTS  OF
          DOCUMENTS  RELATING  TO  SUBORDINATED   INDEBTEDNESS  AND  RECEIVABLES
          PROGRAM AGREEMENTS; DESIGNATION OF "DESIGNATED SENIOR INDEBTEDNESS".

          A. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, the Stockholders Agreement without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

          B. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

          C. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Receivables Program or any Receivables Program Agreement related thereto, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of Company or any of its Subsidiaries thereunder or to confer additional rights on any other parties to the applicable Receivables Program Agreements which would be adverse to Company or any of its Subsidiaries or to Lenders.

          C. Company shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Subordinated Note Indenture) for purposes of the Subordinated Note Indenture without the prior written consent of Requisite Lenders.

7.16      FISCAL YEAR

          Company shall not change its Fiscal Year-end from December 31.

7.17      RECEIVABLES PROGRAMS.

          Notwithstanding anything to the contrary contained in this Agreement (including without limitation subsection 10.7), Company may, and may permit its Subsidiaries to, enter into one or more transactions (each such transaction being referred to herein as a "RECEIVABLES PROGRAM") involving (i) the sale or other financing by Company or any of its Subsidiaries, without recourse based solely upon a default by one or more account debtors in the payment of any accounts receivable included in the applicable Receivables Program, of accounts receivable arising in the ordinary course of business of Company or any of its Subsidiaries or (ii) the incurrence by Company or any of its Subsidiaries of Non-Recourse Indebtedness secured by Liens on accounts receivable arising in the ordinary course of business of Company or any of its Subsidiaries; provided that the terms and conditions of each Receivables Program and all agreements and instruments related thereto (all such agreements and instruments being collectively referred to herein as "RECEIVABLES PROGRAM AGREEMENTS") shall be satisfactory in form and substance to Agents and Requisite Lenders; provided further that, prior to the consummation of any Receivables Program, Agents shall have received originally executed copies of one or more favorable written opinions of Shearman & Sterling, counsel for Company, in each case satisfactory in form and substance to Agents and their counsel, to the effect that the consummation of such Receivables Program does not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the indentures pursuant to which any Subordinated Indebtedness has been issued and covering such other matters as Agents may reasonably request; and provided further that the proceeds of all Receivables Programs shall be applied as required by subsection 2.4B(ii)(c).


SECTION 8.     EVENTS OF DEFAULT

          If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1  FAILURE TO MAKE PAYMENTS WHEN DUE.

          Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2  DEFAULT IN OTHER AGREEMENTS.

          (i) Failure of Company or any of its Material Subsidiaries to pay when due any principal of or interest on or other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in either an individual or an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Material Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (in each case after giving effect to any applicable grace periods); or

8.3  BREACH OF CERTAIN COVENANTS.

          Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  BREACH OF WARRANTY.

          Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.

          Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within (i) 10 days after receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of any such default under subsection 6.1 or (ii) 30 days after receipt by Company and such Loan Party of such notice of any such default under any other provision of this Agreement or any of the other Loan Documents; or

8.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any general assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

8.8  JUDGMENTS AND ATTACHMENTS.

          Any money judgment, writ or warrant of attachment or similar process involving, either in any individual case or in the aggregate at any time, an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  DISSOLUTION.

          Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10      EMPLOYEE BENEFIT PLANS.

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded current liabilities (as defined in Section 302(d)(8) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or

8.11      CHANGE IN CONTROL.

          (i) Except as permitted under subsection 7.7(i) or subsection 7.13, Company shall at any time not own 100% of the capital stock of U.S. Dictaphone, U.K. Holdings, German Sub, Swiss Sub and Canadian Sub (excluding directors' shares of U.K. Holdings); or (ii) Stonington and/or its Affiliates shall cease to beneficially own and control at least a majority of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company;

8.12      INVALIDITY OF SUBSIDIARY GUARANTY.

          Upon execution and delivery thereof, the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect as to any Subsidiary Guarantor (other than in accordance with its terms) or is declared to be null and void, or any Subsidiary Guarantor denies in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under the Subsidiary Guaranty; or

8.13      FAILURE OF SECURITY.

          Upon execution and delivery thereof, any Shared Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Shared Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or Collateral Agent shall not have or shall cease to have, for any reason other than the failure of Collateral Agent or any Lender to take any action within its control, a valid security interest in any Collateral purported to be covered thereby having a fair market value individually or in the aggregate exceeding $500,000, perfected and with the priority required by this Agreement and the relevant Shared Collateral
Document and subject only to Liens permitted under this Agreement and the applicable Shared Collateral Document;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

          Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company, at any time, the right to require Lenders to rescind or annul any acceleration hereunder or preclude Lenders from exercising any of their rights or remedies, even if the conditions set forth herein are met.

SECTION 9.     AGENTS

9.1  APPOINTMENT.

          BTCo. is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Morgan Stanley Senior Funding,Inc., is hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2  POWERS AND DUTIES; GENERAL IMMUNITY.

     A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Neither Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B.  NO  RESPONSIBILITY   FOR  CERTAIN  MATTERS.   Neither  Agent  shall  be
responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by either Agent to Lenders or by or on behalf of Company to either Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall either Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, neither Agent shall have any liability arising from confirmations of the amount of outstanding Loans.

     C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor Syndication Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If either Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders (or such other Lenders as may be required under subsection
10.6 hereof). Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required under subsection 10.6 hereof). Agents shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents except for actions explicitly required of the Agent unless and until it has obtained the instructions of Requisite Lenders (or such other Lenders as may be required under subsection 10.6 hereof).

     D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, either Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans. Agents shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agents in their individual capacity. Either Agent and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR
     APPRAISAL OF CREDITWORTHINESS.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  RIGHT TO INDEMNITY.

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Syndication Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents;
provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to either Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  SUCCESSOR ADMINISTRATIVE AGENT.

          Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation by, or any such removal of, Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent, and upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6  SHARED COLLATERAL DOCUMENTS AND GUARANTIES.

          A. APPOINTMENT OF ADMINISTRATIVE AGENT IN RESPECT OF INTERCREDITOR AGREEMENT. Each Lender hereby further authorizes Administrative Agent to enter into the Intercreditor Agreement as agent and/or secured party on behalf of and for the benefit of Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreement; provided that, subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of Requisite Lenders.

          B. APPOINTMENT OF COLLATERAL AGENT IN RESPECT OF SUBSIDIARY GUARANTY, INTERCREDITOR AGREEMENT AND SHARED COLLATERAL DOCUMENTS. Each Lender hereby further authorizes and directs Collateral Agent (i) to act as agent for and representative of Lenders and Existing Lenders under the Subsidiary Guaranty and
(ii) to enter into the Intercreditor Agreement and each Shared Collateral Document as secured party on behalf of and for the benefit of Lenders and Existing Lenders, and each Lender agrees to be bound by the terms of the Subsidiary Guaranty, the Intercreditor Agreement and each Shared Collateral Document.

          C. LIMITATIONS ON LENDERS' RIGHTS IN RESPECT OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Shared Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Shared Collateral Documents and the Subsidiary Guaranty may be exercised solely by Collateral Agent for the benefit of Lenders and Existing Lenders in accordance with the terms thereof and the terms of the Intercreditor Agreement.

SECTION 10.    MISCELLANEOUS

10.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

     A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or the Loan made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loan or the other Obligations owed to such Lender.

     B.   ASSIGNMENTS.

          (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agents and, in the case of an assignment to any such Affiliate where the assigning Lender can reasonably foresee that such assignment would result in a requirement on the part of Company to pay such Affiliate any greater amount pursuant to subsection 2.6D or 2.7 than Company would have been required to pay the assigning Lender in respect of the amount of such assignment had no such assignment occurred, with the consent of Company to such assignment (which consent shall not be unreasonably withheld), or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loan, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loan or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Note, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of
     Exhibit III annexed hereto with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the final scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2      EXPENSES.

          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting the Liens in favor of Collateral Agent pursuant to the Loan Documents, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and fees and expenses of legal counsel to Agents (including local counsel); (v) all other actual and reasonable costs and expenses incurred by Agents and their Affiliates (including BT Securities Corporation) in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3      INDEMNITY.

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction; and provided, further that in connection with investigating, preparing to defend, or defending against any Indemnified Liability of, to or against more than one Indemnitee, such investigation, preparation or defense shall be conducted by the same legal counsel on behalf of all such Indemnitees except to the extent that one or more of such Indemnitees determines in good faith that there is a conflict of interests between such Indemnitee or Indemnitees and some or all of the remaining Indemnitees. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4      SET-OFF.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5      RATABLE SHARING.

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate
Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6      AMENDMENTS AND WAIVERS.

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases 25% or more in aggregate fair market value of the Collateral; releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7      INDEPENDENCE OF COVENANTS.

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8      NOTICES.

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans and the termination of this Agreement.

10.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

          No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11     MARSHALLING; PAYMENTS SET ASIDE.

          Neither Administrative Agent, Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12     SEVERABILITY.

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or un- enforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14     HEADINGS.

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15     APPLICABLE LAW.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

10.16     SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18     WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19     CONFIDENTIALITY.

          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20     COUNTERPARTS; EFFECTIVENESS.

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.



          [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:

                        DICTAPHONE CORPORATION


                        By:  /s/ Joseph Skrzypczak
                           ------------------------------------
                        Title: Senior Vice President and Chief Financial Officer
                               -------------------------------------------------


                              Notice Address:

                         Dictaphone Corporation
                         3191 Broadbridge Avenue
                         Stratford, Connecticut 06497
                         Attention:  Dan Hart, Esq.



          LENDERS:

                         BANKERS TRUST COMPANY, individually
                              and as Administrative Agent


                         By:  /s/ Mary Jo Jolly
                            --------------------------------------
                         Title:  Assistant Vice President
                               -----------------------------------


                              Notice Address:

                         Bankers Trust Company
                         One Bankers Trust Plaza
                         130 Liberty Street, 14th Floor
                         New York, New York 10006
                         Attention:  Mary Zadroga

                              with a copy to:

                         Bankers Trust Company
                         300 South Grand Avenue, 41st Floor
                         Los Angeles, California  90071
                         Attention:     Victoria A. Floyd

                         MORGAN STANLEY SENIOR FUNDING, INC.


                         By:  /s/ Christopher Pucillo
                            ------------------------------------
                         Title:  Vice President
                               ---------------------------------


                              Notice Address:

                         Morgan Stanley Senior Funding, Inc.
                         1585 Broadway, 10th Floor
                         New York, New York  10036
                         Attention:     Christopher Pucillo

                         MERRILL LYNCH PRIME RATE PORTFOLIO


                         By:  /s/ Gil Marchand
                            ----------------------------------
                         Title:
                               -------------------------------


                                 Notice Address:

                         Merrill Lynch Prime Rate Portfolio
                         800 Scudders Mill Road
                         Plainsboro, New Jersey  08536
                         Attention:     Gil Marchand

                         MERRILL LYNCH SENIOR FLOATING
                                 RATE FUND, INC.


                         By:  /s/ Gil Marchand
                            ----------------------------------
                         Title:
                               -------------------------------


                                 Notice Address:

                         Merrill Lynch Senior Floating Rate Fund, Inc. 800 Scudders Mill Road
                         Plainsboro, New Jersey  08536
                         Attention:     Gil Marchand

                         CIBC INC.


                         By: /s/ William M. Swenson
                            ----------------------------------
                         Title:
                               -------------------------------


                                 Notice Address:

                         c/o Canadian Imperial Bank of Commerce
                         425 Lexington Avenue, 7th Floor
                         New York, New York 10017
                         Attention:     Bill Swenson

                         PILGRIM AMERICA PRIME RATE TRUST


                         By:  /s/ Howard Tiffen
                            --------------------------------------
                         Title:  Senior Vice President
                               -----------------------------------


                                 Notice Address:

                         Two Renaissance Square
                         40 N. Central Avenue, Suite 1200
                         Phoenix, Arizona  85004
                         Attention:     Tim Hunt

                         FIRST SOURCE FINANCIAL


                         By:  /s/ Gary L. Francis
                            --------------------------------------
                         Title: Senior Vice President
                                ----------------------------------


                                 Notice Address:

                         First Source Financial
                         2850 W. Goff Road, 5th Floor
                         Rolling Meadows, IL  60008
                         Attention:     Janice Rackow